Filed Pursuant to Rule 424(b)(2)
Registration No. 333- 200461

PROSPECTUS

$6,250,000

OCULUS INNOVATIVE SCIENCES, INC.

6,250,000 Shares of Common Stock and

Warrants to Purchase 4,687,500 of Common Stock

We are offering 6,250,000 shares of our common stock, $0.0001 par value per share, together with warrants to purchase 4,687,500 shares of our common stock. One share of common stock is being sold together with 0.75 of a warrant. Each full warrant is exercisable for one share of common stock at an initial exercise price of $1.30 per share commencing upon consummation of this offering and terminating on the fifth anniversary of the date of issuance.

All costs associated with this registration will be borne by us. Our common stock is traded on The NASDAQ Capital Market under the trading symbol “OCLS.”

The warrants issued in this offering began trading on The NASDAQ Capital Market on January 21, 2015.

None of our other warrants are listed or traded on a national securities exchange or market. On January 20, 2015, the last reported sale price of our common stock on The NASDAQ Capital Market was $1.14 per share.

	Per Share		Per 0.75 of a Warrant (1)		Total

Public offering price	$0.99		$0.01		$1.00
Underwriter discounts and commissions (2)	$0.0792	(4)	$0.0008	(4)	$0.08	(4)
Proceeds, before expenses, to us (3)	$0.9108	(4)	$0.0092	(4)	$0.92	(4)

(1) One share of common stock is being sold together with 0.75 of a warrant, with each full warrant being exercisable for the purchase of one share of common stock.

(2) We have agreed to issue warrants to the underwriters and to reimburse the underwriters for certain expenses. See “Underwriting - Other Terms” on page 88 of this prospectus for a description of these arrangements.

(3) We estimate the total expenses of this offering will be approximately $485,000. See “Underwriting - Commissions” on page 87 of this prospectus.

(4) The underwriter discounts and commissions for each share together with 0.75 of a warrant are $0.08, or $500,000 in the aggregate. The total proceeds, before expenses, to us from the sale of the shares together with the warrants are $5,750,000.

The underwriters expect to deliver our securities, against payment, on or about January 26, 2015.

We have granted the underwriters a 45-day option to purchase 937,500 additional shares of common stock and/or additional warrants to purchase 703,125 additional shares of common stock from us at the offering price for each security, less underwriting discounts and commissions, to cover over-allotments, if any.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE

SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS.

SEE “RISK FACTORS” BEGINNING ON PAGE 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Sole Book-Running Manager

Maxim Group LLC

Co-Manager

Dawson James Securities, Inc.

The date of this prospectus is January 22, 2015

i

OCULUS INNOVATIVE SCIENCES, INC.

PROSPECTUS SUMMARY

The following information is a summary of the prospectus and it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the financial statements and the notes relating to the financial statements.

OUR BUSINESS

We are a specialty pharmaceutical company that develops and markets solutions for the treatment of dermatological conditions and advanced tissue care. We believe that our products, which are sold throughout the United States and internationally, have improved outcomes for more than five million patients globally by reducing infections, itch, pain, scarring, odor and harmful inflammatory responses.

We initially built our business by developing and promoting these products via partnerships. Over the last 12 months, we added new members to our Board of Directors, thus enhancing our expertise in sales, marketing and business strategy in dermatology, and we hired new managers with years of experience in dermatology. Our new management team commenced a strategic realignment of our business, commencing with the IPO of our surgical business, Ruthigen, Inc., in March 2014, with a sharp focus on dermatology markets. Our decision to enhance our focus on dermatology was based on the attractive characteristics of this market, our already strong presence in this segment and the ability of our core hypochlorous acid-based technology, Microcyn®, to address other dermatological indications, including acne, atopic dermatitis, anti-itch and scar management.

Building upon our commercialization experience selling our Microcyn® Technology-based products, we believe we can significantly increase our revenue growth by focusing on our own dermatology efforts. Key aspects of our dermatology growth strategy are set forth below:

Expand our Internal U.S. Sales Force: We recently hired and intend to continue to hire an additional experienced dermatology management team and sales force, most of who are seasoned sales veterans that have established relationships with dermatologists in their respective territories.

Develop and Launch New Dermatology Products: In October 2014, we launched two prescription dermatology products in the United States, an antipruritic gel and a dermal spray. We also have a strong product pipeline, including our new product for treatment of scars that we intend to launch over the next 12 months. We have licensed several proprietary dermatology products from two European dermatology companies that we believe we can bring to market in the near term.

Create a Competitive Pricing Strategy: We have and intend to continue to develop a unique product pricing strategy, which we believe addresses many of the challenges associated with the prescription dermatology market’s current pricing and rebate programs.

Develop a Pharmaceutical Line: We plan to acquire or develop new pharmaceutical products with cost-efficient clinical trials to increase our market presence and create innovator patent protection.

Generate International Growth: In Europe, we launched four new dermatology products in November 2014 for acne, atopic dermatitis, scar reduction and post-laser procedures via experienced, country-specific dermatology distributors.

Our plan is to evolve into a leading dermatology and advanced tissue care company, providing innovative and cost-effective solutions to patients, while generating strong, consistent revenue growth and maximizing long-term shareholder value.

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We incorporated under the laws of the State of California in April 1999 as Micromed Laboratories, Inc. In August 2001, we changed our name to Oculus Innovative Sciences, Inc. and reincorporated under the laws of the State of Delaware in December 2006. We have significant operating subsidiaries in Europe and Mexico, and references to our Company contained in this prospectus include our subsidiaries, Oculus Technologies of Mexico, S.A. de C.V., and Oculus Innovative Sciences Netherlands, B.V., except where the context otherwise requires. Our principal executive offices are located at 1129 North McDowell Boulevard, Petaluma, California 94954. Our telephone number is (707) 283-0550. Our fiscal year end is March 31. Our website is www.oculusis.com. Information contained on our website does not constitute part of this prospectus.

THE OFFERING

Common stock outstanding as of January 13, 2015 (1)	8,660,580 shares

Common Stock offered	6,250,000 shares

Warrants offered	4,687,500 warrants to purchase an aggregate of 4,687,500 shares

Description of Warrants

Each full warrant will entitle the holder to purchase one share of common stock at a purchase price equal to $1.30 per share, at any time commencing upon consummation of this offering and terminating on the fifth anniversary of the date of issuance. See “Description of Securities – Warrants.”

Common Stock outstanding after this offering assuming all shares are sold and no warrants are exercised (1)	14,910,580 shares

Underwriters’ Over Allotment Option (2)	The underwriting agreement provides that we will grant to the underwriters an option, exercisable within 45 days after the closing of this offering, to acquire an additional 15% of the total number of shares of common stock and/or warrants to be offered by us pursuant to this offering, solely for the purpose of covering over-allotments.

Use of Proceeds	We intend to use the proceeds from the sale of the shares and from the exercise of warrants, if any, to increase our direct sales force, to develop and launch new products and for general working capital. See “Use of Proceeds.”

Stock Symbol	OCLS

Stock Symbol for the Warrants	OCLSW

Risk Factors

Investing in our securities involves substantial risks. You should carefully review and consider the “Risk Factors” section of this prospectus beginning on page 4 and the other information in this prospectus for a discussion of the factors you should consider before you decide to invest in this offering.

Except as otherwise indicated herein, all information in this prospectus assumes the underwriters do not exercise the over-allotment option and the warrants offered hereby are not exercised.

(1)	Excludes shares of common stock issuable upon exercise of 2,859,667 outstanding options and 2,031,665 warrants as of January 13, 2015.
(2)	On January 21, 2015, the underwriters exercised their over-the-allotment option with respect to 703,125 warrants.

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SUMMARY FINANCIAL INFORMATION

Because this is only a summary of our financial information, it does not contain all of the financial information that may be important to you. Therefore, you should carefully read all of the information in this prospectus and any prospectus supplement, including the financial statements and their explanatory notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before making a decision to invest in our common stock. The information contained in the following summary is derived from our financial statements for the quarters ended September 30, 2014 and 2013, and the fiscal years ended March 31, 2014 and 2013 (In thousands, except share and per share amounts).

	Six Months Ended		Year ended
	September 30,		March 31,
	2014	2013	2014	2013
	(unaudited)	(unaudited)
Total revenues	$6,656	$7,461	$13,668	$15,452
Total cost of revenues	3,018	2,556	5,271	4,709
Gross profit	3,638	4,905	8,397	10,743
Operating expenses
Research and development	792	1,390	2,887	2,223
Selling, general and administrative	5,904	5,912	11,561	11,894
Total operating expenses	6,696	7,302	14,448	14,117
Loss from operations	(3,058)	(2,397)	(6,051)	(3,374)
Net (loss) income	$(788)	$(3,111)	$3,735	$(5,431)
(Loss) earnings per common share: basic and diluted	$(0.09)	$(0.47)	$0.54	$(1.30)

	September 30, 2014
	Actual	Pro Forma (1)
	(in thousands) (unaudited)
Balance Sheet Data:
Cash and cash equivalents	$3,549	$8,814
Working capital	2,830	8,095
Total assets	18,394	23,659
Accumulated deficit	(134,798)	(134,798)
Total stockholders’ equity	$13,370	$18,635

_________________

(1)	The pro forma as adjusted calculations do not included the impairment charge for the Ruthigen shares of $4,650,000 we recorded during the third quarter ended December 31, 2014, and such impairment charge will reduce the net tangible book value per share by $0.31 to existing stockholders and purchasers in this offering.

The pro forma as adjusted column reflects (i) the sale by us of 6,250,000 shares of common stock and warrants to purchase 4,687,500 shares of common stock, in this offering at the offering price of $1.00 per share and 0.75 of a warrant, after deducting underwriting discounts and commissions and offering expenses payable by us, and (ii) after deducting estimated additional offering costs of $485,000 as recorded into additional paid-in capital.

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RISK FACTORS

Investing in our securities involves a high degree of risk. This prospectus contains a discussion of risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed below together with all of the other information contained in this prospectus or appearing or incorporated by reference in this prospectus.

Risks Related to Our Business

We have a history of losses, we expect to continue to incur losses and we may never achieve profitability and our September 30, 2014 condensed consolidated financial statements included disclosure that casts substantial doubt regarding our ability to continue as a going concern.

We reported a net loss of $788,000 and a loss from operations of $3,058,000 for the six months ended September 30, 2014. We reported net income of $3,735,000 and a loss from operations of $6,051,000 for the year ended March 31, 2014. At September 30, 2014 and March 31, 2014, our accumulated deficit amounted to $134,798,000 and $134,010,000, respectively. We had working capital of $2,830,000 and $1,970,000 as of September 30, 2014 and March 31, 2014, respectively. During the six months ended September 30, 2014, net cash used in operating activities amounted to $3,009,000. We expect to continue incurring losses for the foreseeable future and may never achieve or sustain profitability. We must raise additional capital to pursue our product development initiatives, penetrate markets for the sale of our products and continue as a going concern. We cannot provide any assurance that we will raise additional capital. We believe that we have access to capital resources through possible public or private equity offerings, debt financings, corporate collaborations or other means. We may not raise enough capital in this offering to meet our needs and we may have to raise additional capital in the future. If we are unable to secure additional capital, we may be required to curtail our research and development initiatives and take additional measures to reduce costs in order to conserve our cash in amounts sufficient to sustain operations and meet our obligations. These measures could cause significant delays in our efforts to further commercialize our products, which are critical to the realization of our business plan and to our future operations. These matters raise substantial doubt about our ability to continue as a going concern or become profitable.

We have historically derived a substantial portion of our revenue from our partnership with Innovacyn and based on Innovacyn’s transition to a new partner, we may lose some or all of that revenue, unless we adequately replace Innovacyn with new partners.

For the fiscal year ended March 31, 2014, approximately 23% of our total revenues were derived from our sales agreement with Innovacyn, Inc., our animal health care partner, and for the six months ended September 30, 2014, approximately 15% of our total revenues were derived from our agreement with Innovacyn. During the three months ended September 30, 2014 and 2013, we recorded revenue related to these agreements in the amounts of $459,000 and $1,289,000, respectively. During the six months ended September 30, 2014 and 2013, we recorded revenue related to these agreements in the amounts of $987,000 and $2,030,000, respectively. During the years ended March 31, 2014 and 2013, we recorded revenue related to these agreements in the amounts of $3,100,000 and $3,906,000, respectively. In April of 2014, Innovacyn notified us that over the next twelve months Innovacyn intends to transition to a new supplier of animal care products. Most of their animal care product has been transitioned to the new supplier. We are actively seeking new distribution channels, including locating a new animal health care partner. We have identified two potential partners and are working on negotiating agreements. We can give no assurances that we and these potential partners will be able to agree on terms acceptable to us, if at all. Even if we are able to finalize agreements with these potential partners, these partnerships may not replace our revenues to the same levels as we had with Innovacyn. Our animal health revenues have been adversely impacted and will continue to be until we have secured a new animal health partner. If we are unable to locate new distribution channels or a new animal health care partner, our results of operations and financial condition may be adversely affected.

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Our strategy to separate our businesses into two publicly traded companies may have a negative impact on our business operations, operating results and assets.

On March 26, 2014, our formerly wholly-owned subsidiary, Ruthigen, consummated its initial public offering. As a result, we now own a minority interest for which we have agreed to vote the common shares we own with the majority shareholders in Ruthigen. There are various uncertainties and risks relating to this separation that could have, and in some cases have had, a negative impact on our business operations, operating results or assets, including: (i) the distraction of management and disruption of operations; (ii) perceived uncertainties as to our future direction may result in increased difficulties in recruiting and retaining employees, particularly highly qualified employees; (iii) perceived uncertainties as to our future direction may have a negative impact on our relationships with our customers, suppliers, vendors and partners and may result in the loss of business opportunities; (iv) the process of completing the separation may be time consuming and expensive and may result in the loss of business opportunities; and (v) we may not be able to successfully achieve the benefits of any strategic alternative we undertake.

The value of the shares we hold in Ruthigen may fluctuate dramatically, which may affect the value of our assets and could negatively affect our stock price.

Our former wholly-owned subsidiary, Ruthigen, consummated its IPO on March 26, 2014. Through January 8, 2015, we continued to own two million shares of Ruthigen common stock. On January 8, 2015, we entered into a securities purchase agreement pursuant to which we agreed to sell our shares in Ruthigen to two accredited investors for an aggregate purchase price of $5.5 million upon the occurrence of a trigger event during a standstill period of 60 calendar days. Such triggering event is defined in the securities purchase agreement as the closing of any merger or consolidation of Ruthigen with or into another company, corporation or similar entity or the merger or consolidation of another company, corporation, or assets of a corporation or company into Ruthigen, or in the case of any sale or conveyance to another corporation or the assets or other property of Ruthigen, for which Ruthigen enters into a definitive agreement. Such definitive agreement could be subject to or pending customary closing conditions, regulatory approvals and/or shareholder approval and still be considered definitive for purposes of the securities purchase agreement. As of the filing date of the amended registration statement, of which this prospectus forms part, no triggering event has occurred nor can there be any assurance that one will occur. If we consummate the sale of the Ruthigen shares, we would no longer own any shareholder interest in Ruthigen. However, if the sale of the Ruthigen shares is not completed, we will continue to own the Ruthigen shares, subject to significant existing voting and resale restrictions.

In connection with entering into the securities purchase agreement at a fixed price of $2.75 per share, we have determined that the carrying value of the two million shares held in Ruthigen is impaired. As a result, during the three months ended December 31, 2014, we will record an impairment loss in the amount of $4,650,000 which represents the difference between cost and aggregate purchase price. Our interest in Ruthigen is currently reported as a long-term asset on our financial statements rather than a consolidated subsidiary. Because we own shares in a public company, the value of this asset may further fluctuate and the value stated in our financial reports may change substantially over time. Given that we no longer control Ruthigen, we have very little means to control the value of the asset. If the value of our holdings in Ruthigen decreases or fluctuates further, it may adversely affect the value of our stock price.

The shares we own in Ruthigen are not liquid and we may never be able to realize cash for the value stated in our financials.

According to the terms of our Separation Agreement with Ruthigen entered into in the overall context of Ruthigen’s separation from us, or the Separation, we are unable to transfer any of the Ruthigen shares we own for one year following the IPO of Ruthigen without the written consent of both the Ruthigen’s board of directors and the underwriter who assisted in the IPO. After the one-year lock up expires, we have agreed to additional transfer restrictions that may make it difficult to sell the shares we own in Ruthigen in a timely manner, if at all. Therefore, we may be unable to realize the value of this asset even after the lock up period expires. On January 8, 2015, we agreed to sell our shares in Ruthigen to two investors for an aggregate purchase price of $5.5 million upon the occurrence of a trigger event during a standstill period of 60 calendar days. Such trigger event is defined in the securities purchase agreement as the closing of any merger or consolidation of Ruthigen with or into another company, corporation or similar entity or the merger or consolidation of another company, corporation, or assets of a corporation or company into Ruthigen, or in the case of any sale or conveyance to another corporation or the assets or other property of Ruthigen, for which Ruthigen enters into a definitive agreement. Such definitive agreement could be subject to or pending customary closing conditions, regulatory approvals and/or shareholder approval and still be considered definitive for purposes of the securities purchase agreement. We received the written consent of Ruthigen’s board of directors and the underwriter who assisted in the IPO for this transaction. As of the filing date of the amended registration statement, of which this prospectus forms part, no triggering event has occurred nor can there be any assurance that one will occur. If we consummate the sale of the Ruthigen shares, we would no longer own any shareholder interest in Ruthigen. However, if the sale of the Ruthigen shares is not completed, we will continue to own the Ruthigen shares, subject to the lock-up. Furthermore, we can give no assurance that a liquid trading market for Ruthigen shares will develop and be sustained in the future and we may be unable to sell the shares we own in Ruthigen for the amount at which they are valued, if at all. In addition, Ruthigen’s stock price and liquidity may be adversely affected by our minority interest in Ruthigen.

Our Company and Ruthigen may be unable to achieve some or all of the benefits that we expect to achieve through the Separation.

We have entered into Ancillary Agreements with our formerly wholly-owned subsidiary, Ruthigen that govern our relationship with Ruthigen following the completion of Ruthigen’s initial public offering. Each of these agreements was entered into in the overall context of Ruthigen’s separation from us. The effective date for the Ancillary Agreements was March 26, 2014, the closing date of Ruthigen’s initial public offering.

The strategic, operating and financial benefits expected to result from the Separation may be delayed or may never be realized at all. For instance, there can be no assurance that by separating the businesses that either we or Ruthigen will be better positioned to capitalize on future market opportunities or that either company will be able to increase their respective shareholder value. Additionally, Ruthigen may never achieve the milestones established in the License and Supply Agreement or have the funds available to make the milestone payments and thus, we may never receive the milestone payments.

5

If we are unable to maintain compliance with the continued listing requirements as set forth in The NASDAQ Listing Rules, our common stock and warrants could be delisted from The NASDAQ Capital Market, and if this were to occur, then the price and liquidity of our common stock and the warrants issued in this offering, and our ability to raise additional capital, may be adversely affected.

Our common stock and the warrants issued in this offering are currently listed on The NASDAQ Capital Market. Continued listing of a security on The NASDAQ Capital Market is conditioned upon compliance with certain continued listing requirements and continued listing standards set forth in the NASDAQ Listing Rules for NASDAQ Capital Market companies. The price for our common stock dropped below $1.00 on January 21, 2015, which is one of the continued listing requirements. If our share price remains below $1.00 for a period of 30 consecutive business days, The NASDAQ Capital Market will notify us of the deficiency and may delist our common stock and the warrants. If our common stock and warrants are delisted from the NASDAQ Capital Market, liquidity in the market for our common stock and warrants may decrease. In addition, the delisting of our common stock and warrants could materially adversely affect our access to the capital markets, and any limitation on liquidity or reduction in the price of our common stock and warrants could materially adversely affect our ability to raise capital on terms acceptable to us or at all. Delisting from The NASDAQ Capital Market could also result in the potential loss of confidence by our business partners and suppliers, the loss of institutional investor interest and fewer business development opportunities.

Our inability to raise additional capital on acceptable terms in the future may cause us to curtail certain operational activities, including regulatory trials, sales and marketing, and international operations, in order to reduce costs and sustain the business, and such inability would have a material adverse effect on our business and financial condition.

We expect capital outlays and operating expenditures to increase over the next several years as we work to conduct regulatory trials, commercialize our products and expand our infrastructure. We may need to raise additional capital in order to, among other things:

•	fund our clinical trials and preclinical studies;

•	sustain commercialization of our current products or new products;

•	expand our manufacturing capabilities;

•	increase our sales and marketing efforts to drive market adoption and address competitive developments;

•	acquire or license technologies;

•	finance capital expenditures and our general and administrative expenses; and

•	develop new products.

Our present and future funding requirements will depend on many factors, including:

•	the progress and timing of our clinical trials;

•	the level of research and development investment required to maintain and improve our technology position;

•	cost of filing, prosecuting, defending and enforcing patent claims and other intellectual property rights;

•	our efforts to acquire or license complementary technologies or acquire complementary businesses;

•	changes in product development plans needed to address any difficulties in commercialization;

•	competing technological and market developments; and

•	changes in regulatory policies or laws that affect our operations.

6

If we raise additional funds by issuing equity securities, dilution to our stockholders will result. Any equity securities issued also may provide for rights, preferences or privileges senior to those of holders of our common stock. If we raise additional funds by issuing debt securities, these debt securities would have rights, preferences and privileges senior to those of holders of our common stock, and the terms of the debt securities issued could impose significant restrictions on our operations. If we raise additional funds through collaborations or licensing arrangements, we might be required to relinquish significant rights to our technologies or products, or grant licenses on terms that are not favorable to us. A failure to obtain adequate funds may cause us to curtail certain operational activities, including regulatory trials, sales and marketing, and international operations, in order to reduce costs and sustain our business, and would have a material adverse effect on our business and financial condition.

We do not have the necessary regulatory approvals to market Microcyn® as a drug in the United States.

We have obtained ten 510(k) clearances in the United States that permit us to sell Microcyn®-based products as medical devices. However, before we are permitted to sell Microcyn® as a drug in the United States, we must, among other things, successfully complete additional preclinical studies and well-controlled clinical trials, submit a new drug application to the FDA and obtain FDA approval.

The FDA approval process is expensive and uncertain, requires detailed and comprehensive scientific and other data and generally takes several years. Despite the time and expense exerted, approval is never guaranteed. Even if we obtain FDA approval to sell Microcyn® as a drug, we may not be able to successfully commercialize Microcyn® as a drug in the United States and may never recover the substantial costs we have invested in the development of our Microcyn®-based products.

Delays or adverse results in clinical trials could result in increased costs to us and could delay our ability to generate revenue.

Clinical trials can be long and expensive, and the outcome of clinical trials is uncertain and subject to delays. It may take several years to complete clinical trials, if at all, and a product candidate may fail at any stage of the clinical trial process. The length of time required varies substantially according to the type, complexity, novelty and intended use of the product candidate. Interim results of a preclinical study or clinical trial do not necessarily predict final results, and acceptable results in preclinical studies or early clinical trials may not be repeatable in later subsequent clinical trials. The commencement or completion of any of our clinical trials may be delayed or halted for a variety of reasons, including the following:

•	insufficient funds to continue our clinical trials;

•	changes in the FDA requirements for approval, including requirements for testing efficacy and safety;

•	delay in obtaining or failure to obtain FDA or other regulatory authority approval of a clinical trial protocol;

•	patients not enrolling in clinical trials at the rate we expect;

•	delays in reaching agreement on acceptable clinical trial agreement terms with prospective sites;

•	delays in obtaining institutional review board approval to conduct a study at a prospective site;

•	third party clinical investigators not performing our clinical trials on our anticipated schedule or performance is not consistent with the clinical trial protocol and good clinical practices, or the third party organizations not performing data collection and analysis in a timely or accurate manner; and

•	changes in governmental regulations or administrative actions.

We do not know whether future clinical trials will demonstrate safety and efficacy sufficiently to result in additional FDA approvals. While a number of physicians have conducted clinical studies assessing the safety and efficacy of Microcyn® for various indications, the data from these studies are not sufficient to support approval of Microcyn® as a drug in the United States.

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Clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results.

The results of preclinical studies and early clinical trials of new drugs do not necessarily predict the results of later-stage clinical trials. The design of our clinical trials is based on many assumptions about the expected effects of our product candidates, and if those assumptions are incorrect, the trials may not produce statistically significant results. Preliminary results may not be confirmed upon full analysis of the detailed results of an early clinical trial. Product candidates in later stages of clinical trials may fail to show safety and efficacy sufficient to support intended use claims despite having progressed through initial clinical testing. The data collected from clinical trials of our product candidates may not be sufficient to obtain regulatory approval in the United States or elsewhere. Because of the uncertainties associated with drug development and regulatory approval, we cannot determine if or when we will have an approved product for commercialization or achieve sales or profits.

If we fail to obtain, or experience significant delays in obtaining, additional regulatory clearances or approvals to market our current or future products, we may be unable to commercialize these products.

The developing, testing, manufacturing, marketing and selling of medical technology products is subject to extensive regulation by numerous governmental authorities in the United States and other countries. The process of obtaining regulatory clearance and approval of medical technology products is costly and time consuming. Even though their underlying product formulations may be the same or similar, our products are subject to different regulations and approval processes depending upon their intended use.

To obtain regulatory approval of our products as drugs in the United States, we must first show that our products are safe and effective for target indications through preclinical studies consisting of laboratory and animal testing and clinical trials consisting of human testing. The FDA generally clears marketing of a medical device through the 510(k) pre-market clearance process if it is demonstrated the new product has the same intended use and the same or similar technological characteristics as another legally marketed Class II device, such as a device already cleared by the FDA through the 510(k) premarket notification process, and otherwise meets the FDA’s requirements. Product modifications, including labeling the product for a new intended use, may require the submission of a new 510(k) clearance and FDA approval before the modified product can be marketed.

The outcomes of clinical trials are inherently uncertain. In addition, we do not know whether the necessary approvals or clearances will be granted or delayed for future products. The FDA could request additional information, changes to product formulation(s) or clinical testing that could adversely affect the time to market and sale of products as drugs. If we do not obtain the requisite regulatory clearances and approvals, we will be unable to commercialize our products as drugs or devices and may never recover any of the substantial costs we have invested in the development of Microcyn®.

Distribution of our products outside the United States is subject to extensive government regulation. These regulations, including the requirements for approvals or clearance to market, the time required for regulatory review and the sanctions imposed for violations, vary from country to country. We do not know whether we will obtain regulatory approvals in such countries or that we will not be required to incur significant costs in obtaining or maintaining these regulatory approvals. In addition, the export by us of certain of our products that have not yet been cleared for domestic commercial distribution may be subject to FDA export restrictions. Failure to obtain necessary regulatory approvals, the restriction, suspension or revocation of existing approvals or any other failure to comply with regulatory requirements would have a material adverse effect on our future business, financial condition, and results of operations.

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If our products do not gain market acceptance, our business will suffer because we might not be able to fund future operations.

A number of factors may affect the market acceptance of our products or any other products we develop or acquire, including, among others:

•	the price of our products relative to other products for the same or similar treatments;

•	the perception by patients, physicians and other members of the healthcare community of the effectiveness and safety of our products for their indicated applications and treatments;

•	changes in practice guidelines and the standard of care for the targeted indication;

•	our ability to fund our sales and marketing efforts; and

•	the effectiveness of our sales and marketing efforts or our partners’ sales and marketing efforts.

Our ability to effectively promote and sell any approved products will also depend on pricing and cost-effectiveness, including our ability to produce a product at a competitive price and our ability to obtain sufficient third-party coverage or reimbursement, if any. In addition, our efforts to educate the medical community on the benefits of our product candidates may require significant resources, may be constrained by FDA rules and policies on product promotion, and may never be successful. If our products do not gain market acceptance, we may not be able to fund future operations, including developing, testing and obtaining regulatory approval for new product candidates and expanding our sales and marketing efforts for our approved products, which would cause our business to suffer.

If our competitors develop products similar to Microcyn®, we may need to modify or alter our business strategy, which may delay the achievement of our goals.

Competitors have and may continue to develop products with similar characteristics to Microcyn®. Such similar products marketed by larger competitors can hinder our efforts to penetrate the market. As a result, we may be forced to modify or alter our business and regulatory strategy and sales and marketing plans, as a response to changes in the market, competition and technology limitations, among others. Such modifications may pose additional delays in achieving our goals.

We depend on third parties and intend to continue to license or collaborate with third parties in various potential markets, and events involving these strategic partners or any future collaboration could delay or prevent us from developing or commercializing products.

Our business strategy and our short- and long-term operating results depend in part on our ability to execute on existing strategic collaborations and to license or partner with new strategic partners. We believe collaborations allow us to leverage our resources and technologies and to access markets that are compatible with our own core areas of expertise while avoiding the cost of establishing or maintaining a direct sales force in each market. We may incur significant costs in the use of third parties to identify and assist in establishing relationships with potential collaborators. We currently have a small direct sales force, which sells our products in the tissue care, dermatology, and women’s health markets, and we intend to slowly expand the geographical coverage of our direct sales force.

To penetrate our target markets, we may need to enter into additional collaborative agreements to assist in the development and commercialization of products. For example, depending upon our analysis of the time and expense involved in obtaining FDA approval to sell a product to treat open wounds, we may choose to license our technology to a third party as opposed to pursuing commercialization ourselves. Establishing strategic collaborations is difficult and time-consuming. Potential collaborators may reject collaborations based upon their assessment of our financial, regulatory or intellectual property position and our internal capabilities. Our discussions with potential collaborators may not lead to the establishment of new collaborations on favorable terms and may have the potential to provide collaborators with access to our key intellectual property filings and next generation formations. We have limited control over the amount and timing of resources that our current collaborators or any future collaborators devote to our collaborations or potential products. These collaborators may breach or terminate their agreements with us or otherwise fail to conduct their collaborative activities successfully and in a timely manner. Further, our collaborators may not develop or commercialize products that arise out of our collaborative arrangements or devote sufficient resources to the development, manufacture, marketing or sale of these products. By entering into collaboration, we may preclude opportunities to collaborate with other third parties who do not wish to associate with our existing third party strategic partners. Moreover, in the event of termination of a collaboration agreement, termination negotiations may result in less favorable terms.

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If we are unable to expand our direct domestic sales force, we may not be able to successfully sell our products in the United States.

We currently use a direct sales force to sell our products in the tissue care, dermatology, and women’s health markets, while we have established partnerships to commercialize our products in the animal healthcare and dermatology markets. Expanding our sales force is expensive and time consuming, and the lack of qualified sales personnel could delay or limit the success of our product launch in the United States. Our domestic sales force competes with the sales operations of our competitors, which are better funded and more experienced. We may not be able to develop domestic sales capacity on a timely basis, or at all.

Our dependence on a commission-based sales force and distributors for sales could limit or prevent us from selling our products in certain markets.

We currently depend on a commission-based sales force and distributors to sell Microcyn® in the United States, Europe and other countries, and intend to continue to sell our products primarily through a commission-based sales force and distributors in Europe and the United States for the foreseeable future. If we are unable to expand our direct sales force, we will continue to rely on a commission-based sales force and distributors to sell Microcyn®. Our existing commission-based sales force and distribution agreements are generally short-term in duration, and we may need to pursue alternate partners if the other parties to these agreements terminate or elect not to renew their agreements. If we are unable to retain our current commission-based sales force and distributors for any reason, we must replace them with alternate salespeople and distributors experienced in supplying the tissue care market, which could be time-consuming and divert management’s attention from other operational matters. In addition, we will need to attract additional distributors to expand the geographic areas in which we sell Microcyn®. Distributors may not commit the necessary resources to market and sell our products to the level of our expectations, which could harm our ability to generate revenues. In addition, some of our distributors may also sell products that compete with ours. In some countries, regulatory licenses must be held by residents of the country. For example, the regulatory approval for one of our products in India is owned and held by our Indian distributor. If the licenses are not in our name or under our control, we might not have the power to ensure their ongoing effectiveness and use by us. If current or future distributors do not perform adequately, or we are unable to locate distributors in particular geographic areas, we may not realize long-term revenue growth in certain markets.

If we fail to comply with ongoing regulatory requirements, or if we experience unanticipated problems with our products, these products could be subject to restrictions or withdrawal from the market.

Regulatory approvals or clearances that we currently have and that we may receive in the future are subject to limitations on the indicated uses for which the products may be marketed, and any future approvals could contain requirements for potentially costly post-marketing follow-up studies. If the FDA determines that our promotional materials or activities constitute promotion of an unapproved use or we otherwise fail to comply with FDA regulations, we may be subject to regulatory enforcement actions, including warning letters, injunctions, seizures, civil fines or criminal penalties. In addition, the manufacturing, labeling, packaging, adverse event reporting, storing, advertising, promoting, distributing and record-keeping for approved products are subject to extensive regulation. We are subject to continued supervision by European regulatory agencies relating to our CE markings and are required to report any serious adverse incidents to the appropriate authorities. Our manufacturing facilities, processes and specifications are subject to periodic inspection by the FDA, Mexican and other regulatory authorities and from time to time, we may receive notices of deficiencies from these agencies as a result of such inspections. Our failure to continue to meet regulatory standards or to remedy any deficiencies could result in restrictions being imposed on our products or manufacturing processes, fines, suspension or loss of regulatory approvals or clearances, product recalls, termination of distribution, product seizures or the need to invest substantial resources to comply with various existing and new requirements. In the more egregious cases, criminal sanctions, civil penalties, disgorgement of profits or closure of our manufacturing facilities are possible. The subsequent discovery of previously unknown problems with Microcyn®, including adverse events of unanticipated severity or frequency, may result in restrictions on the marketing of our products, and could include voluntary or mandatory recall or withdrawal of products from the market.

New government regulations may be enacted and changes in FDA policies and regulations and, their interpretation and enforcement, could prevent or delay regulatory approval of our products. We cannot predict the likelihood, nature or extent of adverse government regulation that may arise from future legislation or administrative action, either in the United States or abroad. Therefore, we do not know whether we will be able to continue to comply with any regulations or that the costs of such compliance will not have a material adverse effect on our future business, financial condition, and results of operations. If we are not able to maintain regulatory compliance, we will not be permitted to market our products and our business would suffer.

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We may experience difficulties in manufacturing Microcyn®, which could prevent us from commercializing one or more of our products.

The machines used to manufacture our Microcyn®-based products are complex, use complicated software and must be monitored by highly trained engineers. Slight deviations anywhere in our manufacturing process, including quality control, labeling and packaging, could lead to a failure to meet the specifications required by the FDA, the Environmental Protection Agency, European notified bodies, Mexican regulatory agencies and other foreign regulatory bodies, which may result in lot failures or product recalls. If we are unable to obtain quality internal and external components, mechanical and electrical parts, if our software contains defects or is corrupted, or if we are unable to attract and retain qualified technicians to manufacture our products, our manufacturing output of Microcyn®, or any other product candidate based on our platform that we may develop, could fail to meet required standards, our regulatory approvals could be delayed, denied or revoked, and commercialization of one or more of our Microcyn®-based products may be delayed or foregone. Manufacturing processes that are used to produce the smaller quantities of Microcyn® needed for clinical tests and current commercial sales may not be successfully scaled up to allow production of significant commercial quantities. Any failure to manufacture our products to required standards on a commercial scale could result in reduced revenues, delays in generating revenue and increased costs.

Our competitive position depends on our ability to protect our intellectual property and our proprietary technologies.

Our ability to compete and to achieve and maintain profitability depends on our ability to protect our intellectual property and proprietary technologies. We currently rely on a combination of patents, patent applications, trademarks, trade secret laws, confidentiality agreements, license agreements and invention assignment agreements to protect our intellectual property rights. We also rely upon unpatented know-how and continuing technological innovation to develop and maintain our competitive position. These measures may not be adequate to safeguard our Microcyn® Technology. If we do not protect our rights adequately, third parties could use our technology, and our ability to compete in the market would be reduced.

We also have agreed to certain prohibitions on our intellectual property. Pursuant to the License and Supply Agreement we entered into with our formerly wholly-owned subsidiary, Ruthigen, we agreed to exclusively license certain of our proprietary technology to Ruthigen to enable Ruthigen’s research and development and commercialization of RUT58-60, and any improvements to it, in the United States, Canada, European Union and Japan for certain invasive procedures in human treatment as defined in the License and Supply Agreement. Under the terms of the agreement, we are also prohibited from using the licensed proprietary technology to sell products that compete with Ruthigen’s products within the defined territory.

Although we have filed several U.S. and foreign patent applications related to our Microcyn®-based products, the manufacturing technology for making the products, and their uses, only eight U.S. patents have been issued from these applications to date.

Our pending patent applications and any patent applications we may file in the future may not result in issued patents, and we do not know whether any of our in-licensed patents or any additional patents that might ultimately be issued by the U.S. Patent and Trademark Office or foreign regulatory body will protect our Microcyn® Technology. Any claims that are issued may not be sufficiently broad to prevent third parties from producing competing substitutes and may be infringed, designed around, or invalidated by third parties. Even issued patents may later be found to be invalid, or may be modified or revoked in proceedings instituted by third parties before various patent offices or in courts. For example, our European patent that was initially issued on May 30, 2007 was revoked by the Opposition Division of the European Patent Office in December 2009 following opposition proceedings instituted by a competitor.

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The degree of future protection for our proprietary rights is more uncertain in part because legal means afford only limited protection and may not adequately protect our rights, and we will not be able to ensure that:

•	we were the first to invent the inventions described in patent applications;

•	we were the first to file patent applications for inventions;

•	others will not independently develop similar or alternative technologies or duplicate our products without infringing our intellectual property rights;

•	any patents licensed or issued to us will provide us with any competitive advantages;

•	we will develop proprietary technologies that are patentable; or

•	the patents of others will not have an adverse effect on our ability to do business.

The policies we use to protect our trade secrets may not be effective in preventing misappropriation of our trade secrets by others. In addition, confidentiality and invention assignment agreements executed by our employees, consultants and advisors may not be enforceable or may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosures.

We operate in the State of California. The laws of California prevent us from imposing a delay before an employee who may have access to trade secret and propriety know-how can commence employment with a competing company. Although we may be able to pursue legal action against competitive companies improperly using our proprietary information, we may not be aware of any use of our trade secrets and proprietary know-how until after significant damages has been done to our Company.

We cannot be certain that the steps we have taken will prevent the misappropriation and use of our intellectual property in the United States, or in foreign countries where the laws may not protect our proprietary rights as fully as in the United States.

We may face intellectual property infringement claims that could be time-consuming, costly to defend and could result in our loss of significant rights and, in the case of patent infringement claims, the assessment of treble damages.

On occasion, we may receive notices of claims of infringement, misappropriation or misuse of other parties’ proprietary rights. We may have disputes regarding intellectual property rights with the parties that have licensed those rights to us. We may also initiate claims to defend our intellectual property. Intellectual property litigation, regardless of its outcome, is expensive and time-consuming, and could divert management’s attention from our business and have a material negative effect on our business, operating results or financial condition. In addition, the outcome of such litigation may be unpredictable. If there is a successful claim of infringement against us, we may be required to pay substantial damages, including treble damages if we were to be found to have willfully infringed a third party’s patent, to the party claiming infringement, develop non-infringing technology, stop selling our products or using technology that contains the allegedly infringing intellectual property or enter into royalty or license agreements that may not be available on acceptable or commercially practical terms, if at all. Our failure to develop non-infringing technologies or license the proprietary rights on a timely basis could harm our business. In addition, modifying our products to exclude infringing technologies could require us to seek re-approval or clearance from various regulatory bodies for our products, which would be costly and time consuming. Also, we may be unaware of pending patent applications that relate to our technology. Parties making infringement claims on future issued patents may be able to obtain an injunction that would prevent us from selling our products or using technology that contains the allegedly infringing intellectual property, which could harm our business.

Our ability to generate revenue will be diminished if we are unable to obtain acceptable prices or an adequate level of reimbursement from third-party payors of health care costs.

The continuing efforts of governmental and other third-party payors, including managed care organizations such as health maintenance organizations, or HMOs, to contain or reduce costs of health care may affect our future revenue and profitability, and the future revenue and profitability of our potential customers, suppliers and collaborative or license partners and the availability of capital. For example, in certain foreign markets, pricing or profitability of prescription pharmaceuticals is subject to government control. In the United States, governmental and private payors have limited the growth of health care costs through price regulation or controls, competitive pricing programs and drug rebate programs. Our ability to commercialize our products successfully will depend in part on the extent to which appropriate coverage and reimbursement levels for the cost of our Microcyn® products and related treatment are obtained from governmental authorities, private health insurers and other organizations, such as HMOs.

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There is significant uncertainty concerning third-party coverage and reimbursement of newly approved medical products and drugs. Third-party payors are increasingly challenging the prices charged for medical products and services. Also, the trend toward managed healthcare in the United States and the concurrent growth of organizations such as HMOs, as well as the recently enacted “Affordable Care Act,” may result in lower prices for or rejection of our products. The cost containment measures that health care payors and providers are instituting and the effect of any healthcare reform could materially and adversely affect our ability to generate revenues.

In both the United States and some foreign jurisdictions, there have been a number of legislative and regulatory proposals to change the health care system in ways that could affect our ability to sell our products profitably. In the United States, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, also called the Medicare Modernization Act, or MMA, changed the way Medicare covers and pays for pharmaceutical products. The legislation expanded Medicare coverage for drug purchases by the elderly and introduced a new reimbursement methodology based on average sales prices for physician-administered drugs. In addition, this legislation provided authority for limiting the number of drugs that will be covered in any therapeutic class. As a result of this legislation and the expansion of federal coverage of drug products, we expect that there will be additional pressure to contain and reduce costs. These cost reduction initiatives and other provisions of this legislation could decrease the coverage and price that we receive for any approved products and could seriously harm our business. While the MMA applies only to drug benefits for Medicare beneficiaries, private payors often follow Medicare coverage policies and payment limitations in setting their own reimbursement rates, and therefore any reduction in reimbursement that results from the MMA may result in a similar reduction in payments from private payors.

In March 2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act, or collectively, the PPACA, became law in the United States. The goal of PPACA is to reduce the cost of health care and substantially change the way health care is financed by both governmental and private insurers. While we cannot predict what impact on federal reimbursement policies this legislation will have in general or on our business specifically, the PPACA may result in downward pressure on pharmaceutical reimbursement, which could negatively affect market acceptance of our Microcyn® products.

We expect to experience pricing pressures in connection with the sale of our Microcyn® products, due to the trend toward managed health care, the increasing influence of health maintenance organizations and additional legislative proposals. If we fail to successfully secure and maintain reimbursement coverage for our products or are significantly delayed in doing so, we will have difficulty achieving market acceptance of our products and our business will be harmed.

We could be required to indemnify third parties for alleged infringement, which could cause us to incur significant costs.

Some of our distribution agreements contain commitments to indemnify our distributors against liability arising from infringement of third party intellectual property such as patents. We may be required to indemnify our customers for claims made against them or contribute to license fees they are required to pay. If we are forced to indemnify for claims or to pay license fees, our business and financial condition could be substantially harmed.

A significant part of our business is conducted outside of the United States, exposing us to additional risks that may not exist in the United States, which in turn could cause our business and operating results to suffer.

We have material international operations in Mexico and Europe. During the six months ended September 30, 2014 and the year ended March 31, 2014, approximately 68% and 58% of our total revenues respectively were generated from sales outside of the United States. Our business is highly regulated for the use, marketing and manufacturing of our Microcyn®-based products both domestically and internationally. Our international operations are subject to risks, including:

•	local political or economic instability;

•	changes in governmental regulation;

•	changes in import/export duties;

•	trade restrictions;

•	lack of experience in foreign markets;

•	difficulties and costs of staffing and managing operations in certain foreign countries;

•	work stoppages or other changes in labor conditions;

•	difficulties in collecting accounts receivables on a timely basis or at all; and

•	adverse tax consequences or overlapping tax structures.

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We plan to continue to market and sell our products internationally to respond to customer requirements and market opportunities. We currently have manufacturing facilities in Mexico and the United States. Establishing operations in any foreign country or region presents risks such as those described above as well as risks specific to the particular country or region. In addition, until a payment history is established over time with customers in a new geographic area or region, the likelihood of collecting receivables generated by such operations could be less than our expectations. As a result, there is a greater risk that the reserves set with respect to the collection of such receivables may be inadequate. If our operations in any foreign country are unsuccessful, we could incur significant losses and we may not achieve profitability.

In addition, changes in policies or laws of the United States or foreign governments resulting in, among other things, changes in regulations and the approval process, higher taxation, currency conversion limitations, restrictions on fund transfers or the expropriation of private enterprises, could reduce the anticipated benefits of our international expansion. If we fail to realize the anticipated revenue growth of our future international operations, our business and operating results could suffer.

Our sales in international markets subject us to foreign currency exchange and other risks and costs which could harm our business.

A substantial portion of our revenues are derived from outside the United States; primarily from Mexico and Europe. We anticipate that revenues from international customers will continue to represent a substantial portion of our revenues for the foreseeable future. Because we generate revenues in foreign currencies, we are subject to the effects of exchange rate fluctuations. The functional currency of our Mexican subsidiary is the Mexican Peso and the functional currency of our Netherlands subsidiary is the Euro. For the preparation of our consolidated financial statements, the financial results of our foreign subsidiaries are translated into U.S. dollars using average exchange rates during the applicable period. If the U.S. dollar appreciates against the Mexican Peso or the Euro, as applicable, the revenues we recognize from sales by our subsidiaries will be adversely impacted. Foreign exchange gains or losses as a result of exchange rate fluctuations in any given period could harm our operating results and negatively impact our revenues. Additionally, if the effective price of our products were to increase as a result of fluctuations in foreign currency exchange rates, demand for our products could decline and adversely affect our results of operations and financial condition.

We rely on a number of key customers who may not consistently purchase our products in the future and if we lose any one of these customers, our revenues may decline.

Although we have a significant number of customers in each of the geographic markets that we operate in, we rely on certain key customers for a significant portion of our revenues. During the six months ended September 30, 2014, MorePharma represented 45%, Innovacyn represented 15%, and Quinnova represented 8% of net revenues. During the year ended March 31, 2014, MorePharma represented 38%, and Innovacyn represented 23% of net revenues. During the year ended March 31, 2013, Innovacyn represented 25%, and MorePharma represented 13% of net revenues. In the future, a small number of customers may continue to represent a significant portion of our total revenues in any given period. These customers may not consistently purchase our products at a particular rate over any subsequent period. The loss of any of these customers could adversely affect our revenues. Quinnova was recently acquired by Everett Laboratories, Inc., now named Exeltis USA, Inc., a part of Chemo Group, together Exeltis. On November 13, 2014, we received a letter from Exeltis claiming we are in breach of our Exclusive Sales and Distribution Agreement, as further disclosed in the section Legal Proceedings eslewhere in this prospectus. We intend to defend this matter vigorously and do not believe an accrual for a potential loss relating to this matter is necessary at this time. We intend to allow Quinnova/Exeltis to continue to sell the Alevicyn gel at this time while we are building our own direct sales force to sell into the dermatology markets with new products, different than those products sold by Quinnova/Exeltis, including a prescription scar product approved by the FDA but not yet commercialized. While we believe this claim is without merit, there can be no assurances provided by us that the outcome of this matter will be favorable to us or will not have a negative impact on our consolidated financial position or results from operations. In addition, Innovacyn notified us in April 2014 that over the next 12 months it would transition to a new supplier for its animal care products. Because of Innovacyn’s failure to perform under the arrangements, we terminated the agreements on December 15, 2014. We are actively seeking new distribution channels and new animal health care partners. We have identified two potential partners and are working on negotiating agreements. We can give no assurances that we and these potential partners will be able to agree on terms acceptable to us, if at all. Even if we are able to finalize agreements with these potential partners, these partnerships may not replace our revenues to the same levels as we had with Innovacyn. Our revenues in animal healthcare have been and will continue to be adversely impacted during this transition and possibly beyond if we cannot secure a new animal health partner.

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Negative economic conditions increase the risk that we could suffer unrecoverable losses on our customers’ accounts receivable which would adversely affect our financial results.

We grant credit to our business customers, which are primarily located in Mexico, Europe and the United States. Collateral is generally not required for trade receivables.  We maintain allowances for potential credit losses. At September 30, 2014, MorePharma represented 56% and Quinnova represented 11% of the net accounts receivable balance. At March 31, 2014, MorePharma represented 44%, Quinnova represented 15%, and Innovacyn represented 12% of the net accounts receivable balance. At March 31, 2013, MorePharma represented 34%, Quinnova represented 26%, and Innovacyn represented 15% of the net accounts receivable balance. While we believe we have a varied customer base and have experienced strong collections in the past, if current economic conditions disproportionately impact any one of our key customers, including reductions in their purchasing commitments to us or their ability to pay their obligations, it could have a material adverse effect on our revenues and liquidity. We have not purchased insurance on our accounts receivable balances.

The loss of key members of our senior management team, any of our directors, or our highly skilled scientists, technicians and salespeople could adversely affect our business.

Our success depends largely on the skills, experience and performance of key members of our executive management team, including Jim Schutz, our Chief Executive Officer and Robert Northey, our Vice President of Research and Development. The efforts of these people will be critical to us as we continue to develop our products and attempt to commercialize products in the tissue and dermatology markets. If we were to lose one or more of these individuals, we might experience difficulties in competing effectively, developing our technologies and implementing our business strategies.

Our research and development programs depend on our ability to attract and retain highly skilled scientists and technicians. We may not be able to attract or retain qualified scientists and technicians in the future due to the intense competition for qualified personnel among medical technology businesses, particularly in the San Francisco Bay Area. We also face competition from universities and public and private research institutions in recruiting and retaining highly qualified personnel. In addition, our success depends on our ability to attract and retain salespeople with extensive experience in advanced tissue care and dermatology, and who have close relationships with the medical community, including physicians and other medical staff. We may have difficulties locating, recruiting or retaining qualified salespeople, which could cause a delay or decline in the rate of adoption of our products. If we are not able to attract and retain the necessary personnel to accomplish our business objectives, we may experience constraints that will adversely affect our ability to support our research, development and sales programs.

The dermatology, tissue and animal healthcare industries are highly competitive and subject to rapid technological change. If our competitors are better able to develop and market products that are less expensive or more effective than any products that we may develop, our commercial opportunity will be reduced or eliminated.

Our success depends, in part, upon our ability to stay at the forefront of technological change and maintain a competitive position. We compete with large healthcare, pharmaceutical and biotechnology companies, along with smaller or early-stage companies that have collaborative arrangements with larger pharmaceutical companies, academic institutions, government agencies and other public and private research organizations. Many of our competitors have significantly greater financial resources and expertise in research and development, manufacturing, pre-clinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved products than we do. Our competitors may:

•	develop and patent processes or products earlier than we will;

•	develop and commercialize products that are less expensive or more efficient than any products that we may develop;

•	obtain regulatory approvals for competing products more rapidly than we will; and

•	improve upon existing technological approaches or develop new or different approaches that render our technology or products obsolete or non-competitive.

As a result, we may not be able to successfully commercialize any future products.

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The success of our research and development efforts may depend on our ability to find suitable collaborators to fully exploit our capabilities. If we are unable to establish collaborations or if these future collaborations are unsuccessful, our research and development efforts may be unsuccessful, which could adversely affect our results of operations and financial condition.

An important element of our business strategy is to enter into collaborative or license arrangements under which we license our Microcyn® Technology to other parties for development and commercialization. We expect to seek collaborators for our drug candidates and for a number of our potential products because of the expense, effort and expertise required to conduct additional clinical trials and further develop those potential product candidates. Because collaboration arrangements are complex to negotiate, we may not be successful in our attempts to establish these arrangements. If we need third party assistance in identifying and negotiating one or more acceptable arrangements, it might be costly. Also, we may not have products that are desirable to other parties, or we may be unwilling to license a potential product because the party interested in it is a competitor. The terms of any arrangements that we establish may not be favorable to us. Alternatively, potential collaborators may decide against entering into an agreement with us because of our financial, regulatory or intellectual property position or for scientific, commercial or other reasons. If we are not able to establish collaborative agreements, we may not be able to develop and commercialize new products, which would adversely affect our business and our revenues.

In order for any of these collaboration or license arrangements to be successful, we must first identify potential collaborators or licensees whose capabilities complement and integrate well with ours. We may rely on these arrangements for not only financial resources, but also for expertise or economies of scale that we expect to need in the future relating to clinical trials, manufacturing, sales and marketing, and for licenses to technology rights. However, it is likely that we will not be able to control the amount and timing or resources that our collaborators or licensees devote to our programs or potential products. If our collaborators or licensees prove difficult to work with, are less skilled than we originally expected, or do not devote adequate resources to the program, the relationship will not be successful. If a business combination involving a collaborator or licensee and a third party were to occur, the effect could be to diminish, terminate or cause delays in development of a potential product.

If we are unable to comply with broad and complex federal and state fraud and abuse laws, including state and federal anti-kickback laws, we could face substantial penalties and our products could be excluded from government healthcare programs.

We are subject to various federal and state laws pertaining to healthcare fraud and abuse, which include, among other things, “anti-kickback” laws that prohibit payments to induce the referral of products and services, and “false claims” statutes that prohibit the fraudulent billing of federal healthcare programs. Our operations are subject to the Federal Anti-Kickback Statute, a criminal statute that, subject to certain statutory exceptions, prohibits any person from knowingly and willfully offering, paying, soliciting or receiving remuneration, directly or indirectly, to induce or reward a person either (i) for referring an individual for the furnishing of items or services for which payment may be made in whole or in part by a government healthcare program such as Medicare or Medicaid, or (ii) for purchasing, leasing, ordering or arranging for or recommending the purchasing, leasing or ordering of an item or service for which payment may be made under a government healthcare program. Because of the breadth of the Federal Anti-Kickback Statute, the Office of Inspector General of the U.S. Department of Health and Human Services, was authorized to adopt regulations setting forth additional exceptions to the prohibitions of the statute commonly known as “safe harbors.” If all of the elements of an applicable safe harbor are fully satisfied, an arrangement will not be subject to prosecution under the Federal Anti-Kickback Statute.

In addition, if there is a change in law, regulation or administrative or judicial interpretations of these laws, we may have to change our business practices or our existing business practices could be challenged as unlawful, which could have a negative effect on our business, financial condition and results of operations.

Healthcare fraud and abuse laws are complex, and even minor, inadvertent irregularities can potentially give rise to claims that a statute or regulation has been violated. The frequency of suits to enforce these laws has increased significantly in recent years and has increased the risk that a healthcare company will have to defend a false claim action, pay fines or be excluded from the Medicare, Medicaid or other federal and state healthcare programs as a result of an investigation arising out of such action. We cannot assure you that we will not become subject to such litigation. Any violations of these laws, or any action against us for violation of these laws, even if we successfully defend against it, could harm our reputation, be costly to defend and divert management’s attention from other aspects of our business. Similarly, if the physicians or other providers or entities with which we do business are found to have violated abuse laws, they may be subject to sanctions, which could also have a negative impact on us.

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Our efforts to discover and develop potential products may not lead to the discovery, development, commercialization or marketing of actual drug products.

We are currently engaged in a number of different approaches to discover and develop new product applications and product candidates. Discovery and development of potential drug candidates are expensive and time-consuming, and we do not know if our efforts will lead to discovery of any drug candidates that can be successfully developed and marketed. If our efforts do not lead to the discovery of a suitable drug candidate, we may be unable to grow our clinical pipeline or we may be unable to enter into agreements with collaborators who are willing to develop our drug candidates.

We may not be able to maintain sufficient product liability insurance to cover claims against us.

Product liability insurance for the healthcare industry is generally expensive to the extent it is available at all. We may not be able to maintain such insurance on acceptable terms or be able to secure increased coverage if the commercialization of our products progresses, nor can we be sure that existing or future claims against us will be covered by our product liability insurance. Moreover, the existing coverage of our insurance policy or any rights of indemnification and contribution that we may have may not be sufficient to offset existing or future claims. A successful claim against us with respect to uninsured liabilities or in excess of insurance coverage and not subject to any indemnification or contribution could have a material adverse effect on our future business, financial condition, and results of operations.

If any of our third-party contractors fail to perform their responsibilities to comply with FDA rules and regulations, the manufacture, marketing and sales of our products could be delayed, which could decrease our revenues.

Supplying the market with our Microcyn® Technology products requires us to manage relationships with an increasing number of collaborative partners, suppliers and third-party contractors. As a result, our success depends partially on the success of these third parties in performing their responsibilities to comply with FDA rules and regulations. Although we pre-qualify our contractors and we believe that they are fully capable of performing their contractual obligations, we cannot directly control the adequacy and timeliness of the resources and expertise that they apply to these activities. For example, we and our suppliers are required to comply with the FDA’s quality system regulations, which cover the methods and documentation of the design, testing, production, control, quality assurance, labeling, packaging, storage and shipping of our products. The FDA enforces the quality system regulation through inspections.

If any of our partners or contractors fail to perform their obligations in an adequate and timely manner, or fail to comply with the FDA’s rules and regulations, including failure to comply with quality systems regulations or a corrective action submitted to the FDA after notification by the FDA of a deficiency is deemed insufficient, then the manufacture, marketing and sales of our products could be delayed. Our products could be detained or seized, the FDA could order a recall, or require our partner to replace or offer refunds for our products. The FDA could also require our partner, and, depending on our agreement with our partner, us, to notify health professionals and others that the products present unreasonable risks of substantial harm to the public health. If any of these events occur, the manufacture, marketing and sales of our products could be delayed which could decrease our revenues.

If we fail to comply with the FDA’s rules and regulations and are subject to an FDA recall as part of an FDA enforcement action, the associated costs could have a material adverse effect on our business, financial position, results of operations and cash flows.

Our Company, our products, the manufacturing facilities for our products, the distribution of our products, and our promotion and marketing materials are subject to strict and continual review and periodic inspection by the FDA and other regulatory agencies for compliance with pre-approval and post-approval regulatory requirements.

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If we fail to comply with the FDA’s rules and regulations, we could be subject to an enforcement action by the FDA. The FDA could undertake regulatory actions, including seeking a consent decree, recalling or seizing our products, ordering a total or partial shutdown of production, delaying future marketing clearances or approvals, and withdrawing or suspending certain of our current products from the market. A product recall, restriction, or withdrawal could result in substantial and unexpected expenditures, destruction of product inventory, and lost revenues due to the unavailability of one or more of our products for a period of time, which could reduce profitability and cash flow. In addition, a product recall or withdrawal could divert significant management attention and financial resources. If any of our products are subject to an FDA recall, we could incur significant costs and suffer economic losses. Production of our products could be suspended and we could be required to establish inventory reserves to cover estimated inventory losses for all work-in-process and finished goods related to products we, or our third-party contractors, manufacture. A recall of a material amount of our products could have a significant, unfavorable impact on our future gross margins.

If our products fail to comply with FDA and other governmental regulations, or our products are deemed defective, we may be required to recall our products and we could suffer adverse public relations that could adversely impact our sales, operating results, and reputation which would adversely affect our business operations.

We may be exposed to product recalls, including voluntary recalls or withdrawals, and adverse public relations if our products are alleged to cause injury or illness, or if we are alleged to have mislabeled or misbranded our products or otherwise violated governmental regulations. Governmental authorities can also require product recalls or impose restrictions for product design, manufacturing, labeling, clearance, or other issues. For the same reasons, we may also voluntarily elect to recall, restrict the use of a product or withdraw products that we consider below our standards, whether for quality, packaging, appearance or otherwise, in order to protect our brand reputation.

Product recalls, product liability claims, even if unmerited or unsuccessful, or any other events that cause consumers to no longer associate our brand with high quality and safe products may also result in adverse publicity, hurt the value of our brand, harm our reputation among our customers and other healthcare professionals who use or recommend the products, lead to a decline in consumer confidence in and demand for our products, and lead to increased scrutiny by federal and state regulatory agencies of our operations, any of which could have a material adverse effect on our brand, business, performance, prospects, value, results of operations and financial condition.

Risks Related to Our Common Stock

Our operating results may fluctuate, which could cause our stock price to decrease.

Fluctuations in our operating results may lead to fluctuations, including declines, in our share price. Our operating results and our share price may fluctuate from period to period due to a variety of factors, including:

•	demand by physicians, other medical staff and patients for our Microcyn®-based products;

•	reimbursement decisions by third-party payors and announcements of those decisions;

•	clinical trial results published by others in our industry and publication of results in peer-reviewed journals or the presentation at medical conferences;

•	the inclusion or exclusion of our Microcyn®-based products in large clinical trials conducted by others;

•	actual and anticipated fluctuations in our quarterly financial and operating results;

•	developments or disputes concerning our intellectual property or other proprietary rights;

•	issues in manufacturing our product candidates or products;

•	new or less expensive products and services or new technology introduced or offered by our competitors or by us;

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•	the development and commercialization of product enhancements;

•	changes in the regulatory environment;

•	delays in establishing new strategic relationships;

•	costs associated with collaborations and new product candidates;

•	introduction of technological innovations or new commercial products by us or our competitors;

•	litigation or public concern about the safety of our product candidates or products;

•	changes in recommendations of securities analysts or lack of analyst coverage;

•	failure to meet analyst expectations regarding our operating results;

•	additions or departures of key personnel; and

•	general market conditions.

Variations in the timing of our future revenues and expenses could also cause significant fluctuations in our operating results from period to period and may result in unanticipated earning shortfalls or losses. In addition, The NASDAQ Capital Market, in general, and the market for life sciences companies, in particular, have experienced significant price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies.

Anti-takeover provisions in our certificate of incorporation and bylaws and under Delaware law may make it more difficult for stockholders to change our management and may also make a takeover difficult.

Our corporate documents and Delaware law contain provisions that limit the ability of stockholders to change our management and may also enable our management to resist a takeover. These provisions include:

•	the ability of our Board of Directors to issue and designate, without stockholder approval, the rights of up to 714,286 shares of convertible preferred stock, which rights could be senior to those of common stock;

•	limitations on persons authorized to call a special meeting of stockholders; and

•	advance notice procedures required for stockholders to make nominations of candidates for election as directors or to bring matters before meetings of stockholders.

We are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits “business combinations” between a publicly-held Delaware corporation and an “interested stockholder,” which is generally defined as a stockholder who became a beneficial owner of 15% or more of a Delaware corporation’s voting stock for a three-year period following the date that such stockholder became an interested stockholder.

These provisions might discourage, delay or prevent a change of control in our management. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors and cause us to take other corporate actions. In addition, the existence of these provisions, together with Delaware law, might hinder or delay an attempted takeover other than through negotiations with our Board of Directors.

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We currently have significant “equity overhang” and, upon the completion of this offering, we will have additional “equity overhang” which could adversely affect the market price of our common stock and impair our ability to raise additional capital through the sale of equity securities. in the future

We currently have significant “equity overhang” and, upon completion of this offering, 5,750,500 shares of our common stock will be issuable upon exercise of the warrants issued to investors and the representative of the underwriters in this offering (assuming full exercise of the underwriters’ over-allotment option). The possibility that substantial amounts of our common stock may be issued to and then sold by investors, or the perception that such issuances and sales could occur, often called “equity overhang,” could adversely affect the market price of our common stock and could impair our ability to raise additional capital through the sale of equity securities in the future. The consummation of the exercise of warrants for common stock would significantly increase the number of issued and outstanding shares of out common stock.

Our stockholders may experience substantial dilution in the value of their investment if we issue additional shares of our capital stock or other securities convertible into common stock.

Our Restated Certificate of Incorporation, as amended, allows us to issue up to 30,000,000 shares of our common stock and to issue and designate, without stockholder approval, the rights of up to 714,286 shares of preferred stock. In the event we issue additional shares of our capital stock, dilution to our stockholders could result. In addition, if we issue and designate a class of convertible preferred stock, these securities may provide for rights, preferences or privileges senior to those of holders of our common stock. Additionally, if we issue preferred stock, it may convert into common stock at a ratio of 1:1 or greater because our Restated Certificate of Incorporation, as amended, allows us to designate a conversion ratio without limitations.

Risks Related to this Offering

If an active, liquid trading market for our warrants does not develop, you may not be able to sell your warrants quickly or at or above the price you paid for it.

There is no established trading market for the warrants offered in this offering, and the market for the warrants may be highly volatile or may decline regardless of our operating performance. The warrants issued in this offering began trading on The NASDAQ Capital Market on January 21, 2015. An active public market for our warrants may not develop or be sustained. We cannot predict the extent to which investor interest in our company will lead to the development of an active trading market in our warrants or how liquid that market might become. If a market does not develop or is not sustained, it may be difficult for you to sell your warrants at the time you wish to sell them, at a price that is attractive to you, or at all.

We will have broad discretion in how we use the proceeds, and we may use the proceeds in ways in which you and other stockholders may disagree.

We intend to use the net proceeds from this offering to increase our direct sales force, to develop and launch new products and for general working capital. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business or cause the price of our common stock to decline.

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The market price of our common stock may be volatile, and the value of your investment could decline significantly.

The trading price for our common stock has been, and we expect it to continue to be, volatile. The price at which our common stock trades depends upon a number of factors, including our historical and anticipated operating results, our financial situation, announcements of new products by us or our competitors, our ability or inability to raise the additional capital we may need and the terms on which we raise it, and general market and economic conditions. Some of these factors are beyond our control. Broad market fluctuations may lower the market price of our common stock and affect the volume of trading in our stock, regardless of our financial condition, results of operations, business or prospects. It is impossible to assure you that the market price of our shares of common stock will not fall in the future.

Our stockholders will experience dilution in the value of their investment as a result of this offering and may experience additional dilution in the future.

Our stockholders will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of 6,250,000 shares of common stock and warrants to purchase 4,687,500 shares of common stock, offered in this offering at a public offering price of $1.00 per share and 0.75 of a warrant, and after deducting underwriter commissions and estimated offering expenses payable by us, stockholders can expect an immediate dilution of $0.30 per share, or 19%, at the public offering price, assuming no exercise of the warrants. In the event investors exercise some or all of the warrants issued in this offering, stockholders will experience further dilution, however, we cannot predict if or when the warrants will be exercised. See “Dilution” section. In addition, upon the exercise of any of our outstanding options or warrants, stockholders will incur further dilution.

Shares issuable upon the conversion of warrants or the exercise of outstanding options may substantially increase the number of shares available for sale in the public market and depress the price of our common stock.

As of September 30, 2014, we had outstanding warrants exercisable for an aggregate of 2,034,086 shares of our common stock at a weighted average exercise price of approximately $5.94 per share. In addition, as of September 30, 2014, options to purchase an aggregate of 2,754,154 shares of our common stock were outstanding at a weighted average exercise price of approximately $7.21 per share and a weighted average contractual term of 8.24 years. In addition, 1,579,000 shares of our common stock were available on September 30, 2014 for future option grants under our Amended and Restated 2006 Stock Incentive Plan, our 2011 Stock Incentive Plan, our Non-Employee Director Compensation Plan, and our 2015 Bonus Plan. To the extent any of these warrants or options are exercised and any additional options are granted and exercised, there will be further dilution to stockholders and investors. Until the options and warrants expire, these holders will have an opportunity to profit from any increase in the market price of our common stock without assuming the risks of ownership. Holders of options and warrants may convert or exercise these securities at a time when we could obtain additional capital on terms more favorable than those provided by the options or warrants. The exercise of the options and warrants will dilute the voting interest of the owners of presently outstanding shares by adding a substantial number of additional shares of our common stock.

The following table summarizes warrant information as of September 30, 2014:

	Warrants	Remaining Contract Term in Years	Exercise Price	Exercisable

Warrant
Placement Agent Warrants	16,500	1.59	$5.00	16,500
Investor - Series A Warrants	1,000	0.90	$3.00	1,000
Investor - Series B Warrants	1,400,000	0.90	$3.63	1,400,000
Placement Agent Warrants	69,037	1.59	$3.00	69,037

We have filed several registration statements with the SEC, so that substantially all of the shares of our common stock which are issuable upon the exercise of outstanding warrants and options may be sold in the public market. The sale of our common stock issued or issuable upon the exercise of the warrants and options described above, or the perception that such sales could occur, may adversely affect the market price of our common stock.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

When used in this prospectus, the words “expects,” “believes,” “anticipates,” “estimates,” “may,” “could,” “intends,” and similar expressions are intended to identify forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We have discussed many of these risks and uncertainties in greater detail under the heading “Risk Factors.” Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained elsewhere in this prospectus.

These forward-looking statements speak only as of the date of this prospectus. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

USE OF PROCEEDS

We estimate that we will receive up to $5,265,000 in net proceeds from the sale of shares and warrants in this offering, based on an assumed public offering price of $1.00 per share and 0.75 of a warrant and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If a warrant holder exercises their warrants for cash, we will also receive proceeds from such exercise at the time of such exercise. We cannot predict when or if the warrants will be exercised. It is possible that the warrants may expire and may never be exercised, in which case we will not receive any additional proceeds. We intend to use the net proceeds received from this offering to increase our direct sales force, to develop and launch new products and for general working capital.

DILUTION

Our stockholders will be diluted immediately to the extent of the difference between a public offering price of $1.00 per share and 0.75 of a warrant and the as adjusted net tangible book value per share of our common stock immediately following this offering.

Our net tangible book value as of September 30, 2014 was approximately $13,370,000, or approximately $1.56 per share. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of September 30, 2014.

Net tangible book value dilution per share of common stock to existing stockholders represents the difference between the amount per share paid by purchasers in this offering and the as adjusted net tangible book value per share of common stock immediately after completion of this offering (assuming that no value is attributed to the warrants). After giving effect to our sale of 6,250,000 shares and 4,687,500 warrants in this offering at a public offering price of $1.00 per share and 0.75 of a warrant, and after deducting the underwriter commissions and estimated offering expenses, our as adjusted net tangible book value as of September 30, 2014 would have been $18,635,000, or $1.26 per share. This represents an immediate decrease in net tangible book value of $0.30 per share to existing stockholders of our Company but an immediate increase in the net tangible book value of $0.26 per share to purchasers, as illustrated in the following table:

Public offering price per share and 0.75 of a warrant	$1.00
Net tangible book value per share as of September 30, 2014	$1.56
Decrease in net tangible book value per share attributable to existing stockholders (1)	$(0.30)
Adjusted net tangible book value per share as of September 30, 2014, after giving effect to the offering (1)	$1.26
Increase in net tangible book value per share to purchasers in this offering (1)	$0.26

 __________

(1)	The calculations do not included the impairment charge for the Ruthigen shares of $4,650,000 we recorded during the third quarter ended December 31, 2014, and such impairment charge will reduce the net tangible book value per share by $0.31 to existing stockholders and purchasers in this offering.

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The above discussion and tables do not include the following:

•	2,754,154 shares of common stock issuable upon exercise of outstanding stock options, at a weighted average exercise price of $7.21 per share, under our equity incentive plans;

•	1,579,000 additional shares of common stock reserved for future issuance under our equity incentive plans;

•	2,034,086 shares of common stock issuable upon exercise of outstanding warrants, with current exercise prices ranging from $3.00 per share to $126.00 per share.

•	4,687,500 shares of common stock issuable upon exercise of the warrants issued in connection with this offering;

•	Assuming the over-allotment option is fully exercised, 703,125 shares of common stock issuable upon exercise of the warrants issued in connection with this offering; and

•	359,375 shares of common stock issuable upon exercise of the warrants to be received by the underwriters in connection with this offering.

PRICE RANGE OF OUR COMMON STOCK

Market Information

Our common stock is quoted on The NASDAQ Capital Market under the symbol “OCLS.” and has been trading since our initial public offering on January 25, 2007. The following table sets forth the high and low sales prices for our common stock for each quarter during the last two fiscal years and the current fiscal year as reported on Bloomberg. The prices have been adjusted to reflect a 1-for-7 reverse split, effective April 1, 2013.

	High	Low
For the Fiscal Year Ending March 31, 2015
Fourth Quarter ending March 31, 2015*	$1.57	$1.14
Third Quarter ended December 31, 2014	$2.32	$1.34
Second Quarter ended September 30, 2014	$2.98	$2.12
First Quarter ended June 30, 2014	$4.14	$2.90
For the Fiscal Year Ended March 31, 2014
Fourth Quarter ended March 31, 2014	$5.84	$3.03
Third Quarter ended December 31, 2013	$4.74	$2.31
Second Quarter ended September 30, 2013	$3.07	$2.31
First Quarter ended June 30, 2013	$6.00	$2.49
For the Fiscal Year Ended March 31, 2013
Fourth Quarter ended March 31, 2013	$5.74	$2.81
Third Quarter ended December 31, 2012	$6.30	$3.64
Second Quarter ended September 30, 2012	$7.00	$4.44
First Quarter ended June 30, 2012	$9.31	$4.89
*Through January 20, 2015.

The warrants offered in this offering began trading on The NASDAQ Capital Market on January 21, 2015 under the symbol “OCLSW.”

Holders

As of December 30, 2014, we had 376 holders of record of our common stock. Holders of record include nominees who may hold shares on behalf of multiple owners.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently anticipate that we will retain all future earnings for the operation of our business and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future.

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CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2014:

•	on an actual basis; and

•	on a pro forma basis, based upon a public offering price of $1.00 per share of common stock and 0.75 of a warrant, to give effect to the sale of 6,250,000 shares of common stock and 4,687,500 warrants in this offering, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Based on the assumed public offering price of $1.00 per share of common stock and 0.75 of a warrant, we allocated the gross proceeds of $6,250,000 aggregate consideration to common stock (assuming no value to the warrants). The pro forma information below is for illustrative purposes and our capitalization following the completion of this offering will be adjusted based on the actual offering price and other terms of this offering determined at pricing. You should read this table in conjunction with “Use of Proceeds” above as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and financial statements and the related notes appearing elsewhere in this prospectus.

	September 30, 2014
	Actual	Pro Forma (1)
	(in thousands) (unaudited)
Total assets	$18,394	$23,659
Current portion of long-term debt	8	8
Stockholders’ equity:
Convertible preferred stock, $0.0001 par value; 714,286 shares authorized, none issued and outstanding actual	–	–
Common stock, $0.0001 par value; 14,285,715 shares authorized, 8,585,382 shares issued and outstanding actual; and 30,000,000 shares authorized, 14,835,382 shares issued and outstanding pro forma (2)	1	2
Additional paid-in capital	151,338	156,602
Accumulated other comprehensive loss	(3,171)	(3,171)
Accumulated deficit	(134,798)	(134,798)
Total stockholders’ equity	$13,370	$18,635

__________

(1)	The pro forma as adjusted calculations do not included the impairment charge for the Ruthigen shares of $4,650,000 we recorded during the third quarter ended December 31, 2014, and such impairment charge will reduce the net tangible book value per share by $0.31 to existing stockholders and purchasers in this offering.
(2)	On December 4, 2014, we held a special meeting of stockholders, which approved an amendment of our Restated Certificate of Incorporation, as amended, increasing the number of authorized common stock, $0.0001 par value per share, to a total of 30,000,000 shares.

The above discussion and table does not include the following:

•	2,754,154 shares of common stock issuable upon exercise of outstanding stock options, at a weighted average exercise price of $7.21 per share, under our equity incentive plans;

•	1,579,000 additional shares of common stock reserved for future issuance under our equity incentive plans;

•	2,034,086 shares of common stock issuable upon exercise of outstanding warrants, with current exercise prices ranging from $3.00 per share to $126.00 per share.

•	4,687,500 shares of common stock issuable upon exercise of the warrants issued in connection with this offering;

•	Assuming the over-allotment option is fully exercised, 703,125 shares of common stock issuable upon exercise of the warrants issued in connection with this offering; and

•	359,375 shares of common stock issuable upon exercise of the warrants to be received by the underwriters in connection with this offering.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of financial condition and results of operations should be read together with the audited consolidated financial statements for the years ended March 31, 2014 and 2013 and the unaudited condensed consolidated financial statements for the quarterly periods ended September 30, 2014 and 2013 appearing elsewhere in this prospectus.

All warrant, option, share and per share information in this prospectus gives retroactive effect to a 1-for-7 reverse stock split, effective April 1, 2013.

Business Overview

We are a specialty device and pharmaceutical company that develops and markets solutions for the treatment of dermatological conditions and advanced tissue care. We believe that our products, which are sold throughout the United States and internationally, have improved patient outcomes for more than five million patients globally by reducing infections, itch, pain, scarring, odor and harmful inflammatory responses.

Our key proprietary technology, Microcyn®, is based on electrically charged oxychlorine small molecules designed to target a wide range of pathogens that cause disease. These pathogens include viruses, fungi, spores and bacteria, including antibiotic-resistant strains such as methicillin-resistant Staphylococcus aureus, or MRSA, and vancomycin-resistant Enterococcus, or VRE, as well as Clostridium difficile, or C. diff, a highly contagious bacteria spread by human contact. Several Microcyn® Technology advanced tissue care products are designed to treat infections and enhance healing while reducing the need for antibiotics.

To date, we have obtained ten approvals or clearances from the U.S. Food and Drug Administration, or FDA, that permit us to sell our Microcyn®-based products as medical devices for Section 510(k) of the Federal Food, Drug and Cosmetic Act in the United States. However, we do not have the necessary regulatory approvals to market Microcyn® as a drug.

Our clinical trials from around the world suggest that our Microcyn® Technology helps reduce a wide range of pathogens while curing or improving infection. Our clinical studies suggest that our Microcyn® Technology is safe, easy to use and complementary to many existing treatment methods in dermatology and advanced tissue care. These clinical studies and usage of our products in the United States also suggest that our 510(k)-cleared products may shorten hospital stays, lower aggregate patient care costs and, in certain cases, reduce the need for systemic antibiotics.

Outside of the United Sates, we sell our products for dermatological and advanced tissue care with a European Conformity marking (known as Conformité Européenne or CE) covering ten of our products, ten approvals from the Mexican Ministry of Health, and various approvals in Central America, China, Southeast Asia, and the Middle East.

Over the last 12 months, we added new members to our Board of Directors, thus enhancing our expertise in sales, marketing, strategy and dermatology, and we hired new managers to complement our executive team. Our new team commenced a strategic realignment of our business with a sharp focus on dermatology markets. Our decision to focus on dermatology was based on our already strong presence in this market and the ability of our core hypochlorous acid-based technology, Microcyn®, to address other dermatological indications including acne, atopic dermatitis, anti-itch and scar management.

Our plan is to evolve into a leading dermatology and advanced tissue care company, providing innovative and cost-effective solutions to patients, while generating strong, consistent revenue growth and maximizing long-term shareholder value.

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Summary of Significant Accounting Policies

Our management’s discussion and analysis of financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in conformity with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates. Significant estimates and assumptions include reserves and write-downs related to receivables and inventories, the recoverability of long-lived assets, the valuation allowance relating to our deferred tax assets, valuation of equity and derivative instruments, debt discounts, valuation of investments, and the estimated amortization periods of upfront product licensing fees received from customers. Periodically, we evaluate and adjust estimates accordingly.

We exercise considerable judgment with respect to establishing sound accounting policies and in making estimates and assumptions that affect the reported amounts of our assets and liabilities, our recognition of revenues and expenses, and disclosure of commitments and contingencies at the date of the consolidated financial statements.

On an ongoing basis, we evaluate our estimates and judgments. Areas in which we exercise significant judgment include, but are not necessarily limited to, our valuation of accounts receivable, investments, inventory, income taxes, equity transactions (compensatory and financing) and contingencies. We have also adopted certain polices with respect to our recognition of revenue that we believe are consistent with the guidance provided under Securities and Exchange Commission Staff Accounting Bulletin No. 104.

We base our estimates and judgments on a variety of factors including our historical experience, knowledge of our business and industry, current and expected economic conditions, the attributes of our products, the regulatory environment, and in certain cases, the results of outside appraisals. We periodically re-evaluate our estimates and assumptions with respect to these judgments and modify our approach when circumstances indicate that modifications are necessary.

While we believe that the factors we evaluate provide us with a meaningful basis for establishing and applying sound accounting policies, we cannot guarantee that the results will always be accurate. Since the determination of these estimates requires the exercise of judgment, actual results could differ from such estimates.

A description of significant accounting policies that require us to make estimates and assumptions in the preparation of our consolidated financial statements is as follows:

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates. Significant estimates and assumptions include reserves and write-downs related to receivables and inventories, the recoverability of long-lived assets, the valuation allowance relating to our deferred tax assets, valuation of equity and derivative instruments, debt discounts, valuation of investments, and the estimated amortization periods of upfront product licensing fees received from customers. Periodically, we evaluate and adjust estimates accordingly.

Net Loss per Share

We compute basic net loss per share by dividing net loss per share available to common stockholders by the weighted average number of common shares outstanding for the period and excluding the effects of any potentially dilutive securities. Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the “treasury stock” and/or “if converted” methods as applicable. The computation of basic and diluted loss per share for the three and six months ended September 30, 2014 and 2013 excludes the potentially dilutive securities summarized in the table below because their inclusion would be anti-dilutive.

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	September 30,
	2014	2013
	(unaudited)	(unaudited)
Options to purchase common stock	2,754,000	1,229,000
Warrants to purchase common stock	2,034,000	1,318,000
	4,788,000	2,547,000

Common Stock Purchase Warrants and Other Derivative Financial Instruments

We classify common stock purchase warrants and other free standing derivative financial instruments as equity if the contracts (i) require physical settlement or net-share settlement or (ii) give us a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). We classify any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside our control), (ii) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement), or (iii) contain reset provisions as either an asset or a liability. We assess classification of our freestanding derivatives at each reporting date to determine whether a change in classification between assets and liabilities is required. We determined that our freestanding derivatives, which principally consist of warrants to purchase common stock, satisfied the criteria for classification as equity instruments, other than certain warrants that contained reset provisions and certain warrants that required net-cash settlement that the Company classified as derivative liabilities as more fully described below.

Revenue Recognition and Accounts Receivable

We generate revenue from sales of our products to hospitals, medical centers, doctors, pharmacies, and distributors. We sell our products directly to third parties and to distributors through various cancelable distribution agreements. We also entered into agreements to license our technology and products.

We also provides regulatory compliance testing and quality assurance services to medical device and pharmaceutical companies.

We record revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the fee is fixed or determinable, and (iv) collectability of the sale is reasonably assured.

We require all of our product sales to be supported by evidence of a sale transaction that clearly indicates the selling price to the customer, shipping terms and payment terms. Evidence of an arrangement generally consists of a contract or purchase order approved by the customer. We have ongoing relationships with certain customers from which we customarily accepts orders by telephone in lieu of purchase orders.

We recognize revenue at the time in which we receive confirmation that the goods were either tendered at their destination, when shipped “FOB destination,” or transferred to a shipping agent, when shipped “FOB shipping point.” Delivery to the customer is deemed to have occurred when the customer takes title to the product. Generally, title passes to the customer upon shipment, but could occur when the customer receives the product based on the terms of the agreement with the customer.

The selling prices of all goods are fixed, and agreed to with the customer, prior to shipment. Selling prices are generally based on established list prices. We do not customarily permit our customers to return any products for monetary refunds or credit against completed or future sales. We may, from time to time, replace expired goods on a discretionary basis. We record these types of adjustments, when made, as a reduction of revenue. Sales adjustments were insignificant during the six months ended September 30, 2014 and 2013 and the years ended March 31, 2014 and 2013.

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We evaluate the creditworthiness of new customers and monitor the creditworthiness of our existing customers to determine whether events or changes in their financial circumstances would raise doubt as to the collectability of a sale at the time in which a sale is made. Payment terms on sales made in the United States are generally 30 days and internationally, generally range from 30 days to 90 days.

In the event a sale is made to a customer under circumstances in which collectability is not reasonably assured, we either requires the customer to remit payment prior to shipment or defer recognition of the revenue until payment is received. We maintain a reserve for amounts which may not be collectible due to risk of credit losses.

Additionally, we defer recognition of revenue related to distributors’ that are unable to provide inventory or product sell-through reports on a timely basis, until payment is received. We believe the receipt of payment is the best indication of product sell-through.

We have entered into distribution agreements in Europe, Mexico, and certain other countries. Recognition of revenue and related cost of revenue from product sales is deferred until the product is sold from the distributors to their customers.

When we receive letters of credit and the terms of the sale provide for no right of return except to replace defective product, revenue is recognized when the letter of credit becomes effective and the product is shipped.

Product license revenue is generated through agreements with strategic partners for the commercialization of Microcyn® products. The terms of the agreements sometimes include non-refundable upfront fees. We analyze multiple element arrangements to determine whether the elements can be separated. Analysis is performed at the inception of the arrangement and as each product is delivered. If a product or service is not separable, the combined deliverables are accounted for as a single unit of accounting and recognized over the performance obligation period.

Assuming the elements meet the criteria for separation and all other revenue requirements for recognition, the revenue recognition methodology prescribed for each unit of accounting is summarized below:

•	When appropriate, we defer recognition of non-refundable upfront fees. If we have continuing performance obligations then such up-front fees are deferred and recognized over the period of continuing involvement.

•	We recognize royalty revenues from licensed products upon the sale of the related products.

•	Revenue from consulting contracts is recognized as services are provided. Revenue from testing contracts is recognized as tests are completed and a final report is sent to the customer.

Inventory

Inventories are stated at the lower of cost, cost being determined on a standard cost basis (which approximates actual cost on a first-in, first-out basis), or market. Due to changing market conditions, estimated future requirements, age of the inventories on hand and production of new products, we regularly review inventory quantities on hand and record a provision to write down excess and obsolete inventory to its estimated net realizable value.

Income Taxes

We are required to determine the aggregate amount of income tax expense or loss based upon tax statutes in jurisdictions in which we conduct business. In making these estimates, we adjust our results determined in accordance with generally accepted accounting principles for items that are treated differently by the applicable taxing authorities. Deferred tax assets and liabilities resulting from these differences are reflected on our balance sheet for temporary differences in loss and credit carryforwards that will reverse in subsequent years. We also establish a valuation allowance against deferred tax assets when it is more likely than not that some or all of the deferred tax assets will not be realized. Valuation allowances are based, in part, on predictions that management must make as to the results in future periods. The outcome of events could differ over time which would require that we make changes in our valuation allowance.

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Fair Value of Financial Assets and Liabilities

Financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are carried at cost, which management believes approximates fair value due to the short-term nature of these instruments. The carrying amounts of long-term investments include the investment held in Ruthigen and are carried at cost, which management believes approximates fair value. The fair value of capital lease obligations and equipment loans approximates their carrying amounts as a market rate of interest is attached to their repayment. We measure the fair value of financial assets and liabilities based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. We maximize the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value. We use three levels of inputs that may be used to measure fair value:

Level 1 – quoted prices in active markets for identical assets or liabilities.

Level 2 – quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets.

Level 3 – inputs that are unobservable (for example cash flow modeling inputs based on assumptions).

Financial liabilities measured at fair value on a recurring basis are summarized below:

	Fair Value Measurements at September 30, 2014 (unaudited) Using
	Total September 30, 2014	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant other unobservable inputs (Level 3)
Liabilities:
Derivative liabilities – warrants	$856,000	–	–	$856,000

	Fair Value Measurements at March 31, 2014 Using
	Total March 31, 2014	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant other unobservable inputs (Level 3)
Liabilities:
Derivative liabilities – warrants	$3,175,000	–	–	$3,175,000

Level 3 liabilities are valued using unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the liabilities. For fair value measurements categorized within Level 3 of the fair value hierarchy, our accounting and finance department, who report to the Chief Financial Officer, determine our valuation policies and procedures. The development and determination of the unobservable inputs for Level 3 fair value measurements and fair value calculations are the responsibility of our accounting and finance department and are approved by the Chief Financial Officer.

As of September 30, 2014, there were no transfers in or out of Level 3 from other levels in the fair value hierarchy.

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Impairment of Long-Lived Assets

We periodically review the carrying values of our long-lived assets when events or changes in circumstances would indicate that it is more likely than not that their carrying values may exceed their realizable values, and records impairment charges when considered necessary. Specific potential indicators of impairment include, but are not necessarily limited to:

•	a significant decrease in the fair value of an asset;

•	a significant change in the extent or manner in which an asset is used or a significant physical change in an asset;

•	a significant adverse change in legal factors or in the business climate that affects the value of an asset;

•	an adverse action or assessment by the U.S. Food and Drug Administration or another regulator; and

•	an accumulation of costs significantly in excess of the amount originally expected to acquire or construct an asset; and operating or cash flow losses combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with an income-producing asset.

When circumstances indicate that an impairment may have occurred, we test such assets for recoverability by comparing the estimated undiscounted future cash flows expected to result from the use of such assets and their eventual disposition to their carrying amounts. In estimating these future cash flows, assets and liabilities are grouped at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows generated by other such groups. If the undiscounted future cash flows are less than the carrying amount of the asset, an impairment loss, measured as the excess of the carrying value of the asset over its estimated fair value, will be recognized. The cash flow estimates used in such calculations are based on estimates and assumptions, using all available information that management believes is reasonable. During the six months ended September 30, 2014, we have noted no indicators of impairment.

Long-Term Investments

Our long-term investments consist of the 2,000,000 shares we own in Ruthigen at September 30, 2014 and March 31, 2014. We have accounted for the 2,000,000 shares of common stock we own in Ruthigen at cost in accordance with ASC 325-20 as a result of (a) the restrictions on voting the shares held as disclosed above, (b) us having no representation on the Ruthigen board of directors, (c) our inability to set policy at Ruthigen (d) us having no further commitments for funding the operations of Ruthigen and (e) the restrictions on transferability of the shares which extend beyond a one-year period. On January 8, 2015, we entered into a securities purchase agreement with two accredited investors, under which we agreed not to market, offer or sell our 2 million shares of common stock we hold in Ruthigen to any person other than the investors for a period of 60 calendar days from the date of the securities purchase agreement and under which the investors irrevocably agree to purchase all of the Ruthigen shares upon the occurrence of a triggering event. The purchase price for the Ruthigen shares to be purchased by the investors shall be $2.75 per share, or an aggregate of $5,500,000 for all of the Ruthigen shares. Such triggering event is defined in the securities purchase agreement as the closing of any merger or consolidation of Ruthigen with or into another company, corporation or similar entity or the merger or consolidation of another company, corporation, or assets of a corporation or company into Ruthigen, or in the case of any sale or conveyance to another corporation or the assets or other property of Ruthigen, for which Ruthigen enters into a definitive agreement. Such definitive agreement could be subject to or pending customary closing conditions, regulatory approvals and/or shareholder approval and still be considered definitive for purposes of the securities purchase agreement. Ruthigen and Dawson James Securities, Inc., as the managing underwriter of the Ruthigen IPO approved the transaction in accordance with the provisions of the Separation Agreement between Ruthigen and the Company, dated August 2, 2013, as amended, subject to certain conditions set forth in the securities purchase agreement. As of the filing date of the amended registration statement, of which this prospectus forms part, no triggering event has occurred nor can there be any assurance provided that one will occur.

In connection with entering into the securities purchase agreement to sell the Ruthigen shares at a fixed price of $2.75 per share, we have determined that the carrying value of the Ruthigen shares is impaired. As a result, during the three months ended December 31, 2014, we will record an impairment loss in the amount of $4,650,000 which represents the difference between cost and aggregate purchase price.

Additionally, we agreed to pay Dawson James Securities, Inc. a finder’s fee in the amount of $200,000 upon the closing of the actual sale of the Ruthigen shares.

Stock-based Compensation

We account for share-based awards exchanged for employee services based on the estimated fair value of the award on the grant date. We estimate the fair value of employee stock awards using the Black-Scholes option pricing model. We amortize the fair value of employee stock options on a straight-line basis over the requisite service period of the awards.  Compensation expense includes the impact of an estimate for forfeitures for all stock options.

We account for equity instruments issued to non-employees based on the estimated fair value of the instrument on the measurement date. The measurement of stock-based compensation is subject to periodic adjustment as the underlying equity instrument vests or becomes non-forfeitable. Non-employee stock-based compensation charges are amortized over the vesting period or as earned.

Deconsolidation of Ruthigen, Inc.

On March 26, 2014, we deconsolidated our formerly wholly-owned subsidiary, Ruthigen in connection with the completion of Ruthigen’s initial public offering of its common stock. As a result of the initial public offering, our ownership interest in Ruthigen decreased to approximately 43%. Ruthigen’s results of operations and cash flows through March 26, 2014 have been included in our consolidated financial statements.

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Recent Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) has issued Accounting Standards Update (“ASU”) No. 2014-12, Compensation – Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period . This ASU requires that a performance target that affects vesting, and that could be achieved after the requisite service period, be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant date fair value of the award. This update further clarifies that compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered.. The amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s condensed consolidated financial position and results of operations.

The FASB has issued ASU No. 2014-09, Revenue from Contracts with Customers. This ASU supersedes the revenue recognition requirements in Accounting Standards Codification 605 - Revenue Recognition and most industry-specific guidance throughout the Codification. The standard requires that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. This ASU is effective on January 1, 2017 and should be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying the ASU recognized at the date of initial application. The Company is currently evaluating the impact of the adoption of this standard on its condensed consolidated financial position and results of operations.

The FASB has issued ASU No. 2014-15, Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The guidance, which is effective for annual reporting periods ending after December 15, 2016, extends the responsibility for performing the going-concern assessment to management and contains guidance on how to perform a going-concern assessment and when going-concern disclosures would be required under U.S. GAAP.  The Company has elected to early adopt the provisions of ASU 2014-15 in connection with the issuance of these unaudited condensed consolidated financial statements.  Management’s evaluations of events and conditions that raise substantial doubt regarding the Company’s ability to continue as a going concern have been disclosed in Note 2 to the September 30, 2014 condensed consolidated financial statements included elsewhere in this prospectus.

Accounting standards that have been issued or proposed by the FASB, SEC and/or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the condensed consolidated financial statements upon adoption.

Comparison of Three Months Ended September 30, 2014 and 2013

Revenues

Total revenues were $3,264,000 for the three months ended September 30, 2014, as compared to $4,089,000 in the quarter ended September 30, 2013. Product revenues were down 20% from the same period last year, with decreases in revenue in the United States, the Middle East and China, which were offset by increases in revenue in Europe and Mexico.

Total product revenues in the United States were $978,000 for the three months ended September 30, 2014, as compared to $1,898,000 in the quarter ended September 30, 2013. Product revenues were down 48% from the same period last year primarily related to lower sales in animal healthcare and from our current dermatology partner, partially offset by increased sales of tissue care products sold by our direct salesforce. We recorded revenue in the amounts of $459,000 and $1,289,000, for the three months ended September 30, 2014 and 2013, respectively, from Innovacyn. The decrease in revenue was caused by a reduction in the unit volume associated with Innovacyn’s transition to a new supplier. We expect revenues related to Innovacyn to continue to decline significantly as the transition to their new supplier continues.

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Revenue in Mexico for the three months ended September 30, 2014 increased $189,000, or 14%, when compared to the same period in the prior year with an increase of 34% in units sold. The increases were due to strong growth in the sales of hydrogel and 120ml liquid products. Additionally, for the three months ended September 30, 2014 and 2013, $378,000 was recognized related to the amortization of the upfront license fees paid by More Pharma.

Revenue in Europe and Rest of the World for the three months ended September 30, 2014 decreased $49,000, or 8%, as compared to the same period in the prior year, with decreases in the Middle East and China, partially offset by a 26% sales increase in Europe. The increase in the European revenue is largely the result of the introduction of multiple new advanced tissue care product line extensions including a gel product, as well as the addition of new European distributors. The sales decline in the Middle East relates to the timing of periodic orders for that region.

The following table shows our product revenues combined with our license revenues by geographic region:

	Three Months Ended September 30,
	2014	2013	$ Change	% Change
United States	$978,000	$1,898,000	$(920,000)	(48)%
Mexico	1,541,000	1,352,000	189,000	14%
Europe and Rest of the World	554,000	603,000	(49,000)	(8)%
Total	$3,073,000	$3,853,000	$(780,000)	(20)%

Licensing revenues were $378,000 and $397,000 for the three months ended September 30, 2014 and 2013, respectively. These amounts are reflected in the table above under the respective geographic region.

Service revenues were $191,000 and $236,000 for the three months ended September 30, 2014 and 2013, respectively, due to a decrease in the number of tests provided by our services business.

Gross Profit

We reported gross profit related to our products of $1,705,000 or 55% of product revenues, during the three months ended September 30, 2014, compared to a gross profit of $2,650,000, or 69% of product revenues, for the same period in the prior year. Licensing revenues are included in our calculation of product revenues and gross profit for the quarters ended September 30, 2014 and 2013. Gross margins declined primarily as a result of the decline in U.S. sales related to our animal healthcare products.

Research and Development Expense

Research and development expense of $353,000 for the three months ended September 30, 2014, decreased $530,000, or 60%, when compared to the same period in the prior year. The decrease is largely due to $495,000 related to expenses incurred during the three months ended September 30, 2013 by our formerly wholly-owned subsidiary Ruthigen, partially offset by an increase of $38,000 incurred during the three months ended September 30, 2014 related to our stock compensation expense.

We expect research and development expenses will decrease in total over the next few quarters, due to the deconsolidation of Ruthigen and elimination of spending on Ruthigen projects in the prior fiscal year. However, we expect to incur increased spending on product development related to tissue care and dermatology products.

Selling, General and Administrative Expense

Selling, general and administrative expense of $2,923,000 for the three months ended September 30, 2014, decreased $170,000, or 5%, when compared to $3,093,000 for the same period in the prior year. The decrease for the three months ended September 30, 2014 was primarily due to a decrease of $499,000 related to administrative expenses incurred by our formerly wholly-owned subsidiary Ruthigen in the prior period, partially offset by higher sales and marketing expenses by us in the United States and Europe, as we prepared to launch additional dermatology products in those regions.

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We expect selling, general and administrative expenses to increase over the next several periods, as we intend to increase our direct sales force.

Interest Expense and Interest Income

Interest expense decreased $187,000 to $1,000 for the three months ended September 30, 2014, when compared to the same period in the prior year. The decrease for the three months ended September 30, 2014 was related to decreases of $127,000 of non-cash interest expense and $61,000 of cash interest expense incurred, when compared to the same period in the prior year. The cash and non-cash interest during the three months ended September 30, 2013 was primarily related to borrowings from Venture Lending & Leasing V, Inc. and Venture Lending & Leasing VI, Inc. (collectively “VLL”). As of December 16, 2013, the outstanding debt and all interest payments due to VLL were settled in full. Interest income for the three months ended September 30, 2014 showed no material change as compared to the same period in the prior year.

Other Expense, Net

Other expense, net decreased $25,000, to other expense, net of $14,000, for the three months ended September 30, 2014, when compared to the same period in the prior year. The decrease in other expense, net for the three months ended September 30, 2014 was primarily related to foreign exchange gains and losses and tax expenses.

Gain due to Change in Fair Value of Derivative Liabilities

In connection with our December 9, 2013 and February 26, 2014 registered direct offerings we issued a series of common stock purchase warrants, which contain cash settlement provisions. During the three months ended September 30, 2014, we recorded an unrealized gain due to the decrease in the fair value of our derivative liabilities of $841,000, primarily due to a decrease in our common stock price.

Net Loss

Net loss for the three months ended September 30, 2014 was $718,000, a decrease of $681,000, as compared to net loss of $1,399,000 for the same period in the prior year.

Comparison of Six Months Ended September 30, 2014 and 2013

Revenues

Total revenues were $6,656,000 for the six months ended September 30, 2014, as compared to $7,461,000 for the six months ended September 30, 2013. Product revenues were down 11% from the same period last year, with decreases in sales in the United States and China, which were partially offset by increases in Europe, Mexico, the Middle East and Singapore.

Total product revenues in the United States were $2,006,000 for the six months ended September 30, 2014, as compared to $3,221,000 in the six months ended September 30, 2013. Product revenues were down 38% from the same period last year primarily related to lower sales in animal healthcare and from our current and former dermatology partners, partially offset by increased sales of tissue care products sold by our direct salesforce. We recorded revenue in the amounts of $987,000 and $2,030,000, for the six months ended September 30, 2014 and 2013, respectively, from Innovacyn. The decrease in revenue was caused by a reduction in the unit volume related to Innovacyn’s transition to a new supplier. We expect revenues related to Innovacyn to continue to decline significantly as the transition to their new supplier continues.

Revenue in Mexico for the six months ended September 30, 2014 increased $235,000, or 8%, when compared to the same period in the prior year with an increase of 21% in units sold. The increases are due to strong growth in the sales of 120ml liquid products. Additionally, for the six months ended September 30, 2014 and 2013, $752,000 was recognized related to the amortization of upfront license fees paid by More Pharma.

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Revenue in Europe and the Rest of the World for the six months ended September 30, 2014 increased $216,000, or 21%, as compared to the same period in the prior year, with increases in Europe, Middle East, Singapore and India, partially offset by a sales decrease in China. The increase in Europe is largely the result of the introduction of multiple new advanced tissue care product line extensions including a gel product, as well as the addition of new European distributors.

The following table shows our product revenues combined with our license revenues by geographic region:

	Six Months Ended September 30,
	2014	2013	$ Change	% Change
United States	$2,006,000	$3,221,000	$(1,215,000)	(38)%
Mexico	3,011,000	2,776,000	235,000	8%
Europe and Rest of the World	1,226,000	1,010,000	216,000	21%
Total	$6,243,000	$7,007,000	$(764,000)	(11)%

Licensing revenues were $752,000 and $830,000 for the six months ended September 30, 2014 and 2013, respectively. These amounts are reflected in the table above under the respective geographic region.

Service revenues were $413,000 and $454,000 for the six months ended September 30, 2014 and 2013, respectively, due to a decrease in the number of tests provided by our services business.

Gross Profit

We reported gross profit related to our products of $3,553,000 or 57% of product revenues, during the six months ended September 30, 2014, compared to a gross profit of $4,783,000, or 68% of product revenues, for the same period in the prior year. Licensing revenues are included in our calculation of product revenues and gross profit for the six months ended September 30, 2014 and 2013. Gross margins declined as a result of the decline in U.S. sales related to our animal healthcare products.

Research and Development Expense

Research and development of $792,000 for the six months ended September 30, 2014, decreased $598,000, or 43%, when compared to the same period in the prior year. The decrease is largely due to $670,000 related to expenses incurred during the six months ended September 30, 2013 by our formerly wholly-owned subsidiary Ruthigen, partially offset by an increase of $100,000 incurred during the six months ended September 30, 2014 related to our stock compensation expense.

We expect research and development expenses will decrease in total over the next few quarters, due to the deconsolidation of Ruthigen and elimination of spending on Ruthigen projects in the prior fiscal year. However, we expect to incur increased spending on product development related to tissue care and dermatology products.

Selling, General and Administrative Expense

Selling, general and administrative expense of $5,904,000 for the six months ended September 30, 2014, decreased $8,000, when compared to $5,912,000 for the same period in the prior year. The decrease for the six months ended September 30, 2014 was primarily due to a decrease of $801,000 related to expenses incurred by our formerly wholly-owned subsidiary Ruthigen in the prior period, almost entirely offset by higher sales and marketing expenses in the United States, Mexico and Europe, as we prepared to launch additional dermatology and wound tissue products into those regions.

We expect selling, general and administrative expenses to increase over the next several periods, as we intend to increase our direct sales force.

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Interest Expense and Interest Income

Interest expense decreased $434,000 to $4,000 for the six months ended September 30, 2014, when compared to the same period in the prior year. The decrease for the six months ended September 30, 2014 was related to decreases of $294,000 of non-cash interest expense and $140,000 of cash interest expense incurred, when compared to the same period in the prior year. The cash and non-cash interest during the three months ended September 30, 2013 was primarily related to borrowings from VLL. As of December 16, 2013, the outstanding debt and all interest payments due to VLL were settled in full. Interest income for the three months ended September 30, 2014 showed no material change as compared to the same period in the prior year.

Other Expense, Net

Other expense, net of $45,000, for the six months ended September 30, 2014, decreased $22,000, when compared to the same period in the prior year. The decrease in other expense, net for the six months ended September 30, 2014 was primarily related to foreign exchange gains and losses and tax expenses.

Gain due to Change in Fair Value of Derivative Liabilities

In connection with our December 9, 2013 and February 26, 2014 registered direct offerings we issued a series of common stock purchase warrants, which contain cash settlement provisions. During the six months ended September 30, 2014, we recorded a decrease in the fair value of our derivative liabilities of $2,319,000, primarily due to a decrease in our common stock price.

Net Loss

Net loss for the six months ended September 30, 2014 was $788,000, a decrease of $2,323,000, as compared to net loss of $3,111,000 for the same period in the prior year.

Comparison of Fiscal Year Ended March 31, 2014 and 2013

Revenues

Total revenues were $13,668,000 for the fiscal year ended March 31, 2014 as compared to $15,452,000 in the fiscal year ended March 31, 2013. This consisted of total product revenues, including product licensing fees received, of $12,723,000 for the fiscal year ended March 31, 2014 compared to $14,583,000 in the fiscal year ended March 31, 2013. Product revenues were down 13% from the same period last year with decreases in US, Mexico and China, which were partially offset by increases in Europe, the Middle East, India and Singapore.

Product revenue in the United States for the year ended March 31, 2014 decreased $1,502,000, or 22%, due to a decline in sales in animal healthcare, dermatology and other markets. We recorded revenue from our partner Innovacyn in the amounts of $3,100,000 and $3,906,000 for the year ended March 31, 2014 and 2013, respectively. The decline in revenue attributed to other products was partially due to a decrease in sales related to the discontinuation of our partnerships with Union Springs and Onset Pharmaceuticals as well as a decline in sales to Quinnova.

Revenue in Mexico for the fiscal year ended March 31, 2014 decreased $627,000, or 11%, when compared to the same period in the prior year as a result of the More Pharma transaction closing in August 2013. The impact of the transaction resulted in increased sales in the fiscal year ended March 31, 2013, to existing customers prior to the close of the transaction, as well as sales related to More Pharma. The higher unit volume growth of 12% and the recognition of $1,501,000 related to the amortization of upfront fees paid by More Pharma was more than offset by about a 32% reduction in the average overall sales price per unit. As a result of the transfer of the sales function in Mexico to More Pharma, our related operating expenses in Mexico were $1,001,000 lower than that in the same period last year.

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Revenue in Europe and Rest of World for the fiscal year ended March 31, 2014 increased $269,000, or 15%, as compared to the same period in the prior year, with increases in sales in Europe, the Middle East, India, and Singapore, which was partially offset by a decrease in China.

The following table shows our product revenues by geographic region:

	Fiscal year Ended March 31,
	2014	2013	$ Change	% Change
United States	$5,340,000	$6,842,000	$(1,502,000)	(22)%
Mexico	5,259,000	5,886,000	(627,000)	(11)%
Europe and Rest of World	2,124,000	1,855,000	269,000	15%
Total	$12,723,000	$14,583,000	$(1,860,000)	(13)%

Licensing revenues were $1,829,000 and $1,686,000 for the fiscal year ended March 31, 2014 and 2013, respectively. These amounts primarily relates to More Pharma and are included in our calculation of product revenues and are reflected in the table above under the respective geographic region where such licensing revenues were earned.

Service revenues increased $76,000 when compared to the same period in the prior year due to an increase in the number of tests provided by our services business.

Gross Profit

We reported gross profit related to our Microcyn® products of $8,213,000 or 65% of product revenues, during the fiscal year ended March 31, 2014, compared to a gross profit of $10,607,000, or 73% of product revenues, for the same period in the prior year. Licensing revenues are included in our calculation of product revenues and gross profit for the fiscal year ended March 31, 2014 and 2013. Gross margins were down mostly due to the decline of margins in Mexico related to the More Pharma transaction and in the U.S. due to lower revenue, partially offset by higher gross margins in Europe.

Research and Development Expense

Research and development increased $664,000, or 30%, to $2,887,000 for the fiscal year ended March 31, 2014, compared to $2,223,000 for the same period in the prior year, with an expense increase of $1,120,000 to $1,378,000 incurred by Ruthigen. The increased expense related to Ruthigen was partially offset by a decrease in clinical related costs of $227,000.

We expect that our research and development expense will decrease since we will not be spending any funds on Ruthigen.

Selling, General and Administrative Expense

Selling, general and administrative expense decreased $333,000, or 3%, to $11,561,000 during the fiscal year ended March 31, 2014, as compared to $11,894,000 for the same period in the prior year. The decrease for the fiscal year ended March 31, 2014 was primarily due to a reduction in selling expenses in Mexico of $1,001,000, which was offset by higher costs related to Ruthigen.

We expect selling, general and administrative expenses to remain at the same level in the next year.

Other Expense, Net

Other expense, net, decreased $44,000, or 35%, to $81,000 for the fiscal year ended March 31, 2014, compared to other expense, net of $125,000 for the same period in the prior year. The change in other expense, net for the fiscal year ended March 31, 2014 foreign exchange gains and losses and franchise tax expenses.

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Interest Expense and Interest Income

Interest expense decreased $49,000, or 4%, during the fiscal year ended March 31, 2014 to $1,058,000, as compared to $1,107,000 for the same period in the prior year. The cash and non-cash interest is primarily related to borrowings from Venture Lending & Leasing V, Inc. and Venture Lending & Leasing VI, Inc. (collectively “VLL”). As of December 16, 2013, the outstanding debt and future interest payments due to VLL was settled in full as a result of VLL liquidating common stock issued pursuant to the terms of a stock purchase agreement we entered into with the entities on October 30, 2012. Non-cash interest increased $402,000 due to the settlement of $94,000 of future interest payments and the recognition of $475,000 of non-cash interest related to the amortization of the discount on notes payable offset by lower non-cash interest recorded during the nine months ended December 31, 2013 due to the maturity of two of the VLL notes during the period. Cash-related interest decreased $288,000 for the fiscal year ended March 31, 2014, primarily due to the maturity of two of the VLL notes during the period. Interest income for the fiscal year ended March 31, 2014 showed no material change as compared to the same period in the prior year.

Derivative Liabilities

In connection with our February 26, 2014 registered direct offering we issued a series of common stock purchase warrants which contain cash settlement provisions. On the initial measurement date of February 26, 2014, we recorded the fair value of the common stock purchase warrants as derivative liabilities and due to an increase in the value of our common stock from the initial measurement date to March 31, 2014, we recorded the change in fair value of our derivative liabilities as a non-cash loss of $1,566,000. As of March 31, 2014 we have derivative liabilities of $3,175,000 as compared to $0 for the previous year.

Fair Value of Common Stock Issued with Stock Purchase Agreement

During the fiscal year ended March 31, 2014 we recorded a gain of $1,357,000, and during the fiscal year ended March 31, 2013 we recorded a loss of $1,599,000, on the fair value of common stock issued pursuant to the terms of a stock purchase agreement we entered into with VLL on October 30, 2012 for the issuance to the entities of shares of our common stock having an initial aggregate fair market value equal to $3,500,000. This gain was attributed to an increase in our stock price from March 31, 2013 to the value on the closing of the sale of the shares of common stock by VLL on December 4, 2013.

Accounting for our Investment in Ruthigen

On March 26, 2014, our formerly wholly-owned subsidiary, Ruthigen completed an initial public offering of its common stock. As a result, during the three months ended March 31, 2014, we recorded a gain in the amount of $11,133,000 related to the accounting treatment of the deconsolidation of the former subsidiary which required us to record our investment in Ruthigen at cost.

Net Income (Loss)

Net income for the fiscal year ended March 31, 2014 was $3,735,000, an increase of $9,166,000, as compared to net loss of $5,431,000 for the same period in the prior year. The increase is primarily related to the gain of $11,133,000 related to the Ruthigen transaction previously described, which was partially offset by losses from operations of $6,051,000.

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Liquidity and Going Concern

We reported a loss of $788,000 for the six months ended September 30, 2014. At September 30, 2014 and March 31, 2014, our accumulated deficit amounted to $134,798,000 and $134,010,000, respectively. We had working capital of $2,830,000 and $1,970,000 as of September 30, 2014 and March 31, 2014, respectively. We expect to continue incurring losses for the foreseeable future and must raise additional capital to pursue our product development initiatives, penetrate markets for the sale of its products and continue as a going concern. We cannot provide any assurance that we will raise additional capital. Management believes we have access to capital resources through possible public or private equity offerings, debt financings, corporate collaborations or other means; however, we have not secured any commitment for new financing at this time nor can we provide any assurance that new financing will be available on commercially acceptable terms, if at all. If we are unable to secure additional capital, we may be required to curtail our research and development initiatives and take additional measures to reduce costs in order to conserve our cash in amounts sufficient to sustain operations and meet our obligations. These measures could cause significant delays in our efforts to commercialize products, which is critical to the realization of our business plan and our future operations. These matters raise substantial doubt about our ability to continue as a going concern.

Sources of Liquidity

As of September 30, 2014, we had cash and cash equivalents of $3,549,000. Total revenues were $3,264,000 for the three months ended September 30, 2014, as compared to $4,089,000 in the quarter ended September 30, 2013. Total revenues were $6,656,000 for the six months ended September 30, 2014, as compared to $7,461,000 for the six months ended September 30, 2013. Total revenues were $13,668,000 for the fiscal year ended March 31, 2014 as compared to $15,452,000 in the fiscal year ended March 31, 2013. Since our inception, substantially all of our operations have been financed through sales of equity securities. Other sources of financing that we have used to date include our revenues, as well as various loans.

Since October 1, 2012, substantially all of our operations have been financed through the following transactions:

·	•	net proceeds of $2,797,000 received from a registered direct offering on April 25, 2012;

	•	proceeds of $1,323,000 received from the exercise of common stock purchase warrants and options;

	•	net proceeds of $3,291,000 from sale of shares pursuant to October 2012 stock purchase agreement;

	•	net proceeds of $3,052,000 received from an underwritten offering on March 12, 2013;

	•	net proceeds of $2,002,000 received from a registered direct offering on December 9, 2013;

	•	net proceeds of $1,187,000 received from a registered direct offering on February 26, 2014; and

	•	net proceeds of $1,399,000 received from At-the-Market Issuances of common stock as of December 30, 2014.

April 2012 Registered Direct Offering

On April 25, 2012, we closed on agreements with institutional and accredited investors to issue up to: a) 337,143 shares of common stock b) 1,000 shares of Series A 0% convertible preferred stock (the “Series A Preferred Stock”); and c) warrants to purchase up to 495,873 shares of common stock, or the Warrants. We also offered up to 158,730 shares of common stock issuable upon conversion of the Series A Preferred Stock and 495,873 shares of common stock in the event the Warrants are exercised. The Warrants have an initial exercise price of $8.26 per share, are not exercisable for six months from the date of issuance, and an exercise term of 2.5 years from the date of issuance. We received approximately $3,124,000 in gross proceeds from the sale of these securities. Net proceeds after deducting the placement agent commissions, legal expenses and other offering expenses, and assuming no exercise of the Warrants, was $2,797,000. We paid approximately $219,000 in placement agent commissions. On May 4, 2012, one of the investors, and the sole holder of Series A Preferred Stock, converted 1,000 shares of the Series A Preferred Stock purchased in the transaction into 158,730 shares of common stock. No shares of Series A Preferred Stock are currently outstanding.

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On October 29, 2012, we entered into a side letter agreement with Sabby Healthcare Volatility Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd., (collectively, “Sabby”) to amend the terms of the warrants issued to Sabby in conjunction with our April 22, 2012 registered direct offering. Pursuant to the amendment, Sabby agreed to waive certain net-cash settlement features contained in the warrants in exchange for our agreement to a two-year extension of the expiration date of the warrants. Accordingly, the expiration date of the warrants issued to Sabby in connection with the April 22, 2012 registered direct offering was extended from October 25, 2014 to October 25, 2016. No other terms, rights or provisions of the purchase agreement or warrants were modified by the terms of the side letter agreement.

March 2013 Underwritten Public Offering

On March 12, 2013, we closed an underwritten public offering of 1,232,143 shares of common stock at an offering price to the public of $2.80 per share, including 160,714 shares of common stock to cover the underwriters’ over-allotment. The gross proceeds from this offering were $3,450,000, before deducting underwriting discounts and commissions and other offering expenses of $398,000.

December 2013 Registered Direct Offering

On December 4, 2013, we entered into agreements with institutional and accredited investors to issue 550,000 shares of its common stock at $4.00 per share, with no warrant coverage, yielding gross proceeds of $2,200,000 and net proceeds of $2,002,000 after deducting placement agent commissions and other offering costs. We paid $154,000 in placement agent commissions. In addition to the payment of certain cash fees upon closing of the offering, we issued a warrant to Dawson James Securities, Inc. to purchase up to 16,500 shares of common stock. The warrants are exercisable at $5.00 per share and will expire on May 3, 2016. The offer closed on December 9, 2013.

February 2014 Registered Direct Offering

On February 21, 2014, we entered into agreements with institutional and accredited investors for the sale of $1,352,000 in units, consisting of shares of our common stock and Series A and Series B warrants yielding net proceeds of $1,187,000 after deducting placement agent commissions and other offering costs. Each unit was priced at $3.00 and was comprised of one share of common stock, a Series A warrant and a certain number of Series B warrants. The Series A warrants will have an exercise price per share of $3.00 and expire five years from the date of issuance. The Series B warrants will not be exercisable until six months following closing, will have an exercise price per share of $3.63 and expire on the later of (a) one year from the earlier of (i) the effective date of an effective registration statement pursuant to which all the Series B warrant shares are registered for resale and (ii) the date that all Series B warrant shares may be sold pursuant to Rule 144 (without volume limitations and assuming cashless exercise) and (b) one year anniversary of the closing of the initial public offering of our formerly wholly-owned subsidiary, Ruthigen, Inc. We paid $94,630 in placement agent commissions. The offering closed on February 26, 2014.

In addition to the payment of certain cash fees upon closing of the offering, we issued a warrant to Dawson James Securities, Inc. to purchase up to 69,037 shares of common stock. The warrants are exercisable at $3.00 per share and will expire on May 3, 2016. The warrant issued to Dawson James Securities, Inc. has no registration rights, but does contain cashless exercise provisions.

At-the-Market Sales Issuances

On April 2, 2014, we entered into an At-the-Market Issuance Sales Agreement with MLV & Co. LLC under which we may issue and sell shares of our common stock having an aggregate offering price of up to $9,159,000 from time to time through MLV acting as our sales agent. We pay MLV a commission rate equal to 3.0% of the gross proceeds from the sale of any shares of common stock sold through MLV as agent under the Sales Agreement. As of December 30, 2014, we sold 467,934 shares for total net proceeds of $1,399,000. We agreed to suspend any sales under the At-the-Market Issuance Sales Agreement for a period of 3 months following the closing of this offering and to limit any sales to a sales price above the offering price for the shares obtained in this offering for an additional period of 3 months (for a combined 6 months following the closing of this offering).

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Material Trends and Uncertainties

In April 2014, Innovacyn, Inc., one of our customers, notified us that over the next 12 months, Innovacyn intends to transition to a new supplier of product which is currently supplied by us both for animal health care and OTC wound care. Because of Innovacyn’s failure to perform under the arrangements, we terminated the agreements on December 15, 2014. We are actively seeking new distribution channels and locating new animal health care partners. We have identified two potential partners and are working on negotiating agreements. We can give no assurances that we and these potential partners will be able to agree on under terms acceptable to us, if at all. Even if we are able to finalize agreements with these potential partners, these partnerships may not replace our revenues to the same levels as we had with Innovacyn. Our animal health revenues have been adversely impacted and will continue to be until we have secured a new animal health partner. If we are unable to locate new distribution channels or a new animal health care partner, our results of operations and financial condition may be adversely affected.

Long-Term Investment

As of September 30, 2014, we continued to hold 2,000,000 shares of common stock of our formerly wholly-owned subsidiary, Ruthigen at cost in accordance with ASC 325-20 as a result of (a) the restrictions in voting the shares held as discussed above, (b) our lack of representation on the Ruthigen Board of Directors, (c) our inability to set policy at Ruthigen, (d) our lack of further commitments to fund the operations of Ruthigen, and (e) the restrictions on transferability of the shares which extend beyond one-year.

On January 8, 2015, we entered into a securities purchase agreement pursuant to which we agreed to sell our shares in Ruthigen to two accredited investors for an aggregate purchase price of $5,500,000 upon the occurrence of a triggering event during a standstill period of 60 calendar days. Such triggering event is defined in the securities purchase agreement as the closing of any merger or consolidation of Ruthigen with or into another company, corporation or similar entity or the merger or consolidation of another company, corporation, or assets of a corporation or company into Ruthigen, or in the case of any sale or conveyance to another corporation or the assets or other property of Ruthigen, for which Ruthigen enters into a definitive agreement. Such definitive agreement could be subject to or pending customary closing conditions, regulatory approvals and/or shareholder approval and still be considered definitive for purposes of the securities purchase agreement. As of the filing date of the amended registration statement, of which this prospectus forms part, no triggering event has occurred nor can there be any assurance provided that one will occur. If we consummate the sale of the Ruthigen shares, we would no longer own any shareholder interest in Ruthigen. However, if the sale of the Ruthigen shares is not completed, we will continue to own the Ruthigen shares, subject to the voting and resale restrictions.

In connection with entering into the securities purchase agreement to sell the two million shares of Ruthigen at a fixed price of $2.75 per share, we have determined that the carrying value of the Ruthigen shares is impaired. As a result, during the three months ended December 31, 2014, we will record an impairment loss in the amount of $4,650,000 which represents the difference between cost and aggregate purchase price.

Additionally, we agreed to pay Dawson James Securities, Inc. a finder’s fee in the amount of $200,000 upon the closing of the actual sale of the Ruthigen shares.

Cash Flows for September 30, 2014 and 2013

As of September 30, 2014, we had cash and cash equivalents of $3,549,000, compared to $5,480,000 as of March 31, 2014.

Net cash used in operating activities during the six months ended September 30, 2014 was $3,009,000, primarily due to our net loss of $788,000 for the period which was offset by a $2,319,000 non-cash gain due to a change in fair value of our derivative liabilities. Additionally, we had $907,000 of stock-based compensation expenses and we received $537,000 from our affiliate and our formerly wholly-owned subsidiary, Ruthigen, pursuant to our agreement that required Ruthigen to reimburse us for certain expenses we paid on its behalf.

Net cash used in operating activities during the six months ended September 30, 2013 was $2,454,000, primarily due to our net loss of $3,111,000 for the period. Additionally, we had non-cash transactions during the six months ended September 30, 2013, including: $666,000 of stock-based compensation expenses; a $210,000 loss on the fair value adjustment of common stock issued to VLL in connection with the stock purchase agreement dated October 30, 2012; and non-cash interest of $294,000.

Net cash provided by investing activities was $23,000 for the six months ended September 30, 2014, primarily related a decrease in our long-term deposits of $39,000 offset by purchases of equipment.

Net cash used in investing activities was $312,000 for the six months ended September 30, 2013, primarily due to $338,000 related to equipment purchases.

Net cash provided by financing activities was $1,074,000 for the six months ended September 30, 2014 was primarily related to $1,213,000 of net proceeds received from At-the-Market Issuances of common stock which was offset by principal payments on debt in the amount of $139,000.

Net cash used in financing activities was $1,918,000 for the six months ended September 30, 2013, and consisted of principal payments on debt in the amount of $1,138,000 and $780,000 of deferred offering costs related to the intended initial public offering of our formerly wholly-owned subsidiary, Ruthigen.

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Cash Flows for March 31, 2014 and 2013

As of March 31, 2014, we had cash and cash equivalents of $5,480,000, compared to $7,900,000 as of March 31, 2013.

Net cash used in operating activities during the year ended March 31, 2014 was $4,890,000, primarily due to our net income of $3,735,000, offset by non-cash transactions during the year ended March 31, 2014, including: $11,133,000 of unrealized gain on the deconsolidation of Ruthigen; a $1,357,000 gain on the fair value adjustment of common stock issued to VLL in connection with the stock purchase agreement dated October 30, 2012; a $1,566,000 loss on the fair value adjustment of our derivative liabilities; $1,451,000 of stock-based compensation expenses; and non-cash interest of $863,000.

Net cash provided by operating activities during the year ended March 31, 2013 was $1,150,000 primarily due to the receipt of a $5,100,000 upfront payment from More Pharma offset by our net loss of $5,431,000 for the period. Additionally, we had non-cash transactions during the year ended March 31, 2013, including: $1,601,000 of stock-based compensation expenses; a $767,000 gain on the fair value adjustment of our derivative liabilities; a $1,599,000 loss on the fair value adjustment of common stock issued in connection with the stock purchase agreement dated October 30, 2012; and non-cash interest of $624,000.

Net cash used in investing activities was $445,000 for the year ended March 31, 2014, consisting of $504,000 related to equipment purchases offset by $59,000 related to changes in long-term assets.

Net cash used in investing activities was $370,000 for the year ended March 31, 2013, consisting of $257,000 related to equipment purchases and $113,000 related to changes in long-term assets.

Net cash provided by financing activities was $2,945,000 for the year ended March 31, 2014. During the period ended March 31, 2014, we received net proceeds from the December 9, 2013 registered direct offering of common and preferred stock of $2,002,000 and net proceeds from the February 26, 2014 underwritten offering of common stock of $1,186,000. The offering proceeds were offset by principal payments on the debt in the amount of $1,615,000. We also received $1,295,000 in connection with the exercise of common stock purchase warrants.

Net cash provided by financing activities was $3,750,000 for the year ended March 31, 2013. During the period ended March 31, 2013, we received net proceeds from the April 22, 2012 registered direct offering of common and preferred stock of $2,797,000 and net proceeds from the March 12, 2013 underwritten offering of common stock of $3,052,000. The offering proceeds were offset by principal payments on the debt in the amount of $2,083,000. We also received $28,000 in connection with the exercise of stock options.

Contractual Obligations as of September 30, 2014

As of September 30, 2014, we had contractual obligations as follows (long-term debt amounts include principal payments only:

	Payments Due by Period
	Total	Less Than 1 Year	1-3 Years	After 3 Years
Long-term debt	$8,000	$8,000	$–	$–
Operating leases	546,000	237,000	309,000	–
Total	$554,000	$245,000	$309,000	$–

Operating Capital and Capital Expenditure Requirements

We incurred a net loss of $788,000 for the six months ended September 30, 2014. At September 30, 2014 and March 31, 2014, our accumulated deficit amounted to $134,798,000 and $134,010,000, respectively. At September 30, 2014 and March 31, 2014, our working capital amounted to $2,830,000 and $1,970,000, respectively.

We expect to continue incurring losses for the foreseeable future and must raise additional capital to pursue our product development initiatives, penetrate markets for the sale of our products and continue as a going concern. We cannot provide any assurance that we will raise additional capital. Management believes we have access to capital resources through possible public or private equity offerings, debt financings, corporate collaborations or other means; however, we have not secured any commitment for new financing at this time nor can we provide any assurance that new financing will be available on commercially acceptable terms, if at all. If we are unable to secure additional capital, we may be required to curtail our research and development initiatives and take additional measures to reduce costs in order to conserve our cash in amounts sufficient to sustain operations and meet our obligations. These measures could cause significant delays in our efforts to commercialize products, which is critical to the realization of our business plan and our future operations. These matters raise substantial doubt about our ability to continue as a going concern.

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Our future funding requirements will depend on many factors, including:

•	the scope, rate of progress and cost of our clinical trials and other research and development activities;

•	future clinical trial results;

•	the terms and timing of any collaborative, licensing and other arrangements that we may establish;

•	the cost and timing of regulatory approvals;

•	the cost and delays in product development as a result of any changes in regulatory oversight applicable to our products;

•	the cost and timing of establishing sales, marketing and distribution capabilities;

•	the effect of competing technological and market developments;

•	the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights; and

•	the extent to which we acquire or invest in businesses, products and technologies.

Off-Balance Sheet Transactions

We currently have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

There have been no disagreements with our independent public accountant in regards to accounting and financial disclosure.

Quantitative and Qualitative Disclosures about Market Risk

As a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and in Item 10(f)(1) of Regulation S-K, we are electing scaled disclosure reporting obligations and therefore are not required to provide the information requested by this Item.

OUR BUSINESS

Corporate Information

We incorporated under the laws of the State of California in April 1999 as Micromed Laboratories, Inc. In August 2001, we changed our name to Oculus Innovative Sciences, Inc. In December 2006, we reincorporated under the laws of the State of Delaware. Our principal executive offices are located at 1129 N. McDowell Blvd., Petaluma, California, 94954, and our telephone number is (707) 283-0550. We have two principal wholly-owned subsidiaries: Oculus Technologies of Mexico, S.A. de C.V., organized in Mexico; and Oculus Innovative Sciences Netherlands, B.V., organized in the Netherlands. Our formerly wholly-owned subsidiary, Ruthigen, was deconsolidated on March 26, 2014 in connection with the completion of its initial public offering.

Overview

We are a specialty device and pharmaceutical company that develops and markets solutions for the treatment of dermatological conditions and advanced tissue care. Our products, which are sold throughout the United States and internationally, have improved patient outcomes for more than five million patients globally by reducing infections, itch, pain, scarring, odor and harmful inflammatory responses.

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We initially built our business by developing and promoting products via partnerships. Our key proprietary technology, Microcyn®, is based on electrically charged oxychlorine small molecules designed to target a wide range of pathogens that cause disease. These pathogens include viruses, fungi, spores and bacteria, including antibiotic-resistant strains such as methicillin-resistant Staphylococcus aureus, or MRSA, and vancomycin-resistant Enterococcus, or VRE, as well as Clostridium difficile, or C. diff, a highly contagious bacteria spread by human contact. Several Microcyn® Technology advanced tissue care products are designed to treat infections and enhance healing while reducing the need for antibiotics.

To date, we have obtained ten approvals or clearances from the U.S. Food and Drug Administration, or FDA, that permit us to sell our Microcyn®-based products as medical devices for Section 510(k) of the Federal Food, Drug and Cosmetic Act in the United States. However, we do not have the necessary regulatory approvals to market Microcyn® as a drug.

Our clinical trials from around the world suggest that our Microcyn® Technology helps reduce a wide range of pathogens while curing or improving infection. Our clinical studies suggest that our Microcyn® Technology is safe, easy to use and complementary to many existing treatment methods in dermatology and advanced tissue care. These clinical studies and usage of our products in the United States also suggest that our 510(k)-cleared products may shorten hospital stays, lower aggregate patient care costs and, in certain cases, reduce the need for systemic antibiotics.

Outside of the United Sates, we sell products for dermatological and advanced tissue care with a European Conformity marking (known as Conformité Européenne or CE) covering ten of our products, ten approvals from the Mexican Ministry of Health, and various approvals in Central America, China, Southeast Asia, and the Middle East.

Over the last 12 months, we added new members to our Board of Directors, thus enhancing our expertise in sales, marketing, strategy and dermatology, and we hired new managers to complement our executive team. Our new team commenced a strategic realignment of our business with a sharp focus on dermatology markets. Our decision to focus on dermatology was based on our already strong presence in this market and the ability of our core hypochlorous acid-based technology, Microcyn®, to address other dermatological indications including acne, atopic dermatitis, anti-itch and scar management.

Building upon our commercialization experience selling our Microcyn® Technology-based products, we believe we can significantly increase our revenue growth by focusing on our own dermatology efforts. Key aspects of our dermatology growth strategy are set forth below:

Expand our Internal U.S. Sales Force: We recently hired and intend to hire an additional experienced dermatology management team and sales force, most of who are seasoned sales veterans that have established relationships with dermatologists in their territories.

Develop and Launch New Dermatology Products: In October 2014, we launched two prescription dermatology products in the United States, an antipruritic gel and dermal spray. We also have a strong product pipeline, including our new product for treatment of scars that we intend to launch over the next 12 months. We have licensed several proprietary dermatology products from two European dermatology companies that we believe we can bring to market in the near term.

Create a Competitive Pricing Strategy: We have and will continue to develop a unique product pricing strategy, which we believe solves many of the challenges associated with the prescription dermatology market’s current pricing and rebate programs.

Develop a Pharmaceutical Line: We plan to acquire or develop pharmaceutical products with affordable clinical trials to increase our market presence and create innovator patent protection.

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Generate International Growth: In Europe, we launched four new dermatology products in November 2014 for acne, atopic dermatitis, scar reduction and post-laser procedures via experienced, country-specific dermatology distributors.

Our plan is to evolve into a leading dermatology and advanced tissue care company, providing innovative and cost-effective solutions to patients, while generating strong, consistent revenue growth and maximizing long-term shareholder value.

Ruthigen

Our formerly wholly-owned subsidiary, Ruthigen, Inc., was incorporated in the State of Nevada on January 18, 2013, and reincorporated from Nevada to Delaware on September 25, 2013. Ruthigen consummated its IPO on March 26, 2014. As a result of the IPO, we have a minority interest for which we have agreed to vote the common shares we own with the majority shareholders in Ruthigen. On January 8, 2015, we entered into a securities purchase agreement pursuant to which we agreed to sell our shares in Ruthigen to two accredited investors for an aggregate purchase price of $5.5 million upon the occurrence of a trigger event during a standstill period of 60 calendar days. Such triggering event is defined in the securities purchase agreement as the closing of any merger or consolidation of Ruthigen with or into another company, corporation or similar entity or the merger or consolidation of another company, corporation, or assets of a corporation or company into Ruthigen, or in the case of any sale or conveyance to another corporation or the assets or other property of Ruthigen, for which Ruthigen enters into a definitive agreement. Such definitive agreement could be subject to or pending customary closing conditions, regulatory approvals and/or shareholder approval and still be considered definitive for purposes of the securities purchase agreement. As of the filing date of the amended Registration Statement, of which this prospectus forms part, no triggering event has occurred nor can there be any assurance that one will occur. If we consummate the sale of the Ruthigen shares, we would no longer own any shareholder interest in Ruthigen. However, if the sale of the Ruthigen shares is not completed, we will continue to own the Ruthigen shares, subject to the existing voting and resale restrictions.

On January 31, 2014, we amended certain agreements with Ruthigen. Each of these agreements, referred to as the Ancillary Agreements, was entered into in the overall context of Ruthigen’s separation from us, referred to as the Separation. The effective date for each of the Ancillary Agreements was the closing date of Ruthigen’s initial public offering, which was March 26, 2014. Below is a description of the Ancillary Agreements.

License and Supply Agreement

We entered into a license and supply agreement with Ruthigen on June 6, 2013, which was subsequently amended. Pursuant to the terms of the License and Supply Agreement, we agreed to an exclusive license of certain of our proprietary technology to Ruthigen in order to enable Ruthigen’s research and development and commercialization of the newly discovered RUT58-60, and any improvements to it, in the United States, Canada, European Union and Japan, referred to as the Territory, for certain invasive procedures in humans as defined in the License and Supply Agreement.

Under the terms of the License and Supply Agreement, we will be prohibited from using the licensed proprietary technology to sell products that compete with Ruthigen’s products within the Territory, and Ruthigen cannot sell any device or product that competes with our products being sold or developed as of the effective date of the License and Supply Agreement.

Ruthigen is required to make a total of $8,000,000 in milestone payments to us for the first product only, as follows: $1.5 million upon completion of last patient enrollment in Ruthigen’s Phase 1/2 clinical study; $1.5 million upon completion of the last patient enrollment in Ruthigen's first pivotal clinical study; $3 million upon completion of Ruthigen’s first meeting with the U.S. Food and Drug Administration following completion of Ruthigen’s first pivotal clinical trial; and $2 million upon the first patient enrollment in Ruthigen’s second pivotal clinical trial. In addition, as further consideration under the agreement, Ruthigen will be required to make royalty payments to us based on Ruthigen’s annual net sales of the product from the date of first commercial sale to the date that Ruthigen ceases to commercialize the product, which percentage royalty rate will vary between 3% and 20% and will increase based on various net sales thresholds and will differ depending on the country in which the sales are made. We cannot assure you that Ruthigen will achieve any of these milestones or that if Ruthigen does achieve one or more milestones, that it will have sufficient funds for the required milestone payments.

Separation Agreement

Effectiveness and Term – On August 2, 2013, we entered into a separation agreement with Ruthigen that contains provisions relating to our ongoing relationship with Ruthigen, and more specifically governs our relationship with Ruthigen following the completion of Ruthigen’s initial public offering. On January 31, 2014, we amended the Separation Agreement.

The Separation Agreement contains certain limitations on our ability to control various aspects of Ruthigen’s business and operations in order for Ruthigen to operate as independently as possible from us. The Separation Agreement terminates 8.5 years following the closing of Ruthigen’s initial public offering, unless the parties mutually agree to terminate it earlier. However, most of the material restrictions and obligations contained in the Separation Agreement lapse when we and our subsidiaries, other than Ruthigen, own less than 19.9%, or the ownership threshold for purposes of the agreement, of the outstanding shares of Ruthigen’s common stock.

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Marketing and Transfer Restrictions – The Separation Agreement contains a series of restrictions on our ability to transfer the Ruthigen shares we own. We are restricted from transferring any of the Ruthigen shares we own during the one-year lock up period immediately following Ruthigen’s initial public offering without the express consent of both the Ruthigen’s board of directors and the underwriter who assisted in the IPO. Following the one-year lock up period, transfers by us of the Ruthigen shares we own must be conducted with the consent of Ruthigen’s board of directors or within the prescribed requirements for such transfers set forth in the Separation Agreement. These prescribed requirements include that the transfers must be in private placement transactions, that the purchase price discount may not exceed 15% or 20% of the prevailing market price depending on the type of transferee, the amount of shares transferred in a given transfer, or series of transfers comprising a single transaction, may not exceed the greater of 5% of Ruthigen’s outstanding shares or $1.5 million in net proceeds to us, as well as certain other requirements set forth in the Separation Agreement.

Registration Rights – The Separation Agreement provides us with certain “piggy back” registration rights if Ruthigen proposes to publicly register any of its common stock following the completion of Ruthigen’s intended initial public offering, subject to certain conditions and limitations. The inclusion of the Ruthigen shares we own in such registration will be subject to the same terms that Ruthigen offers its own securities in such offering and our registration rights will never be more than 30% of the value of all securities to be registered in such offering. In addition, following transfers by us of the Ruthigen shares, we have certain demand registration rights requiring Ruthigen to register all of the Ruthigen shares we have transferred.

Standstill – We have agreed that, subject to the ownership threshold set forth under “Effectiveness and Term”, we will not, and shall not act in concert with any person to, make or participate in a solicitation of proxies or powers of attorney or similar rights to vote any of the Ruthigen shares we own or to deposit the Ruthigen shares we own in a voting trust.

Voting – We have agreed, subject to the ownership threshold, we will vote or consent all of the Ruthigen shares we own in the same manner as the majority of the minority non-Oculus holders of Ruthigen’s common stock.

Equity Plan, Oculus Equity and Corporate Governance – We and Ruthigen have agreed on the principal terms of Ruthigen’s equity incentive plan, including the formula for the number of shares reserved under the plan, the vesting schedule of awards under the plan, timing, size and award type of the initial grants to be made following the closing of Ruthigen’s intended initial public offering, and the formula for the evergreen refresh provision and other share caps on certain types of awards and future equity plans. The Separation Agreement clarifies that options for our common stock held by employees and directors of Ruthigen shall continue to vest as long as the individuals continue in service to Ruthigen. In addition, the Separation Agreement provides that Ruthigen’s restated articles of incorporation and bylaws for purposes of operating as a public company will contain provisions for a staggered board of directors and plurality voting for the election of directors.

Directors’ and Officers’ Insurance – The Separation Agreement provides that, so long as we shall maintain a directors’ and officers’ insurance program covering our past and present officers and directors, the program shall be equal to the standard program in our industry and if there is a change to the program, then we shall provide prior notice.  In addition, we have agreed not to exclude any former Oculus director from any insurance policy coverage if such coverage is made available to our then existing directors and officers.

Microcyn® Technology Platform

Mechanism of Action

We believe Microcyn® Technology’s ability to reduce the need for antibiotics through prevention and treatment of infections, while promoting wound healing, is based on its uniquely engineered chemistry. As a result of our patented manufacturing process, Microcyn® is a proprietary solution of oxychlorine compounds that, among other things, interact with and inactivate surface proteins on cell walls and membranes of microorganisms. The functions of these proteins are varied and play significant roles in cell communication, nutrient and waste transport and other required functions for cell viability. Once Microcyn® surrounds single cell microorganisms, it damages these proteins, causing the cell membrane to rupture, leading to cell death, which we believe is caused by increased membrane permeability and induced osmotic pressure imbalance. We continue to study the exact mechanisms by which protein and structural components of the bacterial cell walls and membranes, and the protein shell that surrounds a virus, are affected by Microcyn®. This destruction of the cell appears to occur through a fundamentally different process than that which occurs as a result of contact with a bleach-based solution because experiments have demonstrated that Microcyn® kills bleach-resistant bacteria. However, we believe the solution remains non-irritating to human tissues because human cells have unique protective mechanisms, are interlocked, and prevent Microcyn® from targeting and surrounding single cells topically on the body. Laboratory tests suggest that our solution does not penetrate and kill multi-cellular organisms, and does not damage or affect human DNA.

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In laboratory tests, Microcyn® has been shown to destroy certain biofilms. A biofilm is a complex cluster of microorganisms or bacteria marked by the formation of a protective shell, allowing the bacteria to collect and proliferate. It is estimated that over 65% of microbial infections in the body involve bacteria growing as a biofilm. Bacteria living in a biofilm typically have significantly different properties from free-floating bacteria of the same species. One result of this film environment is increased resistance to antibiotics and to the body’s immune system. In chronic wounds, biofilms interfere with the normal healing process and halt or slow wound closure. Bacteria growing in biofilms can become up to 1000-fold more resistant to antibiotics and other biocides as compared to their planktonic, or free floating, counterparts. As a result, biofilm infections cannot be effectively treated with conventional antibiotic therapy.  In our laboratory studies, Microcyn® was shown to destroy two common biofilms after five minutes of exposure.

In published studies, Microcyn® has been shown to significantly increase the dilation of capillaries in wounds as indicated by higher levels of oxygen at a wound site after the application of our product and also to reduce inflammation by inhibiting certain inflammatory responses from allergy-producing mast cells. It is widely accepted that reducing chronic inflammation surrounding an injury or wound is beneficial to wound healing. Our laboratory research suggests that Microcyn®’s interference with these cells is selective to only the inflammatory response and does not interfere with other functions of these cells. Microcyn® Technology has demonstrated antimicrobial activity against numerous bacterial, viral and fungal pathogens, including antibiotic-resistant strains, as evidenced by passing results in numerous standardized laboratory microbiology tests conducted on our 510(k) approved technology by a variety of certified independent testing laboratories.

Current Regulatory Approvals and Clearances

The following table summarizes our current regulatory approvals and clearances:

Region	Approval or Clearance Type	Year of Approval or Clearance	Summary Indication

United States	510(k)	2005	Moistening and lubricating absorbent wound dressings for traumatic wounds requiring a prescription.

	510(k)	2005	Moistening and debriding acute and chronic dermal lesions requiring a prescription.

	510(k)	2006	Moistening absorbent wound dressings and cleaning minor cuts as an over-the-counter product.

	510(k)	2009	Management of exuding wounds such as leg ulcers, pressure ulcers, diabetic ulcers and for the management of mechanical or surgical debridement of wounds in a gel form and required as a prescription.

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	510(k)	2009	Debridement of wounds, such as stage I-IV pressure ulcers, diabetic foot ulcers, post-surgical wounds, first- and second-degree burns, grafted and donor sites as preservative, which can kill listed bacteria such as MRSA & VRE and required as a prescription.

	510(k)	2010	As a hydrogel, for management of dermal irritation, sores, injuries and ulcers of dermal tissue including itch and pain relief associated with dermal irritation, sores, injuries and ulcers of dermal tissue as a prescription. As an over-the-counter product, the hydrogel is intended to relieve itch and pain from minor skin irritations, lacerations, abrasions and minor burns. It is also indicated for management of irritation and pain from minor sunburn.

	510(k)	2011	As a hydrogel, for management and relief of burning, itching and pain experienced with various types of dermatoses, including atopic dermatitis and radiation dermatitis.

	510(k)	2013	As hydrogel for the management of old and new hypertrophic and keloid scarring resulting from burns, general surgical procedures and trauma wounds (Regenacyn).

	510(k)	2014	As hydrocleanse for cleaning, irrigation, moistening, debridement and removal of foreign material.

	510(k)	2014	As a root canal irrigation solution (Endocyn).

European Union	CE Marking	2013

Solutions, gel and hydrogel antiseptic, disinfecting and sterilizing of super oxidation.

The certificate is valid for the following products:

•  Microdacyn60® Wound Care

•  Microdacyn60® Hydrogel

•  Microdacyn60® Oral Care

•  Gramaderm® Solution

•  Gramaderm® Hydrogel

•  Electromicyn60®

•  Microsafe®

•  Microdox60®

•  Epicyn®

•  Pediacyn®

Mexico	Product Registration	2005	Antiseptic for disinfection (Electromicyn60).

	Product Registration	2006	Antiseptic for disinfection (Microsafe).

	Medical Device Approval	2010	Acne treatment solution (Gramaderm® Solution).

	Medical Device Approval	2012	Acne treatment hydrogel (Gramaderm® Hydrogel).

	Medical Device Approval	2012	Antiseptic solution for disinfection and sterilization (Microdacyn60®).

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	Medical Device Approval	2013	Hydrogel for treatment of atopic dermatitis (Pediacyn®).

	Medical Device Approval	2013	Scar management hydrogel (Epicyn™).

	Medical Device Approval	2014	Antiseptic solution of super oxidation (Microdacyn60® Oral Care).

	Medical Device Approval	2014	Antiseptic solution for treatment of bladder and urinary tract infections (Microdox60®).

	Medical Device Approval	2014	Antiseptic hydrogel (Microdacyn60® Hydrogel).

Canada	Medical Device (Inactive)	2004	Moistening, irrigating, cleansing and debriding acute and chronic dermal lesions, diabetic ulcers and post-surgical wounds.

India	Medical Device	2012	Super oxidized solution for wound healing, cleaning and debriding.

China	Medical Device	2012	Acute and chronic derma wounds moistening, healing and repair and debridement (Microcyn® Hydrogel).

Kuwait	Medical Device	2010	Cleaning and debriding in wound management (Microsafe)

	Product	2013	Hydrogel for treatment of acne and various dermatoses (Face Cool™ ).

	Product	2013	Hydrogel for treatment of baby rash (Baby Cool™).

	Product	2013	Feminine hygiene wash (Lady Cool™).

United Arab Emirates	Medical Device	2011	Cleaning and debriding in wound management.

	Product	2013	Hydrogel for treatment of acne and various dermatoses (Face Cool™).

	Product	2013	Hydrogel for treatment of baby rash (Baby Cool™).

	Product	2013	Feminine hygiene wash (Lady Cool™).

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Iraq	Medical Device	2011	Cleaning and debriding in wound management.

	Product	2013	Hydrogel for treatment of acne and various dermatoses (Face Cool™).

	Product	2013	Hydrogel for treatment of baby rash (Baby Cool™).

	Product	2013	Feminine hygiene wash (Lady Cool™).

Oman	Medical Device	2010	Antiseptic disinfectant solution (Microsafe).

Bahrain	Medical Device	2009	Acute and chronic derma wounds moistening, healing and repair and debridement (Microcyn).

Jordan	Medical Device	2007	Cleaning and debriding in wound management (Dermacyn Wound Care Microcyn).

Saudi Arabia	Medical Device	2010	Cleaning and debriding in wound management.

Panama	Drug	2012	Sterilizer and antiseptic.

	Product Approval	2014	Antiseptic solution (Microdacyn60®).

El Salvador	Medical Device	2013	Disinfecting in cleaning and debriding in wound management as well as sterilization of medical equipment.

	Product Approval	2013	Antiseptic solution (Microdacyn60®).

Honduras	Medical Device	2013	Disinfecting in cleaning and debriding in wound management as well as sterilization of medical equipment.

Guatemala	Medical Device	2013	Antiseptic solution (Microdacyn60®).

Honduras	Medical Device	2013	Antiseptic solution (Microdacyn60®).

Singapore	Medical Device	2010	Cleaning and debriding in wound management.

Malaysia	Medical Device	2008	Cleaning and debriding in wound management (Microcyn Super Oxidized solution).

Indonesia	Medical Device	2012	Hydrogel for wound and burn dressing (Microcyn Hydrogel).

	Medical Device	2012	Hydrogel for wound and burn dressing (Microcyn Skin and Wound Care with Preservatives).

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Clinical Trials

We have completed a proof-of-concept Phase II trial in the United States, which demonstrated the effectiveness of Microcyn® Technology in mildly infected diabetic foot ulcers with the primary endpoint of clinical cure and improvement of infection. We used 15 clinical sites and enrolled 48 evaluable patients in three arms, using Microcyn® alone, Microcyn® plus an oral antibiotic and saline plus an oral antibiotic. We announced the results of our Phase II trial in March 2008. In the clinically evaluable population of the study, the clinical success rate at visit four, or test of cure, for Microcyn®-alone-treated patients was 93.3% compared to 56.3% for the oral antibiotic levofloxacin plus saline-treated patients. This study was not statistically powered, but the high clinical success rate (93.3%) and the p-value (0.033) suggest the difference is meaningfully positive for the Microcyn®-treated patients. Also, for this set of data, the 95.0% confidence interval for the Microcyn®-only arm ranged from 80.7% to 100% while the 95.0% confidence interval for the oral antibiotic levofloxacin and saline arm ranged from 31.9% to 80.6%; the confidence intervals do not overlap, indicating a favorable clinical success for Microcyn® compared to the oral antibiotic levofloxacin. At visit 3 (end of treatment), the clinical success rate for patients treated with Microcyn®-alone was 77.8% compared to 61.1% for the oral antibiotic levofloxacin plus saline-treated patients. We have not done any subsequent clinical trials.

Physician Clinical Studies

In addition to the Phase II trial mentioned above, several physicians and scientists have completed more than 40 clinical and scientific studies of Microcyn® Technology generating data suggesting that the technology is non-irritating to healthy tissue, reduces microbial load, accelerates wound healing, reduces pain, shortens treatment time and may have the potential to reduce costs to healthcare providers and patients. We have sponsored many of the physicians performing these studies by supplying Microcyn®-based products, unrestricted research grants, paying expenses or providing honoraria. In some cases, the physicians who performed these studies also hold, or held at one time, equity in our Company. The studies were performed in the United States, Europe, India, Pakistan, China and Mexico, and used various endpoints, methods and controls, for example, saline, antiseptics and antibiotics. These studies were not intended to be rigorously designed or controlled clinical trials and, as such, did not have all of the controls required for clinical trials used to support a new drug application submission to the FDA in that they did not necessarily include blinding, randomization, predefined clinical endpoints, use of placebo and active control groups or U.S. Good Clinical Practice requirements.

In many cases the physicians who led these studies have published articles on their studies and results. The following table lists publications and presentations at peer-reviewed meetings from physicians who have completed studies on the use of Microcyn® Technology for tissue care and wound irrigation.

Leading Physician	Country	Number of Patients	Publication

David E. Allie, MD (1)	U.S.	40	Allie D. Super-Oxidized Dermacyn in Lower-Extremity Wounds. Wounds. 2006; 18(Suppl):3-6.

Tom Wolvos, MD (2)	U.S.	26	Wolvos TA. Advanced Wound Care with Stable, Super-Oxidized Water. A look at how combination therapy can optimize wound healing. Wounds. 2006; 18(Suppl):11-13.

Cheryl Bongiovanni, PhD (3)	U.S.	8	Bongiovanni CM. Superoxidized Water Improves Wound Care Outcomes in Diabetic Patients. Diabetic Microvascular Complications Today. 2006 May-Jun: 11-14.

		3	Bongiovanni CM. Nonsurgical Management of Chronic Wounds in Patients with Diabetes. Journal of Vascular Ultrasound. 2006; 30:215-218.

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Luca Dalla Paola, MD (4)	Italy	218	Dalla Paola L, Brocco E, Senesi A, Merico M, De Vido D, Assaloni R, DaRos R. Super-Oxidized Solution (SOS) Therapy for Infected Diabetic Foot Ulcers. Wounds. 2006; 18: 262-270.

			Dalla Paola L. Treating diabetic foot ulcers with super-oxidized water. Wounds. 2006; 18(Suppl):14-16.

Alberto Piagessi, MD (5)	Italy	33	Goretti C, Mazzurco S, Ambrosini Nobili L, Macchiarini S, Tedeschi A, Palumbo F, Scatena A, Rizzo L, Piaggesi A. Clinical Outcomes of Wide Postsurgical Lesions in the Infected Diabetic Foot Managed With 2 Different Local Treatment Tegimes Compared Using a Quasi-Experimental Study Design: A Preliminary Communication. Int. J. Lower Extremity Wounds. 2007; 6:22-27.

	Italy	40	Piaggesi A et al. A Randomized Controlled Trial to Examine the Efficacy and Safety of Microcyn® Technology on wide post-surgical lesions in the infected diabetic foot. Int. J. Lower Extremity Wounds. March 9, 2010.

Ariel Miranda, MD (5)	Mexico	64	Miranda-Altamirano A. Reducing Bacterial Infectious Complications from Burn Wounds. A look at the use of Oculus Microcyn60 to treat wounds in Mexico. Wounds. 2006; 18(Suppl):17-19.

Lenka Veverkova, MD (3)	Czech Republic	27	Veverkova L, Jedlicka V, Vesely M, Tejkalova R, Zabranska S, Capov I, Votava M. Methicilin-resistent Staphylococcus aureus — problem in health care. J Wound Healing. 2005; 2:201-202.

Elia Ricci, MD (6)	Italy	40	Ricci E, Astolfi S, Cassino R. Clinical results about an antimicrobial solution (Dermacyn Wound Care) in the treatment of infected chronic wounds. Poster presented at: 17th Conference of the European Wound Management Association (EWMA); 2007 May 2-4; Glasgow, UK.

Alfredo Barrera, MD (5)	Mexico	40	Barrera-Zavala A, Guillen-Rojas M, Escobedo-Anzures J, Rendon J, Ayala O, Gutiérrez AA. A pilot study on source control of peritonitis with a neutral pH — super oxidized solution. Poster presented at: 16th World Congress of the International Association of Surgeons and Gastroenterologists (IASG); 2006 25-27 May; Madrid, Spain.

D. Peterson, MD	U.S.	5	Peterson D, Hermann K, Niezgoda J. Dermacyn Effective in Treatment of Chronic Wounds with Extensive Bioburden While Reducing Local Pain Levels. Presented at: Symposium on Advanced Wound Care and Wound Healing Society; 2007 April 28-May 1; Tampa, FL.

P. Steenvoorde, MD; L.P. Van Doorn, MA; C.E. Jacobi, PhD; and J. Oskam, MD, PhD (3)	Netherlands	10	An unexpected effect of Dermacyn on infected leg ulcers. J Wound Care. 2007; 16:60-61.

Fermin Martinez, MD	Mexico	45	Martínez-De Jesús FR, Ramos-De la Medina A, Remes-Troche JM, Armstrong DG, Wu SC, Lázaro Martínez JL, Beneit-Montesinos JV. Efficacy and safety of neutral pH superoxidised solution in severe diabetic foot infections. Int Wound J. 2007; 4:353-362.

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SF Hadi, MD (3)	Pakistan	100	Hadi SF, Khaliq T, Bilal N, Sikandar I, Saaiq M, Zubair M, Aurangzeb S. Treating infected diabetic wounds with superoxidized water as anti-septic agent: a preliminary experience. J Coll Physicians Surg Pak. 2007; 17:740-743.

BT Monaghan, DPM (3)	Ireland	10	Monaghan BT, Cundell JH. Dermacyn as the Local Treatment for Infected Diabetic Foot Wounds. A case series. Presented at: 5th International Symposium on the Diabetic Foot. 2007 May 9-12; Noordwijkerhout, The Netherlands.

Fernando Uribe, MD (6)	Mexico	80	Uribe F. Effect of neutral pH Superoxidized solution in the healing of diabetic foot ulcers. Poster presented at: 47th Interscience Conference on Antimicrobial Agents and Chemotherapy (ICAAC). Poster L-1144. 2007 Sept 17-20; Chicago, IL.

Ning Fanggang, MD (3)	China	20	Fanggang N, Guoan Z. The clinical efficacy of Dermacyn on deep partial thickness burn wounds.

Amar Pal Suri, DPM (6)	India	100	Suri AP. The Effectiveness of Stable Neutral Super-oxidized Solution for the Treatment of Infected Diabetic Foot Wounds. Presented at: Diabetic Foot Global Conference. 2008 March 13-15; Hollywood, CA.

Robert G. Frykberg, DPM, MPH (6)	U.S.	23	Frykberg RG, Tallis A, Tierney E. Wound Healing in Chronic Lower Extremity Wounds Comparing Super-Oxidized Solution (SOS) vs. Saline. Presented at: Diabetic Foot Global Conference. 2008 March 13-15; Hollywood, CA.

Matthew Regulski, DPM (5)	U.S.	18	Regulski M, Floros R, Petranto R, Migliori V, Alster H, Pfeiffer D. Efficacy and Compatibility of Combination Therapy with Super-Oxidized Solution and a Skin Substitute for Lower Extremity Wounds. Presented at: Symposium on Advanced Wound Care and Wound Healing Society. 2008 April 24-28; San Diego, CA.

Adam Landsman, DPM, PhD (5); Andres A. Gutierrez, MD, PhD(1); and Oculus Collaborative Group	U.S.	48	Landsman A, Blume P, Palladino M, Jordan D, Vayser DJ, Halperin G, Gutierrez AA and Oculus Collaborative Group. An Open Label, Three Arm Study of the Safety and Clinical Efficacy of Topical Wound Care vs. Oral Levofloxacin vs. Combined Therapy for Mild Diabetic Foot Infections. Presented at: Diabetic Foot Global Conference. 2008 March 13-15; Hollywood, CA.

Christopher J. Gauland, DPM. (3)	U.S.	5	Gauland C. Sickle Cell Disease. Presented at: Symposium on Advanced Wound Care and Wound Healing Society. 2008 April 24-28; San Diego, CA.

	U.S.	16	Gauland C. Comparison of Microcyn® and Amerigel in the Podiatric Clinical Setting.

R.K. Chittoria	India	20	Chittoria RK, Yootla M, Sampatrao LM, Raman SV. The role of super oxidized solution in the management of diabetic foot ulcer: our experience. Nepal Med Coll J. 2007; 9:125-128.

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A.R. Anand	India	50	Anand AR. Comparative Efficacy and Tolerability of Oxum against Povidone Iodine Topical Application in the Post-caesarean Section Wound Management. Indian Medical Gazette. December 2007: 498-505.

S.B. Dharap	India	30	Dharap SB, Ghag GS, Kulkarni KP, Venkatesh V. Efficacy and safety of Oxum in the treatment of the venous ulcer. J Indian Med Assoc. 2008; 106:326-330.

H. Dhusia	India	41	Dhusia H, Comparative Efficacy and Tolerability of Microcyn® Superoxidized Solution (Oxum) against Povidone Iodine Application in Orodental Infections. Indian Medical Gazette. February 2008; 68-75.

M.G. Khairulasri	Malaysia	178	Khairulasri MG, Ramzisham ARM, Ooi JSM, Zamrin DM. Dermacyn irrigation in reducing sternotomy wound infection following coronary artery bypass graft surgery. Presented at: 11th Scientific Conference. 2008. Kota Bharu, Malaysia.

Andres Tirado-Sanchez and RosaMaria Ponce-Olivera			Tirado-Sanchez A, Ponce-Olivera R. Efficacy and tolerance of superoxidized solution in the treatment of mild to moderate inflammatory acne. A double-blinded, placebo-controlled, parallel-group, randomized, clinical trial. Journal of Dermatological Treatment. 2009; 20:289–292.

(1)	Indicates that the physician is, or at one time was, a stockholder of our Company. The physician was also a member of our Medical and Business Advisory Board, which we dissolved in April 2007, and served as a paid consultant and received research grants, expense payments, honorarium and Microcyn® to complete the study.
(2)	Indicates that the physician was a paid consultant, received expenses in connection with corporate development and licensing evaluations and is, or at one time was, a holder of warrants to purchase common stock of our Company.
(3)	Indicates that the physician received Microcyn® to complete the study.
(4)	Indicates that the physician was a paid consultant, was a member of our Medical and Business Advisory Board, which we dissolved in April 2007, and received expense payments and Microcyn® to complete the study.
(5)	Indicates that the physician received payments, expense payments and Microcyn® to complete the study.
(6)	Indicates that the physician received reimbursement of travel expenses and Microcyn® to complete the study.

In addition to the above articles and publications, several additional papers on the basic science of the technology and related clinical guidelines have been published or have been submitted for peer review and publication, including:

Researchers	Country	Publication

P. Kim, C. Attinger, J. Steinberg, K. Evans, B. Lehner, C. Willy, L. Lavery, T. Wolvos, D. Orgill, W. Ennis, J. Lantis, A. Gabriel, G. Schultz	U.S. & Europe	Negative-Pressure Wound Therapy with Instillation: International Consensus Guidelines Plast Reconstr. Surg. 2013: 132; 1569-1579

Landa-Solis C., González-Espinosa D., Guzman B., Snyder M., Reyes Terán G, Torres K., Gutiérrez AA (1)	Mexico	Microcyn™: a novel super-oxidized water with neutral pH and disinfectant activity. J Hosp Infect (UK). 2005; 61: 291-299.

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Gutiérrez AA (1)	U.S.	The science behind stable, super-oxidized water. Exploring the various applications of super-oxidized solutions. Wounds. 2006; 18(Suppl):7-10.

Dalla Paola L. (2), Faglia E.	Italy	Treatment of diabetic foot ulcer: an overview. Strategies for clinical approach. Current Diabetes Reviews. 2006; 2:431-447.

González-Espinosa D., Pérez-Romano L., Guzman Soriano B., Arias E., Bongiovanni, CM (3), Gutiérrez AA (1)	Mexico, U.S.	Effects of neutral super-oxidized water on human dermal fibroblasts in vitro. Int Wound J. 2007; 4:241-250.

Medina-Tamayo J., Balleza-Tapia H., López X., Cid ME, González-Espinosa D., Gutiérrez AA (1), González-Espinosa C.	Mexico, U.S.	Super-oxidized water inhibits IgE-antigen- induced degranulation and cytokine release in mast cells. International Immunopharmacology. 2007; 7:1013-1024.

Le Duc Q.	UK	A cytotoxic analysis of antiseptic medication on skin substitutes and autograft. Br J Dermatology. 2007; 157:33-40.

McCurdy B.	U.S.	Emerging Innovations in Treatment. Podiatry Today. 2006; 1940-48.

Zahumensky E.	Czech Republic	Infections and diabetic foot syndrome in field practice. Vnitr Lek. 2006; 52:411-416.

Rose R., Setlow B., Monroe A., Mallozzi M., Driks A., Setlow P. (5)	U.S.	Comparison of the properties of Bacillus subtilis spores made in liquid or on agar plates. Submitted 2008.

Paul M, Setlow B., Setlow P. (5)	U.S.	The killing of spores of Bacillus subtilis by Microcyn(TM), a stable superoxided water. Submitted 2008.

Thatcher E. (4), Gutierrez AA (1)	U.S.	The Anti-Bacterial Efficacy of a New Super-Oxidized Solution. Paper presented at: 47th Interscience Conference on Antimicrobial Agents and Chemotherapy (ICAAC). 2007 Sept 17-20; Chicago, IL.

Taketa-Graham M. (5), Gutierrez AA (1), Thatcher E. (4)	U.S.	The Anti-Viral Efficacy of a New Super-Oxidized Solution. Poster presented at: 47th Interscience Conference on Antimicrobial Agents and Chemotherapy (ICAAC). Poster L-1144. 2007 Sept 17-20; Chicago, IL.

Dardine J., Martinez C., Thatcher E (4)	U.S.	Activity of a pH Neutral Super-Oxidized Solution Against Bacteria Selected for Sodium Hypochlorite Resistance. Poster presented at: 47th Interscience Conference on Antimicrobial Agents and Chemotherapy (ICAAC). Poster L-1144. 2007 Sept 17-20; Chicago, IL.

Sauer K, Vazquez G, Thatcher E (4), Northey R (5), Gutierrez AA (1)	U.S.	Neutral super-oxidized solution is effective in killing P. aeruginosa biofilms. Biofouling. 2009 January; 25(1): 45-54.

(1)	Dr. Gutierrez was our Director of Medical Affairs and conducted the study during his employment at our Company.
(2)	Dr. Dalla Paola was a member of our Medical and Business Advisory Board, which we dissolved in April 2007, and received expense payments and Microcyn® to complete the study.
(3)	Indicates that investigator received Microcyn® to complete the study.
(4)	Dr. Thatcher is a stockholder of our Company, previously served on our Board of Directors, and received Microcyn® to complete the study.
(5)	Dr. Northey is our Vice President of Research and Development and conducted the study during his employment at our Company.

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Products

The following table summarizes our main products by market:

Market	Product Name	Description

United States	Microcyn® Skin and Wound Care with preservatives	Management of wounds via debridement of wounds such as stage I-IV pressure ulcers, partial and full thickness wounds, diabetic foot ulcers, post-surgical wounds, first- and second-degree burns, grafted and donor sites.

	Microcyn® Skin & Wound HydroGel	Used on first and second degree burns, exuding wounds such as leg ulcers, pressure ulcers, diabetic ulcers, and for the management of mechanically or surgically debrided wounds.

	Alevicyn™ Dermal Spray	Cleansing, irrigation, moistening, debridement and removal of foreign material including microorganisms and debris from exudating wounds, acute and chronic dermal lesions including stage I-IV pressure ulcers, stasis ulcers, diabetic ulcers, post-surgical wounds, first- and second-degree burns, abrasions, minor irritations of the skin, diabetic foot ulcers, ingrown toe nails, grafted/donor sites and exit sites.

	Alevicyn™ Antipuritic Gel	Management of itch and pain associated with dermal irritations and wounds, such as sores, injuries and ulcers of dermal tissue.

	Celacyn™ Prescription Scar Management Gel	Management of old and new hypertrophic and keloid scarring on scars resulting from burns, general surgical procedures and trauma wounds.

Mexico	Microdacyn® Antiseptic	Wound care antiseptic.

	Baby Microdacyn®	Treatment of diaper rash and rosaduras in children.

	Gramaderm® Solution	Used as an adjunct in the tropical treatment of mild to moderate acne.

	Gramaderm® Gel	Used as an adjunct in the tropical treatment of mild to moderate acne.

	Pediacyn®	Care of lesions associated with atopic dermatitis. Pediacyn assists with moistening while forming a protective barrier against physical, chemical and microbial invasion of the atopic dermatitis lesions.

	Epicyn™	Management and reduction of new and existing hypertrophic and keloid scars. Epicyn™ assists with moistening while forming a protective barrier against physical, chemical and microbial invasion of the scar.

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	Microdacyn® Bucofaringeo	Used as an adjunct in the treatment of both mouth and throat infections.

Europe	Microdacyn60® Wound Care	Used in the debridement and moistening of acute and chronic wounds, ulcers, cuts, abrasions and burns including those located in any human cavity such as the oral, nasal or ear.

	Microdacyn® Wound Care Hydrogel	Used in the debridement and moistening of acute and chronic wounds, ulcers, cuts, abrasions and burns including those in the mouth, nose and ear.

	Gramaderm® Solution	Used as an adjunct in the tropical treatment of mild to moderate acne.

	Gramaderm® Gel	Used as an adjunct in the tropical treatment of mild to moderate acne.

	Pediacyn®	Care of lesions associated with atopic dermatitis. Pediacyn assists with moistening while forming a protective barrier against physical, chemical and microbial invasion of the atopic dermatitis lesions.

	Epicyn™	Management and reduction of new and existing hypertrophic and keloid scars. Epicyn™ assists with moistening while forming a protective barrier against physical, chemical and microbial invasion of the scar.

Sales and Marketing

We generate revenue through established and scalable commercial operations, including manufacturing in Mexico and the United States, selling products in the United States through partners and our direct sales force and selling products internationally via strategic business partners.

In the United States, we sell into tissue care markets with our dedicated contract sales force, the dermatology markets through our partner Quinnova and through our IntraDerm™ Pharmaceuticals division staffed with a seasoned management and sales team. In the international markets, we work with partners, ranging from country specific distributors to a large pharmaceutical company to a full services sales and marketing company. The details of these efforts are further discussed in the following sections.

Our products are primarily purchased by, among others, hospitals, physicians, nurses, and other healthcare practitioners, who are the primary caregivers to patients, both human and animal, being treated for acute or chronic wounds or undergoing surgical procedures, as well as to dermatologists for treatment of various skin afflictions.

We currently make Microcyn®-based human dermatology and advanced tissue care products available, both as prescription and over-the-counter products, under our ten 510(k) clearances in the United States and our international approvals.

In addition to our current product registration and approvals, we intend to pursue additional regulatory approvals for human applications in Europe, China, India, Latin America, Asia, the Middle East and Mexico for additional Microcyn® -based products and plan to initiate commercialization upon obtaining such approvals.

Over the last several years, we have licensed our Microcyn products to corporate partners, who in turn market the products to the end user. Generally, the partner incurs all expenses related to their sales effort including sales and marketing personnel. We have learned this partnership business model does not provide consistent growth in revenue for several reasons. Initially, the partner places the Microcyn products in a predominant position in their product portfolio. But once revenue growth slows, they re-designate our products as a lower priority offering. Additionally, the partnership model provides us with little control over the development and selection of pipeline products. As well, the partner can select a different or even competing technology or product as the high priority for their sales group.

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In light of these issues, our revised corporate strategy is to deploy a direct sales force to sell two of our products into our core markets, except where there are exclusivity agreements. At this time, our two core markets in the United States are dermatology and acute care, including advanced tissue care. For the non-core markets, we plan to continue identifying and recruiting partners to sell the Microcyn products into respective non-core markets such as animal care in the United States, and for distribution/sales in many countries outside the United States.

Dermatology

Historically, we sold our dermatology products through partnership agreements. Currently, our main partnership agreement is with Quinnova Pharmaceuticals, Inc., now named Exeltis USA Dermatology, Inc. Quinnova/Exeltis launched the AtraproTM family of products formulated from our Microcyn® Technology platform in late February 2012. Quinnova/Exeltis markets the following products: Atrapro™ Antipruritic Hydrogel, a non-oily, quick drying gel designed for the relief of pain, burning and itching associated with various dermatoses (pruritus), which may include the treatment of atopic dermatitis and radiation dermatitis; and Atrapro™ Dermal Spray with Preservatives, a non-cytotoxic, non-irritating, and non-sensitizing spray for the management via debridement of wounds such as partial- and full-thickness wounds, post-surgical wounds, first- and second-degree burns, and grafted and donor sites.

Quinnova was recently acquired by Everett Laboratories, Inc., now named Exeltis USA, Inc., a part of Chemo Group. While we intend to allow Quinnova/Exeltis to continue to sell the Atrapro™ products, we are building our own direct sales force to sell into the dermatology markets through our new IntraDerm™ Pharmaceuticals division with new products, different than those products sold by Quinnova/Exeltis, including a prescription scar product approved by the FDA but not yet commercialized. We anticipate that these products will include over-the-counter and prescription and will be based on both Microcyn® and non-Microcyn® technologies. We recently added new members to our Board of Directors with expertise in sales, marketing and business strategy in dermatology. We hired an experienced dermatology management team and sales force, most of who are seasoned sales veterans that have established relationships with dermatologists in their respective territories. In October 2014, we launched two prescription dermatology products in the United States, an antipruritic gel and a dermal spray. We also have a strong product pipeline, including our new product for treatment of scars that we intend to launch in January 2015. We have licensed several proprietary dermatology products from two European dermatology companies that we believe we can bring to market in the near term.

Advanced Tissue Care

We launched sales of our Microcyn® Technology products in October 2008, and our initial sales were in the podiatry market in the United States. In the second quarter of 2009, we expanded our sales efforts to include wound care centers, hospitals, nursing homes, urgent care clinics and home healthcare, utilizing a contract sales organization to serve as our sales force.

In January 2014, Advocos LLC, a specialty U.S. contract sales organization, assumed the responsibility from Eloquest Healthcare for sales to acute care in hospitals in addition to sales to other entities for advanced tissue care. Advocos increased the number of sales people to focus on wound care centers.

In collaboration with Advocos LLC, we market a family of Microcyn® products for advanced tissue care. In January 2014, we announced the introduction of two new products into our advanced tissue care product line:

•	Microcyn® Wound & Skin Spray HydroGel in a three-ounce spray bottle formulation, allowing it to be easily and conveniently sprayed directly onto the wound site.

•	Microcyn® Wound & Skin Care with preservatives in a multi-use two-ounce spray bottle. The reduced bottle size allows it to be used both in the clinic, as well as economically dispensed or prescribed for patients’ at-home use.

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Currently, Advocos has a sales force of 15 people, selling into the acute care in hospitals with a focus on the high volume wound care centers.

Animal Healthcare and Over-the-Counter Wound Care for Humans

In April of 2014, Innovacyn, our animal healthcare partner notified us that over the next 12 months Innovacyn intends to transition to a new supplier of animal care products. Because of Innovacyn’s failure to perform under the arrangements, we terminated the agreements on December 15, 2014. Most of the Vetericyn product has been transitioned to the new supplier for the fiscal year ended March 31, 2014. For the fiscal year ended March 31, 2014, approximately 23% of our total revenues were derived from our agreement with Innovacyn, and for the six months ended September 30, 2014, approximately 15% of our total revenues were derived from our agreement with Innovacyn. During the three months ended September 30, 2014 and 2013, we recorded revenue related to these agreements in the amounts of $459,000 and $1,289,000, respectively. During the six months ended September 30, 2014 and 2013, we recorded revenue related to these agreements in the amounts of $987,000 and $2,030,000, respectively. During the years ended March 31, 2014 and 2013, we recorded revenue related to these agreements in the amounts of $3,100,000 and $3,906,000, respectively. We are actively seeking new distribution channels, including locating new animal health care partners. We have identified two potential partners and are in the process of negotiating agreements. We can give no assurances that we and these potential partners will be able to agree on terms acceptable to us, if at all. Even if we are able to finalize agreements with these potential partners, these partnerships may not replace our revenues to the same levels as we had with Innovacyn.

International Sales and Marketing by Our Strategic Business Partners

Europe

We currently rely on exclusive agreements with country-specific distributors for the sale of Microcyn®-based products in Europe, including Italy, the Netherlands, Germany, Czech Republic, Sweden, Spain, Norway, Switzerland, Poland, Finland, Denmark and Serbia.

Mexico

On August 9, 2012, we, along with our Mexican subsidiary and manufacturer Oculus Technologies of Mexico S.A. de C.V., entered into a License, Exclusive Distribution and Supply Agreement with More Pharma Corporation, S. de R.L. de C.V. For a one-time payment of $500,000, we granted More Pharma an exclusive license, with the right to sublicense, under certain conditions and with our consent, to all of our proprietary rights related to certain of our pharmaceutical products for human application that utilize our Microcyn® Technology within Mexico. For an additional one-time payment of $3,000,000, we also agreed to appoint More Pharma as the exclusive distributor of certain of our products in Mexico for the term of the agreement. Additionally, we granted More Pharma an exclusive license to certain of our then-held trademarks in exchange for a payment of $100,000. The term of the agreement is twenty-five years from the effective date of August 15, 2012. The term of the license agreement will automatically renew after the twenty-five year term for successive two year terms, as long as More Pharma has materially complied with any and all of the obligations under the license agreement, including but not limited to, meeting the minimum purchase requirements set forth therein.

“Rest of World”

Through our partner More Pharma, we market and sell certain of our products within the following countries: Antigua & Barbuda, Argentina, Aruba & Curacao, Bahamas, Barbados, Belize, Bolivia, Bonaire, Brazil, British Guyana, British Islands, Cayman Islands, Chile, Colombia, Cuba, Dominica, Dominican Republic, Ecuador, El Salvador, French Guyana, Grenada, Guadalupe, Guatemala, Haiti, Honduras, Jamaica, Martinique, Nicaragua, Panama, Paraguay, Peru, St. Bartolome, St. Vincent & Grenades, Surinam, Trinidad & Tobago, Turks & Caicos Islands, Uruguay, Venezuela and Virgin Islands.

Throughout the rest of the world, we use strategic partners and distributors for the sale of Microcyn®-based products, including Bangladesh, Pakistan, India, the People’s Republic of China, United Arab Emirates, Saudi Arabia, Dubai, Kuwait, Iraq, Singapore, Indonesia and Malaysia.

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Contract Testing

We also operate a microbiology contract testing laboratory division that provides consulting and laboratory services to medical companies that design and manufacture biomedical devices and drugs, as well as testing of our products and potential products. Our testing laboratory complies with U.S. Current Good Manufacturing Practices and Quality Systems Regulations.

Manufacturing and Packaging

We manufacture Microcyn® through a proprietary electrolysis process within a multi-chamber system. We are able to control the passage of ions through proprietary membranes, yielding electrolyzed water with only trace amounts of chlorine. This process is fundamentally different from the processes for manufacturing hydrogen peroxide and bleach and, we believe, is the basis for our technology’s effectiveness and safety. Our manufacturing process produces very little waste, and any remainder is disposed of as water after a simple non-toxic chemical treatment.

We manufacture our products at our facilities in Petaluma, California and Zapopan, Mexico.  We have developed an automated manufacturing process and conduct quality assurance testing on each production batch in accordance with current U.S., Mexican and international Current Good Manufacturing Practices. Our facilities are required to meet and maintain regulatory standards applicable to the manufacture of pharmaceutical and medical device products. Our United States facilities are certified and comply with U.S. Current Good Manufacturing Practices, Quality Systems Regulations for medical devices, and International Organization for Standardization, or ISO, guidelines. Our Mexico facility has been approved by the Ministry of Health and is also ISO certified.

Our machines are subjected to a series of tests, which is part of a validation protocol mandated by U.S., Mexican and international Current Good Manufacturing Practices, Quality Systems Regulation, and ISO requirements. This validation is designed to ensure that the final product is consistently manufactured in accordance with product specifications at all manufacturing sites. Certain materials and components used in manufacturing our machines are proprietary to us.

We believe we have a sufficient number of machines to produce an adequate amount of Microcyn® to meet anticipated future requirements for at least the next two years. As we expand into new geographic markets, we may establish additional manufacturing facilities to better serve those new markets.

Intellectual Property

Our success depends in part on our ability to obtain and maintain proprietary protection for our product technology and know-how, to operate without infringing proprietary rights of others, and to prevent others from infringing our proprietary rights. We seek to protect our proprietary position by, among other methods, filing, when possible, U.S. and foreign patent applications relating to our technology, inventions and improvements that are important to our business. We also rely on trade secrets, know-how, continuing technological innovation, and in-licensing opportunities to develop and maintain our proprietary position.

As of January 5, 2015, we own a total of 38 issued patents, consisting of eight issued U.S. patents and 30 issued foreign patents. We also have 90 pending U.S. and foreign patent applications that include several PCT applications. Three of the patent applications, specifically two U.S. applications, and one PCT application under the Patent Cooperation Treaty, are directed to chlorogenic acid. The Patent Cooperation Treaty provides for unified filing of patent applications in order to protect inventions in each of the treaty’s contracting countries. Once a patent has been reviewed by a regional office, the standard application is then granted or rejected according to each country’s law. There are 148 countries that are parties to the treaty. The remaining patent applications as well as the issued patents are directed at our Microcyn® Technology. The issued U.S. and foreign patents expire in 2022-2027.

In addition to our own patents and applications, we have licensed technology developed in Japan relating to an electrolyzed water solution, methods of manufacture and electrolytic cell designs. This license includes eight issued Japanese patents.

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Although we work diligently to protect our technology, we can make no assurances that any patent will be issued from our currently pending patent applications or from future patent applications. The scope of any patent protection may not exclude competitors or provide competitive advantages to us, and any of our patents may not be held valid if subsequently challenged, and others may claim rights in or ownership of our patents and proprietary rights. Furthermore, others may develop products similar to our products and may duplicate any of our products or design around our patents.

We have also filed for trademark protection for marks used with our Microcyn® products in each of the following countries: United States, Europe, Canada, certain countries in Central and South America, including Mexico and Brazil, certain countries in the Middle East and certain countries in Asia, including Japan, China, the Republic of Korea, India and Australia. In addition to patents and trademarks, we rely on trade secret and other intellectual property laws, nondisclosure agreements and other measures to protect our intellectual property rights. We believe that in order to have a competitive advantage, we must develop and maintain the proprietary aspects of our technologies. We require our employees, consultants and advisors to execute confidentiality agreements in connection with their employment, consulting or advisory relationship with us. We also require our employees, consultants and advisors with whom we expect to work on our products to agree to disclose and assign to us all inventions made in the course of our working relationship with them, while using our property or which relate to our business. Despite any measures taken to protect our intellectual property, unauthorized parties may attempt to copy aspects of our products or to wrongfully obtain or use information that we regard as proprietary.

Competition

Dermatology

The dermatology market is highly competitive. Our dermatology products face competition in the United States from several prescription products, including Novartis’ Elidel® Cream, a prescription medicine used topically on the skin to treat eczema, which is also called atopic dermatitis, and Astellas’ Protopic®, a prescription ointment used to treat moderate to severe eczema.

Advanced Tissue Care Markets

Competition in the markets for advanced tissue care is intense. We compete with a number of large, well-established and well-funded companies that sell a broad range of wound and tissue care products, including topical anti-infectives and antibiotics, as well as some advanced wound technologies, such as skin substitutes, growth factors and sophisticated delayed release silver-based dressings. We believe the principal competitive factors in our target market are related to improved patient outcomes, such as shortened time in the hospital, accelerated healing time, lack of adverse events, safety of products, ease-of-use, stability, pathogen, or disease causing micro-organism, killing and cost effectiveness.

Our products compete with a variety of products used for wound cleaning, debriding and moistening, including sterile saline and chlorhexidine-based products. They also compete with a large number of prescription and over-the-counter products for the prevention and treatment of infections, including topical anti-infectives, such as Betadine, silver sulfadiazine, hydrogen peroxide, Dakin’s solution and hypochlorous acid, and topical antibiotics, such as Neosporin, Mupirocin and Bacitracin. Currently, no single anti-infective product dominates the chronic or acute wound markets because many of the products have serious limitations or tend to inhibit the wound healing process.

Our products can replace the use of saline for debriding and moistening a dressing and can be used as a complementary product with many advanced tissue care technologies, such as the Vacuum-Assisted Closure, or V.A.C. Therapy System from Kinetic Concepts Inc., skin substitute products from Smith & Nephew, Advanced BioHealing, now called Shire Regenerative Medicine, Integra Life Sciences, Life Cell, Organogenesis and Ortec International, and ultrasound products from Celleration. We believe that Microcyn® Technology can enhance the effectiveness of many of these advanced tissue care technologies. Because Microcyn® is competitive with some of the large wound care companies’ products and complementary to others, we may compete with such companies in some product lines and complement such companies in other product lines.

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Animal Healthcare

The distribution and manufacture of animal health products is highly competitive. We compete with numerous vendors and distributors based on customer relationships, service and delivery, product selection, price and e-commerce capabilities. Manufacturers have also invested heavily in the animal health industry by developing direct sales capabilities, which has intensified competition. Most of our products are available from several sources, including other distributors and vendors, and our customers tend to have relationships with several distributors. In addition, our competitors could obtain exclusive rights to distribute certain products, eliminating our ability to distribute those products. Consolidation in the animal healthcare distribution business could result in existing competitors increasing their market share, which could give them greater pricing power, decrease our revenues and profitability, and increase the competition for customers. Our primary competitors in the United States include the following:

•	Animal Health International, Inc.;

•	Henry Schein, Inc.;

•	Innovacyn, Inc.;

•	Patterson Companies, Inc.;

•	other national, regional, local and specialty distributors; and

•	manufacturers with direct sales capabilities.

The role of the animal health product distributor has changed dramatically during the last decade. Successful distributors are increasingly providing value-added services in addition to the products they have traditionally provided. We believe that to remain competitive we must continue to add value to the distribution channel, while removing unnecessary costs associated with product movement.

Factors Affecting Our Competitive Position

While many companies are able to produce oxychlorine formulations, their products, unlike ours, typically become unstable after a relatively short period of time or use very large ranges of effectiveness to improve their shelf lives. We believe Microcyn® Technology is a stable anti-infective therapeutic available, or soon to be available, throughout many parts of the world that treats infection while also enhancing wound healing through increased blood flow to the wound bed and reduction of inflammation.

Some of our competitors in the dermatology, advanced tissue care markets and animal healthcare enjoy several competitive advantages, including:

•	significantly greater name recognition;

•	established relationships with healthcare professionals, patients and third-party payors;

•	established distribution networks;

•	additional product lines and the ability to offer rebates or bundle products to offer discounts or incentives;

•	greater experience in conducting research and development, manufacturing, obtaining regulatory approval for products and marketing; and

•	greater financial and human resources for product development, sales and marketing and patient support.

Government Regulation

Government authorities in the United States at the federal, state and local levels and foreign countries extensively regulate, among other things, the research, development, testing, manufacture, labeling, promotion, advertising, distribution, sampling, marketing, and import and export of pharmaceutical products, biologics and medical devices. All of our products in development will require regulatory approval or clearance by government agencies prior to commercialization. In particular, human therapeutic products are subject to rigorous pre-clinical and clinical trials and other approval procedures of the FDA and similar regulatory authorities in foreign countries. Various federal, state, local and foreign statutes and regulations also govern testing, manufacturing, safety, labeling, storage, distribution and record-keeping related to such products and their marketing. The process of obtaining these approvals and clearances, and the subsequent process of maintaining substantial compliance with appropriate federal, state, local, and foreign statutes and regulations, require the expenditure of substantial time and financial resources. In addition, statutes, rules, regulations and policies may change and new legislation or regulations may be issued that could delay such approvals.

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Medical Device Regulation

To date, Microcyn® has received ten 510(k) clearances for use as a medical device in wound care management, such as cleaning, debridement, lubricating, moistening and dressing, including for acute and chronic wounds, and in dermatology applications. Any future product candidates or new applications using Microcyn® that are classified as medical devices will require clearance by the FDA.

Medical devices, such as Microcyn® Wound Care, are subject to FDA clearance and extensive regulation under the Federal Food Drug and Cosmetic Act. Under the Federal Food Drug and Cosmetic Act, medical devices are classified into one of three classes: Class I, Class II or Class III. The classification of a device into one of these three classes generally depends on the degree of risk associated with the medical device and the extent of control needed to ensure safety and effectiveness. Devices may also be designated unclassified. Unclassified devices are legally marketed pre-amendment devices for which a classification regulation has yet to be finalized and for which a pre-market approval is not required.

Class I devices are devices for which safety and effectiveness can be assured by adherence to a set of general controls. These general controls include compliance with the applicable portions of the FDA’s Quality System Regulation, which sets forth good manufacturing practice requirements; facility registration, device listing and product reporting of adverse medical events; truthful and non-misleading labeling; and promotion of the device only for its cleared or approved intended uses. Class II devices are also subject to these general controls, and any other special controls as deemed necessary by the FDA to ensure the safety and effectiveness of the device. Review and clearance by the FDA for these devices is typically accomplished through the 510(k) pre-market notification procedure. When 510(k) clearance is sought, a sponsor must submit a pre-market notification demonstrating that the proposed device is substantially equivalent to a legally marketed device. If the FDA agrees that the proposed device is substantially equivalent to the predicate device, then 510(k) clearance to market will be granted. After a device receives 510(k) clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, requires a new 510(k) clearance or could require a pre-market approval.

Clinical trials are almost always required to support a pre-market approval application and are sometimes required for a 510(k) pre-market notification. These trials generally require submission of an application for an investigational device exemption. An investigational device exemption must be supported by pre-clinical data, such as animal and laboratory testing results, which show that the device is safe to test in humans and that the study protocols are scientifically sound. The FDA must approve an investigational device exemption, in advance, for a specified number of patients, unless the product is deemed a non-significant risk device and is eligible for more abbreviated investigational device exemption requirements.

Both before and after a medical device is commercially distributed, manufacturers and marketers of the device have ongoing responsibilities under FDA regulations. The FDA reviews design and manufacturing practices, labeling and record keeping, and manufacturers’ required reports of adverse experiences and other information to identify potential problems with marketed medical devices. Device manufacturers are subject to periodic and unannounced inspection by the FDA for compliance with the Quality System Regulation, which sets forth the Current Good Manufacturing Practice requirements that govern the methods used in, and the facilities and controls used for, the design, manufacture, packaging, servicing, labeling, storage, installation and distribution of all finished medical devices intended for human use.

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FDA regulations prohibit the advertising and promotion of a medical device for any use outside the scope of a 510(k) clearance or pre-market approval or for unsupported safety or effectiveness claims. Although the FDA does not regulate physicians’ practice of medicine, the FDA does regulate manufacturer communications with respect to off-label use.

If the FDA finds that a manufacturer has failed to comply with FDA laws and regulations or that a medical device is ineffective or poses an unreasonable health risk, it can institute or seek a wide variety of enforcement actions and remedies, ranging from a public warning letter to more severe actions such as:

•	imposing fines, injunctions and civil penalties;

•	requiring a recall or seizure of products;

•	implementing operating restrictions, which can include a partial suspension or total shutdown of production;

•	refusing requests for 510(k) clearance or pre-market approval of new products;

•	withdrawing 510(k) clearance or pre-market approval approvals already granted; and

•	criminal prosecution.

The FDA also has the authority to require a company to repair, replace, or refund the cost of any medical device.

The FDA also administers certain controls over the export of medical devices from the United States, as international sales of medical devices that have not received FDA clearance are subject to FDA export requirements. Additionally, each foreign country subjects such medical devices to its own regulatory requirements. In the European Union, there is a single regulatory approval process and approval is represented by the presence of a CE Mark.

Other Regulation in the United States

Health Care Coverage and Reimbursement by Third-Party Payors

Commercial success in marketing and selling our products depends, in part, on the availability of adequate coverage and reimbursement from third-party health care payors, such as government and private health insurers and managed care organizations. Third-party payors are increasingly challenging the pricing of medical products and services. Government and private sector initiatives to limit the growth of health care costs, including price regulation, competitive pricing, and managed-care arrangements, are continuing in many countries where we do business, including the United States. These changes are causing the marketplace to be more cost-conscious and focused on the delivery of more cost-effective medical products. Government programs, including Medicare and Medicaid, private health care insurance companies, and managed-care plans control costs by limiting coverage and the amount of reimbursement for particular procedures or treatments. This has created an increasing level of price sensitivity among customers for our products. Some third-party payors also require that a favorable coverage determination be made for new or innovative medical devices or therapies before they will provide reimbursement of those medical devices or therapies. Even though a new medical product may have been cleared or approved for commercial distribution, we may find limited demand for the product until adequate coverage and reimbursement have been obtained from governmental and other third-party payors.

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Fraud and Abuse Laws

In the United States, we are subject to various federal and state laws pertaining to healthcare fraud and abuse, which, among other things, prohibit the offer or acceptance of remuneration intended to induce or in exchange for the purchase of products or services reimbursed under a federal healthcare program and the submission of false or fraudulent claims with the government. These laws include the federal Anti-Kickback Statute, the False Claims Act and comparable state laws. These laws regulate the activities of entities involved in the healthcare industry, such as us, by limiting the kinds of financial arrangements such entities may have with healthcare providers who use or recommend the use of medical products, including, for example, sales and marketing programs, advisory boards and research and educational grants. In addition, in order to ensure that healthcare entities comply with healthcare laws, the Office of Inspector General of the U.S. Department of Health and Human Services recommends that healthcare entities institute effective compliance programs. To assist in the development of effective compliance programs, the Office of Inspector General has issued model Compliance Program Guidance, materials for a variety of healthcare entities which, among other things, identify practices to avoid that may implicate the federal Anti-Kickback Statute and other relevant laws and describes elements of an effective compliance program. While compliance with the Compliance Program Guidance materials is voluntary, a California law requires pharmaceutical and devices manufacturers to initiate compliance programs that incorporate the Compliance Program Guidance and the July 2002 Pharmaceuticals Research and Manufacturers of America Code on Interactions with Healthcare Professionals.

Due to the scope and breadth of the provisions of some of these laws, it is possible that some of our practices might be challenged by the government under one or more of these laws in the future. Violations of these laws, which are discussed more fully below, can lead to civil and criminal penalties, damages, imprisonment, fines, exclusion from participation in Medicare, Medicaid and other federal health care programs, and the curtailment or restructuring of our operations. Any such violations could have a material adverse effect on our business, financial condition, results of operations or cash flows.

Anti-Kickback Laws. Our operations are subject to federal and state anti-kickback laws. The federal Anti-Kickback Statute prohibits persons from knowingly and willfully soliciting, receiving, offering or providing remuneration directly or indirectly to induce either the referral of an individual for a good or service reimbursed under a federal healthcare program, or the furnishing, recommending, or arranging of a good or service, for which payment may be made under a federal healthcare program, such as Medicare or Medicaid. The definition of “remuneration” has been broadly interpreted to include anything of value, including such items as gifts, discounts, the furnishing of supplies or equipment, waiver of co-payments, and providing anything at less than its fair market value. Because the Anti-Kickback Statute makes illegal a wide variety of common, even beneficial, business arrangements, the Office of Inspector General was tasked with issuing regulations, commonly known as “safe harbors,” that describe arrangements where the risk of illegal remuneration is minimal. As long as all of the requirements of a particular safe harbor are strictly met, the entity engaging in that activity will not be prosecuted under the federal Anti-Kickback Statute. The failure of a transaction or arrangement to fit precisely within one or more safe harbors does not necessarily mean that it is illegal or that prosecution will be pursued. However, business arrangements that do not fully satisfy an applicable safe harbor may result in increased scrutiny by government enforcement authorities, such as the Office of Inspector General. Our agreements to pay compensation to our advisory board members and physicians who provide other services for us may be subject to challenge to the extent they do not fall within relevant safe harbors under state and federal anti-kickback laws. In addition, many states have adopted laws similar to the federal Anti-Kickback Statute, which apply to the referral of patients for health care services reimbursed by Medicaid, and some have adopted such laws with respect to private insurance. Violations of the Anti-Kickback Statute are subject to significant fines and penalties and may lead to a company being excluded from participating in federal health care programs.

False Claims Laws. The federal False Claims Act prohibits knowingly filing a false claim, knowingly causing the filing of a false claim, or knowingly using false statements to obtain payment from the federal government. Under the False Claims Act, such suits are known as “qui tam” actions. Individuals may file suit on behalf of the government and share in any amounts received by the government pursuant to a settlement. In addition, certain states have enacted laws modeled after the federal False Claims Act under the Deficit Reduction Act of 2005, where the federal government created financial incentives for states to enact false claims laws consistent with the federal False Claims Act. As more states enact such laws, we expect the number of qui tam lawsuits to increase. Qui tam actions have increased significantly in recent years, causing greater numbers of healthcare companies to have to defend false claims actions, pay fines or be excluded from Medicare, Medicaid or other federal or state government healthcare programs as a result of investigations arising out of such actions.

HIPAA. Two federal crimes were created under the Health Insurance Portability and Accountability Act of 1996, or HIPAA: healthcare fraud and false statements relating to healthcare matters. The healthcare fraud statute prohibits knowingly and willfully executing a scheme to defraud any healthcare benefit program, including private payors. The false statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services.

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Health Information Privacy and Security.

Individually, identifiable health information is subject to an array of federal and state regulation. Federal rules promulgated pursuant to HIPAA regulate the use and disclosure of health information by “covered entities.” Covered entities include individual and institutional health care providers from which we may receive individually identifiable health information. These regulations govern, among other things, the use and disclosure of health information for research purposes, and require the covered entity to obtain the written authorization of the individual before using or disclosing health information for research. Failure of the covered entity to obtain such authorization could subject the covered entity to civil and criminal penalties. We may experience delays and complex negotiations as we deal with each entity’s differing interpretation of the regulations and what is required for compliance. Also, where our customers or contractors are covered entities, including hospitals, universities, physicians or clinics, we may be required by the HIPAA regulations to enter into “business associate” agreements that subject us to certain privacy and security requirements. In addition, many states have laws that apply to the use and disclosure of health information, and these laws could also affect the manner in which we conduct our research and other aspects of our business. Such state laws are not preempted by the federal privacy law when such laws afford greater privacy protection to the individual than the federal law. While activities to assure compliance with health information privacy laws are a routine business practice, we are unable to predict the extent to which our resources may be diverted in the event of an investigation or enforcement action with respect to such laws.

Foreign Regulation

Whether or not we obtain FDA approval for a product, we must obtain approval of a product by the applicable regulatory authorities of foreign countries before we can commence clinical trials or marketing of the product in those countries. The approval process varies from country to country, and the time may be longer or shorter than that required for FDA approval. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement also vary greatly from country to country. Although governed by the applicable country, clinical trials conducted outside of the United States typically are administered under a three-phase sequential process similar to that discussed above for medical devices.

European Union Regulation

Medical Device Regulation. Our products are classified as medical devices in the European Union. In order to sell our medical device products within the European Union, we are required to comply with the requirements of the Medical Devices Directive, and its national implementations, including affixing CE markings on our products. The CE marking indicates a product’s compliance with EU legislation and so enables the sale of products throughout the European Economic Area (EEA, the 28 Member States of the EU and European Free Trade Association (EFTA) countries Iceland, Norway, Liechtenstein). In order to comply with the Medical Devices Directive, we must meet certain requirements relating to the safety and performance of our products and, prior to marketing our products, we must successfully undergo verification of our products’ regulatory compliance, or conformity assessment.

Medical devices are divided into three regulatory classes: Class I, Class IIB and Class III. The nature of the conformity assessment procedures depends on the regulatory class of the product. In order to comply with the examination, we completed, among other things, a risk analysis and presented clinical data, which demonstrated that our products met the performance specifications claimed by us, provided sufficient evidence of adequate assessment of unwanted side effects and demonstrated that the benefits to the patient outweigh the risks associated with the device. We are subject to continued supervision and are required to report any serious adverse incidents to the appropriate authorities. We are also required to comply with additional national requirements that are beyond the scope of the Medical Devices Directive.

We received a CE certificate for ten of our Class IIB medical devices, which allows us to affix CE markings on these products and sell them in Europe. The CE certificate is valid through December 2018. Currently, the European Commission and the European Parliament are discussing changes to the Medical Devices Directive which could include stricter requirements for obtaining CE markings or continued compliance. We may not be able to maintain the requirements established for CE markings for any or all of our products or be able to produce these products in a timely and profitable manner while complying with the requirements of the Medical Devices Directive and other regulatory requirements.

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Marketing Authorizations for Drugs. In order to obtain marketing approval of any of our drug products in Europe, we must submit for review an application similar to a U.S. new drug application to the relevant authority. In contrast to the United States, where the FDA is the only authority that administers and approves new drug applications, in Europe there are multiple authorities that administer and approve these applications. Marketing Authorizations in Europe expire after five years but may be renewed.

We believe that any drug candidate will be reviewed by the Committee for Medicinal Products for Human Use, on behalf of the European Medicines Agency. Based upon the review of the Committee for Medicinal Products for Human Use, the European Medicines Agency provides an opinion to the European Commission on the safety, quality and efficacy of the drug. The decision to grant or refuse an authorization is made by the European Commission.

Approval of Marketing Applications can take several months to several years, or may be denied. This approval process can be affected by many of the same factors relating to safety, quality and efficacy as in the approval process for new drug applications in the United States. As in the United States, European drug regulatory authorities can require us to perform additional non-clinical studies and clinical trials. The need for such studies or trials, if imposed, may delay marketing approval and involve unanticipated costs. Inspection of clinical investigation sites by a competent authority may also be required as part of the regulatory approval procedure. In addition, as a condition of marketing approval, regulatory agencies in Europe may require post-marketing surveillance to monitor for adverse effects, or other additional studies may be required as deemed appropriate. The terms of any approval, including labeling content, may be more restrictive than expected and could affect the marketability of a product. In addition, after approval for the initial indication, further clinical studies are usually necessary to gain approval for any additional indications.

European Good Manufacturing Process. In the European Union, the manufacture of pharmaceutical products and clinical trial supplies is subject to good manufacturing practice as set forth in the relevant laws and guidelines. Compliance with good manufacturing practice is generally assessed by the competent regulatory authorities. They may conduct inspections of relevant facilities, and review manufacturing procedures, operating systems and personnel qualifications. In addition to obtaining approval for each product, in many cases each drug manufacturing facility must be approved. Further inspections may occur over the life of the product.

Mexican Regulation

The Ministry of Health is the authority in charge of sanitary controls in Mexico. Sanitary controls are a group of practices related to the orientation, education, testing, verification and application of security measures and sanctions exercised by the Ministry of Health. The Ministry of Health acts by virtue of the Federal Commission for the Protection against Sanitary Risks, or COFEPRIS, a decentralized entity of the Ministry of Health whose mission is to protect the population against sanitary risks, by means of centralized sanitary regulations, controls and by raising public awareness.

The Ministry of Health is responsible for the issuance of Official Mexican Standards and specifications for drugs subject to the provisions of the General Health Law, which govern the process and specifications of drugs, including the obtaining, preparing, manufacturing, maintaining, mixing, conditioning, packaging, handling, transporting, distributing, storing and supplying of products to the public at large. In addition, a medical device is defined as a device that may contain antiseptics or germicides used in surgical practice or in the treatment of continuity solutions, skin injuries or its attachments.

Regulations applicable to medical devices and drugs are divided into two sections: the business that manufactures the medical device or drug and the product itself.

Manufacturing a Medical Device or Drug. Under the General Health Law, a business that manufactures drugs is either required to obtain a “Sanitary Authorization” or to file an “Operating Notice.” Our Mexico subsidiary, Oculus Technologies of Mexico, S.A. de C.V., is considered a business that manufactures medical devices and therefore is not subject to a Sanitary Authorization, but rather only to file an Operating Notice.

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In addition to its Operating Notice, our Mexico subsidiary has obtained a “Good Processing Practices Certificate” issued by Mexican Federal Commission for the Protection against Sanitary Risks, which demonstrates that the manufacturing of Microcyn® at the facility located in Zapopan, Mexico, operates in accordance with the applicable official standards.

Commercialization of Drugs and Medical Devices. Drugs and medical devices should be commercialized in appropriate packaging containing labels printed in accordance with specific official standards. For medical devices, there are no specific standards or regulations related to the labeling of the product, but rather only a general standard related to the labeling for all types of products to be commercialized in Mexico. Advertising of medical devices is regulated in the General Health Law and in the specific regulations of the General Health Law related to advertising. Generally, the advertising of medical devices is subject to a permit only in the case that such advertising is directed to the general public.

Medical Devices and Drugs as a Product. To produce, sell or distribute medical devices, a Sanitary Registry is required in accordance with the General Health Law and the Regulation for Drugs. Such registry is granted for a term of five years, and this term may be extended. The Sanitary Registry may be revoked if the interested party does not request the extension in the term or the product or the manufacturer or the raw material is changed without the permission of the Ministry of Health.

The Ministry of Health classifies the medical devices in three classes:

•	Class I. Devices for which safety and effectiveness have been duly proved and are generally not used inside the body;

•	Class II. Devices that may vary with respect to the material used for its fabrication or in its concentration and generally used inside of the body for a period no greater than 30 days; and

•	Class III. New devices or recently approved devices in the medical practice or those used inside the body and which shall remain inside the body for a period greater than 30 days.

Currently, we have ten approvals from the Mexican Ministry of Health to market and distribute our products in Mexico.

Violation of these regulations may result in the revocation of the registrations or approvals, and economic fines. In some cases, such violations may constitute criminal actions.

In addition, regulatory approval of prices is required in most countries other than the United States, which could result in lengthy negotiations delaying our ability to commercialize our products. We face the risk that the prices which result from the regulatory approval process would be insufficient to generate an acceptable return.

Research and Development

Research and development expense consists primarily of personnel expenses, clinical and regulatory services and supplies. For the six months ended September 30, 2014 and the years ended March 31, 2014 and 2013, research and development expense amounted to $792,000 and $2,887,000 and $2,223,000, respectively. None of these expenses were borne by our customers.

Significant Customers

We rely on certain key customers for a significant portion of our revenues. At September 30, 2014 we had net accounts receivable of $2,149,000. Additionally, at September 30, 2014, MorePharma represented 56% and Quinnova represented 11% of the net accounts receivable balance. At March 31, 2014, we had net accounts receivable of $1,790,000. Additionally, at March 31, 2014, MorePharma represented 44%, Quinnova represented 15%, and Innovacyn represented 12% of the net accounts receivable balance. At March 31, 2013, MorePharma represented 34%, Quinnova represented 26%, and Innovacyn represented 15% of the net accounts receivable balance. During the year ended March 31, 2014, MorePharma represented 38%, and Innovacyn represented 23%, respectively, of net revenues. During the year ended March 31, 2013, Innovacyn represented 25% and MorePharma represented 13%, respectively, of net revenues.

In April of 2014, Innovacyn notified us that over the next twelve months Innovacyn intends to transition to a new supplier of animal care products. Because of Innovacyn’s failure to perform under the arrangements, we terminated the agreements on December 15, 2014. Most of their animal care product has been transitioned to the new supplier. We are actively seeking new distribution channels, including locating a new animal health care partner. We have identified two potential partners and are working on negotiating agreements. We can give no assurances that we and these potential partners will be able to agree on terms acceptable to us, if at all. Even if we are able to finalize agreements with these potential partners, these partnerships may not replace our revenues to the same levels as we had with Innovacyn.

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Our Employees

As of December 30, 2014, we employed a total of 32 employees in the United States and the Netherlands, 31 of which were full-time. Additionally, we had 70 employees in Mexico, all of which were contracted through an employment agency. We are not a party to any collective bargaining agreements. We believe our relations with our employees are good.

Description of Property

We currently lease the following properties:

Location	Rent per month	Purpose
1129 N. McDowell Blvd., Petaluma, CA 94954, USA	USD 11,072	Principal executive office, also used for research and manufacturing
454 North 34th Street, Seattle, Wash. 98103, USA	USD 2,700	Shared office and laboratory space
Suite 130, First Floor, 2500 York Road, Jamison, PA 18929	USD 2,126	Office
Av De Las Americas, 1592 Piso 7, en la Colonia Country Club en Guadalajara Jalisco, CP 44637, Mexico	MXN 23,400	Office
Industra Mecanica Numero 2168 en el Fraccionamiento Industrial Zapopan Norte, de esta Ciudad, 45130 Mexico (1)	MXN 35,000	Warehouse
Nusterweg 123, 6136 ST Sittard (gemeente Sittard, sectie K, nummers 2765 en 2778) Herten, the Netherlands	Euro 6,250	Office

(1)	From time to time depending on the manufacturing needs this warehouse or another similar facility may need to be leased on a monthly basis to store finished product while being picked up by customers.

As we expand, we may need to establish manufacturing facilities in other countries. We believe that our properties will be adequate to meet our needs for at least the next 12 months.

Legal Proceedings

On November 13, 2014, we received a letter from Exeltis USA Dermatology, Inc. formerly known as Quinnova Pharmaceuticals, Inc., a significant customer of ours as disclosed elsewhere in this Form S-1, and herein referred to as “Quinnova”, claiming that we are in breach of our Exclusive Sales and Distribution Agreement, or the Agreement, with Quinnova.  Specifically, Quinnova has claimed that the marketing and selling of our Alevicyn gel product violates the terms of the Agreement and has demanded we cease and desist from any further marketing or sales. We believe that the marketing and selling of our Alevicyn gel is not in violation of the agreement and that the claims made by Quinnova are without merit. We intend to defend this matter vigorously and do not believe an accrual for a potential loss relating to this matter is necessary at this time. While we believe this claim is without merit, there can be no assurances provided by us that the outcome of this matter will be favorable to our Company or will not have a negative impact on our consolidated financial position or results from operations.

Apart from the demand described above, we are involved in legal matters arising in the ordinary course of business including matters involving proprietary technology from time to time. While we believe that such matters are currently not material, there can be no assurance that matters arising in the ordinary course of business for which we are or could become involved in litigation, will not have a material adverse effect on our business, financial condition or results of operations.

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MANAGEMENT

Directors

At our 2008 Annual Meeting of Stockholders, our stockholders approved an amendment to our Restated Certificate of Incorporation, as amended, which provided that directors are classified into three classes, as nearly equal in number as possible, with each class serving for a staggered three-year term. Our Board currently consists of five directors:

	Name	Age	Position with the Company	Director Since	Term Expires
Class I
	Sharon Barbari	60	Class I Director	03/2014	2015
	Russell Harrison	69	Class I Director	02/2014	2015
Class II
	Jay Birnbaum	69	Class II Director	04/2007	2016
	Jim Schutz	51	Chief Executive Officer and Class II Director	05/2004	2016
Class III
	Jerry McLaughlin	66	Class III Director	03/2013	2017

The biographies of our directors and certain information regarding each director’s experience, attributes, skills and/or qualifications that led to the conclusion that the director should be serving as a director of Oculus are stated below.

Sharon Barbari: Ms. Barbari has worked in finance and the pharmaceutical industry for most of her career and has extensive experience working strategically in the field both internationally and during the development of clinical-stage products. She has served as Executive Vice President of Finance and Chief Financial Officer of Cytokinetics Inc., a biopharmaceutical company, since July 2009. She served as Senior Vice President of Finance and Chief Financial Officer from September 2004 through June 2009. From September 2002 to August 2004, Ms. Barbari served as Chief Financial Officer and Senior Vice President of Finance and Administration of InterMune, Inc., a biopharmaceutical company. From January 1998 to June 2002, she served at Gilead Sciences, Inc., a biopharmaceutical company, and held several positions of increasing responsibility including most recently as its Vice President and Chief Financial Officer. From 1996 to 1998, Ms. Barbari served as Vice President of Strategic Planning at Foote, Cone & Belding Healthcare in San Francisco, an international advertising and marketing firm. From 1972 to 1995, she was employed by Syntex Corporation where she held various management positions in corporate finance, financial planning, marketing and commercial planning.

Russell Harrison: Mr. Harrison has extensive experience in global markets, having spent much of his career working internationally. Mr. Harrison is the founding principal of The Leadership Group, LLC, a firm specializing in strategic change and executive coaching for U.S. and international companies, a position he has held since January 2012. From 2006 to 2012, he was employed by CoolSystems, Inc. d/b/a Game Ready, Inc. and was appointed as its President and Chief Executive Officer in 2007. Mr. Harrison has also served in the role of Chief Executive Officer for a number of publicly traded and private technology businesses in both the information technology and medical device technology sectors. From 1995 to 1997, he served as Chief Information Officer at SITA Telecommunications Holdings in Paris, where he led a team responsible for technology spanning more than 200 countries and territories. From 1991 to 1993, Mr. Harrison served as the first Chief Information Officer for McKesson Corporation, responsible for all computer technology-related activities. He also served as a Captain in the United States Marine Corps.

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Jay Birnbaum: Dr. Birnbaum has served on our Board of Directors for 7 years, and has gained a deep understanding of the workings and direction of our Company. He has successfully guided us through leadership and strategy transitions evidencing his commitment to us and his willingness to adapt to ensure its continued success. He has extensive experience in pharmacology, having served as a practicing pharmacologist and consultant for over a decade. Dr. Birnbaum is a pharmacologist and since 1999, has been a consultant to pharmaceutical companies in his area of expertise. He previously served as Vice President of Global Project Management at Novartis/Sandoz Pharmaceuticals Corporation, where he had responsibility for strategic planning and development of the company’s dermatology portfolio. Dr. Birnbaum is also a co-founder and former Chief Medical Officer of Kythera Biopharmaceuticals, and has served on the board of directors of Excaliard Pharmaceuticals (a company recently acquired by Pfizer) and on the scientific advisory boards of several companies.

Jim Schutz: Mr. Schutz was appointed our President and Chief Executive Officer on February 4, 2013. Mr. Schutz has been working for us for 13 years in various positions, and has gained a deep understanding of the workings and direction of our Company. Through his experience within the Corporation, Mr. Schutz has gained the knowledge, expertise, and ideas, to take Oculus to higher levels as its President and Chief Executive Officer. Prior to this appointment, he most recently held the position of our Chief Operating Officer and General Counsel, and has served in various other capacities as an executive officer of our Company since August 2003. From August 2001 to August 2003, Mr. Schutz served as General Counsel at Jomed, Inc. (formerly EndoSonic Corp.), an international medical device company where he orchestrated the sale of Jomed to Abbott Laboratories and Volcano Therapeutics (now part of Royal Phillips). From 1999 to July 2001, Mr. Schutz served as in-house counsel at Urban Media Communications Corporation, an internet/telecom company based in Palo Alto, California.

Jerry McLaughlin: Mr. McLaughlin possesses significant sales and marketing experience, having worked with several companies in the scientific industry. Mr. McLaughlin served as Interim Chief Executive Officer of Applied BioCode, Inc. from November 2011 to April 2013. In April 2011, he also founded and currently serves as Chairman and Chief Executive Officer, of DataStream Medical Imaging Systems, Inc., a start-up to develop diagnostic imaging software applications that work in conjunction with existing digital radiology platforms. He previously served as President of DataFlow Information Systems, from July 2007 to December 2011, and President and Chief Executive Officer of CompuMed, Inc. from May 2002 to June 2007. Mr. McLaughlin also serves on the board of directors of DataStream Medical Imaging Systems, Inc.

Director Independence

We determine independence using the definitions set forth in the NASDAQ Listing Rules and the rules under the Securities Exchange Act of 1934. As of March 31, 2014, we have determined that the following directors are independent:

•	Sharon Barbari

•	Russell Harrison

•	Jerry McLaughlin; and

•	Jay Birnbaum.

It is our policy that all employees, officers and directors must avoid any activity that is, or has the appearance of, conflicting with the interests of our Company. This policy is included in our Code of Business Conduct, and our Board formally adopted a Related Party Transaction Policy and Procedures in July 2007 for the approval of interested transactions with persons who are Board members or nominees, executive officers, holders of 5% of our common stock, or family members of any of the foregoing. The Related Party Transaction Policy and Procedures are administered by our Audit Committee. We conduct a review of all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions relating to executive officers and directors must be approved by the Audit Committee.

Committees of the Board of Directors

Our Board of Directors has appointed an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The Board of Directors has determined that each director who serves on these committees is “independent,” as that term is defined by the NASDAQ Listing Rules and rules of the SEC. The Board of Directors has adopted written charters for its Audit Committee, its Compensation Committee and its Nominating and Corporate Governance Committee. Copies of these charters are available on our website at http://ir.oculusis.com/governance.cfm.

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Compensation Committee: The Compensation Committee consists of Mr. McLaughlin (Committee Chair) and Mr. Harrison. Its primary function is to assist the Board of Directors in meeting its responsibilities in regards to oversight and determination of executive compensation and to review and make recommendations with respect to major compensation plans, policies and programs of our Company. Other specific duties and responsibilities of the Compensation Committee are to review and approve goals and objectives relevant to the recommendations for approval by the independent members of the Board of Directors regarding compensation of our Chief Executive Officer and other executive officers, establish and approve compensation levels for our Chief Executive Officer and other executive officers, and to administer our stock plans and other equity-based compensation plans.

Audit Committee: The Audit Committee consists of Ms. Barbari (Committee Chair), Mr. Birnbaum and Mr. Harrison. Its primary function is to provide assistance to the Board of Directors in fulfilling its oversight responsibilities related to our financial statements, system of internal control over financial reporting, and auditing, accounting and financial reporting processes. Other specific duties and responsibilities of the Audit Committee are to appoint, compensate, evaluate and, when appropriate, replace our independent registered public accounting firm; review and pre-approve audit and permissible non-audit services; review the scope of the annual audit; monitor the independent registered public accounting firm’s relationship with us; and meet with the independent registered public accounting firm and management to discuss and review our financial statements, internal control over financial reporting, and auditing, accounting and financial reporting processes.

Nominating and Corporate Governance Committee: The Nominating and Corporate Governance Committee consists of Mr. Harrison (Committee Chair) and Ms. Barbari. Its primary function is to identify qualified individuals to become members of the Board of Directors, determine the composition of the Board and its Committees, and to monitor a process to assess Board effectiveness. Other specific duties and responsibilities of the Nominating and Corporate Governance Committee are to recommend nominees to fill vacancies on the Board of Directors, review and make recommendations to the Board of Directors with respect to director candidates proposed by stockholders, and review, on an annual basis, the functioning and effectiveness of the Board and its Committees.

Director Compensation

The following table sets forth the amounts and the value of compensation paid to our directors for their service in fiscal year 2014.

Name of Director	Fees Paid in Cash ($)		Option Awards ($)[1]		Total ($)
Jim Schutz	–		–		$0	[2]
Russell Harrison	–		$150,516	[3]	$150,516
Sharon Barbari	–		$173,070	[4]	$173,070
Jay Birnbaum	$50,000	[5]	$203,865	6, [7]	$253,865
Jerry McLaughlin	$50,000	[5]	$200,163	[6,8]	$250,163
Richard Conley**	$49,500		$20,988	[6,9]	$70,488
Gregory French*	–		$61,774	6, [10]	$61,774
Hoji Alimi**	–		–		$0	[11]

*Resigned from the Board effective February 21, 2014.

**Resigned from the Board effective March 26, 2014.

1 Represents the aggregate grant date fair value of stock option awards granted during the fiscal year ended March 31, 2014 as computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The fair value of each stock option award is estimated for the fiscal year ended March 31, 2014, on the date of grant using the Black-Scholes option valuation model. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 14 to our audited consolidated financial statements for the year ended March 31, 2014. These amounts do not represent the actual amounts paid to or realized by the directors during the fiscal year ended March 31, 2014.

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2 As a Company employee, Mr. Schutz did not receive compensation for his service as a director during the fiscal year ended March 31, 2014.

3 Mr. Harrison was appointed as a director of our Company on February 26, 2014. Pursuant to our non-employee director compensation plan, a non-employee director who joins our Board is automatically granted an initial stock option upon first becoming a member of our Board. Accordingly, on February 26, 2014, we granted Mr. Harrison options to purchase 7,143 shares of our common stock with an exercise price of $3.56 per share, with a fair value of $18,376, with the first one-third of the shares vesting on the first anniversary of the date of grant and the remainder vesting monthly thereafter, and set to expire on February 26, 2024. We also granted Mr. Harrison options to purchase 46,888 shares on March 4, 2014 to satisfy the second part of his initial stock option grant at an exercise price of $3.90 per share, with a fair value of $132,140, with the first one-third of the shares vesting on the first anniversary of the date of grant and the remainder vesting monthly thereafter, and set to expire on March 4, 2024.

4 Ms. Barbari was appointed as a director of our Company on March 26, 2014. Pursuant to our non-employee director compensation plan, a non-employee director who joins our Board is automatically granted an initial stock option upon first becoming a member of our Board. Accordingly, on March 26, 2014, we granted Ms. Barbari options to purchase 50,000 shares of our common stock with an exercise price of $4.79 per share, with a fair value of $173,070, with the first one-third of the shares vesting on the first anniversary of the date of grant and the remainder vesting monthly thereafter, and set to expire on March 19, 2024.

5 Dr. Birnbaum and Mr. McLaughlin each earned $50,000 for services performed as a member of the Special Transaction Committee in the fiscal year ended March 31, 2014, which was paid in fiscal year 2015.

6 Pursuant to our non-employee director compensation plan in effect for the fiscal year ended March 31, 2014, each non-employee director was automatically granted an annual option to purchase 2,143 shares of our common stock, provided that no annual grant shall be granted to a non-employee director in the same calendar year that such person received his or her initial grant. On October 1, 2013, we granted Dr. Birnbaum and Messrs. French, Conley, and McLaughlin options to purchase 2,143 shares of our common stock with an exercise price of $2.71 per share, with a fair value of $3,887, with the options vesting in equal monthly increments over a period of one year, and set to expire on October 1, 2023.

7 For the fiscal year ended March 31, 2014, Dr. Birnbaum earned $30,000 for his services as a director. Of this aggregate amount of $30,000, Dr. Birnbaum received $25,000 as his annual retainer for serving on the Board and $5,000 for his service as a non-chairperson on the Audit Committee. Dr. Birnbaum elected to receive stock options in lieu of cash. Therefore, pursuant to our non-employee director compensation plan, on September 6, 2013, we granted Dr. Birnbaum options to purchase 14,035 shares of our common stock with an exercise price of $2.75 per share, with a fair value of $26,484, with the options vested on the date of grant, and set to expire on September 6, 2023. These options were issued to cover the annual grant amounts earned in the second half of fiscal year 2013 and the first half of fiscal year 2014. For the second half of the annual retainer owed for service as a director in 2014, on December 12, 2013, we granted Dr. Birnbaum 6,150 options with an exercise price of $3.55 per share, with a fair value of $14,302, with the options vested on the date of grant, and set to expire on December 11, 2023. On September 19, 2013, we issued Dr. Birnbaum 8,027 options at an exercise price of $2.97 per share, with a fair value of $17,101, with the options vesting quarterly over a three-year schedule, commencing on the date of grant, and set to expire on September 19, 2023. On March 4, 2014, we also issued Dr. Birnbaum 50,419 options with an exercise price of $3.90 per share, with a fair value of $142,091, with the options vesting 1/36 per month over three years, commencing on the date of grant, and set to expire on March 4, 2024.

8For the fiscal year ended March 31, 2014, Mr. McLaughlin earned $30,000 for his services as a director. Of this aggregate amount of $30,000, Mr. McLaughlin received $25,000 as his annual retainer for serving on the Board and $5,000 for his service as a non-chairperson on the Audit Committee. Mr. McLaughlin elected to receive stock options in lieu of cash. Therefore, pursuant to our non-employee director compensation plan and to cover the annual grant amounts earned from March 1, 2014, the date Mr. McLaughlin was appointed, and the first half of fiscal year 2014, on September 6, 2013, we granted Mr. McLaughlin options to purchase 8,187 shares of our common stock with an exercise price of $2.75 per share, with a fair value of $15,449, with the options vested on the date of grant, and set to expire on September 6, 2023. For the second half of the annual retainer owed for service in 2014, on December 12, 2013, we granted Mr. McLaughlin 6,150 options with an exercise price of $3.55 per share, with a fair value of $14,302, with the options vested on the date of grant, and set to expire on December 11, 2023. On September 19, 2013, we issued Mr. McLaughlin 5,351 options with an exercise price of $2.97 per share, with a fair value of $11,400, with the options vesting quarterly over a three-year schedule, commencing on the date of grant, and set to expire on September 19, 2023. On March 4, 2014, we also issued Mr. McLaughlin 55,044 options with an exercise price of $3.90 per share, with a fair value of $155,125, with the options vesting 1/36 per month over three years, commencing on the date of grant, and set to expire March 4, 2024.

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9 Mr. Conley resigned as a member of our Board of Directors, effective March 26, 2014. For the fiscal year ended March 31, 2014, Mr. Conley earned $49,500 for his services as a director. Of this $49,500, Mr. Conley received $25,000 as his annual retainer for serving on the Board, $10,000 for his service as Chairman of the Audit Committee, $2,000 for serving as a member of the Nominating and Corporate Governance Committee, $2,000 for serving on the Compensation Committee, and $10,500 for unpaid compensation earned in fiscal year 2013.  On September 19, 2013, we issued Mr. Conley 8,027 options with an exercise price of $2.97 per share, with a fair value of $17,101, with the options vesting quarterly over a three-year schedule, commencing on the date of grant, and set to expire on September 19, 2023. Notwithstanding the terms of any option agreements, according to the Separation Agreement dated August 2, 2013, with Ruthigen, Oculus options awarded to those leaving with Ruthigen shall expire on the earlier of (a) 90 days following such termination of service with Ruthigen, (b) 90 days following the date Oculus notifies the individual that Oculus and its Affiliates own less than 19.9% of the issued and outstanding common Stock, and (c) the option expiration date set forth in the applicable option agreement.

10 Mr. French resigned as a member of our Board of Directors, effective February 21, 2014. For the fiscal year ended March 31, 2014, Mr. French earned $30,000 for his services as a director. Of this aggregate amount of $30,000, Mr. French received $25,000 as his annual retainer for serving on the Board and $5,000 for his service as Chairman of the Compensation Committee. Mr. French elected to receive stock options in lieu of cash. Therefore, pursuant to our non-employee director compensation plan, on September 6, 2013, we granted Mr. French options to purchase 14,035 shares of our common stock with an exercise price of $2.75 per share, with a fair value of $26,484, with the options vested on the date of grant, and set to expire on September 6, 2023. These options were issued to cover the annual grant amounts earned in the second half of fiscal year 2013 and the first half of fiscal year 2014. For the second half of the annual retainer owed for service as a director in 2014, on December 12, 2013, we granted Mr. French 6,150 options with an exercise price of $3.55 per share, with a fair value of $14,302, with the options vested on the date of grant, and set to expire on December 11, 2023. On September 19, 2013, we issued Mr. French 8,027 options with an exercise price of $2.97 per share, with a fair value of $17,101, with the options vesting quarterly over a three-year schedule, commencing on the date of grant, and set to expire on September 19, 2023. Notwithstanding the terms of any option agreements, according to the Separation Agreement dated August 2, 2013 with Ruthigen, Oculus options awarded to those leaving with Ruthigen shall expire on the earlier of (a) 90 days following such termination of service with Ruthigen, (b) 90 days following the date Oculus notifies the individual that Oculus and its Affiliates own less than 19.9% of the issued and outstanding common Stock, and (c) the option expiration date set forth in the applicable option agreement.

11 As a Company employee and employee of our formerly wholly-owned subsidiary, Ruthigen, Mr. Alimi did not receive compensation for his service as a director during the fiscal year ended March 31, 2014.

Narrative to Director Compensation Table

Non-Employee Director Compensation Plan in Effect until March 26, 2014

Pursuant to our Non-Employee Director Compensation Plan in effect until March 26, 2014, each non-employee director received an annual retainer of $25,000. The Chairperson of the Board of Directors received $15,000 annually and the Lead Member of the Board of Directors, if different from the Chairperson, received $10,000 annually. The Chairperson of our Audit Committee received an annual retainer of $10,000 and non-Chairperson members of the Audit Committee received an additional $5,000 annually. The Chairpersons of the Compensation Committee and Nominating and Corporate Governance Committees of the Board received an annual retainer of $5,000. Non-Chairperson members of the Compensation Committee and the Nominating and Corporate Governance Committee received an additional $2,000 annually. The non-employee directors could elect to receive stock options in lieu of cash. We also reimbursed our non-employee directors for reasonable expenses in connection with attendance at Board of Director and Committee meetings.

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In addition to cash compensation for services as a member of the Board, non-employee directors were also eligible to receive nondiscretionary, automatic grants of stock options under our Amended and Restated 2006 Stock Incentive Plan (the “2006 Plan”). Under the 2006 Plan, an outside, non-employee director who joined our Board of Directors was automatically granted an initial option to purchase 7,143 shares upon first becoming a member of our Board. The initial option vested and became exercisable over three years, with the first one-third of the shares vesting on the first anniversary of the date of grant and the remainder vesting monthly thereafter. After each of our regularly scheduled Annual Meetings of Stockholders, each non-employee director was automatically granted an option to purchase 2,143 shares of our common stock, provided that no annual grant shall be granted to a non-employee director in the same calendar year that such person received his or her initial grant. These options vested in equal monthly increments over the period of one year.

Non-Employee Director Compensation Plan Effective March 26, 2014

Pursuant to our non-employee director compensation plan effective March 26, 2014, each non-employee director receives an annual retainer of $32,500. The Lead Independent Director receives an annual retainer of $15,000. The Chairman of our Audit Committee receives an annual retainer of $10,000 and non-chairperson members of the Audit Committee receive an additional $7,500 annually. The Chairpersons of the Compensation Committee and Nominating and Corporate Governance Committees of the Board receive an annual retainer of $5,000. Non-chairperson members of the Compensation Committee and the Nominating and Corporate Governance Committee receive an additional $2,000 annually. All Audit Committee retainers must be paid in cash. All other retainers may be paid in cash, options or as a stock grant, at the election of each director. We also reimburse our non-employee directors for reasonable expenses in connection with attendance at Board of Director and committee meetings.

In addition to cash compensation for services as a member of the Board, non-employee directors are also eligible to receive nondiscretionary, automatic grants of stock options under the Non-Employee Director Compensation Plan. An outside, non-employee director who joins our board is automatically granted an initial option to purchase 50,000 shares upon first becoming a member of our Board. The initial option vests and becomes exercisable over three years, with the first one-third of the shares vesting on the first anniversary of the date of grant and the remainder vesting monthly thereafter. After each of our regularly scheduled Annual Meetings of Stockholders, each non-employee director is automatically granted an option to purchase 15,000 shares of our common stock, provided that no annual grant shall be granted to a non-employee director in the same calendar year that such person received his or her initial grant. These options vest in equal monthly increments over the period of one year.

In July 2014, the Board eliminated the provisions in the 2006 Plan that provided for automatic option grants to non-employee directors to eliminate redundancy in our non-employee director compensation. On October 31, 2014, the Board approved a new vesting schedule for any quarterly fees, except for Audit Committee fees, paid in options at the director’s election. These options will be granted on the first business day occurring 60 calendar days or more after the last day of each quarter. Such options shall vest immediately and the exercise price shall be the closing price of our common stock on the date such options are granted.

Executive Officers

The Company has the following executive officers:

Name	Age	Position with the Company
Jim Schutz	51	Chief Executive Officer
Robert Miller	72	Secretary, Chief Financial Officer, Chief Operating Officer
Bruce Thornton	50	Executive Vice President

The biographies of our executive officers and certain information regarding each officer’s experience, attributes, skills and/or qualifications that led to the conclusion that the officer should be serving as an officer of the Company are stated below.

Jim Schutz: For Mr. Schutz’s full biography, please refer to page 69 in the section entitled “Directors.”

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Robert Miller: Mr. Miller has served as our Chief Financial Officer since June 2004 and Secretary and Chief Operating Officer since February 2013. He was a consultant to us from March 2003 to May 2004. Mr. Miller has served as a director of Scanis, Inc., a technology company, since 1998 and served as the acting Chief Financial Officer of Scanis from 1998 to June 2006. He was a Chief Financial Officer consultant to Evit Labs from June 2003 to December 2004, Wildlife International Network from October 2002 to December 2005, Endoscopic Technologies from November 2002 to March 2004, Biolog from January 2000 to December 2002 and Webware from August 2000 to August 2002. Prior to this, Mr. Miller was the Chief Financial Officer for GAF Corporation, Penwest Ltd. and Bugle Boy, and the Treasurer of Mead Corporation.

Bruce Thornton: Mr. Thornton has been working for our Company for a decade. Since June 2005, he served as Executive Vice President of International Operations and Sales. He has an extensive knowledge of our operations, the market for our products and our vision and goals for the future. Mr. Thornton served as our General Manager for U.S. operations from March 2004 to July 2005. He served as Vice President of Operations for Jomed (formerly EndoSonic Corp.) from January 1999 to September 2003, and as Vice President of Manufacturing for Volcano Therapeutics, an international medical device company, following its acquisition of Jomed, until March 2004.

Executive Compensation

This prospectus contains information about the compensation paid to our Named Executive Officers, as defined by Item 402(m)(2) of Regulation S-K, during our fiscal year ended March 31, 2014, or fiscal year 2014. For fiscal year 2014, in accordance with the rules and regulations of the Securities and Exchange Commission for smaller reporting companies, we determined that the following officers were our Named Executive Officers:

•	Jim Schutz, Chief Executive Officer,

•	Bob Miller, Chief Financial Officer,

•	Bruce Thornton, Executive Vice President of International Sales, and

•	Hoji Alimi, Chief Executive Officer of our formerly wholly-owned subsidiary, Ruthigen.

The following table sets forth, for the fiscal years ended March 31, 2014 and 2013, all compensation paid or earned by (i) all individuals serving as our Principal Executive Officer during our fiscal years ended March 31, 2014 and 2013; and (ii) our two most highly compensated executive officers, other than our Principal Executive Officer, who were serving as executive officers at the end of our fiscal years ended March 31, 2014 and 2013.

Summary Compensation Table

Name and Principal Position	Fiscal Year Ended Mar. 31	Salary ($)		Bonus ($)		Option Awards ($)[1,2]	All Other Compensation ($)		Total ($)
Jim Schutz[3]	2014	$263,462	[3]	$0		$180,390	$42,740	[4]	$486,592
President, Chief Executive Officer and Director	2013	$300,000		$0		$101,490	$15,872	[5]	$417,362
Robert Miller	2014	$250,000		$0		$423,663	$66,758	[6]	$740,421
Secretary and Chief Financial Officer & COO	2013	$250,000		$0		$101,490	$12,331	[7]	$363,821
Bruce Thornton	2014	$250,000		$0		$344,302	$47,558	[8]	$641,860
Executive Vice President of International Operations and Sales	2013	$250,000		$50,000	[9]	$0	$21,906	[10]	$321,906
Hoji Alimi[11]	2014	$375,000	[12]	$158,000	[13]	$0	$63,418	[14]	$596,418
Chief Executive Officer of Ruthigen	2013	$375,000		$402,000	[15]	$0	$95,005	[16]	$872,005

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(1)	Represents the aggregate grant date fair value of stock option awards granted in the covered fiscal year as computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The fair value of each stock option award is estimated for the covered fiscal year on the date of grant using the Black-Scholes option valuation model. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 14 to our audited consolidated financial statements for the year ended March 31, 2014, included in our Annual Report on Form 10-K filed with the SEC on June 30, 2014. The amounts in this column do not represent the actual amounts paid to or realized by our Named Executive Officers during the fiscal years ended March 31, 2014 and 2013.

(2)	These options were awarded pursuant to our stock incentive plans in effect for the applicable fiscal year, and further described below. See “Annual Incentive Plans.”

(3)	Mr. Schutz was appointed our President and Chief Executive Officer on February 4, 2013. His base salary amount for fiscal year 2013 remained the same as when he served as our Chief Operating Officer. On June 20, 2013, we entered into a new employment agreement with Mr. Schutz, and Mr. Schutz asked to reduce his salary by 16.67%, from $300,000/annually to $250,000/annually as of June 2013.

(4)	The 2014 perquisites and personal benefits for Mr. Schutz include (a) personal use of a Company automobile in the amount of $1,880; (b) matching 401k contribution in the amount of $10,539; and (c) payment of $30,322 to cover premium for life, health, dental and vision insurance policy for the benefit of Mr. Schutz.

(5)	The 2013 perquisites and personal benefits for Mr. Schutz include (a) personal use of a Company automobile in the amount of $2,855; (b) matching 401k contribution in the amount of $12,000; and (c) payment of $1,017 to cover premium for life insurance policy for the benefit of Mr. Schutz.

(6)	The 2014 perquisites and personal benefits for Mr. Miller include (a) personal use of a Company automobile in the amount of $2,870; (b) matching 401k contribution in the amount of $10,000; and (c) payment of $53,888 to cover premium for life, health, dental and vision insurance policy for the benefit of Mr. Miller.

(7)	The 2013 perquisites and personal benefits for Mr. Miller include (a) personal use of a Company automobile in the amount of $2,160; (b) matching 401k contribution in the amount of $10,000; and (c) payment of $171 to cover premium for life insurance policy for the benefit of Mr. Miller.

(8)	The 2014 perquisites and personal benefits for Mr. Thornton include (a) a car allowance in the amount of $11,700; (b) matching 401k contribution in the amount of $10,000; and (c) payment of $25,858 to cover premiums for life insurance, health, dental and vision policies for the benefit of Mr. Thornton.

(9)	Mr. Thornton’s 2013 bonus compensation consisted of a one-time cash bonus of $50,000.

(10)	The 2013 perquisites and personal benefits for Mr. Thornton include (a) a car allowance in the amount of $11,700; (b) matching 401k contribution in the amount of $10,035; and (c) payment of $171 to cover premium for life insurance policy for the benefit of Mr. Thornton.

(11)	Mr. Alimi was Chairman of our Board of Directors. Mr. Alimi served as our President and Chief Executive Officer until February 4, 2013, at which time he became President and Chief Executive Officer of Ruthigen, Inc., our formerly wholly-owned subsidiary.

(12)	Mr. Alimi’s annual salary is $375,000. $315,865 represents the actual amount of base salary we paid Mr. Alimi from April 1, 2012 through February 4, 2013, for his services as our President and Chief Executive Officer, after which time Mr. Alimi was employed by Ruthigen and his salary was paid by Ruthigen. $59,135 represents the salary paid from February 4, 2013 through March 31, 2013, by Ruthigen for Mr. Alimi’s services as its President and Chief Executive Officer.

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(13)	On August 12, 2013, the Compensation Committee authorized a gross cash bonus in the amount of $158,000 (or a net bonus of $80,000), for Mr. Alimi to compensate him for his valuable services in connection with the IPO of Ruthigen.

(14)	The amount in the table represents the 2014 perquisites and personal benefits we paid on Mr. Alimi’s behalf from April 1, 2013 through March 26, 2014, and include (a) personal use of a Company automobile in the amount of $3,462; (b) matching 401k contribution in the amount of $3,750; (c) payment of $25,884 related to personal financial planning services; and (d) payment of $30,322 to cover premium for life, health, dental and vision insurance policy for the benefit of Mr. Alimi.

(15)	Mr. Alimi’s 2013 bonus compensation consisted of: (a) a one-time cash bonus of $166,000 on June 10, 2012, pursuant to the FY 2012 Bonus Plan for meeting his stated Target Milestones; and (b) a pro-rated cash bonus of $236,000 on March 18, 2013, pursuant to the FY 2013 Bonus Plan for meeting his stated Target Milestones and pursuant to our Compensation Committee’s determination that progress on Ruthigen’s business plan exceeded the timeline set by the Board. While our 2013 Bonus Plan covers bonuses earned through March 31, 2013, the Compensation Committee made the determination to compensate Mr. Alimi on a pro-rated basis under the 2013 Bonus Plan for his contributions to our Company toward his set target goals and milestones under the 2013 Bonus Plan and after such evaluation, determined that the 2013 Target Milestones as they pertained to Mr. Alimi were met.

(16)	The amount in the table represents the 2013 perquisites and personal benefits we paid on Mr. Alimi’s behalf, and include (a) personal use of a Company automobile in the amount of $3,844; (b) matching 401k contribution in the amount of $3,750; (c) payment of $3,832 to cover premium for life insurance policy for the benefit of Mr. Alimi; (d) payment of $25,887 related to personal financial planning services; and (e) accrued vacation pay owed to Mr. Alimi due to resignation in the amount of $57,692.

Employment Agreements and Potential Payments upon Termination

On June 20, 2013, we entered into new employment agreements with Jim Schutz, our President and Chief Executive Officer, and Robert Miller, our Chief Financial Officer, to update their previous employment agreements executed in 2004, to reflect their current roles and responsibilities and to update such agreements to reflect current tax and employment law. We also entered into an employment agreement, dated as of June 1, 2005, as amended on August 5, 2008, with Bruce Thornton, our Executive Vice President of International Operations and Sales.

In connection with the new employment agreement, Mr. Schutz volunteered to reduce his salary by 16.67%, from $300,000 to $250,000. Accordingly, the terms of the new employment agreement provides for an annual salary of $250,000 for Mr. Schutz, or such other amount as the Board of Directors may set. The Compensation Committee of the Board of Directors also approved an equity grant to Mr. Schutz. As soon as practical following the execution of the new employment agreement with Mr. Schutz, we have agreed to issue to Mr. Schutz 300,000 common stock options. The exercise price of the stock option grant will be $6.00 per share of stock. Mr. Miller’s and Mr. Thornton’s new employment agreements provide for annual salaries of $250,000, which are their current salaries, or such other amount as the Board of Directors may set.

The employment agreements provide each executive with certain separation benefits in the event of termination without cause or resignation by Messrs. Schutz, Miller, or Thornton for good reason; as such terms are defined in the employment agreement. In the event Messrs. Schutz, Miller or Thornton is terminated without cause or resigns for good reason, the executive is entitled to:

•	a lump severance payment equal to 18 times, in the case of Messrs. Schutz or Miller, 12 times in the case of Mr. Thornton, the average monthly base salary paid to the executive over the preceding 12 months (or for the term of the executive’s employment if less than 12 months);

•	automatic vesting of all unvested options and other equity awards;

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•	the extension of exercisability of all options and other equity awards to at least 12 months following the date the executive terminates employment or, if earlier, until the option expires;

•	up to one year (the lesser of one year following the date of termination or until such executive becomes eligible for medical insurance coverage provided by another employer) reimbursement for health care premiums under COBRA; and

•	a full gross up of any excise taxes payable by the executive under Section 4999 of the Internal Revenue Code because of the foregoing payments and acceleration (including the reimbursement of any additional federal, state and local taxes payable as a result of the gross up).

Each of Messrs. Schutz, Miller or Thornton may terminate his employment for any reason upon at least 30 days prior written notice. Receipt of the termination benefits described above is contingent on each executive executing a general release of claims against our Company, his resignation from any and all directorships and every other position held by him with our Company or any of our subsidiaries, and his return to our Company of all Company property received from or on account of our Company or any of our affiliates by such executive. In addition, the executive is not entitled to such benefits if he did not comply with the non-competition and invention assignment provisions of his employment agreement during the term of his employment or the confidentiality provisions of his employment agreement, whether during or after the term of his employment. Furthermore, we are under no obligation to pay the above-mentioned benefits if the executive does not comply with the non-solicitation provisions of his employment agreement, which prohibit a terminated executive from interfering with the business relations of our Company or any of our affiliates and from soliciting employees of our Company. These provisions apply during the term of employment and for two years following termination.

The table below was prepared as though each of Messrs. Schutz, Miller and Thornton had been terminated on March 31, 2014, the last day of our last completed fiscal year, without cause, or resigned for good reason, as that term is defined in the agreements with our Company. More detailed information about the payment of benefits, including duration, is contained in the discussion above. All such payments and benefits would be provided by our Company. The assumptions and valuations are noted in the footnotes.

Name	Salary Continuation ($)	Health and Welfare Benefits Continuation ($)[1]	Excise and Tax Gross-up ($)[2]	Total ($)
Jim Schutz	375,000	30,322	189,488	594,810
Robert Miller	375,000	53,888	200,505	291,893
Bruce Thornton	250,000	25,858	128,964	404,822

(1)	Amount assumes our cost of providing life, health, dental and vision insurance at the same rate for 12 months.

(2)	In calculating these amounts we assumed a termination date on March 31, 2014, and the maximum Federal and California income and other payroll taxes, aggregating an effective tax rate of 46.75%.

Annual Incentive Plans

Pursuant to our annual incentive plan, each employee and executive officer of our Company, including Messrs. Schutz, Miller and Thornton, has the potential to earn an annual bonus based on the Compensation Committee’s assessment of the individual’s and our Company’s contribution to target goals and milestones. Specific goals and milestones and a bonus potential range for each employee and executive officer are set forth in the Bonus Plan. The Compensation Committee will generally determine whether a bonus pool for executive officers and non-executive employees will be established within a specified time period after the end of each fiscal year. If a bonus pool is established, the Compensation Committee has discretion to set appropriate bonus amounts within an executive officer’s bonus range, based on the Compensation Committee’s assessment of corporate and individual achievements.

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The Compensation Committee may decide that bonuses awarded to executive officers and non-executive employees under the bonus plan will be paid in cash, stock options or a combination of cash and options, depending on our year-end cash position, cash needs and projected cash receipts. The Compensation Committee will not declare any bonus pool or grant any cash awards that will endanger our ability to finance our operations and strategic objectives or place us in a negative cash flow position, in light of our anticipated cash needs.

2014 Bonus Awards for Named Executive Officers

On August 12, 2013, we awarded Mr. Alimi, our former Chief Executive Officer and the Chief Executive Officer of our formerly wholly-owned subsidiary, Ruthigen, a one-time gross cash bonus of $158,000 for his efforts related to the filing of Ruthigen’s registration statement.

2015 Bonus Plan

The 2015 Bonus Plan covers bonuses earned through March 31, 2015, although such bonuses will be paid after our fiscal year end. Pursuant to our 2015 Bonus Plan, each employee and executive officer, including our Named Executive Officers, has the potential to earn an annual bonus based on the Compensation Committee’s assessment of the individual’s and our Company’s contribution to target goals and milestones. Specific goals and milestones and a bonus potential range for each employee and executive officer, including our Named Executive Officers, are set forth in the bonus plan. The Compensation Committee will generally determine whether a bonus pool for executive officers and non-executive employees will be established within a specified time period after the end of each fiscal year. If a bonus pool is established, the Compensation Committee has discretion to set appropriate bonus amounts within an executive officer’s bonus range, based on the Compensation Committee’s assessment of corporate and individual achievements.

At the discretion of the Compensation Committee, a bonus may be paid (i) in cash, (ii) by stock option grant (in lieu of cash bonus) to purchase that number of shares of the Company’s common stock equal to the value of the bonus if paid in cash, using 1.5 stock options for every common stock model, on the date of the bonus award, or (iii) a combination of cash, stock options and/or restricted stock. The Compensation Committee will not declare any bonus pool or grant any cash awards that will endanger our ability to finance our operations and strategic objectives or place us in a negative cash flow position, in light of our anticipated cash needs.

On or about April 7, 2015, the Compensation Committee will determine the cash pool for bonus awards for executive officers, if any, and whether stock option grants will be made in lieu of all or some cash payments and, if so, in what ratio. On or about May 22, 2015, the Compensation Committee will determine whether Target Milestones have been met and make preliminary determinations of bonus awards. In determining the cash pool for awards of cash bonuses, the Compensation Committee will consider the Company’s year-end cash position, cash needs and projected cash receipts. In determining whether option awards shall be made, the Compensation Committee will take into consideration the shares available for grant under the Company’s Stock Incentive Plan, the contractual obligations of the Company to grant stock options and the future need to grant additional options to attract or retain talented executive officers, employees or consultants. Bonuses paid pursuant to the Bonus Plan will be paid on or about June 7, 2015.

2015 Bonus Plan Structure for Executive Officers:

Chief Executive Officer:

•	If some or all of the Target Milestones are met, then the bonus may equal up to 48% of individual base salary.

Chief Financial Officer and Executive Vice President:

•	If some or all of the Target Milestones are met, then the bonus may equal up to 48% of individual base salary.

Executive Vice President:

•	If some or all of the Target Milestones are met, then the bonus may equal up to 48% of individual base salary.

•	Since this person is in charge of the International group and does not have an impact on the revenue and expenses for the entire company, he will have additional target milestones relating to only his area of responsibility, which will be developed and approved by the CEO. The Target Milestones will represent 40% of his potential bonus and the target milestones specific to his area of responsibility will represent 60% of his potential bonus.

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Equity Compensation Plan Information

Pursuant to Item 201(d) of Regulation S-K, “Securities Authorized for Issuance Under Equity Compensation Plans,” we are providing the following summary information about our equity compensation plans as of March 31, 2014. All shares and per share data have been adjusted to reflect a 1 for 7 reverse stock split, effective April 1, 2013.

Plan Category	Number of Securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,536,000	$7.78	916,000
Equity compensation plans not approved by security holders	–	–	–
Total	2,536,000	$7.78	916,000

Our Oculus Innovative Sciences, Inc. Amended and Restated 2006 Stock Incentive Plan and our Oculus Innovative Sciences, Inc. 2011 Stock Incentive Plan were adopted with the approval of our stockholders. The purpose of these plans is to promote the long-term success of our Company and the creation of stockholder value by (a) encouraging employees, outside directors and consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of employees, outside directors and consultants with exceptional qualifications and (c) linking employees, outside directors and consultants directly to stockholder interests through increased stock ownership. The plans seek to achieve this purpose by providing for awards in the form of restricted shares, stock units, options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights. The plans are administered by the Compensation Committee.

Outstanding Equity Awards

The following table shows grants of options outstanding on March 31, 2014, the last day of our last completed fiscal year, to each of the Named Executive Officers.

Effective as of the open of business on April 1, 2013, we effected a reverse stock split of our common stock. Every 7 shares of common stock were reclassified and combined into one share of common stock. No fractional shares were issued as a result of the reverse stock split. Instead, each resulting fractional share of common stock was rounded up to one whole share. All shares and per share data have been adjusted to reflect the reverse stock split.

Name	Grant Date	Initial Grant	Exercise Price	Amount Vested	Amount not Vested	Date Option Expires
Jim Schutz[1]	07/10/2004	13,393	$21.00	13,393	0	7/10/2014
	10/1/2005	893	$71.12	893	0	10/1/2015
	6/15/2007	14,286	$50.89	14,286	0	6/15/2017
	3/10/2009	26,357	$7.63	26,357	0	3/10/2019
	2/10/2010	17,857	$13.37	17,857	0	2/10/2020
	6/7/2010	8,929	$13.79	8,929	0	6/7/2020
	3/31/2011	19,643	$14.07	19,643	0	3/31/2021
	6/16/2011	7,143	$11.20	7,143	0	6/16/2021
	3/7/2012	26,786	$8.75	21,571	5,215	3/7/2022
	8/24/2012	21,429	$6.51	11,309	10,120	8/24/2022
	9/19/2013	100,000	$6.00	16,666	83,334	9/19/2023

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Robert Miller[2]	7/10/2004	19,116	$21.00	19,116*	0	7/10/2014
	10/1/2005	893	$71.12	893	0	10/1/2015
	3/10/2009	26,357	$7.63	26,357	0	3/10/2019
	6/7/2010	26,786	$13.79	26,004	782	6/7/2020
	3/31/2011	1,786	$14.07	1,786	0	3/31/2021
	6/16/2011	25,000	$11.20	23,908	1,092	6/16/2021
	3/7/2012	8,929	$8.75	6,667	2,262	3/7/2022
	8/24/2012	21,429	$6.51	11,309	10,120	8/24/2022
	9/19/2013	26,756	$2.97	4,459	22,297	9/19/2023
	3/4/2014	130,105	$3.90	0	130,105	3/4/2024
Bruce Thornton[3]	7/10/2004	1,429	$21.00	1,429	0	7/10/2014
	5/6/2005	2,857	$30.80	2,857	0	5/6/2015
	10/1/2005	10,089	$71.12	10,089	0	10/1/2015
	6/15/2007	3,571	$50.89	3,571	0	6/15/2017
	12/9/2008	27,143	$2.80	27,143**	0	12/9/2018
	6/7/2010	14,286	$13.79	13,839	447	6/7/2020
	6/16/2011	26,786	$11.20	25,545	1,241	6/16/2021
	3/7/2012	8,929[2]	$8.75	6,667	2,262	3/7/2022
	9/19/2013	18,729[3]	$2.97	3,121	15,608	9/19/2023
	3/4/2014	108,013[4]	$3.90	0	108,013	3/4/2024
Hoji Alimi[4]	10/1/2005	1,786	$71.12	1,786	0	10/1/2015
	3/10/2009	41,571	$7.63	41,571	0	3/10/2019
	6/7/2010	21,428	$13.79	20,758	670	6/7/2020

*8,571 shares have been exercised.

**20,168 shares were exercised.

(1)	Options with an expiration date of March 7, 2022 vested immediately as to 11,143 shares, and will vest 1/36th over a three-year vesting schedule commencing on the date of grant as to the remaining shares. Options with an expiration date of August 24, 2022, will vest 1/36th per month over a three-year vesting schedule commencing on the date of grant. Options with an expiration date of September 19, 2023, will vest quarterly over a three-year vesting schedule commencing on the date of grant. The options expiring on September 19, 2023, represent 1/3 of the equity grant awarded to Mr. Schutz pursuant to our entry into a new employment agreement with him effective June 20, 2013. Due to award limitations of our equity plans, the full grant of 300,000 options must be granted in tranches.

(2)	Options with an expiration date of March 7, 2022, vested immediately as to 2,143 shares, and will vest 1/36th per month over a three-year vesting schedule commencing on the date of grant as to the remaining shares. Options with an expiration date of August 24, 2022 and March 4, 2024, will vest 1/36th per month over a three-year vesting schedule commencing on the date of grant. Options with an expiration date of September 19, 2023, will vest quarterly over a three-year vesting schedule commencing on the date of grant.

(3)	Options with an expiration date of March 7, 2022, will vest 1/36th per month over a three-year vesting schedule commencing on the date of grant. Options with an expiration date of September 19, 2023, will vest quarterly over a three-year vesting schedule commencing on the date of grant. Options with an expiration date of March 4, 2024, will vest over a three-year vesting schedule 1/3 vesting one year after the date of grant and the remainder vesting monthly thereafter.

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(4)	Mr. Alimi served as our President and Chief Executive Officer until February 4, 2013, at which time he became President and Chief Executive Officer of Ruthigen, Inc., our formerly wholly-owned subsidiary. Pursuant to our Separation Agreement with Ruthigen, dated August 2, 2013, as amended, all of the options to purchase our common stock shall expire on the earlier of (a) 90 days following such termination of services with Ruthigen, (b) 90 days following the date we notify the individual that we own less than 19.9% of the issued and outstanding common stock of Ruthigen, or (c) the option expiration date.

Retirement Benefits

On January 1, 2011, we established a qualified 401(k) employee savings and retirement plan for all regular full-time U.S. employees. Eligible employees may elect to defer a percentage of their eligible compensation in the 401(k) plan, subject to the statutorily prescribed annual limit. We may make matching contributions on behalf of all participants in the 401(k) plan in the amount equal to 4% of an employee’s contributions. All contributions are immediately fully vested. We intend the 401(k) plan to qualify under Sections 401(k) and 501 of the Internal Revenue Code of 1986, as amended, so that contributions by employees or us to the 401(k) plan and income earned, if any, on plan contributions are not taxable to employees until withdrawn from the 401(k) plan (except as regards Roth contributions), and so that we will be able to deduct our contributions when made. The trustee of the 401(k) plan, at the direction of each participant, invests the assets of the 401(k) plan in any of a number of investment options. Company contributions to the 401(k) plan amounted to an aggregate of $131,000 for the year ended March 31, 2014.

Code of Business Conduct and Senior Financial Officers’ Code of Ethics

We have adopted a Code of Business Conduct that applies to all of our officers and employees, including our Chief Executive Officer, Chief Financial Officer, and other employees who perform financial or accounting functions. The Code of Business Conduct sets forth the basic principles that guide the business conduct of our employees. We have also adopted a Senior Financial Officers’ Code of Ethics that specifically applies to our Chief Executive Officer, Chief Financial Officer, and other key management employees.

To date, there have been no waivers under our Code of Business Conduct or Senior Financial Officers’ Code of Ethics. We intend to disclose future amendments to certain provisions of our Code of Business Conduct or Senior Officers’ Code of Ethics or any waivers, if and when granted, of our Code of Business Conduct or Senior Officers’ Code of Ethics on our website at http://www.oculusis.com within four business days following the date of such amendment or waiver.

Certain Relationships AND Related Transactions

Ruthigen

Ruthigen, Inc. was incorporated in the State of Nevada on January 18, 2013, as our formerly wholly-owned subsidiary. Ruthigen reincorporated from Nevada to Delaware on September 25, 2013. Ruthigen announced its initial public offering on March 21, 2014. As of March 26, 2014, the closing date of Ruthigen’s initial public offering, we held 2,000,000, or 43% of the shares of Ruthigen common stock. On March 26, 2014, Ruthigen was deconsolidated.

During the year ended March 31, 2013, Ruthigen contracted with an immediate family member of Ruthigen’s CEO to provide marketing services including, but not limited to, brand management of Ruthigen’s website, name and logo development. The family member received $6,000 for the services rendered.

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Beginning in March 2013, Ruthigen employed an immediate family member of Ruthigen’s CEO as an operations technician at an annualized salary of approximately $36,000.

Arrangements or Understandings between our Executive Officers or Directors and Others

There are no arrangements or understandings between our executive officers or directors and any other person pursuant to which he or she was or is to be selected as a director or officer.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information as of January 8, 2015, as to shares of our common stock beneficially owned by: (1) each person who is known by us to own beneficially 5% or more of our common stock, (2) each of our Named Executive Officers, (3) each of our current directors and (4) all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days after January 8, 2015. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Stockholders Known by Us to Own 5% or More of Our Common Stock

Name and Address of Beneficial Owner	Amount and Nature of beneficial ownership	Percentage of Shares Beneficially Owned[1]
Sabby Healthcare Master Fund, Ltd.[2] c/o Ogier Fiduciary Services (Cayman) Limited 89 Nexus Way, Camana Bay Grand Cayman KY1-9007 Cayman Islands	495,800[3]	5.7%

(1)	On January 8, 2015, we had 8,660,580 shares of common shares issued and outstanding.

(2)	Sabby Management, LLC is a Delaware limited liability company. Sabby Management, LLC serves as the investment manager of Sabby Healthcare Master Fund, Ltd., a Cayman Islands company. Sabby Management, LLC, in its capacity as investment advisor to Sabby Healthcare Master Fund, Ltd., may be deemed to be the beneficial owner of the shares held by Sabby Healthcare Master Fund, Ltd. Hal Mintz, in his capacity as manager of Sabby Management, LLC, may be deemed to be the indirect beneficial owner of the shares held by Sabby Healthcare Master Fund, Ltd.; however, he disclaims beneficial ownership over the securities.

(3)	We relied, in part, on Schedule 13G filed jointly with the SEC on January 7, 2015, by Sabby Healthcare Master Fund, Ltd., Sabby Management, LLC, and Hal Mintz. Sabby Healthcare Master Fund, Ltd. beneficially owns 337,100 shares of our common stock. Sabby Management, LLC and Hal Mintz do not directly own any shares of our common stock, but each indirectly beneficially owns 495,800 shares of our common stock. Sabby Management, LLC, a Delaware limited liability company, indirectly owns 495,800 shares of our common stock because it serves as the investment manager of Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd., each a Cayman Islands company. Mr. Mintz indirectly owns 495,800 shares of our common stock in his capacity as manager of Sabby Management, LLC.

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Officers and Directors

Name and Address of Beneficial Owner[1]	Nature of Beneficial Ownership	Shares Owned	Shares-rights to acquire[2]	Total Number	Percentage of Shares Beneficially Owned prior to this Offering [3]	Percentage of Shares Beneficially Owned after this Offering
Jim Schutz[4]	President, Chief Executive Officer, and Director	20,885	181,417	202,302	2.3%
Robert Miller[5]	Chief Financial Officer & COO	10,429	162,123	172,552	2.0%
Bruce Thornton[6]	Executive Vice President of International Operations and Sales	0	117,299	117,299	1.3%
Sharon Barbari[7]	Director	0	4,830	4,830	*
Russell Harrison[8]	Lead Independent Director	0	23,540	23,540	*
Jerry McLaughlin[9]	Director	0	52,918	52,918	*
Jay Birnbaum[10]	Director	0	99,871	99,871	1.1%
Directors and Officers as a group (7 persons)		31,314	641,998	673,312	7.2%

* indicates less than 1%

(1)	Unless otherwise stated, the address of each beneficial owner listed on the table is c/o Oculus Innovative Sciences, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954.

(2)	Represents shares subject to outstanding stock options and warrants currently exercisable or exercisable, or currently vested or that will vest, within 60 days of January 8, 2015.

(3)	On January 8, 2015, we had 8,660,580 shares of common shares issued and outstanding.

(4)	Mr. Schutz is our President and Chief Executive Officer. He is also a member of our Board of Directors. Mr. Schutz beneficially owns 20,885 shares of common stock and 181,417 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of January 8, 2015.

(5)	Mr. Miller is our Chief Financial Officer. Mr. Miller beneficially owns 10,429 shares of common stock, which includes 8,572 shares held by The Miller 2005 Grandchildren’s Trust, for which Mr. Miller and his wife, Margaret I. Miller, are the trustees. Mr. Miller and Ms. Miller share voting and dispositive control over the shares held by The Miller 2005 Grandchildren’s Trust. Mr. Miller also beneficially owns 162,123 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of January 8, 2015.

(6)	Mr. Thornton is our Executive Vice President of International Operations and Sales. Mr. Thornton beneficially owns 0 shares of common stock and 117,299 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of January 8, 2015.

(7)	Ms. Barbari was appointed to our Board of Directors on March 26, 2014. She beneficially owns 0 shares of common stock and 4,830 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of January 8, 2015.

(8)	Mr. Harrison was appointed to our Board of Directors on February 26, 2014. He beneficially owns 0 shares of common stock and 23,540 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of January 8, 2015.

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(9)	Mr. McLaughlin is a member of our Board of Directors and was appointed as Lead Independent Director on March 26, 2014. He beneficially owns 0 shares of common stock and 52,918 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of January 8, 2015.

(10)	Dr. Birnbaum is a member of our Board of Directors. He beneficially owns 0 shares of common stock and 99,871 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of January 8, 2015.

DESCRIPTION OF SECURITIES

The following description of our capital stock and provisions of our Restated Certificate of Incorporation and our Amended and Restated Bylaws, is only a summary. You should also refer to our Restated Certificate of Incorporation, and our Amended and Restated Bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Preferred Stock

Our Board of Directors is authorized to issue 714,286 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications, limitations and restrictions thereof, including dividend rights and rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without any vote or action by our shareholders. Any preferred stock to be issued could rank prior to our common stock with respect to dividend rights and rights on liquidation. Our Board of Directors, without shareholder approval, may issue preferred stock with voting and conversion rights which could adversely affect the voting power of holders of our common stock and discourage, delay or prevent a change in control of the Company. As of the date of this prospectus, no shares of preferred stock are outstanding.

Common Stock

We are authorized to issue up to a total of 30,000,000 shares of common stock, $0.0001 par value per share. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our Restated Certificate of Incorporation. This means that the holders of a majority of the shares voted can elect all of the directors then standing for election. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our Board of Directors may determine from time to time.

Holders of common stock have no preemptive subscription, redemption or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Each outstanding share of common stock is, and all shares of common stock to be issued in this offering, when they are paid for will be, fully paid and nonassessable.

Warrants

In connection with this offering, we will issue 4,687,500 warrants to purchase 4,687,500 shares of our common stock. For every share of common stock issued, we will issue 0.75 of a warrant. Each full warrant is exercisable for one share of our common stock at an initial exercise price of $1.30 per share. The warrants are exercisable commencing upon consummation of this offering and terminating on the fifth anniversary of the date of issuance.

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The warrants will be issued in registered form under a warrant agreement between us and our warrant agent. The material provisions of the warrants are set forth herein but are only a summary and are qualified in their entirety by the provisions of the warrant agreement that has been filed as an exhibit to the registration statement of which this prospectus forms a part.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the public warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. Under the terms of the warrant agreement, we have agreed to use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. During any period we fail to have maintained an effective registration statement covering the shares underlying the warrants, the warrant holder may exercise the warrants on a cashless basis. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we, at our sole discretion may, upon exercise, either round up to the nearest whole number of shares of common stock to be issued to the warrant holder or pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the price per share at which shares of common stock may be purchased at the time a warrant is exercised. If multiple warrants are exercised by the holder at the same time, we will aggregate the number of whole shares issuable upon exercise of all the warrants.

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend on or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

Representative’s Warrants

We have agreed to grant to Maxim Group LLC, the representative of the underwriters, warrants to purchase a number of shares of common stock equal to 5.0% of the total number of shares of common stock sold in this offering at a price equal to 110% of the price per share of the common stock sold in this offering. The warrants will not be redeemable and will have substantially similar terms as those warrants sold to purchasers in the offering.

UNDERWRITING

We have entered into an underwriting agreement with Maxim Group LLC acting as the sole book-running manager and sole representative for the underwriters named below. Subject to the terms and conditions of the underwriting agreement, the underwriters named below have agreed to purchase, and we have agreed to sell to them, the number of shares of common stock and warrants to purchase common stock at the public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus and as indicated below:

Underwriter	Number of Shares
Maxim Group LLC	3,125,000
Dawson James Securities, Inc.	3,125,000
Total	6,250,000

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares and warrants offered by this prospectus are subject to the approval of certain legal matters by their counsel and to other conditions. The underwriters are obligated to take and pay for all of the shares and warrants offered by this prospectus if any such shares and warrants are taken, other than those shares and warrants covered by the over-allotment option described below.

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Over-Allotment Option

We have granted to the underwriters an option, exercisable no later than 45 calendar days after the date of the underwriting agreement to purchase 937,500 additional shares of common stock at a price, after the underwriting discount, of $0.9108 per share, and/or 703,125 warrants to purchase 703,125 shares of common stock at a price, after the underwriting discount, of $0.01226 per full warrant from us to cover over-allotments. The underwriters may exercise this option only to cover over-allotments, if any, made in connection with this offering. To the extent the option is exercised and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriters, and the underwriters will be obligated to purchase, these additional shares of common stock and/or warrants to purchase common stock.

Commissions

We have agreed to pay the underwriters (i) a cash fee equal to 8% of the aggregate gross proceeds raised in this offering and (ii) warrants to purchase that number of shares of our common stock equal to an aggregate of 5% of the shares of common stock sold in the offering (or 359,375 shares, assuming the over-allotment option is fully exercised). Such underwriters’ warrants shall have an exercise price equal to $1.10 per share, which is 110% of the public offering price, terminate five years after the effective date of the registration statement of which this prospectus forms a part, and otherwise have the same terms as the warrants sold in this offering except that (1) they will not be subject to redemption by the Company and (2) they will provide for limited “piggyback” registration rights with respect to the underlying shares during the three year period commencing six months after the effective date of this offering in the event we fail to keep the registration statement, of which this prospectus forms a part, current. Such underwriters’ warrants will be subject to FINRA Rule 5110(g)(1) in that, except as otherwise permitted by FINRA rules, for a period of 180 days following the effective date of the registration statement, of which this prospectus forms a part, the underwriters’ warrants shall not be (A) sold, transferred, assigned, pledged, or hypothecated, or (B) the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person.

The representative has advised us that the underwriters propose to offer the shares and warrants directly to the public at the public offering price set forth on the cover of this prospectus. In addition, the representative may offer some of the shares and warrants to other securities dealers at such price less a concession of up to $0.0375 per share. After the offering to the public, the offering price and other selling terms may be changed by the representative without changing the Company’s proceeds from the underwriters’ purchase of the shares and warrants.

The following table summarizes the public offering price per share and per warrant, underwriting commissions and proceeds before expenses to us assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares and warrants. The underwriting commissions are equal to the public offering price per share less the amount per share the underwriters pay us for the shares and warrants.

	Per Share	Per 0.75 of a Warrant (1)	Total Without Over-Allotment	Total Assuming Full Over-Allotment
Public Offering price	$0.99	$0.01	$6,250,000	$7,187,500
Underwriting discounts and commissions (2)	$0.0792	$0.0008	$500,000	$575,000
Proceeds, before expenses, to us	$0.9108	$0.0092	$5,750,000	$6,612,500

(1)	One share of common stock is being sold together with 0.75 of a warrant, with each full warrant being exercisable for the purchase of one share of common stock.
(2)	The fees shown do not include the warrant to purchase shares of common stock issuable to the underwriters at closing.

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, will be approximately $485,000, all of which are payable by us.

Lock-Up Agreements

We and each of our officers and directors aggregating approximately 0.4% of our outstanding shares have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for shares of our common stock for a period of six months after the effective date of the registration statement of which this prospectus is a part without the prior written consent of Maxim Group LLC.

Maxim may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

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Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares and warrants than are set forth on the cover page of this prospectus. This creates a short position in our common stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares common stock or warrants over-allotted by the underwriters is not greater than the number of shares of common stock or warrants that they may purchase in the over-allotment option. In a naked short position, the number of shares of common stock or warrants involved is greater than the number of shares common stock or warrants in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our common stock and/or warrants, or reduce any short position by bidding for, and purchasing, common stock and/or warrants in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our common stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on NASDAQ, in the over-the-counter market, or otherwise.

In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in our common stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

•	a passive market maker may not effect transactions or display bids for our common stock in excess of the highest independent bid price by persons who are not passive market makers;

•	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

•	passive market making bids must be identified as such.

Other Terms

We have agreed to bear the cost of all actual expenses related to the offering, including, without limitation, all filing fees and communication expenses relating to the registration of the shares to be sold in the offering. We provided Maxim Group LLC an advance of $25,000 for its anticipated out-of-pocket accountable expenses and will provide an additional advance of $25,000 upon written request by Maxim Group LLC which shall also be applied to its anticipated out-of-pocket expenses, for aggregate advances of $50,000. Maxim Group LLC will reimburse us for any remaining portion of the advance to the extent such monies were not used for out-of-pocket accountable expenses actually incurred if this offering is not completed. If this offering is completed, we will reimburse Maxim Group LLC for certain out-of-pocket actual expenses related to the offering, including legal fees and expenses incurred to clear the offering with FINRA, including background searches of our officers and directors and roadshow expenses, up to a maximum aggregate reimbursable amount of $125,000 (of which $100,000 can be allocated to legal expenses and $25,000 for non-legal expenses). In addition, we will be responsible for the costs and expenses of “tombstone” advertisements not to exceed $5,000 and commemorative lucite memorabilia valued up to $1,500.

We granted Maxim Group LLC a right of first refusal for future public and private financings (excluding (i) at-the-market offerings, (ii) funding from a strategic investor, or (iii) equity issued to purchase business assets or to acquire a strategic company) for a period of 12 months from the effective date of this prospectus.

Ruthigen Transaction

On January 8, 2015, we agreed to sell our shares in Ruthigen to two investors for an aggregate purchase price of $5.5 million upon the occurrence of a trigger event during a standstill period of 60 calendar days. Such trigger event is defined in the securities purchase agreement as the closing of any merger or consolidation of Ruthigen with or into another company, corporation or similar entity or the merger or consolidation of another company, corporation, or assets of a corporation or company into Ruthigen, or in the case of any sale or conveyance to another corporation or the assets or other property of Ruthigen, for which Ruthigen enters into a definitive agreement. We agreed to pay Dawson James Securities, Inc. a cash fee in the amount of $200,000 upon the closing of the actual sale of the Ruthigen shares. These fees will not be deemed an Item of Value under FINRA Rule 5110(c) and will not be included in the aggregate underwriting compensation for this offering.

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Indemnification

We have agreed to indemnify the underwriters against liabilities relating to the offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some or all of the representations and warranties contained in the underwriting agreement, and to contribute to payments that the underwriters may be required to make for these liabilities.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the representatives of the underwriters and may also be made available on a website maintained by other underwriters. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives of the underwriters to underwriters that may make Internet distributions on the same basis as other allocations. In connection with the offering, the underwriters or syndicate members may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of shares and warrants offered by this prospectus to accounts over which they exercise discretionary authority.

Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

LEGAL MATTERS

Trombly Business Law, PC will pass upon the validity of the securities offered hereby. Certain legal matters in connection with this offering will be passed upon for the underwriters by Ellenoff Grossman & Schole LLP.

EXPERTS

The consolidated financial statements as of and for the years ended March 31, 2014 and 2013 included in this prospectus and in the Registration Statement have been so included in reliance on the report of Marcum LLP, an independent registered public accounting firm, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed for such purpose on a contingency basis, or had, or is to receive, in connection with this offering, a substantial interest, direct or indirect, in us or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, Washington, D.C., 20549, under the Securities Act of 1933, a registration statement on Form S-1 relating to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our company and the securities we are offering by this prospectus you should refer to the registration statement, including the exhibits and schedules thereto. You may inspect a copy of the registration statement without charge at the Public Reference Section of the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's World Wide Web address is http://www.sec.gov.

We file periodic reports, proxy statements and other information with the Securities and Exchange Commission in accordance with requirements of the Exchange Act. These periodic reports, proxy statements and other information are available for inspection and copying at the regional offices, public reference facilities and Internet site of the Securities and Exchange Commission referred to above. In addition, you may request a copy of any of our periodic reports filed with the Securities and Exchange Commission at no cost, by writing or telephoning us at the following address:

Investor Relations

Oculus Innovative Sciences, Inc.

1129 N. McDowell Blvd.

Petaluma, CA 94954

(707) 283-0550

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Investors and others should note that we announce material financial information using our company website: www.oculusis.com, our investor relations website: ir.oculusis.com, SEC filings, press releases, public conference calls and webcasts. Information about Oculus, our business, and our results of operations may also be announced by posts on the following social media channels:

•	Oculus corporate blog: http://oculusis.com/dialogue/

•	Oculus Facebook page :www.facebook.com/oculusinnovativesciences

•	Dan McFadden’s Twitter feed: http://twitter.com/dmcfaddenocls. Mr. McFadden is the Vice President of Public and Investor Relations of our Company.

The information that we post on these social media channels could be deemed to be material information. Therefore, we encourage investors, the media, and others interested in Oculus to review the information that we post on these social media channels. These social media channels may be updated from time to time on Oculus’ investor relations website.

The information on or accessible through our websites and social media channels is not incorporated by reference in this prospectus.

You should rely only on the information contained in or incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling our Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Oculus Innovative Sciences, Inc.

F-1

FINANCIAL STATEMENTS

OCULUS INNOVATIVE SCIENCES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	September 30,	March 31,
	2014	2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,549	$5,480
Accounts receivable, net	2,149	1,790
Due from affiliate	–	537
Inventories, net	1,235	1,088
Prepaid expenses and other current assets	358	647
Total current assets	7,291	9,542
Property and equipment, net	867	971
Long-term investment, at cost	10,150	10,150
Other assets	86	128
Total assets	$18,394	$20,791

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,051	$736
Accrued expenses and other current liabilities	556	889
Deferred revenue	1,990	2,629
Current portion of long-term debt	8	143
Derivative liabilities (See Note 5)	856	3,175
Total current liabilities	4,461	7,572
Deferred revenue	563	1,152
Long-term debt, less current portion	–	4
Total liabilities	5,024	8,728
Commitments and Contingencies
Stockholders’ Equity
Convertible preferred stock, $0.0001 par value; 714,286 shares authorized, none issued and outstanding at September 30, 2014 (unaudited) and March 31, 2014, respectively	–	–
Common stock, $0.0001 par value; 14,285,715 shares authorized, 8,585,302 and 8,160,145 shares issued and outstanding at September 30, 2014 (unaudited) and March 31, 2014, respectively (Note 12)	1	1
Additional paid-in capital	151,338	149, 141
Accumulated other comprehensive loss	(3,171)	(3,069)
Accumulated deficit	(134,798)	(134,010)
Total stockholders’ equity	13,370	12,063
Total liabilities and stockholders’ equity	$18,394	$20,791

The accompanying footnotes are an integral part of these condensed consolidated financial statements.

F-2

OCULUS INNOVATIVE SCIENCES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Loss

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2014	2013	2014	2013
Revenues
Product	$2,695	$3,456	$5,491	$6,177
Product licensing fees	378	397	752	830
Service	191	236	413	454
Total revenues	3,264	4,089	6,656	7,461
Cost of revenues
Product	1,368	1,203	2,690	2,224
Service	164	181	328	332
Total cost of revenues	1,532	1,384	3,018	2,556
Gross profit	1,732	2,705	3,638	4,905
Operating expenses
Research and development	353	883	792	1,390
Selling, general and administrative	2,923	3,093	5,904	5,912
Total operating expenses	3,276	3,976	6,696	7,302
Loss from operations	(1,544)	(1,271)	(3,058)	(2,397)
Interest expense	(1)	(188)	(4)	(438)
Interest income	–	–	–	1
Gain (loss) due to change in fair value of common stock	–	99	–	(210)
Gain due to change in fair value of derivative liabilities (See Note 5)	841	–	2,319	–
Other expense, net	(14)	(39)	(45)	(67)
Net loss	$(718)	$(1,399)	$(788)	$(3,111)
Net loss per common share: basic and diluted	$(0.08)	$(0.21)	$(0.09)	$(0.47)
Weighted-average number of shares used in per common share calculations:
Basic and diluted	8,503	6,631	8,425	6,625
Other comprehensive loss
Net loss	$(718)	$(1,399)	$(788)	$(3,111)
Foreign currency translation adjustments	(110)	13	(102)	(86)
Comprehensive loss	$(828)	$(1,386)	$(890)	$(3,197)

The accompanying footnotes are an integral part of these condensed consolidated financial statements.

F-3

OCULUS INNOVATIVE SCIENCES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended September 30,
	2014	2013
Cash flows from operating activities
Net loss	$(788)	$(3,111)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	101	136
Stock-based compensation	907	666
Change in fair value of derivative liabilities (See Note 5)	(2,319)	–
Loss due to change in fair value of common stock	–	210
Non-cash interest expense	–	294
Foreign currency transaction losses (gains)	15	(5)
Gain on disposal of property and equipment	(13)	–
Changes in operating assets and liabilities:
Accounts receivable, net	(426)	(738)
Due from affiliate	537	–
Inventories, net	(188)	215
Prepaid expenses and other current assets	287	369
Accounts payable	331	225
Accrued expenses and other liabilities	(158)	76
Deferred revenue	(1,295)	(791)
Net cash used in operating activities	(3,009)	(2,454)
Cash flows from investing activities:
Purchases of property and equipment	(16)	(338)
Long-term deposits	39	26
Net cash provided by (used in) investing activities	23	(312)
Cash flows from financing activities:
Proceeds from issuance of common stock, net of offering costs	1,213	–
Deferred offering costs	–	(780)
Principal payments on long-term debt	(139)	(1,138)
Net cash provided by (used in) financing activities	1,074	(1,918)
Effect of exchange rate on cash and cash equivalents	(19)	(26)
Net decrease in cash and cash equivalents	(1,931)	(4,710)
Cash and cash equivalents, beginning of year	5,480	7,900
Cash and cash equivalents, end of period	$3,549	$3,190

Supplemental disclosure of cash flow information:
Cash paid for interest	$4	$143

The accompanying footnotes are an integral part of these condensed consolidated financial statements.

F-4

OCULUS INNOVATIVE SCIENCES, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 1.	Organization and Basis of Presentation

Organization

Oculus Innovative Sciences, Inc. (the “Company”) was incorporated under the laws of the State of California in April 1999 and was reincorporated under the laws of the State of Delaware in December 2006. The Company’s principal office is located in Petaluma, California. The Company is a global specialty device and pharmaceutical company that develops, produces, and markets solutions for the treatment of dermatological conditions and advanced tissue care in the United States and internationally. The Company is pioneering innovative products for the dermatology, surgical, advanced tissue and skin care, and animal healthcare markets. The Company’s key proprietary technology platform is called Microcyn® Technology. This technology is based on electrically charged oxychlorine small molecules designed to target a wide range of organisms that cause disease (pathogens). Several Microcyn® Technology tissue care products are designed to treat infections and enhance healing while reducing the need for antibiotics.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements as of September 30, 2014 and for the three and six months then ended have been prepared in accordance with the accounting principles generally accepted in the United States of America for interim financial information and pursuant to the instructions to Form 10-Q and Article 10 of Regulation S-X of the Securities and Exchange Commission (“SEC”) and on the same basis as the Company prepares its annual audited consolidated financial statements. The unaudited condensed consolidated balance sheet as of September 30, 2014, the condensed consolidated statements of comprehensive loss for the three and six months ended September 30, 2014 and 2013, and the condensed consolidated statements of cash flows for the six months ended September 30, 2014 and 2013 are unaudited, but include all adjustments, consisting only of normal recurring adjustments, which the Company considers necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented. The results for the three and six months ended September 30, 2014 are not necessarily indicative of results to be expected for the year ending March 31, 2015 or for any future interim period. The condensed consolidated balance sheet at March 31, 2014 has been derived from the audited consolidated financial statements. However, it does not include all of the information and notes required by accounting principles generally accepted in the United States of America for complete consolidated financial statements. The accompanying condensed consolidated financial statements should be read in conjunction with the consolidated financial statements for the year ended March 31, 2014, and notes thereto included in the Company’s annual report on Form 10-K, which was filed with the SEC on June 30, 2014.

Note 2.	Liquidity and Going Concern

The Company reported a loss of $788,000 for the six months ended September 30, 2014. At September 30, 2014 and March 31, 2014, the Company’s accumulated deficit amounted to $134,798,000 and $134,010,000, respectively. The Company had working capital of $2,830,000 and $1,970,000 as of September 30, 2014 and March 31, 2014, respectively. The Company expects to continue incurring losses for the foreseeable future and must raise additional capital to pursue its product development initiatives, penetrate markets for the sale of its products and continue as a going concern. The Company cannot provide any assurance that it will raise additional capital. Management believes that the Company has access to capital resources through possible public or private equity offerings, debt financings, corporate collaborations or other means; however, the Company has not secured any commitment for new financing at this time nor can it provide any assurance that new financing will be available on commercially acceptable terms, if at all. If the economic climate in the U.S. deteriorates, the Company’s ability to raise additional capital could be negatively impacted. If the Company is unable to secure additional capital, it may be required to curtail its research and development initiatives and take additional measures to reduce costs in order to conserve its cash in amounts sufficient to sustain operations and meet its obligations. These measures could cause significant delays in the Company’s efforts to commercialize its products, which is critical to the realization of its business plan and the future operations of the Company. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying condensed consolidated financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern.

Note 3.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent liabilities at the dates of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates. Significant estimates and assumptions include reserves and write-downs related to receivables and inventories, the recoverability of long-lived assets, the valuation allowance relating to the Company’s deferred tax assets, valuation of equity and derivative instruments, debt discounts, valuation of investments, and the estimated amortization periods of upfront product licensing fees received from customers. Periodically, the Company evaluates and adjusts estimates accordingly. The allowances for uncollectible accounts receivable balances amounted to $19,000 and $8,000, which are included in Accounts Receivable, net in the accompanying September 30, 2014 and March 31, 2014 condensed consolidated balance sheets, respectively.

F-5

Net Loss per Share

The Company computes basic net loss per share by dividing net loss per share available to common stockholders by the weighted average number of common shares outstanding for the period and excludes the effects of any potentially dilutive securities. Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the “treasury stock” and/or “if converted” methods as applicable. The computation of basic loss per share for the three and six months ended September 30, 2014 and 2013 excludes the potentially dilutive securities summarized in the table below because their inclusion would be anti-dilutive.

	September 30,
	2014	2013
Options to purchase common stock	2,754,000	1,229,000
Warrants to purchase common stock	2,034,000	1,318,000
	4,788,000	2,547,000

Common Stock Purchase Warrants and Other Derivative Financial Instruments

The Company classifies common stock purchase warrants and other free standing derivative financial instruments as equity if the contracts (i) require physical settlement or net-share settlement or (ii) give the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). The Company classifies any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company), (ii) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement), or (iii) contain reset provisions as either an asset or a liability. The Company assesses classification of its freestanding derivatives at each reporting date to determine whether a change in classification between assets and liabilities is required. The Company determined that its freestanding derivatives, which principally consist of warrants to purchase common stock, satisfied the criteria for classification as equity instruments, other than certain warrants that contained reset provisions and certain warrants that required net-cash settlement that the Company classified as derivative liabilities as more fully described in Note 5.

Revenue Recognition and Accounts Receivable

The Company generates revenue from sales of our products to hospitals, medical centers, doctors, pharmacies, and distributors. The Company sells our products directly to third parties and to distributors through various cancelable distribution agreements. The Company also entered into agreements to license our technology and products.

The Company also provides regulatory compliance testing and quality assurance services to medical device and pharmaceutical companies.

The Company records revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the fee is fixed or determinable, and (iv) collectability of the sale is reasonably assured.

The Company requires all of our product sales to be supported by evidence of a sale transaction that clearly indicates the selling price to the customer, shipping terms and payment terms. Evidence of an arrangement generally consists of a contract or purchase order approved by the customer. The Company has ongoing relationships with certain customers from which it customarily accepts orders by telephone in lieu of purchase orders.

The Company recognizes revenue at the time in which we receive confirmation that the goods were either tendered at their destination, when shipped “FOB destination,” or transferred to a shipping agent, when shipped “FOB shipping point.” Delivery to the customer is deemed to have occurred when the customer takes title to the product. Generally, title passes to the customer upon shipment, but could occur when the customer receives the product based on the terms of the agreement with the customer.

The selling prices of all goods are fixed, and agreed to with the customer, prior to shipment. Selling prices are generally based on established list prices. The Company does not customarily permit our customers to return any products for monetary refunds or credit against completed or future sales. The Company may, from time to time, replace expired goods on a discretionary basis. The Company records these types of adjustments, when made, as a reduction of revenue. Sales adjustments were insignificant during the quarters ended September 30, 2014 and 2013 and the years ended March 31, 2014 and 2013.

The Company evaluates the creditworthiness of new customers and monitor the creditworthiness of our existing customers to determine whether events or changes in their financial circumstances would raise doubt as to the collectability of a sale at the time in which a sale is made. Payment terms on sales made in the United States are generally 30 days and internationally, generally range from 30 days to 90 days.

In the event a sale is made to a customer under circumstances in which collectability is not reasonably assured, the Company either requires the customer to remit payment prior to shipment or defers recognition of the revenue until payment is received. The Company maintains a reserve for amounts which may not be collectible due to risk of credit losses.

F-6

Additionally, the Company defers recognition of revenue related to distributors’ that are unable to provide inventory or product sell-through reports on a timely basis, until payment is received. The Company believes the receipt of payment is the best indication of product sell-through.

The Company has entered into distribution agreements in Europe, Mexico, and certain other countries. Recognition of revenue and related cost of revenue from product sales is deferred until the product is sold from the distributors to their customers.

When the Company receives letters of credit and the terms of the sale provide for no right of return except to replace defective product, revenue is recognized when the letter of credit becomes effective and the product is shipped.

Product license revenue is generated through agreements with strategic partners for the commercialization of Microcyn® products. The terms of the agreements sometimes include non-refundable upfront fees. The Company analyzes multiple element arrangements to determine whether the elements can be separated. Analysis is performed at the inception of the arrangement and as each product is delivered. If a product or service is not separable, the combined deliverables are accounted for as a single unit of accounting and recognized over the performance obligation period.

Assuming the elements meet the criteria for separation and all other revenue requirements for recognition, the revenue recognition methodology prescribed for each unit of accounting is summarized below:

When appropriate, the Company defers recognition of non-refundable upfront fees. If the Company has continuing performance obligations then such up-front fees are deferred and recognized over the period of continuing involvement.

The Company recognizes royalty revenues from licensed products upon the sale of the related products.

Revenue from consulting contracts is recognized as services are provided. Revenue from testing contracts is recognized as tests are completed and a final report is sent to the customer.

Inventory

Inventories are stated at the lower of cost, cost being determined on a standard cost basis (which approximates actual cost on a first-in, first-out basis), or market.  Due to changing market conditions, estimated future requirements, age of the inventories on hand and production of new products, the Company regularly reviews inventory quantities on hand and record a provision to write down excess and obsolete inventory to its estimated net realizable value.

Income Taxes

The Company is required to determine the aggregate amount of income tax expense or loss based upon tax statutes in jurisdictions in which it conducts business. In making these estimates, the Company adjusts its results determined in accordance with generally accepted accounting principles for items that are treated differently by the applicable taxing authorities. Deferred tax assets and liabilities resulting from these differences are reflected on its balance sheet for temporary differences in loss and credit carryforwards that will reverse in subsequent years. The Company also establishes a valuation allowance against deferred tax assets when it is more likely than not that some or all of the deferred tax assets will not be realized. Valuation allowances are based, in part, on predictions that management must make as to the results in future periods. The outcome of events could differ over time which would require that the Company makes changes in its valuation allowance.

F-7

Fair Value of Financial Assets and Liabilities

Financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are carried at cost, which management believes approximates fair value due to the short-term nature of these instruments. The carrying amounts of long-term investments include the investment held in Ruthigen, Inc. (“Ruthigen”) and are carried at cost, which management believes approximates fair value (see Note 9). The fair value of capital lease obligations and equipment loans approximates their carrying amounts as a market rate of interest is attached to their repayment. The Company measures the fair value of financial assets and liabilities based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value. The Company uses three levels of inputs that may be used to measure fair value:

Level 1 – quoted prices in active markets for identical assets or liabilities

Level 2 – quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets.

Level 3 – inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

Financial liabilities measured at fair value on a recurring basis are summarized below:

	Fair Value Measurements at September 30, 2014 Using
	Total September 30, 2014	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant other unobservable inputs (Level 3)
Liabilities:
Derivative liabilities – warrants	$856,000	–	–	$856,000

	Fair Value Measurements at March 31, 2014 Using
	Total March 31, 2014	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant other unobservable inputs (Level 3)
Liabilities:
Derivative liabilities – warrants	$3,175,000	–	–	$3,175,000

Level 3 liabilities are valued using unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the liabilities. For fair value measurements categorized within Level 3 of the fair value hierarchy, the Company’s accounting and finance department, who report to the Chief Financial Officer, determine its valuation policies and procedures. The development and determination of the unobservable inputs for Level 3 fair value measurements and fair value calculations are the responsibility of the Company’s accounting and finance department and are approved by the Chief Financial Officer.

As of September 30, 2014, there were no transfers in or out of Level 3 from other levels in the fair value hierarchy.

Impairment of Long-Lived Assets

The Company periodically reviews the carrying values of its long-lived assets when events or changes in circumstances would indicate that it is more likely than not that their carrying values may exceed their realizable values, and records impairment charges when considered necessary. Specific potential indicators of impairment include, but are not necessarily limited to:

•	a significant decrease in the fair value of an asset;
•	a significant change in the extent or manner in which an asset is used or a significant physical change in an asset;
•	a significant adverse change in legal factors or in the business climate that affects the value of an asset;
•	an adverse action or assessment by the U.S. Food and Drug Administration or another regulator; and
•	an accumulation of costs significantly in excess of the amount originally expected to acquire or construct an asset; and operating or cash flow losses combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with an income-producing asset.

F-8

When circumstances indicate that an impairment may have occurred, the Company tests such assets for recoverability by comparing the estimated undiscounted future cash flows expected to result from the use of such assets and their eventual disposition to their carrying amounts. In estimating these future cash flows, assets and liabilities are grouped at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows generated by other such groups. If the undiscounted future cash flows are less than the carrying amount of the asset, an impairment loss, measured as the excess of the carrying value of the asset over its estimated fair value, will be recognized. The cash flow estimates used in such calculations are based on estimates and assumptions, using all available information that management believes is reasonable. During the six months ended September 30, 2014, the Company had noted no indicators of impairment.

Long-Term Investments

The Company’s long-term investments consist of the 2,000,000 shares it owns in Ruthigen at September 30, 2014 and March 31, 2014. The Company has accounted for the 2,000,000 shares of common stock it owns in Ruthigen at cost in accordance with ASC 325-20 as a result of (a) the restrictions on voting the shares held as disclosed above, (b) the Company having no representation on the Ruthigen Board of Directors, (c) the Company’s inability to set policy at Ruthigen (d) the Company having no further commitments for funding the operations of Ruthigen and (e) the restrictions on transferability of the shares which extend beyond a one-year period. The Company reviewed available public information disclosed by Ruthigen to determine if operational issues could be identified that would result in a decline in the value of the Ruthigen investment. The Company did not identify any operational issues that would negatively impact the value of the investment. The Company has not recorded any impairment losses during the three or six months ended September 30, 2014 as it relates to its investments held. See Note 12 for recent developments as it relates to the Company’s investments held in Ruthigen.

Subsequent Events

Management has evaluated subsequent events or transactions occurring through the date the condensed consolidated financial statements were issued (Note 12).

Recent Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) has issued Accounting Standards Update (“ASU”) No. 2014-12, Compensation – Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period . This ASU requires that a performance target that affects vesting, and that could be achieved after the requisite service period, be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant date fair value of the award. This update further clarifies that compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered.. The amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s condensed consolidated financial position and results of operations.

The FASB has issued ASU No. 2014-09, Revenue from Contracts with Customers. This ASU supersedes the revenue recognition requirements in Accounting Standards Codification 605 - Revenue Recognition and most industry-specific guidance throughout the Codification. The standard requires that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. This ASU is effective on January 1, 2017 and should be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying the ASU recognized at the date of initial application. The Company is currently evaluating the impact of the adoption of this standard on its condensed consolidated financial position and results of operations.

The FASB has issued ASU No. 2014-15, Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The guidance, which is effective for annual reporting periods ending after December 15, 2016, extends the responsibility for performing the going-concern assessment to management and contains guidance on how to perform a going-concern assessment and when going-concern disclosures would be required under U.S. GAAP.  The Company has elected to early adopt the provisions of ASU 2014-15 in connection with the issuance of these unaudited condensed consolidated financial statements.  Management’s evaluations of events and conditions that raise substantial doubt regarding the Company’s ability to continue as a going concern have been disclosed in Note 2.

Accounting standards that have been issued or proposed by the FASB, SEC and/or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the condensed consolidated financial statements upon adoption.

Note 4.	Condensed Consolidated Balance Sheets

Inventories, net

Inventories, net consist of the following:

	September 30,	March 31,
	2014	2014
Raw materials	$796,000	$743,000
Finished goods	439,000	345,000
	$1,235,000	$1,088,000

F-9

Note 5.	Derivative Liabilities

The Company deems financial instruments, which require net-cash settlement, as either an asset or a liability. The common stock purchase warrants issued in conjunction with the Company’s December 9, 2013 and February 26, 2014 registered direct offerings contain net-cash settlement features, which give the warrant holder the right to a net-cash settlement in the event certain transactions occur. Pursuant to the terms of the warrants, if such a transaction occurs, the warrant holder will be entitled to a net-cash settlement value calculated using the Black-Scholes valuation model using an expected volatility equal to the greater of 100% and the 30 day volatility obtained from the Bloomberg Historical Volatility (“HVT”) function on Bloomberg, an expected term equal to the remaining term of the warrants, and applicable risk-free interest rate corresponding to the U.S. Treasury.

The derivative liabilities relating to the warrants with net-cash settlement provisions were valued using the Black-Scholes option valuation model and the following assumptions on the following dates:

	Measurement Date	Warrants	Remaining Contract Term in Years	Exercise Price	Volatility	Risk-free Interest Rate	Fair Value
Warrant
Placement Agent Warrants	March 31, 2014	16,500	2.09	$5.00	128%	0.44%	$37,000
Investor - Series A Warrants	March 31, 2014	1,000	1.41	$3.00	128%	0.44%	1,000
Investor - Series B Warrants	March 31, 2014	1,400,000	1.41	$3.63	128%	0.44%	2,958,000
Placement Agent Warrants	March 31, 2014	69,037	2.09	$3.00	128%	0.44%	179,000
							$3,175,000
Warrant
Placement Agent Warrants	June 30, 2014	16,500	1.84	$5.00	100%	0.47%	$19,000
Investor - Series A Warrants	June 30, 2014	1,000	1.16	$3.00	100%	0.11%	1,000
Investor - Series B Warrants	June 30, 2014	1,400,000	1.16	$3.63	100%	0.11%	1,568,000
Placement Agent Warrants	June 30, 2014	69,037	1.84	$3.00	100%	0.47%	109,000
							$1,697,000
Warrant
Placement Agent Warrants	September 30, 2014	16,500	1.59	$5.00	100%	0.58%	$11,000
Investor - Series A Warrants	September 30, 2014	1,000	0.90	$3.00	100%	0.13%	1,000
Investor - Series B Warrants	September 30, 2014	1,400,000	0.90	$3.63	100%	0.13%	777,000
Placement Agent Warrants	September 30, 2014	69,037	1.59	$3.00	100%	0.58%	67,000
							$856,000

The following table sets forth a summary of the changes in the fair value of our Level 3 financial liabilities that are measured at fair value on a recurring basis:

Derivative liabilities	Three Months Ended September 30, 2014	Six Months Ended September 30, 2014
Beginning fair value	$1,697,000	$3,175,000
Gain due to change in fair value of derivative liabilities	(841,000)	(2,319,000)
Ending fair value	$856,000	$856,000

F-10

Note 6.	Commitments and Contingencies

Legal Matters

The Company, on occasion, may be involved in legal matters arising in the ordinary course of our business including matters involving proprietary technology. While management believes that such matters are currently insignificant, matters arising in the ordinary course of business for which the Company is or could become involved in litigation may have a material adverse effect on its business, financial condition or results of comprehensive loss.

Employment Agreements

As of September 30, 2014, the Company had employment agreements in place with four of its key executives. The agreements provide, among other things, for the payment of nine to twenty-four months of severance compensation for terminations under certain circumstances. With respect to these agreements, at September 30, 2014, potential severance amounted to $1,130,000 and aggregated annual salaries amounted to $935,000.

Related Party Agreements

On January 26, 2009, the Company entered into a commercial agreement with VetCure, Inc., a California corporation, to market and sell the Company’s Microcyn®-based animal healthcare products branded as Vetericyn®. VetCure, Inc. later changed its name to Vetericyn, Inc. This agreement was amended on February 24, 2009, July 24, 2009, June 1, 2010, and November 1, 2010. Pursuant to the agreement, the Company provides Vetericyn, Inc. with bulk product and Vetericyn, Inc. bottles, packages, and sells Microcyn®-based animal healthcare products branded as Vetericyn®. The Company receives a fixed amount for each bottle of Vetericyn® sold by Vetericyn, Inc.

On September 15, 2009, the Company entered a commercial agreement with V&M Industries, Inc., a California corporation, to market and sell certain of the Company’s Microcyn® over-the-counter liquid and gel products. V&M Industries, Inc. subsequently changed its name to Innovacyn, Inc. On June 1, 2010, September 1, 2010, and November 1, 2010, the Company amended this agreement granting Innovacyn, Inc. the exclusive right to sell certain of its over-the-counter products.

Additionally, on July 1, 2011, Vetericyn, Inc. and Innovacyn, Inc. began to share profits with the Company related to the Vetericyn® and Microcyn® over-the-counter sales with Vetericyn, Inc. and Innovacyn, Inc. During the three months ended September 30, 2014 and 2013, the Company recorded revenue related to these agreements in the amounts of $459,000 and $1,289,000, respectively. During the six months ended September 30, 2014 and 2013, the Company recorded revenue related to these agreements in the amounts of $987,000 and $2,030,000, respectively. The revenue is recorded in product revenues in the accompanying condensed consolidated statements of comprehensive loss. At September 30, 2014 and March 31, 2014, the Company had outstanding accounts receivable of $117,000 and $220,000, respectively, related to Innovacyn, Inc.

In April of 2014, Innovacyn, Inc. notified the Company that over the next twelve months Innovacyn, Inc. is in the process of transitioning to a new supplier for its animal care products. Because of Innovacyn’s failure to perform under the arrangements, the Company terminated the agreements on December 15, 2014. The Company is actively seeking new distribution channels and new animal healthcare partners The Company has identified two potential partners and is working on negotiating agreements. The Company can give no assurances that these potential partners will be able to agree on acceptable terms. Even if the Company is able to finalize agreements with these potential partners, these partnerships may not replace revenues to the same levels as the Company derived from Innovacyn. The Company’s animal healthcare revenues have been adversely impacted and will continue to be until a new animal healthcare partner is secured. If the Company is unable to locate new distribution channels or a new animal healthcare partner, the Company’s results of operations and financial condition may be adversely affected. The Company’s animal healthcare revenues for the three and nine months ended September 30, 2014 have declined as a result of this transition.

Commercial Agreements

On August 9, 2012, the Company, along with its Mexican subsidiary and manufacturer Oculus Technologies of Mexico S.A. de C.V. (“Manufacturer”), entered into a license, exclusive distribution and supply agreement with More Pharma Corporation, S. de R.L. de C.V. (“More Pharma”) (the “License Agreement”). For a one-time payment of $500,000, the Company granted More Pharma an exclusive license, with the right to sublicense, under certain conditions and with the Company’s consent, to all of the Company’s proprietary rights related to certain of its pharmaceutical products for human application that utilize the Company’s Microcyn® Technology within Mexico. For an additional one-time payment of $3,000,000, the Company also agreed to appoint More Pharma as the exclusive distributor of certain of its products in Mexico for the term of the agreement. Additionally, Manufacturer granted More Pharma an exclusive license to certain of Manufacturer’s then-held trademarks in exchange for a payment of $100,000 to Manufacturer. The Company has the ability to terminate the agreement if certain annual purchase minimums are not met. The term of the agreement is twenty-five years from the effective date of August 15, 2012. The term of the License Agreement will automatically renew after the twenty-five year term for successive two year terms as long as More Pharma has materially complied with any and all of the obligations under the License Agreement, including but not limited to, meeting the minimum purchase requirements set forth therein.

F-11

Additionally, on August 9, 2012, the Company, along with Manufacturer, entered into an exclusive distribution and supply agreement with More Pharma (the “Distribution Agreement”). For a one-time payment of $1,500,000, the Company granted More Pharma the exclusive ability to market and sell certain of its pharmaceutical products for human application that utilize the Company’s Microcyn® Technology. The Company also appointed More Pharma as its exclusive distributor, with the right to execute sub-distribution agreements, under certain conditions, and with the Company’s consent, within the following countries: Antigua & Barbuda, Argentina, Aruba & Curacao, Bahamas, Barbados, Belize, Bolivia, Bonaire, Brazil, British Guyana, British Islands, Cayman Islands, Chile, Colombia, Cuba, Dominica, Dominican Republic, Ecuador, El Salvador, French Guyana, Grenada, Guadalupe, Guatemala, Haiti, Honduras, Jamaica, Martinique, Nicaragua, Paraguay, Peru, St. Bartolome, St. Vincent & Grenades, Surinam, Trinidad & Tobago, Turks & Caicos Islands, Uruguay, Venezuela and Virgin Islands.

The Company will recognize the $5,100,000 related to the License Agreement and the Distribution Agreement as revenue on a straight line basis consistent with the Company’s historical experience with contracts having similar terms, which is typically over three to five years of the contract. Additionally, the Company capitalized $214,000 of its transaction costs related to the License Agreement and the Distribution Agreement, which will be amortized by the Company as expense on a straight line basis consistent with the related revenue recognition practices. During the three and six months ended September 30, 2014 and 2013, the Company recognized $16,000 and $32,000, respectively, in each period, as expense related to the transaction costs of the transaction. During each of the three months ended September 30, 2014 and 2013, the Company recognized $378,000 related to the amortization of the upfront fees received in the transaction. During each of the six months ended September 30, 2014 and 2013, the Company recognized $752,000 related to the amortization of the upfront fees received in the transaction. The Company recognizes product sales on a sell-through basis as More Pharma sells products through to its customers. At September 30, 2014 and March 31, 2014, the Company had outstanding accounts receivable of $1,201,000 and $790,000 due from More Pharma, respectively.

Note 7.	Stockholders’ Equity

Sale of Common Stock

On April 2, 2014, the Company entered into an At-the-Market Issuance Sales Agreement with MLV & Co. LLC (“MLV”) under which the Company may issue and sell shares of common stock having an aggregate offering price of up to $9,159,000 from time to time through MLV acting as the Company’s sales agent. The Company will pay MLV a commission rate equal to 3.0% of the gross proceeds from the sale of any shares of common stock sold through MLV as agent under the Sales Agreement. As of September 30, 2014, the sales of 392,656 shares under this agreement have resulted in gross proceeds of $1,284,000 and net proceeds of $1,213,000 (after deducting commissions, legal and accounting costs).

Common Stock Issued to Settle Fees for Services Provided

On April 24, 2009, the Company entered into an agreement with Advocos LLC, a contract sales organization that serves as part of the Company’s sales force, for the sale of the Company’s tissue care products in the United States. Pursuant to the agreement, the Company agreed to pay the contract sales organization a monthly fee and commissions in return for providing a direct salesforce and management of the salesforce. The Company agreed to issue the contract sales organization cash and or shares of common stock as compensation for its services. On September 30, 2014, the Company issued 32,501 shares of common stock valued at $76,000 in connection with this agreement to settle outstanding fees. The Company has determined that the fair value of the common stock, which was calculated when the shares were issued, was more readily determinable than the fair value of the services rendered. Accordingly, the Company recorded the fair value of the stock as expense. During the three and six months ended September 30, 2014, the Company recorded $33,000 and $62,000 of expense related to this agreement. The expense was recorded as selling, general and administrative expense in the accompanying condensed consolidated statements of comprehensive loss. Additionally, the Company settled $14,000 of outstanding fees which were outstanding and accrued at March 31, 2014.

Note 8.	Stock-Based Compensation

In April 2014, the Company’s board of directors approved increases to the number of shares authorized for issuance under the 2006 and 2011 Plans by 250,000 and 1,224,021 shares, respectively.

The Company estimated the fair value of employee and non-employee stock options using the Black-Scholes option pricing model. The fair values of employee and non-employee stock options are being amortized on a straight-line basis over the requisite service periods of the respective awards.

The Company believes that the fair value of the stock options issued to non-employees is more reliably measurable than the fair value of the services received. The stock-based compensation expense will fluctuate as the fair market value of the common stock fluctuates. In connection with stock options granted to non-employees, the Company recorded $40,000 and $93,000 of stock-based compensation expense in the three and six months ended September 30 2014, respectively. These amounts are included in the stock compensation table below.

F-12

The expected term of stock options represents the average period the stock options are expected to remain outstanding and is based on the expected term calculated using the approach prescribed by the Securities and Exchange Commission's Staff Accounting Bulletin No. 110 for “plain vanilla” options. The expected stock price volatility for the Company’s stock options was determined by using an average of the historical share price volatilities of the Company and its industry peers. The Company will continue to analyze the stock price volatility and expected term assumptions as more data for the Company’s common stock and exercise patterns become available. The risk-free interest rate assumption is based on the U.S. Treasury instruments whose term was consistent with the expected term of the Company’s stock options. The expected dividend assumption is based on the Company’s history and expectation of dividend payouts. Compensation expense includes the impact of an estimate for forfeitures for all stock options. The Company estimates forfeitures based on historical experience and reduces compensation expense accordingly. The estimated forfeiture rates used during the three months ended September 30, 2014 ranged from 0.27% to 0.37%.

Stock-based compensation expense is as follows:

	Three Months		Six Months
	Ended		Ended
	September 30,		September 30,
	2014	2013	2014	2013
Cost of service revenue	$59,000	$30,000	$123,000	$56,000
Research and development	82,000	45,000	178,000	78,000
Selling, general and administrative	315,000	221,000	606,000	349,000
Total stock-based compensation	$456,000	$296,000	$907,000	$483,000

At September 30, 2014, there were unrecognized compensation costs of $3,910,000 related to stock options which is expected to be recognized over a weighted-average amortization period of 2.38 years.

No income tax benefit has been recognized relating to stock-based compensation expense and no tax benefits have been realized from exercised stock options.

The Company did not capitalize any cost associated with stock-based compensation.

The fair value of the stock options granted was calculated using the Black-Scholes option-pricing model using the following weighted-average assumptions:

	Three and Six Months Ended September 30,		Six Months Ended September 30,
	2014	2013	2014	2013
Expected life	8.90 years	5.89 years	5.89 years	5.89 years
Risk-free interest rate	2.32%	1.42%	1.42%	1.42%
Dividend yield	0.00%	0.00%	0.00%	0.00%
Volatility	98%	86%	86%	86%
Fair value of options granted	$2.39	$2.10	$2.10	$2.10

A summary of all option activity as of September 30, 2014 and changes during the three months then ended is presented below:

	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Contractual Term	Aggregate Intrinsic Value
Outstanding at April 1, 2014	2,536,000	$7.78
ptions granted	245,000	2.76
Options exercised	–	–
Options forfeited or expired	(27,000)	20.88
Outstanding at September 30, 2014	2,754,000	$7.21	8.24	$–
Exercisable at September 30, 2014	1,197,000	$11.62	6.71	$–
Options available for grant as of September 30, 2014	1,579,000

The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying stock options and the fair value of the Company’s common stock ($2.35) for stock options.

The Company issues new shares of common stock upon exercise of stock options.

F-13

Note 9.	Income Taxes

The Company has completed a study to assess whether a change in control has occurred or whether there have been multiple changes of control since the Company’s formation. The Company determined, based on the results of the study, no change in control occurred for purposes of Internal Revenue Code Section 382. The Company, after considering all available evidence, fully reserved its deferred tax assets since it is more likely than not such benefits will not be realized in future periods. The Company incurred losses for both financial reporting and income tax purposes for the year ended March 31, 2014. Accordingly, the Company is continuing to fully reserve for its deferred tax assets. The Company will continue to evaluate its deferred tax assets to determine whether any changes in circumstances could affect the realization of their future benefit. If it is determined in future periods that portions of the Company’s deferred income tax assets satisfy the realization standards, the valuation allowance will be reduced accordingly.

As a result of certain realization requirements of Accounting Standards Codification Topic 718, the Company’s deferred tax assets and liabilities do not include certain deferred tax assets at September 30, 2014 that arose directly from tax deductions related to equity compensation in excess of compensation recognized for financial reporting purposes. Equity will be increased by approximately $533,000 if and when such deferred tax assets are ultimately realized.

Note 10.	Segment and Geographic Information

The Company generates product revenues from wound care products that are sold into the human and animal healthcare markets, and the Company generates service revenues from laboratory testing services, which are provided to medical device manufacturers.

The Company operates a single segment business for product sales and product licensing fees, which consists of three geographical sales territories as follows (in thousands):

	Three Months		Six Months
	Ended		Ended
	September 30,		September 30,
	2014	2013	2014	2013
U.S.	$978,000	$1,898,000	$2,006,000	$3,221,000
Mexico	1,541,000	1,352,000	3,011,000	2,776,000
Europe and Rest of World	554,000	603,000	1,226,000	1,010,000
	$3,073,000	$3,853,000	$6,243,000	$7,007,000

For the three months ended September 30, 2014 and 2013, the Company received licensing revenues of $378,000 and $397,000, respectively. Such revenues are included in the Company’s calculation of product revenues and are reflected in the table above under the respective geographic region where such licensing revenues were earned. For the six months ended September 30, 2014 and 2013, the Company received licensing revenues of $752,000 and $830,000, respectively. Such revenues are included in the Company’s calculation of product revenues and are reflected in the table above under the respective geographic region where such licensing revenues were earned.

The Company’s service revenues amounted to $191,000 and $236,000 for the three months ended September 30, 2014 and 2013, respectively, and the Company’s service revenues amounted to $413,000 and $454,000 for the six months ended September 30, 2014 and 2013, respectively.

Note 11.	Significant Customer Concentrations

For the three months ended September 30, 2014, one customer represented 47% of net revenue and one customer represented 14% of net revenue. For the three months ended September 30, 2013, one customer represented 33% of net revenue and one customer represented 32% of net revenue.

For the six months ended September 30, 2014, one customer represented 45% of net revenue and one customer represented 15% of net revenue. For the six months ended September 30, 2013, one customer represented 37% of net revenue and one customer represented 27% of net revenue.

At September 30, 2014, one customer represented 56%, and one customer represented 11% of the net accounts receivable balance. At March 31, 2014, one customer represented 44%, one customer represented 15%, and one customer represented 12% of the net accounts receivable balance.

Note 12.	Subsequent Events

On October 1, 2014, the Company granted an aggregate of 30,000 stock options to two of its non-employee directors. The options have an exercise price of $2.21 and vest quarterly over a one year period. The options were granted pursuant to the Company’s Non-Employee Director Compensation Plan.

On December 4, 2014, the Company held a special meeting of stockholders, which approved an amendment to the Company’s Restated Certificate of Incorporation, as amended, increasing the number of authorized common stock, $0.0001 par value per share, to a total number of 30,000,000 shares.

Pursuant to an At-the-Market Issuance Sales Agreement with MLV & Co. LLC dated April 2, 2014, under which the Company may issue and sell shares of common stock having an aggregate offering price of up to $9,159,000 from time to time through MLV acting as the Company’s sales agent, the Company sold 467,934 shares of common stock as of November 5, 2014. The sales of shares under this agreement have resulted in net proceeds of $1,399,000. The Company pays MLV a commission rate equal to 3.0% of the gross proceeds from the sale of any shares of common stock sold through MLV as agent.

On November 13, 2014, the Company received a letter from Exeltis Dermatology, Inc. (f/k/a Quinnova Pharmaceuticals, Inc.), a significant customer of the Company, and herein referred to as “Quinnova”, claiming that the Company is in breach of the Exclusive Sales and Distribution Agreement with Quinnova.  Specifically, Quinnova has claimed that the marketing and selling of the Company’s Alevicyn gel product violates the terms of the Exclusive Sales and Distribution Agreement and has demanded the Company cease and desist from any further marketing or sales.  The Company believes that the marketing and selling of the Alevicyn gel is not in violation of the agreement and that the claims made by Quinnova are without merit.  The Company intends to defend this matter vigorously and does not believe an accrual for a potential loss relating to this matter is necessary at this time.  While the Company believes this claim is without merit, there can be no assurances provided that the outcome of this matter will be favorable to the Company or will not have a negative impact on the Company’s consolidated financial position or results from operations.

On December 1, 2014, the Company granted an aggregate of 20,513 stock options to its four non-employee directors. The options have an exercise price of $1.40 and vested immediately, on the date such options were granted. In addition, the four non-employee directors will receive an aggregate of approximately $26,000 of cash compensation. The compensation was earned pursuant to the Company’s Non-Employee Director Compensation Plan as compensation for services provided during the three months ended September 30, 2014.

On January 8, 2015, the Company entered into a Securities Purchase Agreement with two accredited investors, under which the Company agreed not to market, offer or sell its 2 million shares of common stock it holds in Ruthigen, Inc. to any person other than the investors for a period of 60 calendar days from the date of the Securities Purchase Agreement and under which the investors irrevocably agree to purchase all of the Ruthigen shares upon the occurrence of a trigger event. The purchase price for the Ruthigen shares to be purchased by the investors shall be $2.75 per share, or an aggregate of $5,500,000 for all of the Ruthigen shares. Such triggering event is defined in the Securities Purchase Agreement as the closing of any merger or consolidation of Ruthigen with or into another company, corporation or similar entity or the merger or consolidation of another company, corporation, or assets of a corporation or company into Ruthigen, or in the case of any sale or conveyance to another corporation or the assets or other property of Ruthigen, for which Ruthigen enters into a definitive agreement. Such definitive agreement could be subject to or pending customary closing conditions, regulatory approvals and/or shareholder approval and still be considered definitive for purposes of the Securities Purchase Agreement. Ruthigen and Dawson James Securities, Inc., as the managing underwriter of the Ruthigen IPO, approved the transaction in accordance with the provisions of the Separation Agreement between Ruthigen and the Company, dated August 2, 2013, as amended, subject to certain conditions set forth in the Securities Purchase Agreement. As of the filing date of the amended Registration Statement, of which this prospectus forms part, no triggering event has occurred nor can there be any assurance that one will occur.

In connection with entering into the Securities Purchase Agreement to sell the Ruthigen shares at a fixed price of $2.75 per share, the Company has determined that the carrying value of the Ruthigen shares is impaired. As a result, during the three months ended December 31, 2014, the Company will record an impairment loss in the amount of $4,650,000 which represents the difference between cost and aggregate purchase price.

Additionally, the Company agreed to pay Dawson James Securities, Inc. a finder’s fee in the amount of $200,000 upon the closing of the actual sale of the Ruthigen shares.

F-14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the

Board of Directors and Shareholders

of Oculus Innovative Sciences, Inc.

We have audited the accompanying consolidated balance sheets of Oculus Innovative Sciences, Inc. and Subsidiaries (the “Company”) as of March 31, 2014 and 2013, and the related consolidated statements of comprehensive income (loss), changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Oculus Innovative Sciences, Inc. and Subsidiaries, as of March 31, 2014 and 2013, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum LLP

Marcum LLP

New York, NY

June 30, 2014

F-15

OCULUS INNOVATIVE SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,
	2014	2013
	(In thousands, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$5,480	$7,900
Accounts receivable, net	1,790	1,707
Due from affiliate	537	–
Inventories, net	1,088	992
Prepaid expenses and other current assets	647	935
Total current assets	9,542	11,534
Property and equipment, net	971	800
Deferred offering costs	–	44
Long-term investment, at cost	10,150	–
Other assets	128	187
Total assets	$20,791	$12,565

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$736	$808
Accrued expenses and other current liabilities	889	703
Current portion of cash settlement liability (See Note 10)	–	37
Deferred revenue	2,629	2,320
Current portion of long-term debt, net of debt discount of $0 and $521 at March 31, 2014 and 2013, respectively	143	1,259
Derivative liabilities	3,175	–
Total current liabilities	7,572	5,127
Deferred revenue, less current portion	1,152	2,619
Long-term debt, net of debt discount of $0 and $248 at March 31, 2014 and March 31, 2013, respectively, less current portion	4	676
Cash settlement liability, less current portion (See Note 10)	–	62
Total liabilities	8,728	8,484
Commitments and Contingencies
Stockholders’ Equity
Convertible preferred stock, $0.0001 par value; 714,286 shares authorized, none issued and outstanding at March 31, 2014 and 2013, respectively
Common stock, $0.0001 par value; 14,285,715 shares authorized, 8,160,145 and 6,583,150 shares issued and outstanding at March 31, 2014 and 2013, respectively	1	1
Additional paid-in capital	149, 141	144,816
Accumulated other comprehensive loss	(3,069)	(2,991)
Accumulated deficit	(134,010)	(137,745)
Total stockholders’ equity	12,063	4,081
Total liabilities and stockholders’ equity	$20,791	$12,565

The accompanying footnotes are an integral part of these consolidated financial statements.

F-16

OCULUS INNOVATIVE SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Year Ended March 31,
	2014	2013
	(In thousands, except per share amounts)
Revenues
Product	$10,894	$12,897
Product licensing fees	1,829	1,686
Service	945	869
Total revenues	13,668	15,452
Cost of revenues
Product	4,510	3,976
Service	761	733
Total cost of revenues	5,271	4,709
Gross profit	8,397	10,743
Operating expenses
Research and development	2,887	2,223
Selling, general and administrative	11,561	11,894
Total operating expenses	14,448	14,117
Loss from operations	(6,051)	(3,374)
Interest expense	(1,058)	(1,107)
Interest income	1	7
Gain due to change in fair value of common stock (See Note 10)	1,357	(1,599)
Gain on deconsolidation of Ruthigen	11,133	–
Loss due to change in fair value of derivative liabilities	(1,566)	767
Other expense, net	(81)	(125)
Net income (loss)	3,735	(5,431)
Preferred stock deemed dividend	–	(1,062)
Net income (loss) available to common shareholders	$3,735	$(6,493)
Earnings (loss) per common share
Basic	$0.54	$(1.30)
Diluted	$0.54	$(1.30)
Weighted-average number of common shares outstanding:
Basic	6,882	4,977
Diluted	6,898	4,977
Other comprehensive income (loss)
Net income (loss)	$3,735	$(5,431)
Foreign currency translation adjustments	(78)	62
Comprehensive income (loss)	$3,657	$(5,369)

The accompanying footnotes are an integral part of these consolidated financial statements.

F-17

OCULUS INNOVATIVE SCIENCES, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Years Ended March 31, 2014 and 2013

(In thousands, except share amounts)

	Convertible Preferred Stock ($0.0001 par Value)		Common Stock ($0.0001 par Value)		Additional Paid in	Accumulated Other Comprehensive	Accumulated
	Shares	Amount	Shares	Amount	Capital	Loss	Deficit	Total
Balance, March 31, 2012	–	$–	4,144,206	$–	$134,499	$(3,053)	$(132,314)	$(868)
Issuance of common stock in connection with April 22, 2012 closing of offering, net of commissions, expenses and other offering costs	–	–	337,143	–	1,890	–	–	1,890
Issuance of convertible preferred stock in connection with April 22, 2012 closing of offering, net of commissions, expenses and other offering costs	1,000	–	–	–	907	–	–	907
Fair value of common stock purchase warrants issued with a cash settlement provision	–	–	–	–	(2,347)	–	–	(2,347)
Conversion of convertible preferred stock issued on April 22, 2012 into common stock	(1,000)	–	158,730	–	–	–	–	–
Issuance of common stock in connection with March 12, 2013 closing of offering, net of commissions, expenses and other offering costs	–	–	1,232,143	1	3,051	–	–	3,052
Issuance of common stock in connection with exercise of stock options		–	9,878	–	28	–	–	28
Issuance of common stock for services	–	–	71,534	–	443	–	–	443
Issuance of common stock to settle obligations	–	–	12,232	–	51	–	–	51
Fair value of common stock issued in connection with stock purchase agreement (See Note 10)	–	–	617,284	–	3,500	–	–	3,500
Reclassification of liability to equity related to the modification of common stock purchase warrants with a cash settlement provision	–	–	–	–	1,636	–	–	1,636
Common stock purchase warrants issued to consultants	–	–	–	–	4	–	–	4
Employee stock-based compensation expense, net of forfeitures	–	–	–	–	1,154	–	–	1,154
Foreign currency translation adjustment	–	–	–	–	–	62	–	62
Net loss	–	–	–	–	–	–	(5,431)	(5,431)
Balance, March 31, 2013	–	–	6,583,150	1	144,816	(2,991)	(137,745)	4,081
Issuance of common stock in connection with December 9, 2013 closing of offering, net of commissions, expenses and other offering costs	–	–	550,000	–	2,002	–	–	2,002
Issuance of common stock in connection with February 26, 2014 closing of offering, net of commissions, expenses and other offering costs	–	–	450,620	–	1,186	–	–	1,186
Fair value of common stock purchase warrants issued with a cash settlement provision	–	–	–	–	(3,292)	–	–	(3,292)
Reclassification of derivative liability to equity related to the exercise of common stock purchase warrants with a cash settlement provision	–	–	–	–	1,683	–	–	1,683
Issuance of common stock in connection with the exercise of common stock purchase warrants		–	449,620	–	1,295	–	–	1,295
Issuance of common stock in connection with the cashless exercise of common stock purchase warrants		–	20,774	–	–	–	–	–
Issuance of common stock for services	–	–	105,981	–	341	–	–	341
Common stock purchase warrants issued to consultants in exchange for services	–	–	–	–	3	–	–	3
Employee stock-based compensation expense, net of forfeitures	–	–	–	–	1,107	–	–	1,107
Foreign currency translation adjustment	–	–	–	–	–	(78)	–	(78)
Net income	–	–	–	–	–	–	3,735	3,735
Balance, March 31, 2014	–	–	8,160,145	1	149,141	(3,069)	(134,010)	12,063

The accompanying footnotes are an integral part of these consolidated financial statements.

F-18

OCULUS INNOVATIVE SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended March 31,
	2014	2013
	(In thousands)
Cash flows from operating activities
Net income (loss)	$3,735	$(5,431)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	284	268
Provision for doubtful accounts	(6)	33
Provision for obsolete inventory	6	85
Stock-based compensation	1,451	1,601
Loss (gain) due to change in fair value of derivative liabilities	1,566	(767)
(Gain) loss due to change in fair value of common stock (See Note 10)	(1,357)	1,599
Gain on deconsolidation of Ruthigen	(11,133)	–
Non-cash interest expense	863	624
Foreign currency transaction (gains) losses	(6)	11
Loss on disposal of property and equipment	39	2
Changes in operating assets and liabilities:
Accounts receivable	(88)	411
Due from affiliate	(537)
Inventories	(126)	(103)
Prepaid expenses and other current assets	458	(262)
Accounts payable	848	(10)
Accrued expenses and other current liabilities	271	(141)
Deferred revenue and other liabilities	(1,158)	3,230
Net cash (used in) provided by operating activities	(4,890)	1,150
Cash flows from investing activities:
Purchases of property and equipment	(504)	(257)
Long-term deposits	59	(113)
Net cash used in investing activities	(445)	(370)
Cash flows from financing activities:
Proceeds from issuance of common stock, net of offering costs	3,188	4,942
Proceeds from the issuance of convertible preferred stock, net of offering costs	–	907
Deferred offering costs	44	(44)
Proceeds from issuance of common stock upon exercise of stock options and warrants	1,295	28
Proceeds from cash settlement liability (See Note 10)	33	–-
Principal payments on long-term debt	(1,615)	(2,083)
Net cash provided by financing activities	2,945	3,750
Effect of exchange rate on cash and cash equivalents	(30)	19
Net (decrease) increase cash and cash equivalents	(2,420)	4,549
Cash and cash equivalents, beginning of year	7,900	3,351
Cash and cash equivalents, end of year	$5,480	$7,900
Supplemental disclosure of cash flow information:
Cash paid for interest	$195	$483
Non-cash operating and financing activities:
Insurance premiums financed	$188	$155
Issuance of common stock to settle obligations	$–	$51
Non-cash investing and financing activities:
Common stock issued in connection with stock purchase agreement (See Note 10)	$–	$3,500
Debt settled in connection with stock purchase agreement (See Note 10)	$1,131	$–
Cash settlement liability settled in connection with stock purchase agreement (See Note 10)	$2,000	$–
Reclassification of derivative liabilities to paid in capital	$1,683	$1,636
Warrants issued as derivative liabilities in connection with registered direct offering	$3,292	$2,347

The accompanying footnotes are an integral part of these consolidated financial statements.

F-19

OCULUS INNOVATIVE SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – Organization and Recent Developments

Organization

Oculus Innovative Sciences, Inc. (the “Company”) was incorporated under the laws of the State of California in April 1999 and was reincorporated under the laws of the State of Delaware in December 2006. The Company’s principal office is located in Petaluma, California. The Company is a global healthcare company that designs, produces, and markets prescription and non-prescription products in over 20 countries. It is pioneering innovative products for the dermatology, surgical, advanced wound and skin care, and animal healthcare markets. The Company’s primary focus is on its proprietary technology platform called Microcyn® Technology. This technology is based on electrically charged oxychlorine small molecules designed to target a wide range of organisms that cause disease (pathogens). Several Microcyn® Technology tissue care products are designed to treat infections and enhance healing while reducing the need for antibiotics.

Reverse Stock Split

Effective April 1, 2013, the Company effected a reverse stock split of its common stock, par value $0.0001 per share. Every 7 shares of common stock were reclassified and combined into one share of common stock. No fractional shares were issued as a result of the reverse stock split. Instead, each resulting fractional share of common stock was rounded up to one whole share. The reverse stock split reduced the number of shares of the Company’s common stock outstanding from 46,080,513 to 6,583,150. The total number of authorized shares of common stock was also proportionally decreased by a ratio of 1:7 and the par value per share of the common stock continued to be $0.0001.

All common shares and per share amounts contained in the consolidated financial statements have been retroactively adjusted to reflect a 1 for 7 reverse stock split.

Deconsolidation of Ruthigen, Inc.

On March 26, 2014, the Company deconsolidated its formerly wholly-owned subsidiary Ruthigen, Inc. (“Ruthigen”) in connection with the completion of Ruthigen’s initial public offering of its common stock. As a result of the initial public offering, the Company’s ownership interest in Ruthigen decreased to approximately 43%. The Ruthigen results from operations and cash flows through March 26, 2014 have been included in the Company’s consolidated financial statements. See Note 8.

NOTE 2 – Liquidity and Financial Condition

The Company had net income of $3,735,000 and incurred losses from operations of $6,051,000 for the year ended March 31, 2014. At March 31, 2014, the Company’s accumulated deficit amounted to $134,010,000. The Company had working capital of $1,970,000 as of March 31, 2014. The Company expects the need to raise additional capital from external sources in order to continue the longer term efforts contemplated under its business plan. The Company expects to continue incurring losses for the foreseeable future and may need to raise additional capital to pursue its product development initiatives, penetrate markets for the sale of its products and continue as a going concern.

On April 2, 2014, the Company entered into an At-the-Market Issuance Sales Agreement with MLV & Co. LLC (“MLV”) under which the Company may issue and sell shares of common stock having an aggregate offering price of up to $9,159,000 from time to time through MLV acting as the Company’s sales agent. The Company will pay MLV a commission rate equal to 3.0% of the gross proceeds from the sale of any shares of common stock sold through MLV as agent under the Sales Agreement. As of June 24, 2014, the sales of shares under this agreement have resulted in net proceeds of $982,000.

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The Company currently anticipates that its cash and cash equivalents will be sufficient to meet its working capital requirements to continue its sales and marketing and research and development efforts through at least April 1, 2015. However, in order to execute the Company’s long-term Microcyn® product development strategy and to penetrate new and existing markets, the Company may need to raise additional funds through public or private equity offerings, debt financings, corporate collaborations or other means and potentially reduce operating expenditures.

Management believes that the Company has access to capital resources through possible public or private equity offerings, debt financings, corporate collaborations or other means; however, the Company has not secured any commitment for new financing at this time, nor can it provide any assurance that other new financings will be available on commercially acceptable terms, if needed. If the Company is unable to secure additional capital, it may be required to curtail its research and development initiatives and take additional measures to reduce costs in order to conserve its cash.

NOTE 3 – Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Aquamed Technologies, Inc. (“Aquamed”), Oculus Technologies of Mexico S.A. de C.V. (“OTM”), Oculus Innovative Sciences Netherlands, B.V. (“OIS Europe”) and Ruthigen (through the date of deconsolidation on March 26, 2014). Aquamed has no current operations. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates. Significant estimates and assumptions include reserves and write-downs related to receivables and inventories, the recoverability of long-lived assets, the valuation allowance relating to the Company’s deferred tax assets, valuation of equity and derivative instruments, debt discounts, valuation of investments, and the estimated amortization periods of upfront product licensing fees received from customers.

Revenue Recognition

The Company generates revenue from sales of its products to hospitals, medical centers, doctors, pharmacies, and distributors. The Company sells its products directly to third parties and to distributors through various cancelable distribution agreements. The Company has also entered into agreements to license its technology and its products.

The Company also provides regulatory compliance testing and quality assurance services to medical device and pharmaceutical companies.

The Company records revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the fee is fixed or determinable, and (iv) collectability of the sale is reasonably assured.

The Company requires all of its product sales to be supported by evidence of a sale transaction that clearly indicates the selling price to the customer, shipping terms and payment terms. Evidence of an arrangement generally consists of a contract or purchase order approved by the customer. The Company has ongoing relationships with certain customers from which it customarily accepts orders by telephone in lieu of purchase orders.

The Company recognizes revenue at the time it receives a confirmation that the goods were either tendered at their destination, when shipped “FOB destination,” or transferred to a shipping agent, when shipped “FOB shipping point.” Delivery to the customer is deemed to have occurred when the customer takes title to the product. Generally, title passes to the customer upon shipment, but could occur when the customer receives the product based on the terms of the agreement with the customer.

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The selling prices of all goods that the Company sells are fixed, and agreed to with the customer, prior to shipment. Selling prices are generally based on established list prices. The Company does not customarily permit its customers to return any of its products for monetary refunds or credit against completed or future sales. The Company, from time to time, may replace expired goods on a discretionary basis. The Company records these types of adjustments, when made, as a reduction of revenue. Sales adjustments were insignificant during the years ended March 31, 2014 and 2013.

The Company evaluates the creditworthiness of new customers and monitors the creditworthiness of its existing customers to determine whether events or changes in their financial circumstances would raise doubt as to the collectability of a sale at the time in which a sale is made. Payment terms on sales made in the United States are generally 30 days and internationally, generally range from 30 days to 90 days.

In the event a sale is made to a customer under circumstances in which collectability is not reasonably assured, the Company either requires the customer to remit payment prior to shipment or defers recognition of the revenue until payment is received. The Company maintains a reserve for amounts which may not be collectible due to risk of credit losses.

Additionally, the Company’s treatment for recognizing revenue related to distributors that are unable to provide inventory or product sell-through reports on a timely basis, is to defer and recognize revenue when payment is received. The Company believes the receipt of payment is the best indication of product sell-through.

The Company has entered into distribution agreements in Europe. Recognition of revenue and related cost of revenue from product sales is deferred until the product is sold from the distributors to their customers.

When the Company receives letters of credit and the terms of the sale provide for no right of return except to replace defective product, revenue is recognized when the letter of credit becomes effective and the product is shipped.

Product license revenue is generated through agreements with strategic partners for the commercialization of Microcyn® products. The terms of the agreements sometimes include non-refundable upfront fees. The Company analyzes multiple element arrangements to determine whether the elements can be separated. Analysis is performed at the inception of the arrangement and as each product is delivered. If a product or service is not separable, the combined deliverables are accounted for as a single unit of accounting and recognized over the performance obligation period.

Assuming the elements meet the criteria for separation and all other revenue requirements for recognition, the revenue recognition methodology prescribed for each unit of accounting is summarized below:

When appropriate, the Company defers recognition of non-refundable upfront fees. If it has continuing performance obligations then such up-front fees are deferred and recognized over the period of continuing involvement.

The Company recognizes royalty revenues from licensed products upon the sale of the related products.

Revenue from consulting contracts is recognized as services are provided. Revenue from testing contracts is recognized as tests are completed and a final report is sent to the customer.

Sales Tax and Value Added Taxes

The Company accounts for sales taxes and value added taxes imposed on its goods and services on a net basis.

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Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash equivalents may be invested in money market funds, commercial paper, variable rate demand instruments, and certificates of deposits.

Long-Term Investments

The Company’s long-term investments consist of the 2,000,000 shares it owns in Ruthigen at March 31, 2014. The Company carries securities that do not have a readily determinable fair value at cost. The Company has not recorded any impairment losses during the years ended March 31, 2014 as it relates to its investments held.

Concentration of Credit Risk and Major Customers

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash, cash equivalents and accounts receivable. Cash and cash equivalents are maintained in financial institutions in the United States, Mexico and the Netherlands. The Company is exposed to credit risk in the event of default by these financial institutions for amounts in excess of the Federal Deposit Insurance Corporation insured limits. Cash and cash equivalents held in foreign banks are intentionally kept at minimal levels, and therefore have minimal credit risk associated with them.

The Company grants credit to its business customers, which are primarily located in Mexico, Europe and the United States. Collateral is generally not required for trade receivables. The Company maintains allowances for potential credit losses. At March 31, 2014, one customer represented 44%, one customer represented 15%, and one customer represented 12% of the net accounts receivable balance. During the year ended March 31, 2014, one customer represented 38%, and one customer represented 23%, respectively, of net revenues. At March 31, 2013, one customer represented 34%, one customer represented 26%, and one customer represented 15% of the net accounts receivable balance. During the year ended March 31, 2013, one customer represented 25%, and one customer represented 13%, respectively, of net revenues.

Accounts Receivable

Trade accounts receivable are recorded net of allowances for cash discounts for prompt payment, doubtful accounts, and sales returns. Estimates for cash discounts and sales returns are based on analysis of contractual terms and historical trends.

The Company’s policy is to reserve for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance for doubtful accounts is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Other factors that the Company considers include its existing contractual obligations, historical payment patterns of its customers and individual customer circumstances, an analysis of days sales outstanding by customer and geographic region, and a review of the local economic environment and its potential impact on government funding and reimbursement practices. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The allowance for doubtful accounts at March 31, 2014 and 2013 represents probable credit losses in the amounts of $8,000 and $22,000, respectively.

Inventories

Inventories are stated at the lower of cost, cost being determined on a standard cost basis (which approximates actual cost on a first-in, first-out basis), or market.

Due to changing market conditions, estimated future requirements, age of the inventories on hand and production of new products, the Company regularly reviews inventory quantities on hand and records a provision to write down excess and obsolete inventory to its estimated net realizable value. The Company recorded reserves to reduce the carrying amounts of inventories to their net realizable value in the amounts of $47,000 and $170,000 at March 31, 2014 and 2013, respectively, which is included in cost of product revenues on the Company’s accompanying consolidated statements of comprehensive income (loss).

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Fair Value of Financial Assets and Liabilities

Financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are carried at cost, which management believes approximates fair value due to the short-term nature of these instruments. The carrying amounts of long-term investments include the investment in Ruthigen and are carried at cost, which management believes approximates fair value. The fair value of capital lease obligations and equipment loans approximates their carrying amounts as a market rate of interest is attached to their repayment. The Company measures the fair value of financial assets and liabilities based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value. The Company uses three levels of inputs that may be used to measure fair value:

Level 1 – quoted prices in active markets for identical assets or liabilities

Level 2 – quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets.

Level 3 – inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

Financial liabilities measured at fair value on a recurring basis are summarized below:

	Fair Value Measurements at March 31, 2014 Using
	Total March 31, 2014	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant other unobservable inputs (Level 3)
Liabilities:
Derivative liabilities – warrants	$3,175,000	–	–	$3,175,000

Level 3 liabilities are valued using unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the liabilities. For fair value measurements categorized within Level 3 of the fair value hierarchy, the Company’s accounting and finance department, who report to the Chief Financial Officer, determine its valuation policies and procedures. The development and determination of the unobservable inputs for Level 3 fair value measurements and fair value calculations are the responsibility of the Company’s accounting and finance department and are approved by the Chief Financial Officer.

Level 3 Valuation Techniques:

Level 3 financial liabilities consist of the derivative liabilities for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.

The Company uses the Black-Scholes option valuation model to value Level 3 derivatives at inception and on subsequent valuation dates. This model incorporates transaction details such as the Company’s stock price, contractual terms, maturity, risk free rates, as well as volatility. A significant decrease in the volatility or a significant decrease in the Company’s stock price, in isolation, would result in a significantly lower fair value measurement. Changes in the values of the derivative liabilities are recorded in “Loss due to change in fair value of derivative liabilities” in the Company’s consolidated statements of comprehensive income (loss).

As of March 31, 2014, there were no transfers in or out of Level 3 from other levels in the fair value hierarchy.

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Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the respective assets. Depreciation of leasehold improvements is computed using the straight-line method over the lesser of the estimated useful life of the improvement or the remaining term of the lease. Estimated useful asset life by classification is as follows:

Years
Office equipment	3
Manufacturing, lab and other equipment	5
Furniture and fixtures	7

Upon retirement or sale, the cost and related accumulated depreciation are removed from the consolidated balance sheet and the resulting gain or loss is reflected in operations. Maintenance and repairs are charged to operations as incurred.

Impairment of Long-Lived Assets

The Company periodically reviews the carrying values of its long-lived assets when events or changes in circumstances would indicate that it is more likely than not that their carrying values may exceed their realizable values, and records impairment charges when considered necessary. Specific potential indicators of impairment include, but are not necessarily limited to:

•	a significant decrease in the fair value of an asset;

•	a significant change in the extent or manner in which an asset is used or a significant physical change in an asset;

•	a significant adverse change in legal factors or in the business climate that affects the value of an asset;

•	an adverse action or assessment by the U.S. Food and Drug Administration or another regulator; and

•	an accumulation of costs significantly in excess of the amount originally expected to acquire or construct an asset; and operating or cash flow losses combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with an income-producing asset.

When circumstances indicate that an impairment may have occurred, the Company tests such assets for recoverability by comparing the estimated undiscounted future cash flows expected to result from the use of such assets and their eventual disposition to their carrying amounts. In estimating these future cash flows, assets and liabilities are grouped at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows generated by other such groups. If the undiscounted future cash flows are less than the carrying amount of the asset, an impairment loss, measured as the excess of the carrying value of the asset over its estimated fair value, will be recognized. The cash flow estimates used in such calculations are based on estimates and assumptions, using all available information that management believes is reasonable.  During the years ended March 31, 2014 and 2013, the Company had noted no indicators of impairment.

Research and Development

Research and development expense is charged to operations as incurred and consists primarily of personnel expenses, clinical and regulatory services and supplies. For the years ended March 31, 2014 and 2013, research and development expense amounted to $2,887,000 and $2,223,000, respectively.

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Advertising Costs

Advertising costs are expensed as incurred. Advertising costs amounted to $155,000 and $91,000, for the years ended March 31, 2014 and 2013, respectively. Advertising costs are included in selling, general and administrative expenses in the accompanying consolidated statements of comprehensive income (loss).

Shipping and Handling Costs

The Company classifies amounts billed to customers related to shipping and handling in sale transactions as product revenues. Shipping and handling costs incurred are recorded in cost of product revenues. For the years ended March 31, 2014 and 2013, the Company recorded revenue related to shipping and handling costs of $58,000 and $116,000, respectively.

Foreign Currency Reporting

The Company’s subsidiary, OTM, uses the local currency (Mexican Pesos) as its functional currency and its subsidiary, OIS Europe, uses the local currency (Euro) as its functional currency. Assets and liabilities are translated at exchange rates in effect at the balance sheet date, and revenue and expense accounts are translated at average exchange rates during the period. Resulting translation adjustments were recorded in accumulated other comprehensive loss in the accompanying consolidated balance sheets at March 31, 2014 and 2013.

Foreign currency transaction gains (losses) relate primarily to trade payables and receivables between subsidiaries OTM and OIS Europe. These transactions are expected to be settled in the foreseeable future. The Company recorded foreign currency transaction gains of $6,000 and losses of $11,000 for the years ended March 31, 2014 and 2013, respectively. The related gains were recorded in other expense, net, in the accompanying consolidated statements of comprehensive income (loss).

Stock-Based Compensation

The Company accounts for share-based awards exchanged for employee services at the estimated grant date fair value of the award. The Company estimates the fair value of employee stock awards using the Black-Scholes option pricing model. The Company amortizes the fair value of employee stock options on a straight-line basis over the requisite service period of the awards.  Compensation expense includes the impact of an estimate for forfeitures for all stock options.

The Company accounts for equity instruments issued to non-employees at their fair value on the measurement date. The measurement of stock-based compensation is subject to periodic adjustment as the underlying equity instrument vests or becomes non-forfeitable. Non-employee stock-based compensation charges are amortized over the vesting period or as earned.

Income Taxes

Deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and net operating loss and credit carryforwards using enacted tax rates in effect for the year in which the differences are expected to impact taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Tax benefits claimed or expected to be claimed on a tax return are recorded in the Company’s consolidated financial statements. A tax benefit from an uncertain tax position is only recognized if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. Uncertain tax positions have had no impact on the Company’s consolidated financial condition, results of comprehensive loss or cash flows.

Comprehensive Loss

Other comprehensive loss includes all changes in stockholders’ equity during a period from non-owner sources and is reported in the consolidated statement of changes in stockholders’ equity. To date, other comprehensive loss consists of changes in accumulated foreign currency translation adjustments. Accumulated other comprehensive losses at March 31, 2014 and 2013 were $3,069,000 and $2,991,000, respectively.

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Earnings (Loss) Per Share

Basic earnings and loss per share are computed by dividing the net income or loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options (using the treasury stock method) and warrants (using the if-converted method). Diluted loss per share excludes the shares issuable upon the exercise of stock options and warrants from the calculation of net loss per share as their effect would be anti-dilutive.

	For the Years Ended
	March 31,
	2014	2013
Net income (loss) available to common stockholders - basic	$3,735,000	$(6,493,000)

Denominator - basic:
Weighted average number of common shares outstanding	6,882,000	4,977,000
Basic earnings (loss) per common share	$0.54	$(1.30)

Net income (loss) income available to common stockholders - diluted	$3,735,000	$(6,493,000)
Denominator - diluted:
Weighted average number of common shares outstanding	6,882,000	4,977,000
Common share equivalents of outstanding stock options	12,000	–
Common share equivalents of outstanding warrants	4,000	–
Weighted average number of common shares outstanding	6,898,000	4,977,000
Dilutive earnings (loss) per common share	$0.54	$(1.30)

Securities excluded from the weighted average dilutive common shares outstanding because their inclusion would have been anti-dilutive:
Stock options	1,122,000	975,000
Warrants	1,410,000	1,318,000
	2,532,000	2,293,000

Common Stock Purchase Warrants and Other Derivative Financial Instruments

The Company classifies common stock purchase warrants and other free standing derivative financial instruments as equity if the contracts (i) require physical settlement or net-share settlement or (ii) give the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). The Company classifies any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company), (ii) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement), or (iii) contain reset provisions as either an asset or a liability. The Company assesses classification of its freestanding derivatives at each reporting date to determine whether a change in classification between assets and liabilities is required. The Company determined that its freestanding derivatives, which principally consist of warrants to purchase common stock, satisfied the criteria for classification as equity instruments, other than certain warrants that contained reset provisions and certain warrants that required net-cash settlement that the Company classified as derivative liabilities as more fully described in Note 11.

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Preferred Stock

The Company applies the accounting standards for distinguishing liabilities from equity when determining the classification and measurement of its preferred stock. Shares that are subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. The Company classifies conditionally redeemable preferred shares, which includes preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control, as temporary equity. At all other times, preferred shares are classified as stockholders' equity.

Convertible Instruments

The Company evaluates and bifurcates conversion options from their host instruments and accounts for them as free standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional as that term is described under applicable Generally Accepted Accounting Principles (“GAAP”).

Subsequent Events

Management has evaluated subsequent events or transactions occurring through the date these consolidated financial statements were issued.

Recent Accounting Pronouncements

Accounting standards that have been issued or proposed by the Financial Accounting Standards Board (“FASB”), the U.S. Securities and Exchange Commission (“SEC”) and/or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

NOTE 4 – Accounts Receivable

Accounts receivable consists of the following:

	March 31,
	2014	2013
Accounts receivable	$1,798,000	$1,729,000
Less: allowance for doubtful accounts	(8,000)	(22,000)
	$1,790,000	$1,707,000

Allowance for doubtful accounts activities are as follows:

Year Ended March 31	Balance at Beginning of Year	Additions Charged to Operations	Deductions Write-Offs	Balance at End of Year

2013	$52,000	$33,000	$(63,000)	$22,000
2014	$22,000	$(6,000)	$(8,000)	$8,000

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NOTE 5 – Inventories

Inventories consist of the following:

	March 31,
	2014	2013
Raw materials	$790,000	$835,000
Finished goods	345,000	327,000
	1,135,000	1,162,000
Less: inventory allowances	(47,000)	(170,000)
	$1,088,000	$992,000

Reserve for obsolete inventories activities are as follows:

Year Ended March 31	Balance at Beginning of Year	Additions Charged to Cost of Product Revenues	Deductions Write-Offs	Balance at End of Year
2013	$105,000	$85,000	$(20,000)	$170,000
2014	$170,000	$6,000	$(129,000)	$47,000

NOTE 6 – Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of the following:

	March 31,
	2014	2013
Prepaid insurance	$429,000	$332,000
Other prepaid expenses and other current assets	218,000	603,000
	$647,000	$935,000

NOTE 7 – Property and Equipment

Property and equipment consists of the following:

	March 31,
	2014	2013
Manufacturing, lab, and other equipment	$3,073,000	$2,731,000
Office equipment	302,000	356,000
Furniture and fixtures	88,000	78,000
Leasehold improvements	269,000	282,000
	3,732,000	3,447,000
Less: accumulated depreciation and amortization	(2,761,000)	(2,647,000)
	$971,000	$800,000

Depreciation and amortization expense amounted to $284,000 and $268,000 for the years ended March 31, 2014 and 2013, respectively.

During the year ended March 31, 2014 and 2013, the Company incurred losses on the disposal of property and equipment in the amounts of $39,000 and $2,000, respectively.  This amount was recorded within operating expenses in the accompanying consolidated statements of comprehensive income (loss).

NOTE 8 – Investment in Ruthigen, Inc.

The Company’s formerly wholly owned subsidiary, Ruthigen, was incorporated in the State of Nevada on January 18, 2013, and reincorporated from Nevada to Delaware on September 25, 2013. As of March 31, 2014 and 2013 and on the date of deconsolidation, March 26, 2014, the Company held 2,000,000 shares of Ruthigen common stock.

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The Company has entered into key agreements with Ruthigen establishing the arrangements between the two companies following the completion of Ruthigen’s Initial Public Offering (the “IPO”), including license and supply and certain shared services arrangements. Each of these agreements was entered into in the overall context of Ruthigen’s separation from the Company (the “Separation”). The effective date for all three agreements is March 26, 2014, the closing date of Ruthigen’s IPO.

License and Supply Agreement

On June 6, 2013, the Company entered into a License and Supply Agreement with Ruthigen. Pursuant to the License and Supply Agreement, the Company agreed to exclusively license certain of its proprietary technology to Ruthigen to enable Ruthigen’s research and development and commercialization of the newly discovered RUT58-60, and any improvements to it, in the United States, Canada, European Union and Japan, referred to as the Territory, for certain invasive procedures in human treatment as defined in the License and Supply Agreement. On October 9, 2013 and November 6, 2013, the Company entered into Amendment No. 1 and No. 2 to the License and Supply Agreement with Ruthigen, respectively, to amend certain milestone events set forth in Section 7.1 of the License and Supply Agreement and to amend the terms of the manufacturing equipment purchases set forth in Section 6.13 of the License and Supply Agreement. On January 31, 2014, the Company entered into Amendment No. 3 to the License and Supply Agreement with Ruthigen to further amend certain milestone events and the terms of the manufacturing equipment purchases, and to remove sections of the License and Supply Agreement which related to an exclusive option granted to Ruthigen by the Company to expand the terms of the License and Supply Agreement to dermatologic uses. All other terms and conditions of the License and Supply Agreement remain unmodified and in full force and effect.

Under the terms of the License and Supply Agreement, the Company will be prohibited from using the licensed proprietary technology to sell products that compete with Ruthigen’s products within the Territory, and Ruthigen cannot sell any device or product that competes with the Company’s products being sold or developed as of the effective date of the License and Supply Agreement.

Ruthigen will be required to make a total of $8,000,000 in milestone payments to the Company for the first product only, as follows: upon completion of last patient enrollment in Ruthigen’s Phase 1/2 clinical study; upon completion of last patient enrollment in Ruthigen's first pivotal clinical study; upon completion of Ruthigen’s first meeting with the U.S. Food and Drug Administration (“FDA”) following completion of Ruthigen’s first pivotal clinical trial; and upon first patient enrollment in Ruthigen’s second pivotal clinical trial. In addition, as further consideration under the agreement, Ruthigen will be required to make royalty payments to the Company based on Ruthigen’s annual net sales of the product from the date of first commercial sale to the date that Ruthigen ceases to commercialize the product, which percentage royalty rate will vary between 3% and 20% and will increase based on various net sales thresholds and will differ depending on the country in which the sales are made.

Separation Agreement

On August 2, 2013, the Company entered into a Separation Agreement with Ruthigen that contains key provisions relating to its ongoing relationship with Ruthigen following the completion of Ruthigen’s initial public offering. On January 31, 2014, the parties amended the Separation Agreement. The separation agreement took effect on March 26, 2014 upon the closing of Ruthigen’s initial public offering and terminates on the earlier of 8.5 years following the closing of the offering, or when the parties mutually agree to terminate it. The Separation Agreement also contains a series of restrictions on the Company’s ability to transfer the Ruthigen shares as well as restrictions on the Company’s ability to vote on the shares it owns.

The Company is restricted from transferring any of the Ruthigen shares it owns during the first year (the “lock up period”) immediately following the completion of Ruthigen’s initial public offering, unless consent to such transfer has been provided by both the Ruthigen board of directors and the lead underwriter in the Ruthigen IPO. Following the one-year lock up period and during the second year following the closing of the IPO, if Oculus owns greater than 19.9% of the issued and outstanding common stock of Ruthigen, transfers by the Company of the Ruthigen shares are restricted unless the Company obtains consent from the Ruthigen’s board of directors.

F-30

Following the completion of the second year, transfers of the Ruthigen shares must be conducted in accordance with the prescribed requirements for such transfers set forth in the Separation Agreement. These prescribed requirements include that the transfers must be in private placement transactions, the purchase price discount may not exceed certain percentages depending on the transferee, the amount of shares transferred in a given transfer (or series of transfers comprising a single transaction) may not exceed the greater of 5% of Ruthigen’s outstanding shares or $1.5 million in net proceeds to the Company, as well as certain other requirements set forth in the Separation Agreement. In addition to the prescribed manner for the Company to conduct transfers described above, if, following a minimum of 41.5 months following the closing of Ruthigen’s initial public offering have lapsed under the Separation Agreement and the Company has not consummated transfers of the Ruthigen shares it owns resulting in at least $3.8 million in net proceeds to the Company, then the Company has a one-time transfer and registration right to transfer the Ruthigen shares it owns in an amount equal to the difference between $3.8 million and the Ruthigen shares transferred by the Company pursuant to the Separation Agreement as of the time the Company elects to exercise its one-time right. Transfers conducted using this one-time right must be conducted with the consent of Ruthigen’s board of directors or within the prescribed requirements for such transfers set forth in the Separation Agreement, including, for example, that the purchase price discount may not exceed certain percentages, the amount of shares transferred may not exceed $3.8 million in net proceeds to the Company, as well as certain other requirements set forth in the Separation Agreement.

In addition to the above transfer restrictions, if the Company owns greater than 19.9% of the issued and outstanding common stock of Ruthigen during the 8.5 year term of the Separation Agreement, the Company is required to vote, in person or by proxy, all of the shares it owns in Ruthigen in the same manner as the majority of the votes cast by the holders of all the other issued and outstanding shares of Ruthigen at any duly called meeting of the stockholders or in any action by written consent of the stockholders of Ruthigen.

On January 31, 2014, the Company also entered into a Funding Agreement with Ruthigen due to certain changes to the terms of Ruthigen’s initial public offering that had occurred in order to govern the terms of certain additional financing which was provided to Ruthigen by the Company, in connection with the Separation, subject to the terms and conditions set forth in the agreement. The amended Separation Agreement disclosed above amended the terms of the prior separation agreement such that the terms of the Funding Agreement shall control the methodology for the allocation of the operational and offering related expenses incurred prior to and in connection with Ruthigen’s initial public offering for which Ruthigen was required to reimburse the Company.

Since the legal inception of Ruthigen on January 18, 2013 and through the date of the Funding Agreement, the Company had advanced Ruthigen $916,000 in connection with the funding of Ruthigen’s IPO and operations. Pursuant to the Funding Agreement, the Company agreed to continue to fund Ruthigen for a total of up to an additional $760,000 to allow Ruthigen to proceed with its initial public offering. The parties agreed that the Company had no further obligation to fund operations of Ruthigen beyond the amounts detailed in a budget mutually agreed upon by the parties in connection with the execution of the funding agreement. The Funding Agreement also required the resignation of all Ruthigen board of director members from the Company’s board of directors at the time Ruthigen’s initial public offering was completed. Furthermore, any funds provided by the Company to Ruthigen pursuant to the Funding Agreement were to be repaid by Ruthigen to the Company at the time of the closing of the Ruthigen initial public offering. Through the date of the Ruthigen IPO, the Company made aggregate advances to Ruthigen in the amount of $1,453,000 (inclusive of the $916,000 disclosed above).

In connection with the completion of the initial public offering, on March 26, 2014 Ruthigen reimbursed the Company $916,000 and as a result, the remaining $537,000 is included in due from affiliates on the Company’s consolidated balance sheet as of March 31, 2014. On April 1, 2014 Ruthigen reimbursed the Company the remaining $537,000.

Deconsolidation of Ruthigen

On March 26, 2014, Ruthigen completed an initial public offering for the issuance of 2,650,000 shares of its common stock to third parties (along with Series A and Series B warrants) for aggregate gross proceeds of $19,212,500. As a result, the Company’s ownership interest in Ruthigen decreased to 43% on March 26, 2014 and the Company deconsolidated Ruthigen.

F-31

The Company accounts for deconsolidation of subsidiaries in which it loses controlling interest in the financial interest of the subsidiary in accordance with Accounting Standards Codification (“ASC”) 810-10-40 – “Consolidation”. In accordance with ASC 810-10-40-5, the Company shall account for the deconsolidation of a subsidiary by recognizing a gain or loss in net income (loss) measured as the difference between:

a)	The aggregate of the fair value of any consideration received by the Company; plus

b)	The fair value of any retained non-controlling investment in the former subsidiary by the Company at the date the subsidiary is deconsolidated; plus

c)	The carrying amount of any existing non-controlling interest in the former subsidiary (including any accumulated other comprehensive income (loss) attributable to the non-controlling interest) at the date the subsidiary is deconsolidated; less

d)	The carrying amount of the former subsidiary’s assets and liabilities.

As a result of the deconsolidation of Ruthigen, the Company recorded a gain on deconsolidation of $11,133,000 calculated as follows:

March 26,
2014
Aggregate fair value of consideration received by the Company	$–
Fair value of retained non-controlling interest by the Company	10,150,000
Carrying amount on non-controlling interest in subsidiary	–

Less:
Carrying amount of the Ruthigen assets and liabilities	(983,000)

Gain (loss) on deconsolidation of Ruthigen	$11,133,000

The aggregate fair value of the Company’s retained non-controlling interest in Ruthigen is comprised of the 2,000,000 shares of Ruthigen common stock held by the Company as of March 26, 2014 with an estimated fair value of $10,150,000. The fair market value of the 2,000,000 shares held by the Company was determined with the assistance of an independent valuation specialist considering key factors of the nature of the arrangement between the Company and Ruthigen, including but not limited to, the restrictions on transferability associated with the shares, the restrictions on voting the shares, and the limited trading history of the Ruthigen common stock.

Subsequent to the deconsolidation of Ruthigen, the Company has accounted for the 2,000,000 shares of common stock it owns in Ruthigen at cost in accordance with ASC 325-20 as a result of (a) the restrictions on voting the shares held as disclosed above, (b) the Company having no representation on the Ruthigen Board of Directors, (c) the Company’s inability to set policy at Ruthigen (d) the Company having no further commitments for funding the operations of Ruthigen and (e) the restrictions on transferability of the shares which extend beyond a one-year period. During the year ended March 31, 2014, the Company had noted no indicators of impairment as it relates to investment held in Ruthigen.

NOTE 9 – Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

	March 31,
	2014	2013
Salaries and related costs	$516,000	$455,000
Professional fees	362,000	141,000
Other	11,000	107,000
	$889,000	$703,000

F-32

NOTE 10 – Long-Term Debt

Financing of Insurance Premiums

On February 25, 2014, the Company entered into a note agreement for $188,000 with an interest rate of 4.81% per annum. This instrument was issued in connection with financing insurance premiums. The note is payable in monthly installments of $27,000 with the final payment on August 25, 2014. During the year ended March 31, 2014, the Company made principal and interest payments of $53,000 and $1,000, respectively. The remaining balance of this note amounted to $135,000 at March 31, 2014 which is included in the current portion of long-term debt in the accompanying consolidated balance sheet.

On February 25, 2013, the Company entered into a note agreement for $155,000 with an interest rate of 4.81% per annum. This instrument was issued in connection with financing insurance premiums. The note is payable in monthly installments of $22,500 with the final payment on August 25, 2013. During the year ended March 31, 2013, the Company made principal and interest payments of $44,000 and $1,000, respectively. The remaining balance of this note amounted to $110,000 at March 31, 2013, which $6,000 is included in the current portion of long-term debt in the accompanying consolidated balance sheet.

Venture Lending & Leasing, Inc. and Venture Lending & Leasing VI, Inc.

On May 1, 2010, the Company entered into a loan and security agreement and a supplement to the loan and security agreement with Venture Lending & Leasing V, Inc., to borrow $3,000,000 (together, the “VLL5 Loan Agreements”). In connection with those agreements, the Company issued two warrants to Venture Lending & Leasing V, LLC, a Delaware limited liability company (“LLC5”), which, in the aggregate, had a total put option cash value of $750,000 (the “VLL5 Warrants”).

On June 29, 2011, the Company entered into a loan and security agreement and a supplement to the loan and security agreement with Venture Lending & Leasing VI, Inc., to borrow $2,500,000 (together, the “VLL6 Loan Agreements”). In connection with those agreements, the Company issued three warrants to Venture Lending & Leasing VI, LLC, a Delaware limited liability company (“LLC6”), which, in the aggregate, had a total put option cash value of $1,250,000 (the “VLL6 Warrants”).

On October 30, 2012, the Company entered into respective letter agreements with VLL5 and VLL6 to amend the repayment terms of its outstanding debt obligations. Prior to the execution of these agreements, LLC5 and LLC6 held an aggregate of 79,517 warrants (adjusted for the reverse stock split effective April 1, 2013) to purchase common stock, which, in the aggregate, had a total put option cash value of $2,000,000 (the “Cash Settlement Liability”) and was included in long term liabilities on the Company’s consolidated balance sheets.

On that same day, the Company also entered into a stock purchase agreement with LLC5 and LLC6 (together with LLC5, collectively referred to as “WTI”) for the issuance to WTI of shares of its common stock having an aggregate grant date fair market value of $3,500,000, or approximately $5.67 per post-split share, in exchange for LLC5’s agreement to surrender the VLL5 Warrants, and LLC6’s agreement to surrender the VLL6 Warrants, and the surrender by WTI of the accompanying Cash Settlement Liability. Accordingly, on November 1, 2012, the Company issued an aggregate of 617,284 restricted shares of its post-split common stock (the “Shares”) to WTI, pursuant to the terms of the stock purchase agreement. The VLL5 Warrants and the VLL6 Warrants were surrendered on October 30, 2012.

If at any time between October 30, 2012 through either March 31, 2014 or July 31, 2015 (the “Settlement Dates”) WTI sells the Shares, then the proceeds from the sale of the Shares will be applied as follows (the “Grace Period”):

(a)	If and when the Shares are sold by WTI during the Grace Period, the fair value of the proceeds received will be retained by WTI as consideration for surrendering the Cash Settlement Liability, up to a maximum value of $2,000,000.

(b)	If and when the Shares are sold by WTI during the Grace Period, any additional proceeds received from the sale of the Shares in excess of $2,000,000 (approximately $3.22 per share) but up to $3,500,000 (approximately $5.67 per share) will be applied by WTI as a prepayment of a portion of the then outstanding debt based on the terms of the stock purchase agreement.

F-33

(c)	If and when the Shares are sold by WTI during the Grace Period, any additional proceeds received from the sale of the Shares in excess of $3,500,000 (approximately $5.67 per share) up to $4,500,000 (approximately $7.28 per share) shall be the sole possession and property of WTI, in accordance with the terms of the stock purchase agreement.

(d)	If the Shares are sold by WTI during the Grace Period for value in excess of $4,500,000 (approximately $6.72 per share), 50% of the amount of the proceeds in excess of the $4,500,000 will be the sole possession and property of WTI and 50% of the amount of the proceeds shall be applied as a prepayment of a portion of the then outstanding debt based on the terms of the stock purchase agreement.

(e)	If the Shares are sold by WTI during the Grace Period for value less than $2,000,000 (approximately $3.22 per share), the Company is required to make a cash payment to WTI until the total Cash Settlement Liability of $2,000,000 has been recovered (“Cash Shortfall”).

As of December 16, 2013, the Shares were sold for an average price of $5.35 per share, resulting in gross proceeds of $3,304,000 and net proceeds of $3,291,000 after deducting certain transaction costs. Pursuant to the stock purchase agreement, the net proceeds from the sale of the Shares were applied as follows:

(a)	$2,000,000 of the proceeds received were retained by LLC5 and LLC6 as consideration for surrendering the VLL5 Warrants and VLL6 Warrants and the underlying put warrant liabilities.

(b)	After the put warrant liabilities were satisfied, the remaining proceeds were applied to the reduction of the Company’s remaining loans outstanding under the VLL5 Loan Agreements and the VLL6 Loan Agreements. As there were no outstanding loans under the VLL5 Loan Agreements, the Company used the amount to prepay the outstanding loans under the VLL6 Loan Agreements, for which $1,131,000 of the proceeds received was applied as a prepayment of the then outstanding debt under the VLL6 Loan Agreements and $94,000 of the proceeds received was applied as a prepayment of all future interest owed in connection with the VLL6 Loan Agreements.

(c)	After the loans were prepaid in full, approximately $66,000 remained in excess of all outstanding obligations owed by the Company. Pursuant to the terms of the stock purchase agreement, such amount was allocated 50/50, and $33,000 was paid to the Company.

In connection with the VLL5 Loan Agreements and the VLL6 Loan Agreements, during the years ended March 31, 2014 and 2013, the Company made interest payments of $188,000 and $474,000, respectively, and aggregate principal payments of $1,379,000 and $1,855,000, respectively. In addition, for the years ended March 31, 2014 and 2013, the Company recorded $863,000 and $624,000 of non-cash interest related to the loans, respectively.

A summary of principal payments due in years subsequent to March 31, 2014 for long-term debt is as follows:

For Years Ending March 31,
2015	143,000
2016	4,000
Total principal payments	147,000
Less: current portion	(143,000)
Long-term portion	$4,000

NOTE 11 – Derivative Liability

Warrants Issued in Conjunction with the Company’s August 13, 2007 Private Placement

The Company deems financial instruments which do not have fixed settlement provisions to be derivative instruments. The common stock purchase warrants issued with the Company’s August 13, 2007 private placement, and the common stock purchase warrants issued to the placement agent in the transaction, do not have fixed settlement provisions because their exercise prices may be lowered if the Company issues securities at lower prices in the future. The Company was required to include the reset provisions in order to protect the warrant holders from the potential dilution associated with future financings. At issuance, the warrants were recognized as equity instruments and have since been re-characterized as derivative liabilities. Accordingly, the warrant obligations were adjusted to fair value at the end of each reporting period with the change in value reported in the consolidated statement of comprehensive loss. Such fair values were estimated using the Black-Scholes valuation model. Although the Company determined the common stock warrants include an implied down-side protection feature, it performed a Monte-Carlo simulation and concluded that the value of the feature is de minimis between the two models and the use of the Black-Scholes valuation model is considered to be a reasonable method to value the warrants. The Company will continue to adjust the derivative liability for changes in fair value until the earlier of the exercise, at which time the liability will be reclassified to stockholders’ equity (deficiency), or expiration of the warrants.

F-34

On February 13, 2013, the stock purchase warrants issued with the August 13, 2007 private placement expired. Accordingly, the Company has decreased the derivative liability by $55,000, from the amount reported at March 31, 2012, to reflect the expiration of the warrants and related change in fair value. This amount is included as a gain due to the change in the fair value of derivative liabilities in the accompanying consolidated statement of comprehensive loss for the year ended March 31, 2013.

Warrants Issued in Conjunction with the Company’s April 22, 2012 Registered Direct Offering

The Company deems financial instruments which require net-cash settlement as either an asset or a liability. The common stock purchase warrants issued in conjunction with the Company’s April 22, 2012 registered direct offering originally contained a net-cash settlement feature which gave the warrant holder the right to net-cash settlement in the event certain transactions occur. Pursuant to the terms of the original warrants, if such a transaction occurs the warrant holder will be entitled to a net-cash settlement value calculated using the Black-Scholes valuation model using an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg, an expected term equal to the remaining term of the warrants, and applicable risk-free interest rate corresponding to the U.S. Treasury. On October 29, 2012, the Company entered into a side letter agreement with the holders of the warrants and the parties agreed to amend the terms of the warrants to eliminate the net-cash settlement feature contained in the warrants and extended the expiration date of the warrants by two years. Subsequent to the execution of the side letter agreement, the Company adjusted the fair value of the warrants to the modified fair value and recorded a $298,000 gain. Additionally, the Company recorded a $382,000 loss due to the incremental fair value adjustment resulting from the modification of the warrants from the April 2012 offering. Subsequent to the Company’s entry into the side letter agreement, the Company reclassified the fair value of the warrants of $1,636,000 from a liability to additional paid-in capital as classified on the accompanying March 31, 2013 consolidated balance sheet.

The derivative liability relating to the warrants with net-cash settlement provisions were valued using the Black-Scholes option valuation model and the following assumptions on the following dates:

	Modification Incremental Fair Value October 30, 2012	Pre-modification October 30, 2012	April 22, 2012
Expected life	4.00 years	2.00 years	2.50 years
Risk-free interest rate	0.74%	0.30%	0.40%
Dividend yield	0.00%	0.00%	0.00%
Volatility	89%	100%	100%
Warrants outstanding	495,874	495,874	495,874
Fair value of warrants	$1,636,000	$1,254,000	$2,347,000

F-35

Warrants Issued in Conjunction with the Company’s December 9, 2013 and February 26, 2014 Registered Direct Offerings

The Company deems financial instruments which require net-cash settlement as either an asset or a liability. The common stock purchase warrants issued in conjunction with the Company’s December 9, 2013 and February 26, 2014 registered direct offerings contain a net-cash settlement feature which give the warrant holder the right to net-cash settlement in the event certain transactions occur. Pursuant to the terms of the warrants, if such a transaction occurs the warrant holder will be entitled to a net-cash settlement value calculated using the Black-Scholes valuation model using an expected volatility equal to the greater of 100% and the 30 day volatility obtained from the HVT function on Bloomberg, an expected term equal to the remaining term of the warrants, and applicable risk-free interest rate corresponding to the U.S. Treasury.

The derivative liabilities relating to the warrants with net-cash settlement provisions were valued using the Black-Scholes option valuation model and the following assumptions on the following dates:

Fair Value – Issue Date	Measurement Date	Warrants	Remaining Contract Term in Years	Exercise Price	Volatility	Risk-free Interest Rate	Fair Value
Placement Agent Warrants	December 9, 2013	16,500	2.40	$5.00	223%	0.44%	$64,000
Investor - Series A Warrants	February 26, 2014	450,620	1.50	$3.00	100%	0.44%	814,000
Investor - Series B Warrants	February 26, 2014	1,400,000	1.50	$3.63	100%	0.44%	2,271,000
Placement Agent Warrants	February 26, 2014	69,037	2.18	$3.00	100%	0.44%	143,000
							$3,292,000
Fair Value - Exercise Date
Investor - Series A Warrants	March 18, 2014	315,434	1.44	$3.00	104%	0.44%	$1,180,000
Investor - Series A Warrants	March 19, 2014	134,186	1.44	$3.00	104%	0.44%	503,000
							$1,683,000
Fair Value – Reporting Date
Placement Agent Warrants	March 31, 2014	16,500	2.09	$5.00	128%	0.44%	$37,000
Investor - Series A Warrants	March 31, 2014	1,000	1.41	$3.00	128%	0.44%	1,000
Investor - Series B Warrants	March 31, 2014	1,400,000	1.41	$3.63	128%	0.44%	2,958,000
Placement Agent Warrants	March 31, 2014	69,037	2.09	$3.00	128%	0.44%	179,000
							$3,175,000

The following table sets forth a summary of the changes in the fair value of our Level 3 financial liabilities that are measured at fair value on a recurring basis:

	Year Ended March 31,
	2014	2013
Beginning balance	$–	$55,000
Fair value of warrants issued	3,292,000	2,347,000
Mark to market net unrealized loss (gain)	1,566,000	(1,148,000)
Incremental fair value adjustment due to modification	–	382,000
Reclassification to additional paid in capital	(1,683,000)	(1,636,000)
Ending balance	$3,175,000	$–

F-36

NOTE 12 – Commitments and Contingencies

Lease Commitments

On June 15, 2013, the Company leased office space in Mexico with an address of: Av De Las Americas, 1592 Piso 7, en la Colonia Country Club en Guadalajara Jalisco, CP 44637 for 23,400 Mexican Pesos (approximately $1,800 USD) per month. One months’ rent was required as a deposit. If the Company terminates this lease within the first year, a penalty in the amount of 12 months’ rent is applicable. If the Company terminates the contract within the second year, a penalty in the amount of 8 months’ rent is applicable. The lease term is for 3 years, beginning on June 15, 2013.

Also on June 15, 2013, the Company leased warehouse space in Mexico with an address of: Industra Mecanica Numero 2168 en el Fraccionamiento Industrial Zapopan Norte, de esta Ciudad for 35,000 Mexican Pesos (approximately $2,700 USD) per month. A deposit equal to two months’ rent was required. The lease term is from June 15, 2013 to June 14, 2014.

We also share certain office and laboratory space, as well as certain laboratory equipment, in a building located at 454 North 34th Street, Seattle, Washington. The space is rented for $2,700 per month and requires a ninety day notice for cancellation.

The Company currently rents approximately 800 square feet of sales office space in Herten, the Netherlands. The office space is rented on a month to month basis at $1,700 per month and requires a sixty day notice for cancellation.

On October 10, 2012, the Company entered into Amendment No. 7 to its property lease agreement, extending the lease on its Petaluma, California facility to September 30, 2017. Pursuant to the amendment, in exchange for certain improvements on the building, the Company agreed to increase the lease payment from $10,380 to $11,072 per month.

On October 31, 2011, the Company leased approximately 1,800 square feet of office and manufacturing space in Sacramento, California. On August 30, 2012, the Company entered into an amendment to its lease dated October 31, 2011 for the property located at 3045 65th Street, Suite 13, Sacramento, California 95820, to amend the lease to include a 3,000 square foot industrial unit located at 3021 65th Street, Sacramento, California, and to extend the lease on both properties to October 31, 2013. The total rent for both properties is $2,610 per month.

Minimum lease payments for non-cancelable operating leases are as follows:

For Years Ending March 31,
2015	$321,000
2016	189,000
2017	149,000
2018	66,000
Total minimum lease payments	$725,000

Rental expense amounted to $413,000 and $392,000 for the years ended March 31, 2014 and 2013, respectively and is recorded in the accompanying consolidated statement of comprehensive income (loss).

Legal Matters

On July 25, 2011, the Company received notice of a lawsuit filed in Mexico by Cesar Mangotich Pacheco and Prodinnv, S.A. de C.V. represented by Cesar Mangotich Pacheco. The lawsuit appeared to allege conversion of assets, tortious interference and defamation, among other claims. In 2014, the case was dismissed due to inactivity. The Company remains of the opinion that the lawsuit was completely without merit.

F-37

The Company, from time to time, is involved in legal matters arising in the ordinary course of its business including matters involving proprietary technology. While management believes that such matters are currently not material, there can be no assurance that matters arising in the ordinary course of business for which the Company is or could become involved in litigation, will not have a material adverse effect on its business, financial condition or results of comprehensive loss.

Employment Agreements

As of March 31, 2014, the Company had employment agreements in place with four of its key executives. The agreements provide, among other things, for the payment of nine to twenty-four months of severance compensation for terminations under certain circumstances. With respect to these agreements, at March 31, 2014, potential severance amounted to $1,130,000 and aggregated annual salaries amounted to $935,000.

Related Party Agreements

On January 26, 2009, the Company entered into a commercial agreement with VetCure, Inc., a California corporation, to market and sell the Company’s Microcyn® Technology-based animal health care products branded as Vetericyn®. VetCure, Inc. later changed its name to Vetericyn, Inc. This agreement was amended on February 24, 2009, July 24, 2009, June 1, 2010, and November 1, 2010. Pursuant to the agreement, the Company provides Vetericyn, Inc. with bulk product and Vetericyn, Inc. bottles, packages, and sells Microcyn® Technology-based animal health care products branded as Vetericyn®. The Company receives a fixed amount for each bottle of Vetericyn® sold by Vetericyn, Inc.

On September 15, 2009, the Company entered a commercial agreement with V&M Industries, Inc., a California corporation, to market and sell certain of the Company’s Microcyn® over-the-counter liquid and gel products. V&M Industries, Inc. subsequently changed its name to Innovacyn, Inc. On June 1, 2010, September 1, 2010, and November 1, 2010, the Company amended this agreement granting Innovacyn, Inc. the exclusive right to sell certain of its over-the-counter products.

Additionally, on July 1, 2011, Vetericyn, Inc. and Innovacyn, Inc. began to share profits with the Company related to the Vetericyn® and Microcyn® over-the-counter sales with Vetericyn, Inc. and Innovacyn, Inc. During the years ended March 31, 2014 and 2013, the Company recorded revenue related to these agreements in the amounts of $3,100,000 and $3,906,000, respectively. The revenue is recorded in product revenues in the accompanying consolidated statements of comprehensive income (loss). At March 31, 2014 and 2013, the Company had outstanding accounts receivable of $220,000 and $264,000, respectively, related to Innovacyn, Inc.

In April of 2014, Innovacyn, Inc. notified the Company that over the next twelve months Innovacyn, Inc. will transition to a new supplier for its animal care products. The Company is discussing a transition agreement with Innovacyn, Inc. and is actively seeking new distribution channels and locating a new animal health care partner. The Company’s future revenue may be adversely impacted during this transition.

Shared Services Agreement

The Company also entered into a shared services agreement with Ruthigen that would take effect upon the completion of Ruthigen's proposed initial public offering, if any should occur, pursuant to which it will provide Ruthigen with genera] services, including general accounting, human resources, laboratory personnel and shared R&D resources while Ruthigen plans to establish an independent facility and systems. As a wholly owned subsidiary of the Company, Ruthigen will be financed by the Company until the completion of the proposed initial public offering, if any should occur, and after such event, Ruthigen would become responsible for its own expenses. On January 31, 2014, the Company entered into Amendment No. 1 to the shared services agreement with Ruthigen to amend the terms of certain standard activities the Company shall provide Ruthigen and the terms related to access to the Company's facilities. All other terms and conditions of the shared services agreement remain unmodified and in full force and effect.

Commercial Agreements

On February 14, 2011, the Company entered into a Product Option Agreement with an Amneal Enterprises alliance member, AmDerma Pharmaceuticals, LLC (“AmDerma”).  The Company plans to use its proprietary Microcyn® technology to develop a prescription pharmaceutical product for the treatment of acne in connection with AmDerma (the “Future Acne Product”). Pursuant to the Agreement, the Company sold the option to exclusively sell and distribute the Future Acne Product to AmDerma for a one-time non-refundable payment of $500,000. On June 23, 2011, AmDerma exercised its option to license rights to the drug candidate. On June 21, 2012, the Company finalized a collaboration agreement with AmDerma (the “Collaboration Agreement”). Pursuant to the Collaboration Agreement, AmDerma is responsible for the development of a Microcyn®--based acne drug candidate in the United States, including all activities required to gain regulatory approvals. AmDerma will also be responsible for all costs. Additionally, within one year of the first commercial sale by AmDerma, AmDerma shall identify at least one secondary indication that AmDerma will develop. If AmDerma declines to pursue such secondary indication, then the right to develop such secondary indication will revert back to the Company. The Company granted AmDerma an exclusive, royalty-bearing perpetual license in the United States and India, with the right to sublicense and subcontract in certain circumstances, and a right of first refusal to expand the territory of the license to include the European Union, Canada, Brazil, and Japan. The Company retained rights to the “rest of world.” Pursuant to the Collaboration Agreement, $250,000 of the upfront payment will be applied against a future milestone in the transaction and is recorded as deferred revenue in the March 31, 2014 in the accompanying consolidated balance sheet. The $250,000 of the upfront payment was earned and recognized as revenue during the year ended March 31, 2013.

F-38

On August 9, 2012, the Company, along with its Mexican subsidiary and manufacturer Oculus Technologies of Mexico S.A. de C.V. (“Manufacturer”), entered into a license, exclusive distribution and supply agreement with More Pharma Corporation, S. de R.L. de C.V. (“More Pharma”) (the “License Agreement”). For a one-time payment of $500,000, the Company granted More Pharma an exclusive license, with the right to sublicense under certain conditions and with the Company’s consent, to all of the Company’s proprietary rights related to certain of its pharmaceutical products for human application that utilize the Company’s Microcyn® Technology within Mexico. For an additional one-time payment of $3,000,000, the Company also agreed to appoint More Pharma as the exclusive distributor of certain of its products in Mexico for the term of the agreement. Additionally, Manufacturer granted More Pharma an exclusive license to certain of Manufacturer’s then-held trademarks in exchange for a payment of $100,000 to Manufacturer. The Company has the ability to terminate the agreement if certain annual purchase minimums are not met. The term of the agreement is twenty-five years from the effective date of August 15, 2012. The term of the License Agreement will automatically renew after the twenty-five year term for successive two year terms as long as More Pharma has materially complied with any and all of the obligations under the License Agreement, including but not limited to, meeting the minimum purchase requirements set forth therein.

Additionally, on August 9, 2012, the Company, along with Manufacturer, entered into an exclusive distribution and supply agreement with More Pharma (the “Distribution Agreement”). For a one-time payment of $1,500,000, the Company granted More Pharma exclusive ability to market and sell certain of its pharmaceutical products for human application that utilize the Company’s Microcyn® Technology. The Company also appointed More Pharma as its exclusive distributor, with the right to execute sub-distribution agreements under certain conditions and with the Company’s consent, within the following countries: Antigua & Barbuda, Argentina, Aruba & Curacao, Bahamas, Barbados, Belize, Bolivia, Bonaire, Brazil, British Guyana, British Islands, Cayman Islands, Chile, Colombia, Cuba, Dominica, Dominican Republic, Ecuador, El Salvador, French Guyana, Grenada, Guadalupe, Guatemala, Haiti, Honduras, Jamaica, Martinique, Nicaragua, Paraguay, Peru, St. Bartolome, St. Vincent & Grenades, Surinam, Trinidad & Tobago, Turks & Caicos Islands, Uruguay, Venezuela and Virgin Islands.

The Company will recognize the $5,100,000 related to the License Agreement and the Distribution Agreement as revenue on a straight line basis consistent with the Company’s historical experience with contracts with similar terms, which is typically over three to five years of the contract. Additionally, the Company capitalized $214,000 of its transaction costs related to the License Agreement and the Distribution Agreement, which will be amortized by the Company as expense on a straight line basis consistent with the related revenue recognition practices. At March 31, 2014 and 2013, the Company had outstanding accounts receivable of $790,000 and $580,000 due from More Pharma, respectively. During years ended March 31, 2014 and 2013, the Company recognized $1,501,000 and $932,000, respectively, related to the amortization of the upfront fees received in the transaction. Additionally, during the year ended March 31, 2014 and 2013, the Company recognized $63,000 and $39,000, respectively, as expense related to the transaction costs of the transaction. The Company recognizes product sales on a sell-through basis as More Pharma sells products through to its customers.

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Other Matters

NASDAQ Listing Matters

On November 22, 2013, the Company received a letter from the Listing Qualifications staff of The NASDAQ Stock Market LLC, notifying the Company that it was not in compliance with NASDAQ Listing Rule 5550(b)(1), which requires us to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing on The NASDAQ Capital Market. As of September 30, 2013, the Company had stockholders’ equity of $1,550,000, as reported in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, filed by the Company with the Securities and Exchange Commission on November 19, 2013. The letter also noted that, as of November 21, 2013, the Company did not meet the compliance alternative requirement of market value of listed securities under Listing Rule 5550(b)(2), or the compliance alternative requirement of net income from continuing operations under Listing Rule 5550(b)(3).

The Company was notified by The NASDAQ Stock Market LLC on April 16, 2014 that it had regained compliance.

NOTE 13 – Stockholders’ Equity

Authorized Capital

The Company is authorized to issue up to 14,285,715 shares of common stock with a par value of $0.0001 per share and 714,286 shares of convertible preferred stock with a par value of $0.0001 per share.

Description of Common Stock

Each share of common stock has the right to one vote. The holders of common stock are entitled to dividends when funds are legally available and when declared by the board of directors.

April 2012 Registered Direct Offering

On April 22, 2012, the Company entered into agreements with certain investors to issue up to: a) 337,143 shares of common stock; b) 1,000 shares of Series A Preferred Stock; and c) warrants to purchase up to 495,873 shares of common stock. The Company also offered up to 158,730 shares of common stock issuable upon conversion of the Series A Preferred Stock. The Company received approximately $3,124,000 in gross proceeds from the sale of these securities. Net proceeds after deducting the placement agent commissions, legal expenses and other offering expenses, and assuming no exercise of the Warrants, was $2,797,000. The Company retained Rodman & Renshaw, LLC as the exclusive placement agent for this offering, and paid them $218,680 in placement agent commissions. Following the close of the transaction, one of the investors converted 1,000 shares of the Series A Preferred Stock purchased in the transaction into 158,730 shares of common stock.

In connection with the issuance of the Series A Preferred Stock, the Company determined the instrument contained a beneficial conversion feature at the date of issuance. This beneficial conversion feature amounted to $1,062,000 and was recorded as a deemed preferred dividend on the consolidated statement of statement of comprehensive loss for the year ended March 31, 2013.

The warrants issued with the offering have an initial exercise price of $8.26 per share, were not exercisable for nine months from the date of issuance, and had an initial exercise term of 2.5 years from the date of issuance. Additionally, the warrants initially contained a net-cash settlement feature which gave the warrant holder the right to net-cash settlement in the event certain transactions had occurred. Pursuant to the terms of the warrants, if such a transaction had occurred the warrant holder would have been entitled to a net-cash settlement value calculated using the Black-Scholes valuation model using specific volatility, expected term and risk-free interest rate assumptions, as further detailed in the warrants. On October 29, 2012, the Company entered into a side letter agreement with the holders of the warrants to amend the terms of the warrants. The holders of the warrants agreed to eliminate certain net-cash settlement features contained in the warrants in exchange for the Company’s agreement to a two-year extension of the expiration date of the warrants. Accordingly, the expiration date of the warrants was extended from October 25, 2014 to October 25, 2016 (Note 10).

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March 2013 Underwritten Public Offering

On March 12, 2013, the Company closed an underwritten public offering of 1,232,143 shares of common stock at an offering price to the public of $2.80 per share, including an additional 160,715 shares of common stock to cover the underwriters’ over-allotment. The gross proceeds from this offering were $3,450,000, before deducting underwriting discounts and commissions and other estimated offering expenses of $398,000. The Company also issued warrants to the underwriters to purchase 53,571 shares of the Company’s common stock with an initial exercise price per share equal to $3.50, which was 125% of the public offering price. The underwriters’ warrants are exercisable from March 12, 2014 through March 12, 2016.

December 2013 Registered Direct Offering

On December 9, 2013, the Company completed a registered direct offering with accredited investors and issued 550,000 shares of its common stock at $4.00 per share, with no warrant coverage, yielding gross proceeds of $2,200,000 and net proceeds of $2,002,000 after deducting placement agent commissions and other offering costs. The Company retained Dawson James Securities, Inc. as the exclusive placement agent for this offering, and paid them $154,000 in placement agent commissions. In addition to the payment of certain cash fees upon closing of the offering, the Company issued a warrant to Dawson James Securities, Inc. to purchase up to 16,500 shares of common stock. The warrants are exercisable at $5.00 per share and will expire on May 3, 2016.

February 2014 Registered Direct Offering

On February 26, 2014, the Company completed a registered direct offering to institutional and accredited investors for $1,352,000 and net proceeds of $1,186,000 after deducting placement agent commissions and other offering costs. The Company issued units (the “Units”), consisting of shares of common stock and Series A and Series B warrants (collectively, the “Warrants”). Each Unit was priced at $3.00 and comprised of one share of common stock (the “Shares”), a Series A warrant (the “Series A Warrants”) and a certain number of Series B warrants (the “Series B Warrants”). Each investor received Series A Warrants to purchase a number of shares of common stock equal to 100% of the number of Shares purchased by such investor. Each investor received Series B Warrants to purchase a certain number of shares of common stock equal to the investor’s respective percentage of the total Series B Warrant allotment of 1,400,000 shares, whereby such percentage was determined by the respective percentage of the investor’s amount of the total Shares purchased by all investors in this offering; however, we did not issue fractional warrants and therefore, the number of Series B Warrants issued was rounded up or down depending on the total amount invested by each respective investor. The Series A Warrants will have an exercise price per share of $3.00 and expire five years from the date of issuance. The Series B Warrants will not be exercisable for six months following closing, will have an exercise price per share of $3.63 and expire on the later of (a) one year from the earlier of (i) the effective date of an effective registration statement pursuant to which all the Series B Warrant shares are registered for resale and (ii) the date that all Series B Warrant shares may be sold pursuant to Rule 144 (without volume limitations and assuming cashless exercise) and (b) one year anniversary of the closing of the initial public offering of our subsidiary, Ruthigen, Inc., or March 26, 2014. The Series B Warrants vested at the closing of Ruthigen’s initial public offering on March 26, 2014.

The Company retained Dawson James Securities, Inc. as the exclusive placement agent for this offering, and paid them $94,630 in placement agent commissions. In addition to the payment of certain cash fees upon closing of the offering, the Company issued a warrant to Dawson James Securities, Inc. to purchase up to 69,037 shares of common stock. The warrants are exercisable at $3.00 per share and will expire on May 3, 2016. The warrant issued to Dawson James Securities, Inc. has no registration rights, but does contain cashless exercise provisions.

Common Stock Issued to Non-Employees for Services

On April 24, 2009, the Company entered into an agreement with Advocos LLC, a contract sales organization that serves as part of the Company’s sales force, for the sale of the Company’s wound care products in the United States. Pursuant to the agreement, the Company agreed to pay the contract sales organization a monthly fee and potential bonuses that will be based on achievement of certain levels of sales. The Company agreed to issue the contract sales organization cash or shares of common stock as compensation for its services. During the years ended March 31, 2014 and 2013, the Company issued 65,645 and 25,105 shares of common stock, respectively, in connection with this agreement. The Company has determined that the fair value of the common stock was more readily determinable than the fair value of the services rendered. Accordingly, the Company recorded the fair market value of the stock as compensation expense. During the years ended March 31, 2014 and 2013, the Company recorded $208,000 and $179,000 of expense related to this agreement, respectively. The expense was recorded as selling, general and administrative expense in the accompanying consolidated statements of comprehensive income (loss).

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On December 17, 2009, the Company entered into an agreement with Windsor Corporation.  Windsor Corporation provides financial advisory services to the Company. Pursuant to the agreement, the Company agreed to pay Windsor Corporation, on a quarterly basis, cash or common stock as compensation for services provided.  The Company determined that the fair value of the common stock was more readily determinable than the fair value of the services rendered. Accordingly, the Company recorded the fair market value of the stock as compensation expense. During the years ended March 31, 2014 and 2013, the Company issued 30,361 and 12,232 shares of common stock, respectively.  During the years ended March 31, 2014 and 2013, the Company recorded $120,000 and $120,000, respectively, of expense related to this agreement, of which $109,000 was paid with 30,361 shares of common stock. The expense was recorded as selling, general and administrative expense in the accompanying consolidated statement of comprehensive income (loss).

On September 4, 2012, the Company entered into an agreement with Worldwide Financial Marketing, Inc. for providing financial advisory services. Pursuant to the agreement, the Company agreed to pay Worldwide Financial Marketing, Inc. common stock as compensation for services provided. The Company determined that the fair value of the common stock was more readily determinable than the fair value of the services rendered. Accordingly, the Company recorded the fair market value of the stock as expense. During the year ended March 31, 2014 and 2013, the Company issued 10,000 and 3,571 shares of common stock, respectively, in connection with this agreement. During the year ended March 31, 2014 and 2013, the Company recorded $23,000 and $17,000 of expense related to this agreement, respectively. The expense was recorded as selling, general and administrative expense in the accompanying consolidated statements of comprehensive income (loss).

NOTE 14 – Stock-Based Compensation

2004 Stock Plan

The Company’s 2004 stock option plans (the “Plan”) became effective July 2004. The Plan provides for grants of both incentive stock options (ISOs) and non-qualified stock options (NSOs) to employees, consultants and directors.

In accordance with the Plan, the stated exercise price may not be less than 100% and 85% of the estimated fair market value of the Company’s common stock on the date of grant for ISOs and NSOs, respectively, as determined by the board of directors at the date of grant. With respect to any 10% shareholder, the exercise price of an ISO or NSO was not to exceed 110% of the estimated fair market value per share on the date of grant.

Options issued under the Plan generally have a ten-year term and generally became exercisable over a five-year period.

In connection with the Company’s reincorporation in Delaware on December 15, 2006, the Company’s board of directors determined no future options will be granted under the 2004 Plan.

2006 Stock Plan

The board initially adopted the 2006 Stock Incentive Plan on August 25, 2006. On December 14, 2006, the stockholders approved the 2006 Stock Incentive Plan which became effective at the close of the Company’s initial public offering. The 2006 Stock Incentive Plan was later amended and restated by a unanimous board resolution on April 26, 2007, and such amendments were subsequently approved by the stockholders. On September 10, 2009, the Company’s shareholders approved a subsequent amendment to the 2006 Stock Incentive Plan. The 2006 Stock Incentive Plan, as amended and restated, is hereafter referred to as the “2006 Plan.”

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The 2006 Plan provides for the granting of incentive stock options to employees and the granting of nonstatutory stock options to employees, non-employee directors, advisors and consultants. The 2006 Plan also provides for grants of restricted stock, stock appreciation rights and stock unit awards to employees, non-employee directors, advisors and consultants.

In accordance with the 2006 Plan the stated exercise price may not be less than 100% and 85% of the estimated fair market value of common stock on the date of grant for ISOs and NSOs, respectively, as determined by the board of directors at the date of grant. With respect to any 10% stockholder, the exercise price of an ISO or NSO shall not be less than 110% of the estimated fair market value per share on the date of grant.

Options issued under the 2006 Plan generally have a ten-year term.

Shares subject to awards that expire unexercised or are forfeited or terminated will again become available for issuance under the 2006 Plan. No participant in the 2006 Plan can receive option grants, restricted shares, stock appreciation rights or stock units for more than 26,786 shares (adjusted for the reverse stock split effective April 1, 2013) in the aggregate in any calendar year.

On November 7, 2006, the board initially authorized a total of 178,571 of the Company’s common stock shares (adjusted for the reverse stock split effective April 1, 2013) for issuance under the 2006 Plan in addition to increases provided for in the 2006 Plan through August 25, 2016. On September 10, 2009, the Company’s shareholders approved an amendment of the 2006 Plan which authorized and reserved an additional 142,858 shares (adjusted for the reverse stock split effective April 1, 2013) for issuance under the 2006 Plan. The number of shares of the Company’s common stock reserved for issuance under the 2006 Plan may increase if such increase is approved by the board, with no further action by the stockholders, at the beginning of each fiscal year by an amount equal to the lesser of (i) 250,000 shares (adjusted for the reverse stock split effective April 1, 2013); (ii) 5% of the outstanding shares of common stock of the Company on the last day of the immediately preceding year, or (iii) an amount determined by the Company’s board of the directors.

As provided under the 2006 Plan, the aggregate number of shares authorized for issuance as awards under the 2006 Plan increased on April 1, 2012 by 207,199 shares (which number constitutes 5% of the outstanding shares on the last day of the year ended March 31, 2012).  During the year ended March 31, 2014, the board of directors approved an increase of 250,000 shares authorized for issuance. The Plan is subject to adjustment on April 1, 2014, at the board’s discretion (Note 18).

2011 Stock Plan

On September 12, 2011, upon recommendation of the board, the stock holders approved the Company’s 2011 Stock Incentive Plan (the “2011 Plan”). The 2011 Plan is effective as of June 21, 2012.

The 2011 Plan provides for the grant of incentive stock options as defined in Section 422 of the Internal Revenue Code to employees, and the grant of non-statutory stock options and stock purchase rights to employees, non-employee directors, advisors and consultants. The 2011 Plan also permits the grant of stock appreciation rights, stock units and restricted stock.

The board has authorized 428,572 of the Company’s common stock for issuance under the 2011 Plan, in addition to automatic increases provided for in the 2011 Plan through April 1, 2021. The number of shares of the Company’s common stock reserved for issuance under the 2011 Plan will automatically increase, with no further action by the stockholders, at the beginning of each fiscal year by an amount equal to the lesser of (i) 15% of the outstanding shares of the Company’s common stock on the last day of the immediately preceding year, or (ii) an amount approved by the Company’s board of directors. On April 1, 2012, the board determined not to increase the number of shares authorized for issuance under the 2011 Plan on April 1, 2012 as no shares had yet been issued from the 2011 Plan. The number of shares authorized for issuance will be subject to adjustment on April 1, 2014, in the board’s discretion (Note 18).

Options issued under the 2011 Plan will generally have a ten-year term.

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In accordance with the 2011 Plan, the stated exercise price of an employee incentive stock option shall not be less than 100% of the estimated fair market value of a share of common stock on the date of grant, and the stated exercise price of an nonstatutory option shall not be less 85% of the estimated fair market value of a share of common stock on the date of grant, as determined by the board of directors. An employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company shall not be eligible for the grant of an employee incentive stock option unless such grant satisfies the requirements of Section 422(c)(5) of the Internal Revenue Code.

Shares subject to awards that expire unexercised or are forfeited or terminated for any other reason will again become available for issuance under the 2011 Plan. No participant in the 2011 Plan can receive option grants, stock appreciation rights, restricted shares, or stock units for more than 107,143 shares in the aggregate in any calendar year. As provided under the 2011 Plan, the aggregate number of shares authorized for issuance as awards under the 2011 Plan automatically increases on April 1 of each year by in an amount equal to the lesser of (i) 15% of the outstanding shares on the last day of the immediately preceding year, or (ii) an amount determined by the board. During the year ended March 31, 2014, the board of directors approved an increase of 987,439 shares authorized for issuance. The Plan is subject to adjustment on April 1, 2014, at the board’s discretion (Note 18).

Options and restricted stock units outstanding at March 31, 2014 under the various plans is as follows:

Plan	Total Number of Options and Restricted Stock Units Outstanding in Plan
2004 Plan	66,000
2006 Plan	1,114,000
2011 Plan	1,356,000
2,536,000

A summary of activity under all option plans for the years ended March 31, 2014 and 2013 is presented below:

	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Contractual Term	Aggregate Intrinsic Value
Outstanding at March 31, 2012	895,000	$16.52
Options granted	124,000	6.41
Options exercised	(10,000)	5.53
Options forfeited or expired	(34,000)	24.38
Outstanding at March 31, 2013	975,000	15.08
Options granted	1,648,000	3.91
Options exercised	–	–
Options forfeited or expired	(87,000)	16.04
Outstanding at March 31, 2014	2,536,000	7.78	8.49	$258,000
Exercisable at March 31, 2014	934,000	$14.11	6.25	$122,000
Options available for grant as of March 31, 2014	916,000

The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying stock options and the fair value of the Company’s common stock ($3.77) for stock options.

Stock-Based Compensation

The Company accounts for share-based awards exchanged for employee services at the estimated grant date fair value of the award. The Company amortizes the fair value of employee stock options on a straight-line basis over the requisite service period of the awards.  Compensation expense includes the impact of an estimate for forfeitures for all stock options.

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Employee stock-based compensation expense is as follows:

	Employee Stock-based Compensation for the Year Ended March 31, 2014	Employee Stock-based Compensation for the Year Ended March 31, 2013
Cost of revenues	$126,000	$132,000
Research and development	187,000	231,000
Selling, general and administrative	794,000	791,000
Total stock-based compensation	$1,107,000	$1,154,000

No income tax benefit has been recognized relating to stock-based compensation expense and no tax benefits have been realized from exercised stock options.

The Company estimated the fair value of employee stock options using the Black-Scholes option pricing model. The fair value of employee stock options is being amortized on a straight-line basis over the requisite service periods of the respective awards. The fair value of employee stock options was estimated using the following weighted-average assumptions:

	Year Ended March 31,
	2014	2013
Fair value of common stock on date of grant	$3.91	$6.41
Expected Term	5.96 yrs	5.80 yrs
Risk-free interest rate	1.66%	0.72%
Dividend yield	0.00%	0.00%
Volatility	86.0%	88.0%

The weighted-average fair values of options granted during the years ended March 31, 2014 and 2013 were $2.65 and $4.61, respectively.

The expected term of stock options represents the average period the stock options are expected to remain outstanding and is based on the expected term calculated using the approach prescribed by the Securities and Exchange Commission's Staff Accounting Bulletin No. 110 for “plain vanilla” options. The expected stock price volatility for the Company’s stock options was determined by using an average of the historical volatilities of the Company and its industry peers. The Company will continue to analyze the stock price volatility and expected term assumptions as more data for the Company’s common stock and exercise patterns become available. The risk-free interest rate assumption is based on the U.S. Treasury instruments whose term was consistent with the expected term of the Company’s stock options. The expected dividend assumption is based on the Company’s history and expectation of dividend payouts. The Company estimates forfeitures based on historical experience and reduces compensation expense accordingly. The estimated forfeiture rates used during the year ended March 31, 2014 ranged from 2.53% to 4.77%.

At March 31, 2014, there were unrecognized compensation costs of $4,124,000 related to stock options which are expected to be recognized over a weighted-average amortization period of 2.78 years.

The Company did not capitalize any cost associated with stock-based compensation.

The Company issues new shares of common stock upon exercise of stock options.

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NOTE 15 – Income Taxes

The Company has the following net deferred tax assets (in thousands):

	March 31,
	2014	2013
Deferred tax assets:
Net operating loss carryforwards	$36,209	$34,880
Research and development tax credit carryforwards	1,650	1,646
Stock-based compensation	3,941	3,727
Reserves and accruals	2,537	1,404
Other deferred tax assets	13	13
State income taxes	(1)	1
Basis difference in assets	35	37
Total deferred tax assets	$44,384	$41,708
Deferred tax liabilities:
Unrealized gain on Ruthigen	(3,111)	–
Net deferred tax asset	41,273	41,708
Valuation allowance	(41,273)	(41,708)
Net deferred tax asset	$–	$–

The Company’s recorded income tax expense, net of the change in the valuation allowance, for each of the periods presented is as follows (in thousands):

	Years Ended March 31,
	2014	2013
Income tax (benefit)	$436	$(391)
Change in valuation allowance	(436)	391
Net income tax expense	$–	$–

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate is as follows:

	Years Ended March 31,
	2014	2013
Expected federal statutory rate	(34.0)%	(34.0)%
State income taxes, net of federal benefit	(6.6)%	(3.8)%
Research and development credit	0.1%	(1.4)%
Foreign earnings taxed at different rates	(2.6)%	1.7%
Recognition of change in estimate of state and foreign NOL carryforward benefits	0.0%	0.0%
Effect of permanent differences on Ruthigen deconsolidation	29.7%	0.0%
Effect of permanent differences	(19.5)%	31.3%
Impact of change in foreign deferred	14.9%	(1.3)%
Impact of change in foreign net operating loss	15.8%	0.0%
Cancellation of stock options and true-ups	(6.5)%	0.9%
Withholding tax	0.0%	(0.9)%
Foreign tax credit	0.0%	0.9%
Other	(3.1)%	(0.7)%
	(11.8)%	(7.3)%
Change in valuation allowance	11.8%	7.3%
Totals	0.0%	0.0%

At March 31, 2014, the Company had net operating loss carryforwards for federal, state and foreign income tax purposes of approximately $84,027,010, $67,507,526 and $16,994,620, respectively. The federal net operating loss carryforwards will expire, if not utilized, beginning of fiscal year March 31, 2022. The state net operating loss carryforwards will expire, if not utilized, beginning of fiscal year March 31, 2015. The foreign net operating loss carryforwards will expire, if not utilized, beginning of fiscal year March 31, 2018. The Company also had, at March 31, 2014, federal and state research credit carryforwards of approximately $809,580 and 790,390, respectively. The federal credits will expire beginning in March 31, 2024 and the state credits do not expire. The Company also had, at March 31, 2014 foreign tax credits carryforwards of approximately $50,000. The foreign credits will expire beginning of fiscal year March 31, 2024.

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On March 26, 2014, Ruthigen, Inc. ("Ruthigen") filed a certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the Company’s initial public offering of its securities. Upon the closing of the initial public offering, the Company deconsolidated Ruthigen because it no longer has a controlling financial interest in Ruthigen, its former subsidiary. For tax purposes, no taxable gain or loss is recognized related to the Company’s investment in Ruthigen because Oculus did not sell any of its ownership in Ruthigen as part of the initial public offering transaction. For financial reporting purpose, Ruthigen will be considered as a related party after the deconsolidation as long as Oculus still holds a non-controlling financial interest in Ruthigen. Ruthigen maintains a separate accounting function from Oculus as of March 26, 2014.

The Company has completed a study to assess whether a change in control has occurred or whether there have been multiple changes of control since the Company’s formation. The Company determined, based on the results of the study, no change in control occurred for purposes of Internal Revenue Code section 382. The Company, after considering all available evidence, fully reserved for these and its other deferred tax assets since it is more likely than not such benefits will not be realized in future periods. The Company has incurred losses for both financial reporting and income tax purposes for the year ended March 31, 2014. Accordingly, the Company is continuing to fully reserve for its deferred tax assets. The Company will continue to evaluate its deferred tax assets to determine whether any changes in circumstances could affect the realization of their future benefit. If it is determined in future periods that portions of the Company’s deferred income tax assets satisfy the realization standards, the valuation allowance will be reduced accordingly.

As a result of certain realization requirements of Accounting Standards Codification Topic 718, the table of deferred tax assets and liabilities shown above does not include certain deferred tax assets at March 31, 2013 that arose directly from tax deductions related to equity compensation in excess of compensation recognized for financial reporting purposes. Equity will be increased by approximately $533,000 if and when such deferred tax assets are ultimately realized.

The Company only recognizes tax benefits from an uncertain tax position if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. To date, the Company has not recognized such tax benefits in its consolidated financial statements.

The Company has identified its federal tax return and its state tax return in California as major tax jurisdictions. The Company also filed tax returns in foreign jurisdictions, principally Mexico and The Netherlands. The Company’s evaluation of uncertain tax matters was performed for tax years ended through March 31, 2014. Generally, the Company is subject to audit for the years ended March 31, 2013, 2012 and 2011 and may be subject to audit for amounts relating to net operating loss carryforwards generated in periods prior to March 31, 2011. The Company has elected to retain its existing accounting policy with respect to the treatment of interest and penalties attributable to income taxes, and continues to reflect interest and penalties attributable to income taxes, to the extent they arise, as a component of its income tax provision or benefit as well as its outstanding income tax assets and liabilities. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments, other than those identified above that would result in a material change to its financial position.

The Company does not have any tax positions for which it is reasonably possible the total amount of gross unrecognized tax benefits will increase or decrease within 12 months of March 31, 2014. The unrecognized tax benefits may increase or change during the next year for items that arise in the ordinary course of business.

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NOTE 16 – Employee Benefit Plan

The Company has a program to contribute and administer a qualified 401(k) plan. Under the 401(k) plan, the Company matches employee contributions to the plan up to 4% of the employee’s salary. Company contributions to the plans amounted to an aggregate of $131,000 and $140,000 for the years ended March 31, 2014 and 2013, respectively.

NOTE 17 – Segment and Geographic Information

The Company generates product revenues from wound care products which are sold into the human and animal healthcare markets, and the Company generates service revenues from laboratory testing services which are provided to medical device manufacturers.

The Company operates a single segment business for product sales which consists of three geographical sales territories as follows:

	March 31,
	2014	2013
U.S.	$5,340,000	$6,842,000
Mexico	5,259,000	5,886,000
Europe and other	2,124,000	1,855,000
	$12,723,000	$14,583,000

For the year ended March 31, 2014 and 2013, the Company recognized product licensing revenues of $1,829,000 and $1,686,000, respectively. Such revenues are included in the Company’s calculation of product revenues and are reflected in the table above under the respective geographic region where such licensing revenues were earned.

The Company’s service revenues amounted to $945,000 and $869,000 for the years ended March 31, 2014 and 2013.

NOTE 18 – Subsequent Events

At-the-Market Sales Issuances

On April 2, 2014, the Company entered into an At-the-Market Issuance Sales Agreement with MLV & Co. LLC under which we may issue and sell shares of our common stock having an aggregate offering price of up to $9,159,000 from time to time through MLV acting as the Company’s sales agent. The Company will pay MLV a commission rate equal to 3.0% of the gross proceeds from the sale of any shares of common stock sold through MLV as agent under the Sales Agreement. As of June 24, 2014, the Company sold 300,000 shares and the sales of shares under this agreement have resulted in net proceeds of $982,000.

Increase in Shares Authorized for Issuance under the 2006 and 2011 Plans

In April 2014, the Company’s board of directors approved increases to the number of shares authorized for issuance under the 2006 and 2011 Plans by 250,000 and 1,224,021 shares, respectively.

F-48

No dealer, salesman or any other person has been authorized to give any information or to make any representation not contained in this prospectus in connection with the offer made by this prospectus. If given or made, such information or representation must not be relied upon as having been authorized by Oculus Innovative Sciences, Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction in which such an offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that information contained herein is correct as of any time subsequent to the date of this prospectus.

Dealer Prospectus Delivery Obligation

Until February 16, 2015 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

6,250,000 Shares of Common Stock and

Warrants to Purchase 4,687,500 Shares of Common Stock

OCULUS INNOVATIVE SCIENCES, INC.

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PROSPECTUS

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Sole Book-Running Manager

Maxim Group LLC

Co-Manager

Dawson James Securities, Inc.